As filed with the Securities and Exchange Commission on February 8, 2007
                           Registration No. 333-137288


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                               AMENDMENT NO.4 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ADVANCED BIOPHOTONICS INC.
                 (Name of small business issuer in its charter)

        Delaware                         3829                    11-3386214
(State or other Jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
    of Incorporation or        Classification Code Number)   Identification No.)
      Organization)

                           125 Wilbur Place, Suite 120
                             Bohemia, New York 11716
                                 (631) 244-8244
          (Address and telephone number of principal executive offices and principal place of business)

                                Denis A. O'Connor
                      President and Chief Executive Officer
                           ADVANCED BIOPHOTONICS INC.
                           125 Wilbur Place, Suite 120
                             Bohemia, New York 11716
                                 (631) 244-8244
            (Name, address and telephone number of agent for service)
                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Eric A. Pinero, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


                                                                  Proposed
                                                                   maximum       Proposed maximum    Amount of
  Title of each class of securities to be        Amount to be   offering price      aggregate       registration
                 registered                     registered(1)    per share (2)    offering price        fee
---------------------------------------------   -------------   --------------   ----------------   ------------
Common stock, $.001 par value issuable upon
  conversion of the secured convertible notes     6,000,000(3)      $.030           $180,000.00        $19.26*
                                                  -----------       -----           -----------        ------
    Total                                         6,000,000                         $180,000.00        $19.26*
                                                  =========                         ===========        ======


*     Previously paid.

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes.


(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the low price as reported on the Over-The-Counter Bulletin Board on January 26, 2007, which was $.030 per share.


(3) Includes 6,000,000 of our currently outstanding common shares which is a portion of the shares underlying secured convertible notes.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2007


                           ADVANCED BIOPHOTONICS INC.
                               6,000,000 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 6,000,000 shares of our common stock underlying a portion of our secured convertible notes in a principal amount of $3,100,000. The secured convertible notes are convertible into our common stock at a 40% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Although the holders of our notes have the right to require that some, none or all future interest accrued under the notes be paid in the form of shares of our common stock, we have not registered, and the selling stockholders do not propose to sell, any shares of our common stock in this prospectus that the selling stockholders would acquire upon conversion of amounts due to them resulting from future accruals of interest. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.


Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "ABPH". The last reported low price per share of our common stock as reported by the Over-The-Counter Bulletin Board on January 26, 2007, was $.030.


  Investing in these securities involves significant risks. See "Risk Factors"
                              beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


               The date of this prospectus is February _____, 2007.


The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Advanced BioPhotonics Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS

Cautionary Note Regarding Forward-Looking Statements                          ii
Prospectus Summary                                                             6
Risk Factors                                                                  10
Use Of Proceeds                                                               19
Market For Common Equity And Related Stockholder Matters                      19
Management's Discussion And Analysis Of Financial Condition And
  Results Of Operations                                                       21
Description Of Business                                                       41
Description Of Property                                                       54
Legal Proceedings                                                             54
Management                                                                    56
Executive Compensation                                                        63
Certain Relationships And Related Transactions                                75
Security Ownership Of Certain Beneficial Owners And Management                77
Description Of Securities                                                     80
Commission's Position On Indemnification For Securities Act Liabilities       85
Plan Of Distribution                                                          85
Selling Stockholders                                                          87
Legal Matters                                                                 96
Experts                                                                       96
Changes In And Disagreements With Accountants On Accounting
  And Financial Disclosure                                                    96
Available Information                                                         97
Index to Consolidated Financial Statements                                    98

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                           ADVANCED BIOPHOTONICS INC.

OUR BUSINESS

We were founded in 1997 to acquire, develop and commercialize advanced medical imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR(R) system, detects diseases that affect the perfusion or reperfusion (movement or flow) of blood in tissues and organs. Diseases such as cancer and vascular disease affect perfusion. The BioScanIR(R) system assists physicians and researchers in differentiating between normal and abnormal tissues by detecting very small changes in perfusion. The BioScanIR(R) uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP, which we have licensed on an exclusive basis from the California Institute of Technology. QWIP was developed by scientists at the Jet Propulsion Laboratory of the National Aeronautics and Space Administration, or NASA, for the U.S. Department of Defense's Strategic Defense Initiative (commonly referred to as the Star Wars program).

We have received FDA Section 510(k) clearance permitting our sale of BioScanIR(R) in the United States that includes the following indication for use: "The device is for adjunctive diagnostic screening for the detection of breast cancer and diseases affecting the blood perfusion or reperfusion of tissue of organs." Since all living tissue perfuses, there are multiple diagnostic screening applications where the system can be utilized under the current clearance. Adjunctive diagnostic screening is a secondary test or procedure used to assist in the diagnosis of disease within an asymptomatic population of patients. The BioScanIR(R) System has also received CE mark approval permitting our sale of BioScanIR(R) in Europe.

We received notice that we were awarded a New Technology Ambulatory Procedure Code (APC) effective April 1, 2005 for usage of our system in providing the service "dynamic infrared blood perfusion imaging." The APC provided by Medicare allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology (CPT) code. Over the next three years, we intend to build a history of claims submissions using the APC for the use of our system in order to pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR(R) system has been assigned APC Code 1502 and HCPCS Code C9723. The service will be reimbursed at $75.00 per scan plus a $15.00 co-pay effective April 1, 2005.

CORPORATE INFORMATION AND HISTORY

We were originally formed as a Colorado corporation in September 1992 and operated a promotional products business under the corporate name Promos, Inc. On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder Technologies Inc. in consideration for the issuance of a majority of our shares of common stock. OmniCorder was founded in 1997 to acquire, develop and commercialize advanced medical imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. This transaction was accounted for as a recapitalization of OmniCorder, who was the acquirer for accounting purposes. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Also, concurrent with the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

In February 2004, at a special meeting of stockholders, our stockholders approved resolutions to change our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company; and ratify our assumption and adoption of the OmniCorder 1998 Stock Option Plan and approved an amendment to the plan increasing the number of shares of common stock available for option grants.

On June 7, 2005, we changed our corporate name from OmniCorder Technologies, Inc. to Advanced BioPhotonics Inc. The corporate name change was approved by our stockholders at our 2005 annual meeting of stockholders which was held on June 7, 2005.

Our principal executive offices are located at 125 Wilbur Place, Suite 120, Bohemia, New York 11716, and our telephone number is (631) 244-8244.

                                  THE OFFERING

Common stock offered
  by selling stockholders.....   Up to 6,000,000 shares, which is a portion of
                                 the amount underlying secured convertible notes in the principal amount of $3,100,000.

Common stock to be outstanding
  after the offering..........   Up to 37,090,972 shares

Use of proceeds...............   We will not receive any proceeds from the sale
                                 of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants, which we are not registering in this prospectus. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.
                                 However, AJW Partners, LLC, AJW Qualified
                                 Partners, LLC, AJW Offshore, Ltd. and New
                                 Millennium Partners II, LLC will be entitled to exercise up to 3,100,000 warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified
                                 Partners, LLC, AJW Offshore, Ltd., or New
                                 Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds of $3,100,000 from the sale of the secured convertible notes. The proceeds received from the sale of the secured convertible notes will be used to support our commercialization activities for our
                                 BioScanIR(R) System and for working capital needs.

Over-The-Counter Bulletin
  Board Symbol................   ABPH

The above information regarding common stock to be outstanding after the offering is based on 31,090,972 shares of common stock outstanding as of January 26, 2007 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders, although there can be no assurances that any warrants will be exercised.


A more detailed description of the terms of the November 2005 Securities Purchase Agreement and all related agreements, and the rights and obligations of the parties with respect thereto, is included in this prospectus under the heading "Selling Stockholders" on page 55.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

                   RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE INCURRED LOSSES IN THE PAST AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO BASE AN EVALUATION OF OUR PROSPECTS, WHICH CAN HAVE A DETRIMENTAL EFFECT ON THE LONG-TERM CAPITAL APPRECIATION OF OUR STOCK.

We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of inherent risks, expenses and difficulties encountered by companies in their early stage of development, particularly companies in new and evolving markets. These risks include acceptance by physicians, researchers, technicians and patients in an evolving and unpredictable business environment, the lack of a well-developed brand identity and the ability to bring products to market on a timely basis. For the years ended December 31, 2005 and 2004, we had net losses attributable to common stockholders of $7,436,576 and $5,093,270, respectively. In the three and nine months ended September 30, 2006, we had a net income attributable to common stockholders of $1,318,693 and a net loss of $7,018,022, respectively. We cannot give any assurance that we will ever generate significant revenue or have profits. In addition, we anticipate that we will require additional capital commitments during 2007 to sustain our operations. We are currently investigating additional financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable. If we are unable to obtain sufficient funds during the next 6 months we will further reduce the size of our organization and may be forced to reduce and/or curtail our production and operations, all of which could have a material adverse impact on our business prospects. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company's ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. This could have a detrimental effect on the long-term capital appreciation of our stock.

WE ARE DEPENDENT ON OUR TECHNOLOGY LICENSE AGREEMENTS WITH THIRD PARTIES WHICH REQUIRE US TO SATISFY OBLIGATIONS TO KEEP THEM EFFECTIVE, AND IF THESE AGREEMENTS ARE TERMINATED, OUR TECHNOLOGY AND OUR BUSINESS WOULD BE SERIOUSLY AND ADVERSELY AFFECTED.

We have entered into important, long-term license agreements with the California Institute of Technology and Michael Anbar, Ph.D. to incorporate their proprietary technologies into our BioScanIR(R) system. These license agreements require us to, in some cases, pay minimum royalties and satisfy other conditions. We cannot give any assurance that sales of products incorporating these technologies will be sufficient to recover the amount of third-party payments. Failure by us to satisfy our obligations under these agreements may result in modification of the terms or early termination of the respective agreement, which would have a serious adverse effect on us. We expect that we will be dependent on these licensors for the foreseeable future.

WE RELY ENTIRELY ON OUTSIDE MANUFACTURERS FOR OUR KEY COMPONENTS AND CANNOT GUARANTEE THAT THEY WILL NOT HAVE PROLONGED SUPPLY SHORTAGES, RESULTING IN OUR INABILITY TO TIMELY SATISFY CUSTOMER ORDERS.

All of the infrared cameras and other key components utilized in our BioScanIR(R) system are manufactured by outside companies. Our ability to enter new markets and sustain satisfactory levels of sales in each market will depend in significant part upon the ability of these companies to manufacture the components for introduction into our markets. We cannot give any assurance that we will be successful in entering into agreements with all of the manufacturers to maintain a constant supply of our key components. In addition, once we enter into manufacturing contracts, we face the possibility that the contracts will not be extended or replaced. This could result in our inability to timely satisfy customer orders, and cause us to possibly lose business to alternative providers of diagnostic scanning devices.

WE HAVE NOT FULLY DEVELOPED AN EFFECTIVE INTERNAL SALES FORCE TO MARKET AND SELL THE BIOSCANIR(R) SYSTEM, AND IF WE ARE UNSUCCESSFUL, OUR OVERALL GROWTH WILL BE HAMPERED.

We have limited marketing experience and limited financial, personnel and other resources to undertake the extensive marketing activities necessary to market our BioScanIR(R) system. Our ability to generate revenue from the licensing of our BioScanIR(R) system will be dependent upon, among other things, our ability to manage an effective internal direct sales force. We will need to develop a sales force and a marketing group with technical expertise to coordinate marketing efforts with strategic partners. In addition, we cannot give any assurance that we will be able to market our products or services effectively through an internal direct sales force, independent sales representatives, through arrangements with an outside sales force or through strategic partners, which could hamper our overall growth.

WE MAY EXPERIENCE INFRINGEMENT OF OUR INTELLECTUAL PROPERTY RIGHTS, INCLUDING OUR PATENTS, PROPRIETARY TECHNOLOGY AND CONFIDENTIAL INFORMATION, WHICH WOULD UNDERMINE OUR TECHNOLOGY PLATFORM.

Our success will depend, in large part, on our ability to obtain and protect patents, protect trade secrets and operate without infringing on the proprietary rights of others. We cannot give any assurance that the patent applications that have been or will be filed on products developed by us will be approved, that any issued patents will provide us with competitive advantages or will not be challenged by others, or that the patents of others will not have an adverse effect on us.

EXISTING AND NEWLY-DEVELOPED TECHNOLOGIES MAY COMPETE WITH OUR BIOSCANIR(R) SYSTEM, POTENTIALLY MAKING BIOSCANIR(R) SYSTEM LESS ATTRACTIVE TO PROSPECTIVE CUSTOMERS AND RESULTING IN IT BECOMING NO LONGER IN DEMAND.

We are not aware of any devices currently on the market which will be capable of competing directly with our BioScanIR(R) system, although several new companies are developing technologies aimed at the same market niche as the BioScanIR(R) system, and there may be others of which we are unaware. Our potential competitors may succeed in developing products that are more effective or less costly (or both) than our products, and such competitors may also prove to be more successful than us in manufacturing, marketing and sales. Some of our potential competitors may be large, well-financed and established companies that have greater resources and, therefore, may be better able than us to compete for a share of the market even in areas in which we may have superior technology.

We also compete with existing diagnostic alternatives, most notably x-ray mammography, CT, MRI and PET. Significant barriers to our success are posed by these existing alternatives. See "Business -- Competition and Industry."

OUR PRODUCT LIABILITY INSURANCE COVERAGE MAY NOT BE ADEQUATE IN A CATASTROPHIC MEDICAL SITUATION, AND A LARGE CLAIM MAY CAUSE US TO PAY DAMAGES TO THIRD PARTIES AND INCUR BAD PUBLICITY.

The nature of our medical products may expose us to product liability risks. Although we have obtained $2.0 million of product liability insurance coverage, our current annual premiums of approximately $35,000 are expected to increase. We cannot give any assurance that this insurance will provide adequate coverage against product liability claims. In addition, some of our key license agreements require this coverage to be maintained when we sell licensed services. While no product liability claims are pending or threatened against us to date, a successful product liability claim against us in excess of our insurance coverage could have a serious adverse effect on us, including bad publicity.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION BY THE U.S. FOOD AND DRUG ADMINISTRATION AND OTHER AUTHORITIES ON ALL ASPECTS OF OUR BUSINESS, AND IF WE DO NOT COMPLY WITH THESE REGULATIONS, WE COULD BE PREVENTED FROM MARKETING OUR PRODUCTS.

The U.S. Food and Drug Administration, or FDA, has established procedures and standards for initial approval to market medical devices and for the manufacture of the devices. We are subject to inspection by the FDA for compliance with these standards. Should the FDA determine, at any time, that we or any of our products are not in compliance with these standards, it may withhold approval and prevent the marketing of our products. Negative determinations by the FDA and other governmental authorities and third-party payors, such as Medicare and private insurers, could have a serious adverse effect on us. For more information on how we are impacted by governmental regulation, see "Business - Governmental Regulation."

MEDICARE REIMBURSES PATIENTS FOR THE USE OF OUR BIOSCANIR(R) SYSTEM ON A TEMPORARY BASIS AND, ALTHOUGH WE WILL SEEK PERMANENT COVERAGE AT A HIGHER RATE OF REIMBURSEMENT, THAT PROCESS IS LENGTHY AND COMPLEX, WHICH WILL MAKE OUR PROSPECTS LESS CERTAIN.

Whether a medical procedure involving a medical device is covered by a third-party payor can significantly influence the marketability of that device. Medicare, the federal health insurance program for the aged and disabled, is the single largest third-party payor. Medicare coverage decisions frequently influence private third-party payors. Medicare covers medically necessary therapies, surgery and diagnostic tests. By contrast, Medicare generally does not cover screening tests. However, it does cover a few expressly delineated screening procedures or tests. Thus, by way of example, Medicare covers screening pap smears, screening pelvic examinations, screening tests for early detection of prostate cancer, screening for colorectal cancer and screening mammography for early detection of breast cancer. With respect to breast cancer, mammography is the only screening technique covered by Medicare and the amount of that coverage is set by a free schedule or by the Outpatient Prospective Payment System, depending on where the test is performed.

EFFECTIVE APRIL 1, 2005, WE RECEIVED A TEMPORARY REIMBURSEMENT CODE. WE WILL SEEK PERMANENT MEDICARE COVERAGE OF OUR SYSTEM FOR TREATMENT AND DIAGNOSIS. THE COVERAGE PROCESS IS LENGTHY, COMPLEX AND THE RESULTS ARE UNCERTAIN AND COULD VARY GEOGRAPHICALLY.

Even if BioScanIR(R) were to be covered by Medicare on a permanent basis, the amounts of those payments can be changed by legislative or regulatory actions and by determinations of the fiscal agents for the program. In addition, private payors and the states, under their Medicaid programs for the poor, increasingly are demanding or imposing discounted fee structures. Efforts to impose greater discounts and more stringent cost controls by third-party payors and healthcare providers are expected to continue. Even if Medicare and other third-party payors were to cover procedures involving BioScanIR(R), we cannot be certain that the reimbursement levels will be adequate. We will be seeking a higher level of reimbursement than we received effective April 1, 2005. Our BioScanIR(R) test, like many new medical technologies, does not have sufficient data to determine exactly what APC is appropriate for this service. For this reason, the Center for Medicare and Medicaid Services (CMS) established "New Technology APCs" in 2002. Assignment to a New Technology APC is temporary and last only until enough data is collected to move the service to an established APC. Although there is not preordained period of time, typically this occurs within 36 months of the original assignment.

WE PURCHASE INFRARED CAMERA COMPONENTS IN EUROS, AND THEREFORE OUR COST OF GOODS AND OPERATING MARGINS MAY BE ADVERSELY AFFECTED BY CURRENCY FLUCTUATIONS AND RESULT IN EXCHANGE LOSSES.

We purchase infrared camera components from AEG Infrarot-Module GmbH, a German company, in Euros, which is the prevailing currency of Europe, rather than in U.S. dollars. In fiscal 2003, we paid approximately 44,000 Euros (or $51,583 at then current exchange rates) for camera systems from this supplier. As of December 31, 2005, we committed to purchase approximately 478,000 Euros (or $564,000 at current exchange rates) of camera components from this supplier. As of January 26, 2007, we are committed to purchase approximately 430,500 Euros (or $558,000 at current exchange rates) of camera components from this supplier this year. Accordingly, exchange rate fluctuations in the Euro relative to the U.S. dollar could affect our cost of goods and operating margins and could result in exchange losses. In fiscal 2003, we incurred a small loss resulting from foreign currency transactions, and this loss can be expected to increase with larger component orders. We do not use derivative financial instruments to hedge our exposure to changes in foreign currency exchange rates. Our results of operations will be adversely affected if we are unable to mitigate the effects of currency fluctuations in the future.


IF WE FAIL TO ENTER INTO STRATEGIC ALLIANCES WITH LARGE PHARMACEUTICAL COMPANIES, RESEARCH FOUNDATIONS OR GOVERNMENT AGENCIES, OUR BUSINESS MAY GROW SLOWER THAN ANTICIPATED.

In addition to our direct marketing efforts, we are pursuing strategic alliances with large pharmaceutical companies, as well as research foundations and government agencies, that have a significant presence in our target markets, can introduce BioScanIR(R) as an accepted technology to industry participants and can bear a portion of the expenses associated with the sales and marketing of our technology. However, we have not yet and we cannot be certain that we will ever enter into any definitive strategic alliance with these companies, foundations and agencies, or that any future strategic alliance will be on terms and conditions that will enable us to generate profits. If we are unsuccessful in obtaining one or more strategic alliances, our business may grow slower than anticipated, and our results of operations may suffer.

OUR ABILITY TO RAISE ADDITIONAL CAPITAL IS UNCERTAIN AND MAY CAUSE US TO CURTAIL OUR OPERATION OR TAKE ACTIONS THAT MAY DILUTE YOUR FINANCIAL INTEREST, IF WE ARE NOT TIMELY IN THESE FUNDING EFFORTS.

We do not currently generate sufficient cash to fully fund our operations. If additional funds are raised through the issuance of equity securities, the percentage of ownership of our then-current stockholders will be reduced and such equity securities may have rights, preferences or privileges senior to those of the existing holders of our common stock. Further, we may have to raise substantial additional capital thereafter if changes in our production plans cause unexpected large future capital expenditures or changes in our sales and distribution plans cause a significant increase in distribution expenses or decrease in revenues.


We will need to raise funds in 2007 through public or private financings, or from other sources. If we are not successful causing the SEC to declare this Registration Statement effective and do not receive the $1 million from the Purchasers pursuant to our October 2006 Securities Purchase Agreement in the next month, we may be forced to reduce and/or curtail our production and operations in one month. Further, if we are unable to obtain additional sufficient funds during the next 4 months in excess of the $1 million noted above, we will reduce the size of our organization and may be forced to reduce and/or curtail our production and operations, all of which could have a material adverse impact on our business prospects. We cannot give any assurance that necessary additional financing will be available to us or available on acceptable terms. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.


WE ARE SUBJECT TO SECTION 203 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE WHICH MAY INHIBIT A TAKEOVER AT A PREMIUM PRICE THAT MAY BE BENEFICIAL TO OUR STOCKHOLDERS.

We are subject to Section 203 of the Delaware General Corporation Law. Subject to limited exceptions, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless the proposed business combination was approved by the corporation's board of directors before the stockholder became an interested stockholder. In general, Section 203 defines an interested stockholder as any stockholder directly or indirectly owning 15% or more of the outstanding voting stock of a Delaware corporation. Section 203 could have the effect of discouraging others from making tender offers for our shares, and also may have the effect of preventing changes in our management.

OUR OFFICERS AND DIRECTORS MAY IN THE FUTURE OWN ENOUGH SHARES TO CONTROL SHAREHOLDER VOTE IN OUR COMPANY WHICH COULD LIMIT THE RIGHTS OF EXISTING OR FUTURE SHAREHOLDERS.


Our executive officers and directors own approximately 51.2% of the outstanding common stock. As a result, these executive officers and directors may in the future control the vote on matters that require stockholder approval such as election of directors, approval of a corporate merger, increasing or decreasing the number of authorized shares, adopting corporate benefit plans, effecting a stock split, amending our Certificate of Incorporation or other material corporate actions.


               RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.


As of January 26, 2007, we had 33,767,972 shares of common stock issued and 31,090,972 shares outstanding, secured convertible notes outstanding that may be converted into an estimated 324,261,205 shares of common stock at current market prices, inclusive of 118,333,333 shares (which we are not registering in this prospectus) underlying secured convertible notes in the aggregate principal amount of $775,000 issued pursuant to our September 2006 Securities Purchase Agreement and underlying secured convertible notes in the aggregate principal amount of $1,000,000 issued pursuant to our October 2006 Securities Purchase Agreement, and outstanding warrants to purchase 43,100,000 shares of common stock, inclusive of warrants to purchase 40,000,000 shares of common stock (which we are not registering in this prospectus) underlying warrants issued pursuant to our September 2006 Securities Purchase Agreement and October 2006 Securities Purchase Agreement. As of January 26, 2007, there were 2,134,811 shares of series A preferred stock convertible into 11,869,549 shares of common stock and 1,690,584 shares of series B preferred stock convertible into 4,699,824 shares of common stock issued and outstanding. Further, as of January 26, 2007 we have the following shares of our common stock underlying outstanding securities: (i) 7,943,935 shares underlying options issued pursuant to our 1998 and 2005 stock option plans, and (ii) 49,172,719 shares underlying stock purchase warrants. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.


THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.


Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our $3,100,000 secured convertible notes (excluding accrued interest and excluding the shares underlying the secured convertible notes issued pursuant to our September and October 2006 Securities Purchase Agreements which we are not registering in this prospectus or the Purchasers conversion of $11,082 in notes on November 15,
2006), based on market prices 25%, 50% and 75% below the average of the three lowest intraday prices during the 20 trading days preceding January 26, 2007 of $0.025.



 % Below Market   Price Per Share   Discount of 40%   Number of Shares Issuable*
 --------------   ---------------   ---------------   -------------------------
        25%         $    .0188         $    .0113             275,555,556
        50%         $    .0125         $    .0075             413,333,333
        75%         $    .0063         $    .0038             826,666,667


As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The secured convertible notes are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIALLY ALL OF OUR ASSETS.

In November 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $4,000,000 principal amount of secured convertible notes. On September 5, 2006 we amended the Securities Purchase Agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes. On September 12, 2006 and on October 31, 2006, we entered into Securities Purchase Agreements for the sale of an aggregate of $775,000 and $2,000,000 respectively, principal amount of secured convertible notes. All of the aforementioned secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, SECURITY AGREEMENT OR INTELLECTUAL PROPERTY SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

In connection with the Securities Purchase Agreement we entered into in November 2005 and as amended on September 5, 2006, together with the Securities Purchase Agreements we entered into on September 12, 2006 and on October 31, 2006, we executed a Security Agreement and an Intellectual Property Security Agreement on said dates in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements and Intellectual Property Security Agreements state that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreements or Intellectual Property Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

DUE TO THE INDETERMINATE NUMBER OF COMMON SHARES WHICH WE MAY BE REQUIRED TO ISSUE UNDERLYING OUR SECURED CONVERTIBLE NOTES, AND OUR PREVIOUSLY ISSUED CONVERTIBLE INSTRUMENTS, SUCH AS OUR SERIES A AND B CONVERTIBLE PREFERRED STOCK, WARRANTS AND STOCK OPTIONS, WE MAY NOT HAVE ENOUGH AUTHORIZED COMMON SHARES TO HONOR CONVERSION REQUESTS FOR OUR SECURED CONVERTIBLE NOTES OR SELL EQUITY SECURITIES IN FUTURE PERIODS.

In November 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $4,000,000 principal amount of secured convertible notes. On September 5, 2006 we amended the Securities Purchase Agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes. On September 12, 2006 and on October 31, 2006, we entered into Securities Purchase Agreements for the sale of an aggregate of $775,000 and $2,000,000, respectively, principal amount of secured convertible notes. The agreements provide that the conversion price of the notes is equal to a 40% discount to the average of the three lowest prices our common stock during the 20 day trading period prior to conversion of the notes. At the present time, the number of shares of common stock that we may need to issue, pursuant to this provision of the agreement, is indeterminate. The potential effect of this provision could cause us not to have enough shares of common stock to honor conversion requests for the notes and our previously issued convertible instruments, such as our Series A and B Convertible Preferred Stock, warrants and non-employee stock options, or have the ability to sell equity securities in future periods.

WE ARE REQUIRED TO PAY LIQUIDATED DAMAGES PURSUANT TO OUR NOVEMBER 2005 REGISTRATION RIGHTS AGREEMENT AS A RESULT OF OUR FAILURE TO HAVE A REGISTRATION STATEMENT DECLARED EFFECTIVE PRIOR TO MARCH 14, 2006, AND THE PAYMENT OF LIQUIDATED DAMAGES WILL RESULT IN DEPLETING OUR WORKING CAPITAL AND WE MAY BE REQUIRED TO SEEK ADDITIONAL FUNDING TO SATISFY SUCH PAYMENT.


Pursuant to the terms of our registration rights agreement entered into in connection with our November 2005 securities purchase agreement, each of which were amended on September 5, 2006, if we did not have a registration statement registering 200% of the shares underlying the secured convertible notes and warrants declared effective on or before March 14, 2006, we are obligated to pay liquidated damages in the amount of 2.0% per month of the face amount of the issued and outstanding secured convertible notes, until the registration statement is declared effective. For example, if we are required to pay liquidated damages for the issued and outstanding secured convertible notes on January 26, 2007, we will be required to pay approximately $588,000 (2.0% per month of the $3,100,000 of secured convertible notes outstanding for 12 months). As of the date hereof, the investors have not demanded payment of the liquidated damages. The payment of liquidated damages will result in depleting our working capital and we may be required to seek additional funding to satisfy such payment. If we are unable to secure additional capital, we may be forced to curtail or cease operations.

WE MAY NOT BE ABLE TO REGISTER ALL OF THE SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS ISSUED UNDER OUR NOVEMBER 2005 AND SEPTEMBER AND OCTOBER 2006 SECURITIES PURCHASE AGREEMENTS WHICH WILL CAUSE US TO ACCRUE LIQUIDATED DAMAGES AND BE HELD IN DEFAULT OF THE AGREEMENTS WHICH WOULD REQUIRE US TO RAISE ADDITIONAL FUNDS OR CURTAIL OR CEASE OPERATIONS.


As of January 26, 2007, we had 33,767,972 shares of common stock issued and 31,090,972 shares outstanding, secured convertible notes outstanding that may be converted into an estimated 324,261,205 shares of common stock at current market prices, inclusive of 118,333,333 shares (which we are not registering in this prospectus) underlying secured convertible notes in the aggregate principal amount of $775,000 issued pursuant to our September 2006 Securities Purchase Agreement and underlying secured convertible notes in the aggregate principal amount of $1,000,000 issued pursuant to our October 2006 Securities Purchase Agreement, and outstanding warrants to purchase 43,100,000 shares of common stock, inclusive of warrants to purchase 40,000,000 shares of common stock (which we are not registering in this prospectus) underlying warrants issued pursuant to our September 2006 Securities Purchase Agreement and October 2006 Securities Purchase Agreement. Assuming the sale of the maximum offered herewith, we will issue 6,000,000 shares of common stock underlying our secured convertible notes which we sold under our November 2005 Securities Purchase Agreement, which is only a portion of the shares we are obligated to register for the secured notes, and does not include any shares underlying the warrants which we issued pursuant to said Purchase Agreement. In addition, we are obligated to register all of the aforementioned additional shares of common stock underlying our secured convertible notes and warrants which we sold pursuant to the September and October 2006 Securities Purchase Agreements upon written demand from the selling stockholders.


This prospectus and any future registration statement which will be filed by us on behalf of the selling stockholders will be made in reliance upon Rule 415(a)(1) promulgated under the Securities Act of 1933, as amended. That rule permits delayed and continuous offerings and sales of securities if those offerings meet several requirements, including that the securities are offered and sold by or on behalf persons other than the issuer or its affiliates. As a result, Rule 415 may not be available for the registration of those shares.

Registration of all 6,000,000 shares for resale by the selling stockholders herewith represents approximately 19.3% of the total issued and outstanding shares of common stock. If Rule 415 is not available to register all of the shares underlying our secured convertible notes and warrants which we sold pursuant to our November 2005 Securities Purchase Agreement, and the shares underlying our secured notes and warrants which we sold pursuant to our September and October 2006 Securities Purchase Agreements upon written demand from the selling stockholders, we will accrue further liquidated damages under our November 2005 agreement and begin to accrue liquidated damages under our September and October agreements, each in the amount of 2.0% per month of the face amount of the issued and outstanding secured convertible notes. In addition, we may be held in default of each of the agreements, which may require us to repay the secured convertible notes or the investors could commence legal action against us and foreclose on all of our assets to recover the amounts due. The payment of liquidated damages and repayment of the amounts due under all of the notes will result in depleting our working capital and we may be required to seek additional funding to satisfy such payment, or curtail or cease operations.

                       RISKS RELATING TO OUR COMMON STOCK

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

OUR CORPORATE CHARTER CONTAINS AUTHORIZED, UNISSUED "BLANK CHECK" PREFERRED STOCK WHICH CAN BE ISSUED WITHOUT STOCKHOLDER APPROVAL WITH THE EFFECT OF DILUTING THEN CURRENT STOCKHOLDER INTERESTS.


Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. Of the preferred stock, 3,000,000 shares have been designated as series A preferred stock and 7,000,000 shares have been designated as series B preferred stock. As of January 26, 2007, we have 2,134,811 shares of series A preferred stock and 1,690,584 shares of series B preferred stock convertible. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants, which we are not registering in this prospectus. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC will be entitled to exercise up to 3,100,000 warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., or New Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds $3,100,000 from the sale of the secured convertible notes. The proceeds received from the sale of the secured convertible notes will be used to support our commercialization activities for our BioScanIR(R) System and for working capital needs.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In September 2000, our common stock became eligible for quotation on the NASD's OTC Bulletin Board under the symbol "PMOS." We changed our corporate name to OmniCorder Technologies, Inc. on February 26, 2004, and our trading symbol became "OMCT." We changed our corporate name to Advanced BioPhotonics Inc. on June 7, 2005, and on June 8, 2005, our trading symbol was changed to "ABPH."

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These high and low bid prices represent prices quoted by broker-dealers on the OTC Bulletin Board. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Year Ended December 31, 2004:                High     Low
-----------------------------               ------   -------
First Quarter                               $ 8.50   $ 2.80
Second Quarter                              $ 4.90   $ 3.25
Third Quarter                               $ 4.05   $  .75
Fourth Quarter                              $ 1.60   $  .58

Year Ended December 31, 2005:
-----------------------------
First Quarter                               $ 1.10   $  .81
Second Quarter                              $ 1.00   $  .54
Third Quarter                               $ 1.04   $  .30
Fourth Quarter                              $  .40   $  .16

Year Ending December 31,2006:
-----------------------------
First Quarter                               $ 0.38   $ 0.17
Second Quarter                              $ 0.35   $ 0.11
Third Quarter                               $0.365   $0.105
Fourth Quarter                              $ 0.26   $0.021


Year Ending December 31,2007:
-----------------------------
January 1 - January 26, 2007                $ 0.06   $0.024


Prior to the completion of the recapitalization transaction on December 19, 2003, privately-held OmniCorder's stock was not traded on a public trading market and it had no registered securities outstanding.

HOLDERS


As of January 26, 2007, there were 31,090,972 shares of our common stock outstanding with approximately 219 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Corporate Stock Transfer, Denver, Colorado, (303) 282-4800.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

Holders of our series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable annually in cash or, at our option, in additional shares of series A preferred stock (computed on the basis of the 10-day volume-weighted average price of our common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). On January 3, 2006 holders of series A preferred stock were issued 301,423 shares of series A preferred stock as dividends in-kind. The 10-day volume-weighted average price of our common stock was $0.206. We inadvertently issued an additional 183,628 series A preferred dividend shares in lieu of cash dividends than the holders were entitled to receive. On December 12, 2006, the Board of Directors approved to allow the stockholders to retain the additional dividend shares that were issued. On December 12, 2006, the Board of Directors approved the payment of dividends in series A preferred stock to the holders of record as of December 15, 2006. On January 2, 2007 holders of series A preferred stock were issued 283,388 shares of series A preferred stock as dividends in-kind. The 10-day volume-weighted average price of our common stock was $0.047.


Holders of our series B preferred stock will be entitled to receive a cumulative dividend of 7% per year, payable annually in cash or, at our option, in additional shares of series B preferred stock (computed on the basis of the 10-day volume-weighted average price of our common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). On January 3, 2006 holders of series B preferred stock were issued 76,467 shares of series B preferred stock as dividends in-kind. The 10-day volume-weighted average price of our common stock was $0.206. We inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were entitled to receive. On December 12, 2006, the Board of Directors approved to allow the stockholders to retain the additional dividend shares that were issued. On December 12, 2006, the Board of Directors approved the payment of dividends in series B preferred stock to the holders of record as of December 15, 2006. On January 2, 2007 holders of series B preferred stock were issued 357,152 shares of series B preferred stock as dividends in-kind. The 10-day volume-weighted average price of our common stock was $0.047.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

o     discuss our future expectations;

o contain projections of our future results of operations or of our financial condition; and

o     state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this report beginning on page F-1.

OVERVIEW AND EFFECT OF RECAPITALIZATION TRANSACTION

Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to Advanced BioPhotonics Inc. (a publicly-traded company formerly known as Promos, Inc. and then as OmniCorder Technologies, Inc.), which acquired all the assets and assumed all the liabilities of OmniCorder Technologies, Incorporated, a privately-held company, in a recapitalization transaction on December 19, 2003, and succeeded to the business of OmniCorder as its sole line of business. We were founded in 1997 to acquire, develop and commercialize advanced technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR(R) system, measures abnormal blood flow associated with the presence of tumors and vascular disease, and assists physicians and researchers in differentiating between normal and abnormal tissues. For a more complete description of our company and our business, see "Business."

On December 19, 2003, we completed a recapitalization transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in exchange for the issuance of a majority of our shares of common stock. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock from which gross proceeds of $7,820,405 were received. Following the completion of the recapitalization transaction, private placement, related stock purchase and payment of equity-based transaction fees, OmniCorder owned 21,538,400 shares, or 72.8% of the outstanding shares of our common stock. OmniCorder filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a)(1)(C), liquidated the shares of our common stock it received in the recapitalization transaction to its stockholders in proportion to their respective interests in OmniCorder. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

Since the closing of the recapitalization and private placement transactions, the stockholders of OmniCorder owned a majority of the shares of our common stock as a result of the dissolution of OmniCorder. For accounting purposes, OmniCorder was deemed to be the acquirer. The transaction has been accounted for as a recapitalization of the company. Since we had no significant business activities prior to the recapitalization transaction and our promotional products business was sold to one of our former directors concurrently with the recapitalization transaction, no goodwill or other intangibles arose from the recapitalization transaction. In addition, since our future business will be solely that of OmniCorder and the former OmniCorder stockholders now control us, all information described below will be that of OmniCorder as if OmniCorder had been the registrant for all accounting periods presented. The audited financial information in this annual report is also that of OmniCorder prior to the date of the recapitalization transaction, as it provides the most relevant information about us on a continuing basis.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

For presentation purposes, we are considered to be a "development stage enterprise" in accordance with Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." Our primary activities since inception have been the research and development of our technology, negotiating strategic alliances and other agreements, and raising capital. We have not commercialized any of our products, and as a result we have not generated any significant revenues from operations. We believe that we will generate revenues from the sale of licenses, user fees and sales of our BioScanIR(R) system to provider networks to use its cancer screening and vascular disease diagnosis technology in the United States, Europe and Asia. However, we cannot give any assurance that we will be able to generate any revenues.

We account for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes."

SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. We have recorded a full valuation allowance against our deferred tax assets since we believe that, based upon currently available objective evidence, it is more likely than not that the deferred tax asset will be realized.

We account for the fair value of options and warrants for non-employees in accordance with SFAS No. 123, "Accounting for Stock Based Compensation," which requires that compensation cost be measured after the grant date based on the value of the award and is recognized over the service period, which is also the vesting period. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.

We account for options and warrants issued to employees in accordance with FASB's issuance of SFAS No. 123R "Accounting For Stock Based Compensation." Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 (Revised 2004), "Share-Based Payment", ("SFAS 123 (R) "), using the modified-prospective-transition method. Prior to January 1, 2006, the Company's stock-based employee compensation plans were accounted for under the recognition and measurement provisions of APB No. 25, and related Interpretations, as permitted by Financial Accounting Standards Board ("FASB") Statement No. 123, "Accounting for Stock-Based Compensation, ("SFAS No. 123"). Except for one employee who's stock option grant had intrinsic value, the Company did not recognize stock-based compensation cost in its statement of operations for periods prior to January 1, 2006 as all other options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. The compensation cost is measured on the date of the grant date based on the value of the award and is recognized over the service period, which is also the vesting period. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.

On October 26, 2005, our Compensation Committee of the Board of Directors approved accelerating the vesting of approximately 2.9 million stock options outstanding under the our stock plans and granted 1,000,000 options to our President which vest immediately. The options have a range of exercise prices of $0.30 to $4.40. The acceleration and immediate vesting affects grants to our President of approximately 2.7 million options having a weighted average exercise price of $0.74. The closing price of our common stock on October 25, 2005, the last trading day before approval of acceleration, was $0.30. The purpose of the accelerated vesting was to enable us to avoid recognizing future compensation expense associated with these options upon adoption of FASB Statement No. 123R, "Share-Based Payment." The aggregate pre-tax expense that, absent the accelerated and immediate vesting, would have been reflected in our consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $1.6 million (approximately $900,000 of which relates to options held by our President).

In November 2005 we entered into a securities purchase agreement for $4,000,000 of convertible notes and warrants exercisable into 4,000,000 shares of common stock. (See Note 7 and Note 4 of the accompanying annual financial statements and quarterly financial statements, respectively). On September5, 2006, we entered into an amendment to the securities purchase agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock. In September 2006 and in October 2006 we entered into securities purchase agreements for $750,000 and $2,000,000, respectively, of convertible notes and warrants exercisable into 40,000,000 shares of common stock. (See Note 4 of the accompanying interim financial statements). The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside of our control and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. As a result the convertible notes are recorded on a residual value basis. The resulting discount is accreted through the maturity date of the convertible notes using the effective interest rate method.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. Because the convertible notes are convertible into an indeterminate number of shares we might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments, such as convertible preferred stock, warrants and non employee stock options. As a result of this and anti-dilution features triggered in certain of these instruments we reclassified these instruments from equity to a liability based on their fair values on November 14, 2005. (See Notes 4 &5 of the accompanying interim financial statements).


In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option embedded in the convertible notes is valued at its intrinsic value as the conversion price is fixed at a 40% discount to current market prices on conversion dates. The conversion options embedded in the preferred stock, detachable warrants and non-employee stock options are valued using the Black Scholes valuation model. Actual period close common stock prices, applicable volatility rates and the period close risk free interest rate for the instruments expected remaining life are the key assumptions used in the Black Scholes valuation calculation. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. There is no cash effect to these additions or charges over the life of these instruments. For the year ended December 31, 2005 and the nine and three month period ended September 30, 2006 we recorded a charge of $323,189 and $3,396,148, and a gain of $2,531,966, respectively as a result of the change in fair value of these derivative instruments.


We have no off-balance sheet arrangements or liabilities, and none are planned.

Discussion of Financial Condition, Changes in Financial Condition and Results of Operations and Management's Liquidity Plans

We have a deficit accumulated during the development stage, which commenced on February 7, 1997 (inception) and through September 30, 2006, in the amount of $29,257,447. The accumulated loss resulted principally from costs incurred in developing our business plan, acquiring licenses for our technology, research and development, general and administrative expenses, establishing sales channels and capital raising activities. As more fully described in Note 8 to Financial Statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2005, we received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of our common stock and warrants. We could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised.


On December 14, 2004, the Company received gross proceeds of $1,550,000 in a completed a private placement of 1,550,000 shares of its Series A convertible preferred stock. (See Note 5 of the accompanying interim financial statements Series A Convertible Preferred Stock) The Company issued, for no additional consideration, to the investors in the private placement, five year warrants to purchase 465,000 shares of its common stock at an exercise price of $1.10 per share which expire December 14, 2009. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering, the warrant exercise price was reduced to $0.50 per share. Holders of the Series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. On October 28, 2005, as anti-dilution protection to each investor in the December 2004 Private Placement, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock with an exercise price of $0.75 per share which will expire on August 9, 2010. The Company could receive an additional $1,395,000 if all of the warrants issued to the investors in the December 2004 private placement are exercised. There can be no assurance that any warrants will be exercised.

On August 10, 2005, the Company consummated a subscription rights offering to existing stockholders of the Company. (See Note 5 of the accompanying interim financial statements Proprietary Rights Offering) The Company distributed to holders of its common stock transferable subscription rights to purchase shares of its newly-created series B convertible preferred stock. At the closing of the subscription rights offering on August 10, 2005, the Company received gross proceeds of $703,933, issued 1,407,867 shares of series B convertible preferred stock and 703,934 five-year warrants to purchase 703,934 shares of common stock. Holders of the series B convertible preferred stock are entitled to receive a cumulative dividend of 7% per annum, payable either in cash or, at the Company's option, additional shares of series B convertible preferred stock. The warrants have an exercise price of $0.75 per share and will expire August 10, 2010. The Company could receive an additional $527,950 if all of the warrants issued in the subscription rights offering are exercised. There can be no assurance as to how many warrants will be exercised.

On September 23, 2005, the Company signed a non-exclusive finder's fee agreement with Axiom Capital Management, Inc. ("Axiom"). Axiom will use its best efforts to introduce the Company to prospective investors with respect to an offering of issuance of any security by the Company, in private placement or series of private placements. Axiom agreed to introduce to the Company only proposed investors that qualify as "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933. The Company agreed that for each introduced investor that completes a transaction with the Company, it shall pay to Axiom (i) an amount in cash equal to 8% of the dollar value of any securities issued by the Company which are purchased by each introduced investor; and (ii) warrants to purchase the number of shares of common stock of the Company as shall equal 8% of shares sold in that transaction to each introduced investor. The agreement will continue until (i) a final closing of a transaction (ii) terminated by either party on 30 days prior written notice to the other party or
(iii) terminated immediately on written notice by one party to the other party upon material breach of the agreement. On November 8, 2005, an addendum was added to the agreement which reduced the percentage that the Company shall pay to Axiom, to an amount in cash equal to 6.5% from 8% of the dollar value of any securities issued by the Company.

On November 14, 2005, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, II, LLC ("the Purchasers") for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock. See Note 4, Securities Purchase Agreement. On September 5, 2006, the Company entered into an amendment to the Securities Purchase Agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock. At September 30, 2006, the Purchasers have provided the $3,100,000 in proceeds to the Company.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. Interest is to be paid quarterly. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. At the Company's option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.


The full principal amount of the secured convertible notes is due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of its assets and intellectual property. The Company was required to file a registration statement covering two times the number of shares issuable upon conversion of the debentures and exercise of the warrants with the Securities and Exchange Commission. A Registration Statement was filed on December 22, 2005 and amendments on February 13, 2006, April 7, 2006, June 5, 2006 and June 30, 2006. The registration statement has not been declared effective by the Securities and Exchange Commission and we withdrew the registration statement on August 17, 2006. On August 17, 2006, the Company withdrew the Registration Statement. The Company filed a new registration statement on September 13, 2006 in accordance with the September 5, 2006 amended Securities Purchase Agreement. Because the registration statement was not declared effective within 120 days from November 14, 2005, the Company has accrued liquidated damages to the Purchasers in the amount of 2% per month on the outstanding principal amount of the convertible debentures in shares of common stock or cash. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, it will be required to pay liquidated damages in shares or cash, at its election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest. As of January 26, 2007, the Company has accrued approximately $588,000 in liquidated damages.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. On November 15, 2005, the Purchasers received 1,000,000 warrants, on January 4, 2006 the Purchasers received 1,000,000 warrants, on May 10, 2006 the Purchasers received 600,000 warrants and on July 25, 2006 the Purchasers received 500,000 warrants. There can be no assurance to how many, if any, of these warrants will be exercised. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Pursuant to the November 8, 2005 amended Finder's Fee Agreement, between Axiom and the Company, Axiom will earn a finders fee of $201,500 in cash of which $65,000 was paid on November 16, 2005, $65,000 was paid on January 6, 2006, $39,000 was paid on May 12, 2006 and $32,500 was paid on August 1, 2006. In addition, Axiom has received five year warrants to purchase shares of the Company's common stock at an exercise price of $0.65 per share, of which 378,445 were granted on November 14, 2005, 395,310 were granted on January 6, 2006, 173,580 were granted on May 10, 2006 and 133,776 were granted on July 25, 2006. (See Note 5). The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche. The initial market price was $0.211, $0.202, $0.277 and $0.299 for the 1st tranche, 2nd tranche, 1st advance and the final advance of the 3rd tranche, respectively.

On September 12, 2006, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $775,000 in secured convertible notes and (ii) warrants to purchase 20,000,000 shares of the Company's common stock.

The Purchasers provided the Company with the funds as follows:

      o     $275,000 was disbursed on September 12, 2006;

      o     $250,000 was disbursed on October 4, 2006 and

      o     $250,000 was disbursed on November 6, 2006.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.3125 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company's option, in any month where the current stock price is below the Initial Market Price, which is $0.30, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The full principal amount of the secured convertible notes is due upon a default under the terms of the secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of the Company's assets and intellectual property. The Company is required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers which will include the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of filing, the Company is required to pay liquidated damages to the Purchasers. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares of common stock or cash, at it's election, an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for the Company shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company's principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The Purchasers have granted us a waiver pursuant to which the Purchasers have agreed that the issuance of the notes and the warrants pursuant to our September 12, 2006 Securities Purchase Agreement, any subsequent issuance of common stock upon the conversion or exercise thereof, has not, and will not, trigger the anti-dilution provisions as set forth in the notes and warrants which we issued to the Purchasers pursuant to our November 14, 2005 Securities Purchase Agreement.

Pursuant to the November 8, 2005 amended Finder's Fee Agreement, between Axiom and the Company, Axiom will earn a finders fee of $50,375 in cash of which $17,875 was paid on September 18, 2006, $16,250 was paid on October 19, 2006 and $16,250 was paid on November 27, 2006. In addition, Axiom has received five year warrants to purchase shares of the Company's common stock at an exercise price of $0.65 per share, of which 108,216 were granted on September 12, 2006, 138,319 were granted on October 4, 2006 and 293,931 were granted on November 6, 2006. (See Note 5). The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants were issued pro rata upon each investment tranche. The initial market price was $0.203, $0.145 and $0.68 for the 1st tranche, 2nd tranche, and the final tranche, respectively.

On October 31, 2006, the Company entered into a new Securities Purchase Agreement with the Purchasers for the sale of (i) $2,000,000 in secured convertible notes; and (ii) warrants to purchase 40,000,000 shares of the Company's common stock.

The Purchasers are obligated to provide the Company with the funds as follows:

      o     $1,000,000 was disbursed on October 31, 2006;

      o $1,000,000 will be disbursed 2 days after the declaration of effectiveness of the Registration Statement to be filed pursuant to the Registration Rights Agreement dated November 14, 2005

The proceeds of the offering will be used support the Company's commercialization activities for its BioScanIR(R) System and for working capital.

The secured convertible notes bear interest at 8%, unless the Company's common stock is greater than $0.10 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due shall bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company's option, in any month where the current stock price is below the Initial Market Price, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The term "Initial Market Price" means the volume weighted average price of the Common Stock for the five trading days immediately preceding the closing which was $0.069.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of the Company's assets and intellectual property. The Company is required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers, which will include the common stock underlying the secured convertible notes, and the warrants. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares or cash, at the Company's election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.08 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for the Company's shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company's principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The Purchasers have granted us a waiver pursuant to which the Purchasers have agreed that the issuance of the notes and the warrants pursuant to our October 31, 2006 Securities Purchase Agreement, any subsequent issuance of common stock upon the conversion or exercise thereof, has not, and will not, trigger the anti-dilution provisions as set forth in the notes and warrants which we issued to the Purchasers pursuant to our November 14, 2005 and September 12, 2006 Securities Purchase Agreements.


Pursuant to the November 8, 2005 amended Finder's Fee Agreement, between Axiom and the Company, Axiom will earn a finders fee of $130,000 in cash in which $65,000 is accrued to be paid for the 1st tranche and $65,000 will be accrued after the 2nd tranche of $1,000,000 is received. In addition, Axiom will receive five year warrants to purchase shares of the Company's common stock at an exercise price of $0.65 per share, of which 1,151,393 will be granted after January 26, 2007, and approximately 1,151,393 will be granted after the 2nd tranche is received. The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants were issued pro rata upon each investment tranche. The initial market price was $0.069 for the 1st tranche.


We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Purchasers were accredited Purchasers and/or qualified institutional buyers, the Purchasers had access to information about the company and their investment, the Purchasers took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

The Securities Purchase Agreement as described above, upon conversion of notes, will trigger the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. (See
Note 5 of the accompanying interim financial statements).

The proceeds of the offering are being used to support the Company's commercialization activities for its BioScanIR(R) System and for working capital.

The BioScanIR(R) System has received FDA Section 510(k) clearance, permitting its sale in the U.S., and CE mark approval permitting its sale in Europe. Our approved labeling permits it to market the BioScanIR(R) system for use in imaging a large variety of diseases - such as cancer and vascular disease - that affect the movement of blood (known as blood perfusion), in tissue and organs.


We continue to further improve our system for our target end-market applications based upon pilot site feedback. Current systems production is driven by our need for units for pilot site and internal development activities. Such units are non-revenue generating at this time, but could be sold or leased at some time in the future. We will build and deploy these units to the extent that they advance our product development and validation efforts and our drive to commercialization. On November 1, 2005, we delivered the new cancer therapy monitoring configuration of our BioScanIR(R) System to the Cleveland Clinic for test and evaluation in detecting the effects of cancer treatments in patients undergoing neoadjuvant breast cancer therapy; clinical trials began in the second quarter of 2005. In the 1st quarter of 2006, we entered into a pilot site agreement with Yale University School of Medicine. Yale began to conduct clinical trials using our BioScanIR(R) System, together with its proprietary DIRI(R) dynamic infrared imaging software platform in a reconstructive surgery application. Under the clinical trial protocol, Yale will use our BioScanIR(R) System and DIRI(R) software to collect and interpret data relating to locating the perforator vessels in vivo, then monitoring the healing process of the transplanted flaps. The clinical trial at Yale will build upon earlier work done at the University of Geneva in reconstructive surgery. In June 2006 we entered into a pilot site agreement with the Hospital of the University of Pennsylvania's Department of Surgery ("HUP") and The Dartmouth-Hitchcock Medical Center and Dartmouth Medical School Department of Surgery ("Dartmouth"). On August 2, 2006, we entered into a Pilot Site Research Agreement with Beth Israel Deaconess Medical Center (BIDMC), a teaching hospital of Harvard Medical School. On August 14, 2006 we delivered our BioScanIR(R) System to BIDMC by August 14, 2006. Under the clinical trial protocol, HUP, Dartmouth and BIDMC will be conducting the same clinical trial as Yale in the plastic and reconstructive surgery application. This multi-center clinical trial being conducted at Yale, HUP Dartmouth and BIDMC was completed by the end of the 3rd quarter 2006. On October 9, 2006, after analyzing the results from the concluded clinical trials in a reconstructive surgery application, we announced that those clinical trials did not meet the primary endpoint for efficacy. In October and November 2006, we completed several modifications to the BioScanIR system hardware and software and in December 2006 resumed scanning in the reconstructive surgery application at BIDMC. We have scanned three additional patients and it is our intention to scan an additional two to seven patients after which we analyze the results of these studies. We expect that it will take an additional four to eight weeks to obtain and analyze these studies. After that analysis, we will decide the next appropriate steps for the reconstructive surgery application. We are also investigating potential applications and clinical trials in melanoma assessment and cardiac surgery. As of January 26, 2007, we had three fully functional prototype or commercial units installed in various U.S. medical institutions for testing and evaluation.

We have committed to purchase infrared camera components from AEG
Infrarot-Module GmbH for approximately (euro) 430,500, or $558,000 as of January 26, 2007. These components utilize QWIP technology. We have the exclusive license for QWIP technology from the California Institute of Technology ("Caltech") for biomedical applications.

As of September 30, 2006, we had cash balances and working capital deficit of $186,560 and $1,507,081, respectively and total stockholders' deficiency of $9,923,997. At January 26, 2007, we had approximately $611,000 in cash balances.

Management estimates that it will require additional cash resources during 2007, based upon its current operating plan and condition. We anticipate that our cash requirements to fund these activities as well as other operating or investing cash requirements over the next 12 months will be greater than our current cash on hand and the additional $1 million we anticipate receiving from the Purchasers under the October 2006 Securities Purchase Agreement after the declaration of effectiveness of this Registration Statement filed pursuant to the Registration Rights Agreement dated November 14, 2005 (see Note 10-Subsequent Events of the accompanying interim financial statements). If we are not successful in getting this Registration Statement declared effective and do not receive the $1 million from the Purchasers in the next month, we may be forced to reduce and/or curtail our production and operations in one month. Further, if we are unable to obtain additional sufficient funds during the next 4 months in excess of the $1 million as noted above, we will reduce the size of our organization and may be forced to reduce and/or curtail our production and operations, all of which could have a material adverse impact on our business prospects. We are currently investigating additional financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable. Our success depends upon many factors, including securing market acceptance for our products, obtaining adequate additional financing on acceptable terms, and its ability to roll out the BioScanIR(R) system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern.


Revenue Model

We believe that initial revenues will come primarily from the sale of the BioScanIR(R) system to customers for use in reconstructive surgery applications as well as cancer therapy monitoring and / or drug discovery. In addition, initial customers will likely include imaging research organizations that will purchase BioScanIR(R) systems for use in their own research programs. It is possible, however, that initial revenues in certain applications, such as cancer therapy monitoring, could involve a fee per use, either as the sole revenue source, or more likely in combination with other forms of revenue. Such other forms could include up front licensing fees, and/or annual maintenance fees over the estimated 4-5 year life of the BioScanIR(R) system. Even if the initial source of revenue is the sale of the BioScanIR(R) system, it is anticipated that such sales would also be accompanied by annual maintenance fees.

As we expand our efforts into other applications we will evaluate our revenue model options. For example, in the diagnostic/screening market we believe that an operating lease for the equipment or a fee per use model could be more appropriate. In this model, revenues may be generated through a combination of several elements including a fee per use, a one-time up-front fee for licensing, installation and training, and annual maintenance fees. Further, we believe that a fee per use model may be more appropriate for physician office-based diagnostic and screening applications to minimize capital equipment purchase barriers.

We are presently in the development stage and will adopt revenue recognition accounting policies that are reflective of our business model at the time we begin to generate each type of revenue.

For a discussion of the accounting policies we intend to employ with respect to revenue recognition, inventory and capitalized costs, refer to the "Summary of Significant Accounting Policies-Basis of Presentation" in the Notes to our Financial Statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2005. Based upon the circumstances at the time, we will apply the appropriate methods that comply with accounting principles generally accepted in the United States as they relate to our business practices, including licensing, lease/rental, and outright sale. Since we have not generated any significant revenues to date, our expected revenue model may change as market conditions dictate.

Results of Operations

Three Months Ended September 30, 2006 as Compared to Three Months Ended September 30, 2005

The following represents a summary of the results of operations for the three months ended September 30, 2006 and 2005:

                                                                                       September 30,   September 30,
                                                                                           2006             2005
                                                                                       -------------   -------------
                                                                                        (Unaudited)     (Unaudited)
OPERATING EXPENSES
Research and development                                                                $   342,916     $   303,661
Selling, general and administrative                                                         578,937       1,526,704
                                                                                        -----------     -----------
Total Operating Expenses                                                                    921,853       1,830,365
                                                                                        -----------     -----------
Operating Loss                                                                             (921,853)     (1,830,365)
Change in fair value of non-employee stock options, warrants, and conversion options     (2,531,966)             --
Registration rights penalties                                                               131,867              --
Interest and other (income) expenses, net                                                   133,372          (2,573)
                                                                                        -----------     -----------
Net Income / (Loss)                                                                       1,344,874      (1,827,792)
Series A Convertible Preferred Stock beneficial conversion  feature                              --         703,128
Series B Convertible Preferred Stock beneficial conversion feature                               --         420,258
Accumulated Dividend on Series A Convertible Preferred Stock                                 15,500          15,500
Accumulated Dividend on Series B Convertible Preferred Stock                                 10,681          13,228
                                                                                        -----------     -----------
Net income  / (loss) attributable to common stockholders- basic and diluted             $ 1,318,693     $(2,979,906)
                                                                                        ===========     ===========
Basic net income /  (loss) per share                                                    $      0.04     $     (0.10)
                                                                                        ===========     ===========
Weighted average number of shares outstanding- basic                                     30,783,141      30,293,607
                                                                                        ===========     ===========
Diluted net income /  (loss) per share                                                  $      0.02     $     (0.10)
                                                                                        ===========     ===========
Weighted average number of shares outstanding - diluted                                  85,954,981      30,293,607
                                                                                        ===========     ===========

Net Income (Loss). We had a net income of $1,344,874 and a net loss of $1,827,792 for the three months ended September 30, 2006 and 2005, respectively. We had a net income attributable to common stockholders of $1,318,693 for the three months ended September 30, 2006 compared to a net loss attributable to common stockholders of $2,979,906 for the three months ended September 30, 2005. For the period ended September 30, 2006 and 2005, this included $26,181 and $28,728, respectively, of accumulated dividends on our series A and B convertible preferred stock payable in cash or, at our option, additional shares of Series A and Series B convertible preferred stock. We have been a development stage enterprise and have had an accumulated deficit of $29,257,447 since inception in 1997. During this period we have expended cash raised through various equity offerings, and issued stock and options and warrants to purchase shares of our common stock in exchange for services. The increased loss has been funded by the proceeds of the December 19, 2003, the December 14, 2004 private placement the proceeds of the August 10, 2005 proprietary rights offering, the November 14, 2005 and September 12, 2006 Securities Purchase Agreements, which has enabled us to continue product development, conduct clinical trials, build our administrative organization and promote the sales and marketing of BioScanIR(R) System.

For the period ended September 30, 2006 there was a gain of $2,531,966 for the change in of the fair value of the embedded conversion option of our convertible debenture and preferred stock, outstanding warrants, and non-employee options. We used the Black Scholes Valuation model to determine the fair value of the conversion option of our preferred stock, warrants and non-employee options. We used the intrinsic value method to determine the fair value of the conversion option of our convertible debenture as the conversion price is at a 40% discount to current market prices of our common stock on conversion dates. The significant assumptions used include the actual period closing price of our common stock, applicable volatility rates remaining contractual life and the period close risk free interest rate for the instruments remaining contractual life.


Research and Development Expenses. Research and development expense increased by $39,255 to $342,916 from $303,661 for the three months ended September 30, 2006 as compared to the three months ended September 30, 2005. Cash proceeds from private placements in 2003 and 2004, the proprietary rights offering and the securities purchase agreements in 2005 and 2006, provided the funding for these activities. We hired consultants and employees to obtain licensing, patent applications, support trial systems deployed in the field and registration of our product.

Significant components of the research and development activity for the three months ended September 30, 2006 as compared to the three months ended September 30, 2005 were:

Technical salaries and consulting expense increased by $49,992 to $193,379 from $143,387 attributable to an increase in research and development consulting fees. In July 2006, we hired outside consultants to assist in the developing of image processing algorithms, image interpretation and analysis for the BioScanIR(R).

Expenses for materials used in research and development and pilot site support decreased by $8,597 to $59,715 for the three months ended September 30, 2006 from $68,312 for the three months ended September 30, 2005 as we continue our product development. The expense for running our pilot sites is attributable for the decrease.

Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased by $947,767 to $578,937 from $1,526,704 for the three months ended September 30, 2006 as compared to the three months ended September 30, 2005.

Significant components of the decrease for the three months ended September 30, 2006 as compared to the three months ended September 30, 2005 were:

In September 2005 we incurred costs of $870,000 to Trilogy Capital Partners of which there was a non-cash charge of $816,000 for the fair value of the 2,400,000 warrants issued to Trilogy. This expense was pursuant to the Letter of Engagement with Trilogy. Trilogy was to implement a marketing program and assist in our business development and investor relations services. On October 31, 2005 Trilogy resigned the account.

Consulting expenses decreased $14,802 to $111,505 for the three months ended September 30, 2006 from $126,307 for the three months ended September 30, 2005. In 2005, we paid an outside firm to assist with our Sarbanes Oxley compliance. We discontinued using the outside firm in August 2005.

Administrative payroll expenses decreased $73,899 to $199,787 for the three months ended September 30, 2006 from $273,686 for the three months ended September 30, 2005. Most of the decrease is attributable to a reduction in headcount for administrative salaries by two and a reduction for the liability of accrued and unused vacation salary.

Technical salaries and consulting expense increased by $49,992 to $193,379 from $143,387 attributable to an increase in research and development consulting fees. In July 2006, we hired outside consultants to assist in the developing of image processing algorithms, image interpretation and analysis for the BioScanIR(R).

Expenses for materials used in research and development and pilot site support decreased by $8,597 to $59,715 for the three months ended September 30, 2006 from $68,312 for the three months ended September 30, 2005 as we continue our product development. The expense for running our pilot sites is attributable for the decrease.

Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased by $947,767 to $578,937 from $1,526,704 for the three months ended September 30, 2006 as compared to the three months ended September 30, 2005.

Significant components of the decrease for the three months ended September 30, 2006 as compared to the three months ended September 30, 2005 were:

In September 2005 we incurred costs of $870,000 to Trilogy Capital Partners of which there was a non-cash charge of $816,000 for the fair value of the 2,400,000 warrants issued to Trilogy. This expense was pursuant to the Letter of Engagement with Trilogy. Trilogy was to implement a marketing program and assist in our business development and investor relations services. On October 31, 2005 Trilogy resigned the account.

Consulting expenses decreased $14,802 to $111,505 for the three months ended September 30, 2006 from $126,307 for the three months ended September 30, 2005. In 2005, we paid an outside firm to assist with our Sarbanes Oxley compliance. We discontinued using the outside firm in August 2005.

Administrative payroll expenses decreased $73,899 to $199,787 for the three months ended September 30, 2006 from $273,686 for the three months ended September 30, 2005. Most of the decrease is attributable to a reduction in headcount for administrative salaries by two and a reduction for the liability of accrued and unused vacation salary.

Our legal fees decreased $84,176 to $19,325 for the three months ended September 30, 2006 from $103,501 for the three months ended September 30, 2005. The decrease in legal fees is attributable to the settlement of our former CFO in June 2006. (See Note 8 Litigation) Our accounting fees increased $40,105 to $66,105 for the three months ended September 30, 2006 from $26,000 for the three months ended September 30, 2005 due to the additional time spent on review of complex accounting transactions and review of additional disclosure for SFAS 123(R).

In the three months ended September 30, 2006, investor relations expenses increased $30,260 to $38,635 compared to $8,375 for the three months ended September 30, 2005. The increase was primarily due to the investor relations company we hired. In addition, we did not incur printing costs for the three months ended September 30, 2006 compared to $20,790 incurred for the three months ended September 30, 2005. In 2005 we printed booklets for our Rights Offering. Financing costs were $71,380 for the three months ended September 30, 2006 compared to $0 for the three months ended September 30, 2005. The increase is attributable to the Securities Purchase Agreement we entered into on November 14, 2005 and September 12, 2006.

Nine months Ended September 30, 2006 as Compared to Nine months Ended September 30, 2005

The following represents a summary of the results of operations for the nine months ended September 30, 2006 and 2005:

                                                                                       September 30,   September 30,
                                                                                           2006             2005
                                                                                       -------------   -------------
                                                                                        (Unaudited)     (Unaudited)
OPERATING EXPENSES
Research and development                                                                $   984,832     $ 1,315,746
Selling, general and administrative                                                       2,041,010       3,248,780
                                                                                        -----------     -----------
Total Operating Expenses                                                                  3,025,842       4,564,526
                                                                                        -----------     -----------
Operating Loss                                                                           (3,025,842)     (4,564,526)
Change in fair value of non-employee stock options, warrants, and conversion options      3,396,148              --
Registration rights penalties                                                               241,200              --
Interest and other (income) expenses, net                                                   276,288          (5,628)
                                                                                        -----------     -----------
Net Loss                                                                                 (6,939,478)     (4,558,898)
Series A Convertible Preferred Stock beneficial conversion  feature                              --         703,128
Series B Convertible Preferred Stock beneficial conversion feature                               --         420,258
Accumulated Dividend on Series A Convertible Preferred Stock                                 46,500          49,083
Accumulated Dividend on Series B Convertible Preferred Stock                                 32,044          13,228
Net loss attributable to common stockholders- basic and diluted                         $(7,018,022)    $(5,744,595)
                                                                                        ===========     ===========
Basic and diluted net loss per share                                                    $     (0.23)    $     (0.19)
                                                                                        ===========     ===========
Weighted average number of shares outstanding                                            30,697,588      30,014,494
                                                                                        ===========     ===========

Net Loss. We had a net loss of $6,939,478 and $4,558,898 for the nine months ended September 30, 2006 and 2005, respectively. This included a non-cash charge of $3,396,148 for the change in fair value of the embedded conversion option of our convertible debenture and preferred stock, outstanding warrants, and non-employee options. We used the Black Scholes Valuation model to determine the fair value of the conversion option of our preferred stock, warrants and non-employee option. We used the intrinsic value method to determine the fair value of the conversion option of our convertible debenture as the conversion price is at a 40% discount to current market prices of our common stock on conversion dates. The significant assumptions used include the actual period closing price of our common stock, applicable volatility rates remaining contractual life and the period close risk free interest rate for the instruments remaining contractual life. The net loss attributable to common stockholders increased by $1,273,427 to $7,018,022 for the nine months ended September 30, 2006 from $5,744,595 for the nine months ended September 30, 2005. This included in 2005 a non-cash charge of $703,128 and $420,258 associated with the sale of our series A and series B convertible preferred stock, respectively. For the period ended September 30, 2006, this included $78,544 compared to $62,311 for the period ended September 30, 2005 of accumulated dividends on our series A and B convertible preferred stock payable in cash or, at our option, additional shares of Series A and Series B convertible preferred stock. We have been a development stage enterprise and have an accumulated deficit of $29,257,447 since inception in 1997. During this period we have expended cash raised through various equity offerings, and issued stock and options and warrants to purchase shares of our common stock in exchange for services. The increased loss has been funded by the proceeds of the December 19, 2003, the December 14, 2004 private placement the proceeds of the August 10, 2005 proprietary rights offering, the November 14, 2005 and September 12, 2006 Securities Purchase Agreements, which has enabled us to continue product development, conduct clinical trials, build our administrative organization and promote the sales and marketing of BioScanIR(R) System.

Research and Development Expenses. Research and development expense decreased by $330,914 to $984,832 from $1,315,746, for the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005.

Significant components of the research and development activity for the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005 were:

Technical salaries and consulting expense decreased by $250,082 to $432,181 from $682,263 primarily attributable to a stock grant issued to a consultant in the nine months ended September 30, 2005 with a fair value of $212,500 and a decrease in our product development support staff. Recruitment expense decreased $36,083 to $54,374 for the nine months ended September 30, 2006 from $90,457 for the nine months ended September 30, 2005.

Expenses for materials used in research and development and pilot site support increased by $75,559 to $218,875 for the nine months ended September 30, 2006 from $143,316 for the nine months ended September 30, 2005 as we continue our product development. In the last quarter of 2005, we hired an outside consulting firm to perform our quality, regulatory and clinical service. During the nine months ended September 30, 2006 we paid $105,000 to the consulting firm compared to $0 during the nine months ended September 30, 2005. We terminated the consulting firm in July 2006. Patent expenses decreased by $84,284 to $19,799 from $104,083 for the nine months ended September 30, 2006 compared to the nine months ended September 30, 2005. There were four new patent applications filed in 2005 compared to none filed in 2006. Depreciation expense decreased $21,141 to $63,006 for the nine months ended September 30, 2006 from $84,147 for the nine months ended September 30, 2005 due to some of our capital equipment being fully depreciated in 2005.

Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased by $1,207,770 to $2,041,010 from $3,248,780 for the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005.

Significant components of the decrease for the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005 were:

Consulting expenses decreased $50,642 to $599,859 for the nine months ended September 30, 2006 from $650,501 for the nine months ended September 30, 2005. The decrease was attributable to the termination of the management consulting team that we hired in the interim period before hiring our new CEO, the termination of our International Business Development consultant and not granting our outside directors restricted stock in 2005. We recognized compensation expense of $332,149 for the nine months ended September 30, 2006 for stock options granted to our outside directors and employee under the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 (Revised 2004), "Share-Based Payment", ("SFAS 123)"). We did not recognize stock-based compensation cost in our statement of operations prior to January 1, 2006.

In September 2005 we incurred costs of $870,000 compared to $0 in 2006 to Trilogy Capital Partners of which $816,000 was a non-cash charge for the fair value of the 2,400,000 warrants issued to Trilogy. This expense was pursuant to the Letter of Engagement with Trilogy. Trilogy was to implement a marketing program and assist in our business development and investor relations services. On October 31, 2005 Trilogy resigned the account.

Administrative and business development payroll expenses decreased $184,656 to $615,746 for the nine months ended September 30, 2006 from $800,402 for the nine months ended September 30, 2005. The decrease is attributable to reduction in administrative salaries to adjust for a settlement of amount due to a former employee of $134,632 and a reduction in headcount of 3 employees in 2006.

Our legal fees decreased $346,013 to $62,932 for the nine months ended September 30, 2006 from $408,945 for the nine months ended September 30, 2005 attributable to the settlement of an arbitration proceeding with our former CEO and litigation investigation with our former CFO and the changing of legal firms in 2006. Accounting fees increased $72,195 to $194,326 for the nine months ended September 30, 2006 from $122,131 for the nine months ended September 30, 2005 due to the additional time spent on review of complex accounting transactions and review of additional disclosure for SFAS 123(R) in 2006.

Financing costs increased $107,957 to $147,457 for the nine months ended September 30, 2006 from $39,500 for the nine months ended September 30, 2005. The increase is related to the Securities Purchase Agreement we entered into on November 14, 2005 and September 12, 2006.

In the nine months ended September 30, 2006, investor relations expenses increased $114,888 to $152,357 compared to $37,469 for the nine months ended September 30, 2005. The increase was primarily due to the $61,750 fair value of a stock grant awarded to the investor relations company we hired and the $10,000 monthly retainer fee we pay to them.

YEAR ENDED DECEMBER 31, 2005 AS COMPARED TO YEAR ENDED DECEMBER 31, 2004

The following represents a summary of the results of operations for the years ended December 31, 2005 and 2004:

                                                                       For the Years Ended
                                                                          December 31,
                                                                   --------------------------
                                                                       2005           2004
                                                                   -----------    -----------
    DEVELOPMENT REVENUES                                           $         0    $    69,800
    DEVELOPMENT COSTS                                                        0         20,000
                                                                   -----------    -----------
      Gross Profit                                                           0         49,800
                                                                   -----------    -----------
OPERATING EXPENSES
    Research and development                                         1,898,015      1,413,194
    Selling, general and administrative                              3,538,032      3,288,844
                                                                   -----------    -----------
      Total Operating Expenses                                       5,436,047      4,702,038
                                                                   -----------    -----------
      Operating Loss                                                (5,436,047)    (4,652,238)
      Change in fair value of warrants and conversion options          323,189             --
      Interest and other (income) expenses, net                         22,257        (17,089)
                                                                   -----------    -----------
      Net Loss                                                      (5,781,493)    (4,635,149)
                                                                   -----------    -----------
    Series A Convertible Preferred Stock beneficial conversion
      feature                                                          703,128        458,121
    Series B Convertible Preferred Stock beneficial conversion
      feature                                                          420,258             --
    Deemed Dividend on issuance of additional Series A                 449,500             --
    Convertible Preferred Stock warrants
    Accumulated Dividend on Series A Convertible Preferred Stock        64,583             --
    Accumulated Dividend on Series B Convertible Preferred Stock        17,614             --
                                                                   -----------    -----------
      Net loss attributable to common stockholders- basic and
        diluted                                                    $(7,436,576)   $(5,093,270)
                                                                   ===========    ===========
      Basic and diluted net loss per share                         $     (0.25)   $     (0.17)
                                                                   ===========    ===========
      Weighted average number of shares outstanding                 30,107,408     29,584,357
                                                                   ===========    ===========

Net Loss. The net loss for the year ended December 31, 2005 as compared to the net loss for the year ended December 31, 2004 increased by $1,146,344 from $4,635,149 to $5,781,493. The net loss attributable to common stockholders increased by $2,343,306 from $5,093,270 to $7,436,576. This included in 2005 a non-cash charge of $703,128 and $420,258 associated with the sale of our series A and series B convertible preferred stock, respectively. The charge measures the difference between the relative fair value of the series A and series B convertible preferred stock and the fair market value of the shares of our common stock issuable pursuant to the conversion terms on the date of issuance. Also, included in the year ended December 31, 2005 was a $449,500 deemed dividend for issuance of additional warrants to the holders of our series A convertible preferred stock. As more fully described below, we have been a development stage enterprise and have had a cumulative net loss of $22,317,969 since inception in 1997. During this period we have expended cash raised through various equity offerings, and issued stock and options and warrants to purchase shares of our common stock in exchange for services. The increased loss has been funded by the proceeds of the December 19, 2003, the December 14, 2004 private placement and more recently the proceeds of the August 10, 2005 proprietary rights offering and the November 14, 2005 Securities Purchase Agreement, which has enabled us to continue product development, conduct clinical trials, build our administrative organization and promote the sales and marketing of BioScanIR(R) System.

Development Revenues. There was $0 in revenue for the year ended December 31, 2005 as compared to $69,800 revenues for the year ended December 31, 2004. In fiscal year 2004 we had a research and development contract with the Department of Defense. We are still a development stage enterprise.

Development Costs. There was $0 in development costs for the year ended December 31, 2005 as compared to $20,000 costs for the year ended December 31, 2004.

Research and Development Expenses. Research and development expense increased by $484,821, to $1,898,015 from $1,413,194, for the year ended December 31, 2005 as compared to the year ended December 31, 2004 and is expected to continue to increase as we employ new technical personnel and consultants in the development of our BioScanIR(R) technology, purchases materials and components for development and expand our facilities. Cash proceeds from private placements in 2003 and 2004, the proprietary rights offering and the securities purchase agreement in 2005 provided the funding for these activities. Refer to the Statement of Stockholders Equity included in the accompanying financial statements for sources of capital, including cash and noncash services received in exchange for equity. We hired consultants and employees to obtain licensing, patent applications, support trial systems deployed in the field and registration of our product.

Significant components of the increase for the year ended December 31, 2005 as compared to December 31, 2004 were:

Salaries and consulting expense increased by $200,211 to $791,636 from $591,425. The increase was attributable to a stock grant of 250,000 restricted common shares given to a consultant who is also one of our founders, as a result of an settlement agreement in February 2005. The fair value of the grant was $212,000. Recruitment expense increased by $50,239 to $91,375 from $41,136. A significant part of the increase is attributable to the recruiting fees for our general counsel. Business auto and travel and entertainment decreased by $84,211 to $77,351 from $161,562 due to less international travel to our pilot sites for training and evaluation of equipment. The decrease in international travel contributed to the $9,820 decrease in telephone expenses for the year ended December 31, 2005 to $39,821 from $49,641 incurred for the year ended December 31, 2004. For the year ended December 31, 2005, there was a decrease in office expense, printing and reproduction costs of $52,242 to $20,955 from $73,197 for the year ended December 31, 2004. In 2005, there was a decrease in the reproducing of industry reports. In May 2004, we signed a new lease for additional office space as our staff increased. This resulted in an increase of $29,062 for rent and utility expenses for the year ended December 31, 2005 to $84,209 from $55,147 for the year ended December 31, 2004.

Expenses related to research and development decreased by $6,058 to $177,014 for the year ended December 31, 2005 from $183,072 in the year ended December 31, 2004. In 2005 we purchased $87,371 less in materials to upgrade and build new BioScanIR(R) systems and expensed $81,313 more to give financial support some of our pilot sites for conducting clinical trials. During the year ended December 31, 2005 patent expenses increased by $58,304 to $120,674 from $62,370 in the year ended December 31, 2004 attributable to three new patent applications filed in 2005.

We incurred $333,000 in license and permit costs for the year ended December 31, 2005 compared to $12,616 expensed for the year ended December 31, 2004, an increase of $320,384 - most of which was due to the accrual for the Lockheed Martin settlement and release. See Note 11, Litigation in the accompanying annual financial statements.

Selling, General and Administrative Expenses (SG&A) Selling, general and administrative expenses increased by $249,188 to $3,538,032 from $3,288,844 for the year ended December 31, 2005 as compared to the year ended December 31, 2004. A significant component of the increase for the year ended December 31, 2005 as compared to year ended December 31, 2004 was a non cash charge recorded of $600,000 for the fair value of warrants issued to Trilogy Capital Partners. On November 17, 2005, Trilogy agreed to return and relinquish all right, title and interest to the 2,400,000 warrants they were given and release us of all prior agreements and understandings between Trilogy and us. We paid Trilogy $30,000 and accrued $90,000 related to this settlement as of December 31, 2005 with $44,000 allocated to the recovery of the warrants. See Note 2, Management Liquidity in the accompanying annual financial statements.

Effective December 19, 2004, we became a public company. In 2004 legal and accounting costs were higher as we enhanced our systems and procedures and accounting controls to comply with rules and regulations of the Securities and Exchange Commission, including the Sarbanes-Oxley Act. For the year ended 2005, accounting, legal and consultants for Sarbanes-Oxley compliance decreased $239,237 to $601,573 from $840,810 for the year ended December 31, 2004. In fiscal 2005, Business development consulting fees increased by $256,411 to $394,719 from $138,308 for the year ended December 31, 2004. A significant portion of the increase is attributable to the $200,000 we paid our former President and Chief Executive Officer as part of the consulting agreement we entered into on March 9, 2005in settlement of an arbitration proceeding. See
Note 12, Related Party Transactions in the accompanying financial statements. For the year ended December 31, 2005 Administrative consulting fees increased $175,236 to $228,830 from $53,594 for the year ended December 31, 2004. Most of the increase was due to a non cash expense of $196,000 for the fair value of the stock granted to our outside Board of Directors for their 2005 year of service. Sales and marketing consultant expense decreased $114,626 to $65,728 in fiscal 2005 from $180,354 for the year ended December 31, 2004. The decrease is attributable to the reduction of international sales consultants in 2005 as we focused on completing clinical trials before commercialization.

For the year ended December 31, 2005, investor relations expenses including rent paid for our New York City location was $49,542 compared to $136,419 for the year ended December 31, 2004. The $86,877 decrease is due to vacating the New York City space on February 28, 2005 and in 2005 we did not have an investment research report prepared as was conducted in 2004 for $35,000. We incurred $47,306 in expenses for marketing costs and meetings and seminars during the year ended December 31, 2005 compared to $176,492 during the year ended December 31, 2004. The $129,186 decrease in fiscal 2005 was due in part to the reduction of management seminars attended by personnel in fiscal 2004.

For the year ended December 31, 2005, financing costs were $125,107 compared to $0 for the year ended December 31, 2004 as we searched for additional financing to support operations and commercialization strategy for the BioScanIR(R).

Insurance increased by $18,693 to $240,754 for the year ended December 31, 2005 from $222,061 for the year ended December 31, 2004. The premium for Directors and Officers Insurance accounted for most of the increased expense. In the year ended December 31, 2005, we decreased personnel in sales, marketing and administration, decreasing payroll and payroll related expenses by $400,460 to $976,407 from $1,376,867.

Depreciation and Amortization Expense. Depreciation and amortization expense, which is included in the results of operations, approximated $133,000 and $145,000 for the years ended December 31, 2005 and 2004, respectively. This primarily reflected depreciation expense associated with BioScanIR(R) equipment installed in various clinics and hospitals for use in clinical trials, computer and development tools.

Income Taxes. No income taxes were recorded for either of the years ended December 31, 2005 and 2004. As of December 31, 2005 and 2004, we had net operating loss carryforwards of approximately $19,483,000 and $13,636,000. A full valuation allowance has been provided against the deferred tax asset of $8,187,000 and $5,854,000 as of December 31, 2005 and 2004, respectively, in the accompanying financial statements.

LIQUIDITY AND CAPITAL RESOURCES


As of December 31, 2005, we had cash balances and working capital deficit of $868,363 and $670,083, respectively and total stockholders' deficit of $3,410,241. As of September 30, 2006, we had cash balances and working capital deficit of $186,560 and $1,507,081, respectively, and total stockholders' deficiency of $9,923,997. At January 26, 2007, we had approximately $611,000 in cash balances.

We estimate that we will require additional cash resources in 2007, based upon our current operating plans and condition. We anticipate that our cash requirements to fund these activities as well as other operating or investing cash requirements over the next 12 months will be greater than our current cash on hand and the additional $1 million we anticipate receiving from the Purchasers under the October 2006 Securities Purchase Agreement after the declaration of effectiveness of this Registration Statement filed pursuant to the Registration Rights Agreement dated November 14, 2005 (see Note 10-Subsequent Events of the accompanying interim financial statements). If we are not successful in getting this Registration Statement declared effective and do not receive the $1 million from the Purchasers in the next month, we may be forced to reduce and/or curtail our production and operations in one month. Further, if we are unable to obtain additional sufficient funds during the next 4 months in excess of the additional $1 million dollars noted above, we will reduce the size of our organization and may be forced to reduce and/or curtail our production and operations, all of which could have a material adverse impact on our business prospects. Our success depends upon many factors, including securing market acceptance for our products, obtaining adequate additional financing on acceptable terms, and our ability to roll out our BioScanIR(R) system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern. Operations used cash of $3,509,807 for the year ended December 31, 2005 compared to $4,427,238 used for the year ended December 31, 2004 and $2,498,433 for the nine months ended September 30, 2006 compared to $2,533,722 used for the nine months ended September 30, 2005 as we further developed our technology for commercialization and in support of clinical trials, technical and administrative staff and expenses.

As of January 26, 2007, we had 33,767,972 shares of common stock issued and 31,090,972 shares outstanding, secured convertible notes outstanding that may be converted into an estimated 324,261,205 shares of common stock at current market prices, inclusive of 118,333,333 shares (which we are not registering in this prospectus) underlying secured convertible notes in the aggregate principal amount of $775,000 issued pursuant to our September 2006 Securities Purchase Agreement and underlying secured convertible notes in the aggregate principal amount of $1,000,000 issued pursuant to our October 2006 Securities Purchase Agreement, and outstanding warrants to purchase 43,100,000 shares of common stock, inclusive of warrants to purchase 40,000,000 shares of common stock (which we are not registering in this prospectus) underlying warrants issued pursuant to our September 2006 Securities Purchase Agreement and October 2006 Securities Purchase Agreement. Assuming the sale of the maximum offered herewith, we will issue 6,000,000 shares of common stock underlying our secured convertible notes which we sold under our November 2005 Securities Purchase Agreement, which is only a portion of the shares we are obligated to register for the secured notes, and does not include any shares underlying the warrants which we issued pursuant to said Purchase Agreement. In addition, we are obligated to register all of the aforementioned additional shares of common stock underlying our secured convertible notes and warrants which we sold pursuant to the September and October 2006 Securities Purchase Agreements upon written demand from the selling stockholders.


This prospectus and any future registration statement which will be filed by us on behalf of the selling stockholders will be made in reliance upon Rule 415(a)(1) promulgated under the Securities Act of 1933, as amended. That rule permits delayed and continuous offerings and sales of securities if those offerings meet several requirements, including that the securities are offered and sold by or on behalf persons other than the issuer or its affiliates. As a result, Rule 415 may not be available for the registration of those shares.

Registration of all 6,000,000 shares for resale by the selling stockholders herewith represents approximately 19.3% of the total issued and outstanding shares of common stock. If Rule 415 is not available to register all of the shares underlying our secured convertible notes and warrants which we sold pursuant to our November 2005 Securities Purchase Agreement, and the shares underlying our secured notes and warrants which we sold pursuant to our September and October 2006 Securities Purchase Agreements upon written demand from the selling stockholders, we will accrue further liquidated damages under our November 2005 agreement and begin to accrue liquidated damages under our September and October agreements, each in the amount of 2.0% per month of the face amount of the issued and outstanding secured convertible notes. In addition, we may be held in default of each of the agreements, which may require us to repay the secured convertible notes or the investors could commence legal action against us and foreclose on all of our assets to recover the amounts due. The payment of liquidated damages and repayment of the amounts due under all of the notes will result in depleting our working capital and we may be required to seek additional funding to satisfy such payment, or curtail or cease operations.

We have committed to purchase infrared camera components from AEG
Infrarot-Module GmbH for approximately $558,000 (430,500 euros) as of January 26, 2007. These systems and components utilize QWIP technology, for which we are the exclusive licensee.


We do not currently have any additional off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), which is effective for us on December 31, 2005. FIN 47 clarifies that the phrase "conditional asset retirement obligation," as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations" (FAS 143), refers to a legal obligation to perform an asset retirement activity for which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the company. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FAS 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. We do not expect that adoption of FIN 47 will have a significant effect on its condensed financial position or results of operations.

In May 2005, FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. It also requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. The statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of SFAS 154 will have a material effect on its condensed financial position or results of operations.

In June 2005, the EITF reached consensus on Issue No. 05-2, "The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" Issue 00-19 is used to evaluate whether embedded derivatives should be bifurcated under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Specifically, Statement 133 provides guidance as to when an issuer is required to bifurcate a conversion option that is embedded in convertible debt. The adoption of the Issue may have an impact on our financial position and its results of operations in future periods. upon issuance of new and currently outstanding convertible securities.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material impact on our condensed financial position or results of operations.

In September 2005, the FASB ratified the EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues.", which addresses whether a modification to a conversion option that changes its fair value effects the recognition of interest expense for the associated dept instrument after the modification, and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature", which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is treated recorded in the shareholder's equity for book purposes, but as a liability for income tax purposes) and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, Accounting for Income Taxes. The adoption of the Issues may have a material effect on our consolidated financial position or results of operations in future periods.

In February 2006, the FASB issued SFAS No. 155 "Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140" ("SFAS 155"). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. We are currently assessing the impact that the adoption of SFAS 155 will have on its financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("SFAS 156"), which amends SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 permits the choice of the amortization method or the fair value measurement method, with changes in fair value recorded in income, for the subsequent measurement for each class of separately recognized servicing assets and servicing liabilities. The statement is effective for years beginning after September 15, 2006, with earlier adoption permitted. We are currently evaluating the effect that adopting this statement will have on our financial position and results of operations.

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company is assessing the impact of this Interpretation on its financial statements, but does not expect it to have a material effect.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It codifies the definitions of fair value included in other authoritative literature; clarifies and, in some cases, expands on the guidance for implementing fair value measurements; and increases the level of disclosure required for fair value measurements. Although SFAS 157 applies to (and amends) the provisions of existing authoritative literature, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company will evaluate the impact of adopting SFAS 157 but does not expect that it will have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In September 2006, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 ("SAB 108") which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 becomes effective in the first fiscal year ending after November 15, 2006. Adoption of SAB 108 is not expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

                                    BUSINESS

OVERVIEW

We were founded in 1997 to acquire, develop and commercialize advanced medical imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR(R) system, detects diseases that affect the perfusion or reperfusion (movement or flow) of blood in tissues and organs. Diseases such as cancer and vascular disease affect perfusion. The BioScanIR(R) system assists physicians and researchers in differentiating between normal and abnormal tissues by detecting very small changes in perfusion. The BioScanIR(R) uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP, which we have licensed on an exclusive basis from the California Institute of Technology. QWIP was developed by scientists at the Jet Propulsion Laboratory of the National Aeronautics and Space Administration, or NASA, for the U.S. Department of Defense's Strategic Defense Initiative (commonly referred to as the Star Wars program).

We have received FDA Section 510(k) clearance permitting our sale of BioScanIR(R) in the United States that includes the following indication for use: "The device is for adjunctive diagnostic screening for the detection of breast cancer and diseases affecting the blood perfusion or reperfusion of tissue of organs." Since all living tissue perfuses, there are multiple diagnostic screening applications where the system can be utilized under the current clearance. Adjunctive diagnostic screening is a secondary test or procedure used to assist in the diagnosis of disease within an asymptomatic population of patients. The BioScanIR(R) System has also received CE mark approval permitting our sale of BioScanIR(R) in Europe.

We received notice that we were awarded a New Technology Ambulatory Procedure Code (APC) effective April 1, 2005 for usage of our system in providing the service "dynamic infrared blood perfusion imaging." The APC provided by Medicare allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology (CPT) code. Over the next three years, we intend to build a history of claims submissions using the APC for the use of our system in order to pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR(R) system has been assigned APC Code 1502 and HCPCS Code C9723. The service will be reimbursed at $75.00 per scan plus a $15.00 co-pay effective April 1, 2005.

CORPORATE INFORMATION AND HISTORY

We were originally formed as a Colorado corporation in September 1992 and operated a promotional products business under the corporate name Promos, Inc. On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in consideration for the issuance of a majority of our shares of common stock. This transaction was accounted for as a recapitalization of OmniCorder, who was the acquirer for accounting purposes. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Also, concurrent with the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

In February 2004, at a special meeting of stockholders, our stockholders approved resolutions to change our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company; and ratify our assumption and adoption of the OmniCorder 1998 Stock Option Plan and approved an amendment to the plan increasing the number of shares of common stock available for option grants.

In December 2004, we completed a private placement of 1,550,000 shares of our series A convertible preferred stock. We received gross proceeds of $1,500,000 from this offering and issued 465,000 five-year warrants to purchase 465,000 shares of our common stock.

On March 4, 2005, we announced the appointment of Denis A. O'Connor as our new President and Chief Executive Officer, effective March 23, 2005. Mr. O'Connor was also appointed to our Board of Directors on March 7, 2005.

On June 7, 2005, we changed our corporate name from OmniCorder Technologies, Inc. to Advanced BioPhotonics Inc. The corporate name change was approved by our stockholders at our 2005 annual meeting of stockholders on June 7, 2005,

In August 2005, we consummated a subscription rights offering to our existing stockholders. At the closing of the subscription rights offering on August 10, 2005, we received gross proceeds of $703,933, issued 1,407,867 shares of series B convertible preferred stock and 703,934 five-year warrants to purchase 703,934 shares of common stock.

On November 14, 2005, we entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, II, LLC ("the Purchasers") for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock. On September 5, 2006, we entered into an amendment to the securities purchase agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock. On September 12, 2006, we entered into a Securities Purchase Agreement with the Purchasers for the sale of
(i) $775,000 in secured convertible notes and (ii) warrants to purchase 20,000,000 shares of our common stock. On October 31, 2005, we entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to purchase 40,000,000 shares of our common stock. The proceeds of the offering will be used support our commercialization activities for its BioScanIR(R) System and for working capital.

We filed a definitive information statement on Schedule 14C with the Securities and Exchange Commission on December 23, 2005 pursuant to which a majority of our stockholders have approved by written consent an amendment to our certificate of incorporation to increase our authorized common stock from 50,000,000 shares to 200,000,000 shares. We filed an amendment for the increased authorized common shares to the certificate of incorporation with the state of Delaware on February 1, 2006.

Effective December 31, 2005, several of our directors, including, Chairman of the Board Hon. Joseph A. Lisa, George Benedict, Gordon Lenz and Robert Loy, voluntarily resigned their positions from our Board of Directors pursuant to the our long term strategic plan to reorganize and restructure our Board of Directors reducing its size to seven members. There was no disagreement or dispute between Messrs. Lisa, Benedict, Lenz and Loy and us which led to their resignation. Director William J. Wagner will act as Lead Director through the 2006 Annual Meeting of Stockholders.

Mr. Anthony Lombardo, a director of privately-held OmniCorder since August 2003, and member of the our Board of Directors since January 2004 informed the Company that he would not stand for re-election at its annual stockholder meeting June 26, 2006. There was no disagreement or dispute between us and Mr. Lombardo. Effective June 26, 2006, James Wavle was elected to our Board of Directors.

Our principal executive offices are located at 125 Wilbur Place, Suite 120, Bohemia, New York 11716, and our telephone number is (631) 244-8244.

INTRODUCTION TO TECHNOLOGY

Our lead product, the BioScanIR(R) system, is an advanced digital infrared imaging device which is intended for use in biomedical imaging applications. The BioScanIR(R) system measures minute changes in passively-emitted infrared radiation which are produced by tissue. It then identifies abnormal blood flow associated with the presence of tumors and vascular disease, and assists physicians and researchers in differentiating between normal and abnormal tissues.

The basic principle behind the unit is the precise, rapid and repeatable measurements of naturally occurring infrared energy that is emitted from the human body. Like all objects, a human body emits infrared radiation at a characteristic rate and frequency. Slight changes in this emission behavior indicate the presence of disease. Thus, precisely measuring the changing rate of this emission allows the remote detection of disease with no physical contact, no contrast agent and with no source of outside radiation, such as x-rays.

The medical usefulness of this information is a function of how accurately and quickly it can be acquired and the data processed. The BioScanIR(R) uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP. Using the QWIP sensor technology and our proprietary methods, these measurements can then be collected up to 400 times per second and to an accuracy of 0.006 degrees by the BioScanIR(R) system and processed to provide precise information about subtle changes in blood perfusion that are caused by diseases.

The flow of blood throughout the body varies naturally due to normal physiology changes. For example, when the heart pumps, blood circulates faster and thus infrared emission increases, but just for the fraction of a second that the contraction of a single beat lasts. When the heart is resting between contractions, the circulation slows and the opposite occurs, again for a fraction of a second. This differing rate of blood transport leads to small periodic changes in emitted infrared radiation that the BioScanIR(R) can detect. Similar periodic changes are driven by other mechanisms in the body designed to maintain homeostasis. For example, a periodic change in blood perfusion is driven by the autonomic nervous system intended to maintain precise core body temperature. These types of changes are subtle and require precise instrumentation and complex data processing. We believe the ability to measure these changes provides the ability to detect disease.

As determined by published peer review research from several independent investigators and documented in our patents, a growing tumor modifies blood flow in a way that disrupts some of these periodic blood flow changes. Consequently, there is measurable evidence of its presence and continued growth. The areas in the body where this disruption is occurring can be analyzed using our proprietary software, providing visual and analytical evidence of the tumor's presence and activity.

In addition to its featured speed and accuracy capabilities, the technology used in the BioScanIR(R) system also benefits from being compact and relatively inexpensive. When combined with its ability to image without touching the patient's body, the BioScanIR(R) system is highly functional in the operating room environment. In surgical applications, BioScanIR(R) can measure the effects from brain activity and blood flow as they occur, and assist surgeons in modifying their procedures in real time.

RESEARCH AND DEVELOPMENT

In the third quarter 2005, we entered into a research agreement with the Research Foundation of the State University of New York, a nonprofit, educational corporation acting on behalf of Stony Brook University and the Center for Biotechnology, a New York State Center for Advanced Technology. The project will investigate the use of our DIRI(R) method of Dynamic Infrared Imaging Technology in cancer drug discovery as well as in adjunctive diagnosis of breast cancer. Adjunctive diagnostic screening is a secondary test or procedure used to assist in the diagnosis of disease within an asymptomatic population of patients. To conduct this research, the University Medical Center at Stony Brook will employ the our BioScanIR(R) System, a functional medical imaging modality that provides a fast, non-invasive, radiation free method for detecting diseases that affect blood perfusion. The project will potentially be expanded into several other applications including perforator vessel localization for reconstructive surgery, intra-operative neurosurgery, and cancer therapy monitoring (breast cancer, melanoma, etc.). The research will be carried out by Dr. Terry Button an Associate Professor in the Department of Biomedical Engineering and Radiology at Stony Brook University. The agreement can be continued for a period of up to five years.

We also have an agreement, described below under "Licensing Agreement - CalTech License Agreement," with NASA's Jet Propulsion Laboratory, through the California Institute of Technology, for new technical innovations (and rights to potential patents) in this technology.

The sensitivity of the product's detector technology, the speed of data collection made possible by newly advanced camera technology, patented algorithms that analyze changes in blood flow and the development of fast and inexpensive CPU's, have together achieved a threshold that makes the BioScanIR(R) system's diagnostic process possible. Research and development expenditures were $1,898,015 and $1,413,194 in the years ended December 31, 2005 and 2004, respectively.


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

PATENTS AND INTELLECTUAL PROPERTY

The BioScanIR(R) system detects changes in blood flow distribution in tissues and organs characteristic of a cancer or vascular disease utilizing new patented QWIP sensor technology provided under exclusive license for specific biomedical applications to us by the California Institute of Technology. NASA's Jet Propulsion Laboratory, which is managed by the California Institute of Technology, developed this technology for the Ballistic Missile Defense Organization for the Strategic Defense Initiative (commonly referred to as the Star Wars program). The sensor is more powerful than ones used previously for infrared breast cancer detection. The data collected by this sensor technology are analyzed using proprietary and patented methods and software, which were developed by our research and development team.

We use both the sensor and the method patents in the infrared biomedical imaging field either through direct ownership or exclusive, worldwide licenses. As part of our relationship with the California Institute of Technology, we have received subsequent rights to new patents. We have a growing portfolio of six issued and ten pending U.S. patents, along with corresponding foreign patents covering more than 25 other developed countries. We believe that none of these patents are "material" patents (i.e. if any of these patents were invalidated, we could continue to make our product without any changes). We also hold registered trademarks on several product names and logos, including BioScanIR(R) and DIRI(R).

LICENSING AGREEMENTS

Through our exclusive licensing agreement, we control the patents that protect the core diagnostic software and detection technology and other intellectual property upon which the BioScanIR(R) system is based. Our principal agreement is summarized below.

CalTech License Agreement. In May 1998, based on an option granted in September 1997, we entered into an agreement with NASA's Jet Propulsion Laboratory, which is managed by the California Institute of Technology, known as CalTech. Pursuant to this agreement, we obtained the exclusive license to exploit infrared radiation detection technology as embodied in certain issued and pending patents and any related U.S. or foreign patents or patent applications relating to QWIP technology. The CalTech technology was originally developed for earth/space science and weapon systems applications, through the efforts of the:

o     Jet Propulsion Laboratory;

o     Center for Space Microelectronics Technology;

o     NASA Office of Space Access and Technology; and

o     Ballistic Missile Defense Organization/Innovative Science and Technology
      Office.


Under this agreement, we own an exclusive license for the worldwide use of the CalTech technology for detection of passively-emitted flux or induced florescence from tissue, organs or organ systems for the generation of images of temperature, emissivity, fluorescence or the modulation of regional temperature for commercial medical and veterinary applications, including related commercial devices for research, clinical trials and forensic applications. Under defined circumstances, CalTech may permit other parties to exploit the CalTech technology, for specific applications or markets, if we are not exploiting the specific application or market, and choose not to do so after notification by CalTech that a third party is ready to do so. We must pay CalTech a minimum royalty of $10,000 per year as a condition of the license. As of January 26, 2007 we are current with our royalty payments to CalTech. The CalTech agreement also provides us with the right to enter into agreements, including sublicenses, to exploit the CalTech technology worldwide, subject to payment of royalties. The license from CalTech does not expire other than as a result of a breach of the license by us, but following the expiration of the last of the patents that are the subject of the license, the license becomes non-exclusive and royalty-free. The patents that are the subject of the license agreement expire in October 2018.



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

Lockheed Martin License Agreement. In September 1998, we entered into a license agreement with Lockheed Martin Corporation pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, we licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. At the time we entered into the license agreement with Lockheed, we believed that these technologies would enhance the sensitivity of the technology we licensed from CalTech.

In order to maintain the exclusivity of the license, we were required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive and Lockheed provided a source of manufactured EQWIP detectors, we agreed to pay Lockheed certain minimum royalties. We also agreed to pay Lockheed royalties on revenues we derived from utilization of the EQWIP technology. To date, no manufacturer has produced EQWIPs and we have not utilized the EQWIP technology licensed from Lockheed and, therefore, believed that the license was no longer exclusive and that no minimum or other royalties were due to Lockheed. Lockheed, however, believed that royalties were due and had demanded payment. See "Legal Proceedings." On January 30, 2006, we paid Lockheed $225,000 and issued 500,000 ten year warrants at an exercise price of $0.65 as part of a settlement agreement and mutual release dated January 18, 2006 which terminates the exclusive license and definitive contract and releases us from any and all claims, demands and obligations. We do not believe that the termination of the license granted under this agreement with Lockheed will have a significant impact on us.


Anbar License Agreement. In March 1997, we entered into an option agreement with Michael Anbar, Ph.D., Professor in the Department of Physiology and Biophysics, School of Medicine, and Chairman of Biomedical Sciences, at the State University of New York at Buffalo (now retired), pursuant to which we acquired the exclusive worldwide right to commercialize the technology relating to a patent owned by Dr. Anbar, subject to specified research funding requirements being met. The Anbar patent is entitled "Detection of cancerous lesions by their effect on the periodic modulation of perfusion on the surrounding tissue." This patent describes the disease related physiological processes, which occur in the presence of cancerous tumors, as well as the method by which BioScanIR(R) analyzes radiation emitted by tissue surrounding cancerous tumors. We are required to pay Dr. Anbar a royalty of $300 for each commercial BioScanIR(R) system installed at a client site. The Anbar license does not expire other than as a result of a breach of the license by us. The Anbar patent expires in January 2015.


Effective February 1, 2005, we have entered into a new two year consulting agreement with Dr. Anbar, which provides for Dr. Anbar to advise management on the optimization of our technology. As part of this agreement, we will acquire one patent on complimentary technology developed and held by Dr. Anbar, who will work closely with senior management, to provide, support and assistance in order to advance our commercialization strategy, expand our clinical applications and enhance new product development efforts. We have obtained from Dr. Anbar U.S. Patent 5,771,261 which comprises methods and apparatus for assessment of the mental stress effects involving the measurement of periodic changes in skin perfusion. Using a remotely mounted infrared camera, dynamic area telethermometry (DAT) measures the autonomic nervous activity by monitoring and quantitatively analyzing the modulation of cutaneous perfusion. Our strategy initially is to utilize our patents which relate to perfusion in medical pathology. At a later date, we might look to utilize the patent that we obtained from Dr. Anbar, which relates to psychological evaluation through the assessment of changes in perfusion.

AEG Infrarot-Module GmbH. Our primary supplier for BioScanIR(R) camera components is AEG Infrarot-Module GmbH, or AEG, a subsidiary of DaimlerChrysler AG. We entered into a strategic contract with AEG to manufacture and market advanced infrared disease detection systems and services to the healthcare industry for the early detection and management of cancer and other diseases. As part of the agreement, we have provided a non-exclusive technology license to AEG to utilize our proprietary digital infrared QWIP technology. AEG has granted us the exclusive right to market AEG's QWIP camera for a wide array of cancer and vascular disease detection applications.


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


We have committed to purchase infrared camera systems and components from AEG for approximately U.S. $568,000 (430,500 euros) as of January 26, 2007. These cameras represent the most current technology and replace our order for previous generation units. These systems and components utilize QWIP technology, for which we are the exclusive licensee.


POTENTIAL STRATEGIC ALLIANCES

As part of our marketing efforts, we intend to pursue strategic alliances with large pharmaceutical companies, research foundations and government agencies. We are awaiting definitive clinical trial results in our breast cancer therapy monitoring application, before pursuing such alliances. Since our previous disclosure concerning these trials, we have no further progress to report.

PRODUCT OVERVIEW

How the BioScanIR(R) System Works. During the BioScanIR(R) examination, the QWIP camera is positioned in front of the area on the patient to be studied, and records minute changes in infrared radiation that is passively emitted from the patient's body in a scan between 20 - 120 seconds. The BioScanIR(R) system consists of two modules:

o     Data Acquisition - the QWIP camera and positioning system

o     Data Processing - proprietary software and hardware

The camera is a commercially-built, modular, high precision instrument manufactured exclusively for our applications. For more information on this instrument, see "Manufacturing" below. The data collected by the instrument are analyzed using our proprietary software and hardware, which process the data according to patented diagnostic principles. The results of this analysis are provided to the patient's doctor for interpretation.

The BioScanIR(R) provides important medical information in a comfortable, non-invasive, cost-effective and timely manner. Unlike existing imaging modalities, BioScanIR(R) does not require contrast agents and does not emit potentially damaging radiation.

We received the Frost & Sullivan's "2005 Medical Imaging in Cancer & Vascular Disease Diagnostics Product Leadership of the Year Award" for developing the BioScanIR(R) System. The award not only recognizes the innovative technology behind the product but also its strong market potential. We did not solicit or apply for the 2005 Product Leadership of the Year Award in the field of medical imaging for cancer and vascular diseases diagnosis. Frost & Sullivan does not accept applications or solicitations for the award. Best Practices research is used so that Frost & Sullivan may remain unbiased and grant the award based on their research and measurement criteria.

COMMERCIALIZATION STRATEGY

Pilot Program. We have completed clinical studies of the BioScanIR(R) technology in several market segments over the last several years, and we continue a non-revenue generating pilot programs at prestigious medical centers. The BioScanIR(R) has been clinically tested at Harvard's Dana-Farber Cancer Institute (therapeutic monitoring), the Mayo Clinic (surgical applications) and the State University of New York at Stony Brook (breast cancer detection). Our pilot program sites have included Pasadena's Huntington Memorial Hospital (neurosurgery), the University of Geneva, Switzerland (reconstructive surgery), the University of Leipzig in Germany (heart surgery), the Heidelberg Cancer Research Center in Germany (cancer therapy), the University of Bergamo Hospital in Italy (brain surgery), the Milan Tumor Institute, Italy (breast cancer detection) and the Karolinska Institute, Sweden (multiple applications).


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


We shipped the BioScanIR(R) to the Cleveland Clinic, Ohio (breast cancer therapy monitoring), where the breast cancer therapy monitoring trial began in June 2005 and enrollment was completed in September 2006. All patients participating in our trial completed their chemotherapy treatments by December 31, 2006.

In October 2006, our principle investigator for this trial, a physician employed by The Cleveland Clinic resigned his clinical appointment at the institution for unrelated personal reasons. To date, we have not been able to recruit another Cleveland Clinic physician to assume the role of principal investigator and there is no guarantee that we will be able to do so.

Of the 33 patients enrolled in the trial, 5 patients decided not to continue their participation in the trial. In addition, due to the departure of the principal investigator from The Cleveland Clinic, the results of 6 of the 28 patients who participated in the trial have not yet been evaluated. Of the 22 patients remaining in the trial whose results have been evaluated, 21 patients were deemed by clinical findings to have positively responded to their chemotherapy treatment and one patient was deemed as not responding to the chemotherapy treatment.

The primary endpoint of the trial was to determine if the BioScanIR(R) could accurately predict whether the patient was responding to the chemotherapy treatments. In the fourth quarter of 2006, an internal review of the evaluated results was performed by the Company. Of the 22 patients who remained in the trial and whose results were evaluated, the BioScanIR(R) accurately predicted response in 15 of 21 patients who were deemed as responding to the chemotherapy. The system also correctly predicted the lack of response in the one patient that was deemed as not responding to the chemotherapy. Therefore the overall level of agreement between the BioScanIR(R) and the clinical findings was 16 out of 22 patients or 72.7%. While we feel that these results are encouraging, we intend to continue testing to determine whether our technology can better gauge the level of response of the patient.

The internal findings are to be reviewed by the Company's Scientific Advisory Committee in February 2007 and we expect their recommendations on the next appropriate steps in chemotherapy monitoring by the end of the first quarter of 2007. Furthermore, the Company's results are being evaluated by the investigators at The Cleveland Clinic. In January 2007, we expressed our interest to The Cleveland Clinic in continuing these trials for an additional year subject to the recruitment of a new principal investigator and a renewal of the protocol by The Cleveland Clinic's Institutional Review Board in March 2007. Subject to the completion of the aforementioned events, a final decision as whether to continue future trials at The Cleveland Clinic will be made in the second quarter of 2007.

In the first quarter of 2006, we entered into a pilot site agreement with Yale University School of Medicine's Department of Surgery. Yale began to conduct clinical trials using the BioScanIR(R) System, together with our proprietary DIRI(R) dynamic infrared imaging software platform in a reconstructive surgery application. Under the clinical trial protocol, Yale will collect and interpret data relating to locating the perforator vessels in vivo, then monitoring the healing process of the transplanted flaps. In the second quarter of 2006 we entered into pilot site agreements with the Hospital of the University of Pennsylvania's Department of Surgery ("HUP") and The Dartmouth-Hitchcock Medical Center and Dartmouth Medical School Department of Surgery ("Dartmouth"). In August 2006 we entered into a pilot site agreement with Beth Israel Deaconess Medical Center (BIDMC), a teaching hospital of Harvard Medical School. Under the clinical trial protocol, HUP, Dartmouth and BIDMC conducted the same clinical trial as Yale in the plastic and reconstructive surgery application. This multi-center clinical trial conducted at Yale, HUP and Dartmouth build upon an earlier study done at the University of Geneva in Switzerland in reconstructive surgery and is expected to be completed by the end of the third quarter 2006. On October 9, 2006, after analyzing the results from the concluded clinical trials in a reconstructive surgery application, we announced that those clinical trials did not meet the primary endpoint for efficacy. In October and November 2006, we completed several modifications to the BioScanIR system hardware and software and in December 2006 resumed scanning in the reconstructive surgery application at BIDMC. We have scanned three additional patients and it is our intention to scan an additional two to seven patients after which we analyze the results of these studies. We expect that it will take an additional four to eight weeks to obtain and analyze these studies. After that analysis, we will decide the next appropriate steps for the reconstructive surgery application. We are also investigating potential applications and clinical trials in melanoma assessment and cardiac surgery. As of January 26, 2007, we had three fully functional prototype or commercial units installed in various U.S. medical institutions for testing and evaluation.


As part of our rollout strategy, we intend to establish new pilot installations, with the goal of validating a commercially viable product in specific application areas, further demonstrating the efficacy of the BioScanIR(R) system and developing a future revenue stream.

o Addressable Markets and Revenue Opportunities. We continue to build a persuasive base of successful clinical studies and published papers through the successful conclusion of pilot studies in reconstructive surgery and in order to begin the rollout of our BioScanIR(R) system. According to Medtech Insight's December 2002 report entitled "The Worldwide Market for Diagnostic Imaging Equipment," one-third of the world's annual healthcare budget, or $1.17 trillion, is spent on the detection and treatment of cancer and vascular disease. In the United States alone, according to the report, $400 billion is spent annually on cancer and vascular disease. Medical imaging comprises a large component of the total healthcare market, in the United States and abroad, and globally over one billion imaging procedures were performed in 2002. These procedures are performed using computed axial tomography (CTs), magnetic resonance imaging (MRIs), position emission tomography (PETs), x-ray and ultra-sound machines. CT scans use computerized analysis of x-rays to detect tumors. MRIs use magnetic fields and radio-frequency waves to produce three-dimensional images of normal and abnormal tissue. PET scans use a radioactive tracer to detect increased metabolic activity found in cancerous growths. According to Medtech Insight's report, the estimated number of annual procedures using these machines are:

CT Scans:                   57.5 million
MRIs:                       29.5 million
PETs (nuclear medicine):    34.5 million
X-rays:                      711 million
Ultra-sounds:                204 million

The installed United States base of larger machines is approximately 15,000 units (8,100 CT scanners, 6,100 MRI scanners and 380 PET scanners). In view of BioScanIR(R)'s attributes and cost advantages, large and growing global healthcare expenditures, and the vast number of imaging procedures and applications for which the BioScanIR(R) is suited, we believe that we will attract market share. Our plan is to initially target revenue-generating opportunities in the following two high-value areas: therapy/drug development and surgery.


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

The estimated $4 billion market for therapy/drug development includes cancer research and development, vascular research and development, and cancer and vascular clinical trials. According to a 2003 report by the Pharmaceutical Research and Manufacturers Association, there are approximately 400 drugs under development for the treatment of cancer. Of these, we estimate that 219 are ideal candidates for development with the imaging assistance of the BioScanIR(R) system. The drug discovery, development and approval process lasts, on average, 74 months, according to a 2003 report by The Tufts Center for the Study of Drug Development, and the average drug costs $802 million to develop and bring to market. Only five in 5,000 compounds that enter pre-clinical testing advance to human clinical testing, and only one of those five is ever approved for sale. We believe any research tool that can reduce the time and cost of drug development is of interest to biopharmaceutical companies. The BioScanIR(R) system is designed to monitor patients in trials, and has product features which give it competitive advantages, particularly with respect to quick and effective tracking of a therapeutic regimen.

The estimated $7 billion market for surgery includes brain, cardiovascular, vascular, and general surgery, and post-surgical monitoring. We believe any imaging tool that helps improve surgical outcomes, reduces the risk to patients and lowers healthcare costs, should be widely accepted by physicians, researchers, technicians and patients alike.

If we are successful in penetrating our initial targeted markets, we are planning a second phase of our business strategy to address the estimated $12 billion diagnostics/screening market, which includes breast, cervical, skin and other cancers, as well as diabetes. The technologies available today to screen and diagnose cancer vary greatly according to the specific form of the disease. We believe that the BioScanIR(R) system can potentially provide an easy-to-use, significantly lower cost, completely non-invasive, method of detection in each of these areas.

With an estimated market size of $12 billion, the diagnostic/screening market represents a significant opportunity for us. We recognize that, despite the substantial potential in this market segment, there are many clinical, regulatory and marketing hurdles to overcome in order to establish the BioScanIR(R) as the standard of care in this fragmented and complex market. Consequently, we plan to partner with large research foundations, healthcare organizations and government agencies for the funding of large clinical trials to establish the BioScanIR(R) as the standard of care in cancer detection and screening.

Currently, the BioScanIR(R) system has only been approved for adjunctive diagnostic screening. An adjunctive diagnostic screening examination is a test performed in conjunction with, but not as a replacement for, a primary screening examination in some a subset of the non-symptomatic population being screened, where the secondary screening test (adjunctive diagnostic screening exam) may further indicate the potential of the disease. The results can only be used in conjunction with the primary screening test. Final confirmation of disease is still determined by further diagnostic procedures. A primary screening examination is a test performed to indicate the presence of disease in a non-symptomatic population of patients who may be at statistical risk of developing the disease. Positive screening findings are usually confirmed or ruled out by further diagnostic procedures. Future plans for the second phase of our business strategy would require us to file a new 510K for FDA clearance to broaden our scope of use of the system in detection and screening.

Initial sales will be handled by a small internal sales marketing team. We do not intend to build-out a full-scale internal sales and marketing force. Once the product adoption begins to accelerate, our strategy will be to establish marketing partnerships with medical device and/or biotechnology companies with a strong presence in each of the multiple segments of the market.

Revenue Model. We believe that initial revenues will come primarily from the sale of the BioScanIR(R) system to customers for use in surgical applications. We believe our second target market will be cancer therapy monitoring and/or drug discovery applications. Other customers such as imaging research organizations may purchase BioScanIR(R) systems for use in their own research programs. It is possible, however, that initial revenues in certain applications, such as cancer therapy monitoring, could involve an operating lease for the equipment or a fee per use, either as the sole revenue source, or more likely in combination with other forms of revenue. Such other forms could include up front licensing fees, and/or annual maintenance fees over the estimated 4-5 year life of the BioScanIR(R) system. Even if the initial source of revenue is the sale of the BioScanIR(R) system, it is anticipated that such sales would also be accompanied by annual maintenance fees.


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

As we expand our efforts into other applications we will evaluate our revenue model options. For example, in the diagnostic/screening market we believe that an operating lease for the equipment or a fee per use model could be more appropriate. In this model, revenues may be generated through a combination of several elements including a fee per use, a one-time up-front fee for licensing, installation and training, and annual maintenance fees. Further, we believe that a fee per use model may be more appropriate for physician office-based diagnostic and screening applications tominimize capital equipment purchase barriers.

Sales and Marketing. Given the significant overall market size - there are thousands of prospective installation sites and millions of potential screenings
- we believe there will be significant demand for our BioScanIR(R) system. According to industry data, there are approximately 5,800 hospitals (2005 annual survey included in AHA Hospital Statistic, 2006 Edition), 11,100 freestanding ambulatory surgical centers and other outpatient care clinics (2002 U.S. Census, Report release October 2004), and 16,000 skilled nursing homes (American Association of Homes and Services for the Aging) in the United States.

As we broaden the distribution of our systems throughout our target applications markets, we will likely rely upon the establishment of channel partners in certain markets. Channel partners will perform the primary sales and marketing functions for our systems. We expect that we may have different channel partners for different applications. Channel partners could include distributors (on a regional, national, multinational, or even global basis), manufacturers of medical equipment (OEM relationship), manufacturer's representative organizations, drug companies who market our system to physicians and hospitals as part of their drug's protocol for patient treatment, or other interested parties that can bring a strategy channel value to our company. To support these channel partners, we do envision adding a limited set of our own sales and customer support resources wherever appropriate globally.

Clinical Studies and Efficacy. The BioScanIR(R) system has been clinically tested for a variety of applications at leading institutions. We have conducted clinical testing of our BioScanIR(R) technology in our initial target market segments over a seven-year period, and we have commenced a non-revenue generating pilot program at several prestigious medical centers in the United States and Europe for applications in surgery and therapy. Our clinical test sites (alpha sites) included Harvard's Dana-Farber Cancer Institute (for therapy monitoring), the Mayo Clinic (for surgical applications) and the State University of New York at Stony Brook (for breast cancer detection). Our beta site pilot program involves the installation of our systems for evaluation by physicians, technicians and patients. Units have been at the Ospedali Riuniti di Bergamo (brain surface perfusion changes related to tumor pathology), the Karolinska Institute (skin cancer, wound healing), HUG-Hopitaux Universitaires de Geneve (plastic reconstructive surgery applications), The Instituto Nazionale dei Tumori in Milan (breast cancer and cutaneous angioma therapy monitoring), and the Cleveland Clinic (neoadjuvant breast chemotherapy).

In the first quarter of 2006 we shipped the BioScanIR(R) system to Yale University School of Medicine's Department of Surgery. Yale began to conduct clinical trials using the BioScanIR(R) System, together with our proprietary DIRI(R) dynamic infrared imaging software platform in a reconstructive surgery application. Under the clinical trial protocol, Yale will collect and interpret data relating to locating the perforator vessels in vivo, then monitoring the healing process of the transplanted flaps. In the second quarter of 2006 we entered into pilot site agreements with the Hospital of the University of Pennsylvania's Department of Surgery ("HUP") and The Dartmouth-Hitchcock Medical Center and Dartmouth Medical School Department of Surgery ("Dartmouth"). In August 2006 we entered into a pilot site agreement with Beth Israel Deaconess Medical Center (BIDMC), a teaching hospital of Harvard Medical School. Under the clinical trial protocol, HUP, Dartmouth and BIDMC will be conducting the same clinical trial as Yale in the plastic and reconstructive surgery application. This multi-center clinical trial conducted at Yale, HUP, Dartmouth, and BIDMC build upon an earlier study done at the University of Geneva in Switzerland in reconstructive surgery was completed by the end of the third quarter 2006. On October 9, 2006, after analyzing the results from the concluded clinical trials in a reconstructive surgery application, we announced that those clinical trials did not meet the primary endpoint for efficacy. We are currently examining the next appropriate steps for the reconstructive surgery application as well as other applications.


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

In the first quarter of 2006 we shipped the BioScanIR(R) system to Yale University School of Medicine's Department of Surgery. Yale began to conduct clinical trials using the BioScanIR(R) System, together with our proprietary DIRI(R) dynamic infrared imaging software platform in a reconstructive surgery application. Under the clinical trial protocol, Yale will collect and interpret data relating to locating the perforator vessels in vivo, then monitoring the healing process of the transplanted flaps. In the second quarter of 2006 we entered into pilot site agreements with the Hospital of the University of Pennsylvania's Department of Surgery ("HUP") and The Dartmouth-Hitchcock Medical Center and Dartmouth Medical School Department of Surgery ("Dartmouth"). In August 2006 we entered into a pilot site agreement with Beth Israel Deaconess Medical Center (BIDMC), a teaching hospital of Harvard Medical School. Under the clinical trial protocol, HUP, Dartmouth and BIDMC will be conducting the same clinical trial as Yale in the plastic and reconstructive surgery application. This multi-center clinical trial conducted at Yale, HUP, Dartmouth, and BIDMC build upon an earlier study done at the University of Geneva in Switzerland in reconstructive surgery was completed by the end of the third quarter 2006. On October 9, 2006, after analyzing the results from the concluded clinical trials in a reconstructive surgery application, we announced that those clinical trials did not meet the primary endpoint for efficacy. In October and November 2006, we completed several modifications to the BioScanIR system hardware and software and in December 2006 resumed scanning in the reconstructive surgery application at BIDMC. We have scanned three additional patients and it is our intention to scan an additional two to seven patients after which we analyze the results of these studies. We expect that it will take an additional four to eight additional weeks to obtain and analyze these studies. After that analysis, we will decide the next appropriate steps for the reconstructive surgery application. We are also investigating potential applications and clinical trials in melanoma assessment and cardiac surgery. In the fourth quarter 2005, we shipped the BioScanIR(R) System to the Research Foundation of the State University of New York, a nonprofit, educational corporation acting on behalf of Stony Brook University and the Center for Biotechnology, a New York State Center for Advanced Technology. The project will investigate the use of our DIRI(R) method of dynamic infrared imaging technology in cancer drug discovery as well as in adjunctive diagnosis of breast cancer. The project will potentially be expanded into several other applications including perforator vessel localization for reconstructive surgery, intra-operative neurosurgery, and cancer therapy monitoring (breast cancer, melanoma, etc.). The research can be continued for a period of up to five years.

Additional beta site pilot studies in the USA are planned. All of our published testing results were reviewed and evaluated by medical or research experts in the specific fields of use through the peer review process. Leading physicians have documented the clinical efficacy of the BioScanIR(R) in key peer-reviewed publications.

In 2005 the BioScanIR(R) system and technology was presented at several conferences in the United States and Europe. In March 2005, we were invited to do a poster presentation at the Biomedical Imaging research Opportunities Workshop 3 in Bethesda, Maryland. In September 2005, in Leuven, Belgium at the 9th European Conference of Scientists and Plastic Surgeons, the doctors involved in our pilot site study at HUG-Hopitaux Universitaires de Geneve did an oral presentation, "Dynamic Infrared Imaging: a new tool in flap perfusion monitoring". The same doctors presented an E poster on Dynamic Infrared Imaging in Plastic Surgery at the Annual Congress of the American Society of Plastic Surgery, in September 2005 in Chicago, and an oral presentation Dynamic Infrared Imaging and Applications in Plastic Surgery at the Annual Congress of the Suisse Society of Plastic Surgery, 30 September - 1 October 2005, in Bienne, Switzerland. In October 2005, we did a poster presentation "Novel Intra-operative Non-invasive Functional Assessment Tool" at the Congress of Neurological Surgeons 55th Annual Meeting in Boston MA. In December 2005, a poster presentation, "Dynamic Infrared Imaging to Monitor Response to Primary Systemic Therapy", was presented by doctors at Cleveland Clinic at the 28th Annual San Antonio Breast Cancer Symposium (SABCS 2005), in San Antonio, TX.

A study completed in the first quarter of 2002 by neurosurgeons at the Mayo Clinic and published in the December 2002 Journal of Neurosurgery Volume 97, Number 6 described the BioScanIR(R) system as "The Vision of the Future." In addition, at the 2001 and 2002 American Society of Clinical Oncology conventions, we were invited to present the results of the Dana-Farber Cancer Institute's study documenting the advantages and imaging capabilities of the BioScanIR(R) system. In the most recent peer reviewed publication entitled "Dynamic Infrared Image of Newly Diagnosed Malignant Lymphoma Compared with Gallium-67 and Fluorine-18 Fluorodeoxyglucose (FDG) Positron Emission Tomography
(PET)," researchers from Harvard's Dana-Farber Cancer Institute favorably compared the performance of the BioScanIR(R) system with that of PET imaging for applications involving cancer treatment.

Regulatory Affairs and Milestones. We believe that we have sufficient regulatory clearance to execute our initial business plan in the United States and Europe, however additional supplemental FDA 510(K) filings may be necessary for therapy monitoring applications. In December 1999, we received FDA Section 510(k) market clearance which permits marketing of the BioScanIR(R) service as an adjunctive method to detect breast cancer and other diseases affecting the perfusion or reperfusion of blood in tissue and organs that included the following indication for use: "The device is for adjunctive diagnostic screening for the detection of breast cancer and diseases affecting the blood perfusion or reperfusion of tissue of organs." Since all living tissue perfuses, there are multiple diagnostic screening applications where the system can be utilized under the current clearance. In August 2003, we received "CE mark" clearance that permits us to market our BioScanIR(R) throughout the European Union. For more information about how governmental regulation affects our business, see "Governmental Regulation" below.

We intend to file a supplemental FDA Section 510(k) filing for the validation of the BioScanIR(R) measurement capabilities in other applications. We believe that this supplemental filing will validate our clinical capabilities in these applications and create a potential barrier to entry for competitors.

COMPETITION AND INDUSTRY

Product Feature Comparisons and Competitive Advantages. Compared to other imaging modalities such as CTs, MRIs and PETs, the BioScanIR(R) exhibits lower up-front and maintenance costs to hospitals, clinics and other healthcare providers and, as a result, a lower cost per procedure. The basis for our belief that BioScanIR(R) is a lower cost per procedure when compared to other imaging modalities such as CTs, MRIs and PETs is set forth under the heading "Product Overview" on page 26 of this prospectus. The BioScanIR(R) examination is non-invasive and patient-friendly, and the machine is easy for technicians to operate. We believe that a less expensive, functional imaging tool like the BioScanIR(R) system will enable the use of many of the new, targeted cancer therapies that are being produced, as they require accurate, lower cost functional imaging techniques to ascertain early tumor response.

GOVERNMENTAL REGULATION

FDA Regulation. Our products and manufacturing activities are subject to regulation by the U.S. Food and Drug Administration, or FDA, and by other federal, state, local and foreign authorities. Pursuant to the Food, Drug, and Cosmetic Act of 1938, commonly known as the FD&C Act, and the regulations promulgated under it, the FDA regulates the development, clinical testing, manufacture, packaging, labeling, storage, distribution and promotion of medical devices. Before a new device can be introduced into the market, the manufacturer must generally obtain marketing clearance through a Section 510(k) notification or approval through a Premarket Approval, or PMA. Remedies available to the FDA for violations of the laws that it enforces include, but are not limited to, (i) sending the violating company a warning letter, (ii) conducting a compliance audit, (iii) conducting a worldwide recall of the violating product, or (iv) closing the violating company down. This is not intended to be an exhaustive list, but rather a sample of some of the FDA's enforcement options.

Classification of Medical Devices. In the United States, medical devices intended for human use are classified into three categories, Class I, II or III, on the basis of the controls deemed reasonably necessary by the FDA to assure their safety and effectiveness with Class I requiring the fewest controls and Class III the most. Class I, unless exempted, and Class II devices are marketed following FDA clearance of a Section 510(k) premarket notification. Since Class III devices (e.g., implantable devices and life sustaining devices) tend to carry the greatest risks, the manufacturer must demonstrate that such a device is safe and effective for its intended use by submitting a PMA application. PMA approval by the FDA is required before a Class III device can be lawfully marketed in the United States. Usually, the PMA process is significantly more time consuming and costly than the 510(k) process.

Breast cancer screening devices that use infrared detection instrumentation, such as that used in the BioScanIR(R) system, which are intended to be used by physicians as an adjunct (supplement) to other established clinical detection methods for breast disease, are currently classified as Class I devices, requiring clearances under Section 510(k) before marketing. Such devices that are intended for stand-alone use, i.e., for use as a sole diagnostic screening tool for detection of breast cancer, are classified as either Class II or Class III devices, requiring PMA before marketing.


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

Changes in Approved Devices. The FD&C Act requires device manufacturers to obtain a new FDA 510(k) clearance when there is a substantial change or modification in the intended use of a legally marketed device or a change or modification, including product enhancements and, in some cases, manufacturing changes, to a legally marketed device that could significantly affect its safety or effectiveness. Supplements for approved PMA devices are required for device changes, including some manufacturing changes, that affect safety or effectiveness. For devices marketed pursuant to 510(k) determinations of substantial equivalence, the manufacturer must obtain FDA clearance of a new 510(k) notification prior to marketing the modified device. For devices marketed with PMA, the manufacturer must obtain FDA approval of a supplement to the PMA prior to marketing the modified device.

Good Manufacturing Practices and Reporting. The FD&C Act requires device manufacturers to comply with Good Manufacturing Practices regulations. The regulations require that medical device manufacturers comply with various quality control requirements pertaining to design controls, purchasing contracts, organization and personnel, including device and manufacturing process design, buildings, environmental control, cleaning and sanitation; equipment and calibration of equipment; medical device components; manufacturing specifications and processes; reprocessing of devices; labeling and packaging; in-process and finished device inspection and acceptance; device failure investigations; and record keeping requirements including complaint files and device tracking. We are in compliance with the above requirements.

Current Regulatory Status. The FDA found that the BioScanIR(R) system was substantially equivalent to an existing legally marketed device, thus permitting it to be marketed as an adjunct (supplemental) screening/diagnostic device. We received 510(k) clearance in December 1999 and, together with our field test data, are marketing the BioScanIR(R) System as an adjunct (supplemental) method for the diagnosis of breast cancer and other diseases affecting the perfusion or reperfusion of blood in tissue or organs.

Reimbursement by Third-Party Payors. Most purchasers of medical devices such as physicians, hospitals and imaging centers rely on reimbursements from third-party payors including, by way of example, private indemnity health insurers, managed care health insurers, federal health insurance programs (e.g., Medicare), and state administered programs (e.g., Medicaid). Therefore, decisions by third-party payers concerning reimbursement for use of the BioScanIR(R) system are likely to affect the use of this device. Use of the BioScanIR(R) System for its current FDA cleared uses is not covered by any third-party insurer. Failure to secure third-party coverage, or failure to maintain coverage after it is received, could have an material adverse impact on our operations.

Favorable coverage determinations for a medical device do not automatically follow FDA approval or clearance of the medical device. Rather, manufacturers of medical devices must affirmatively seek favorable coverage determinations from private and public insurers. A coverage determination usually involves two fundamental decisions. First, the insurer decides whether there are circumstances under which it will pay for a procedure involving the device or will pay an additional amount for use of the device, where the device is an adjunct to an already covered procedure. Second, if there are circumstances where coverage would be appropriate, the insurer sets out the conditions necessary to support coverage (e.g., medical history). The coverage conditions can be broad allowing many patients to qualify for coverage or so narrow, that few patients qualify for coverage. Following a favorable coverage determination, the insurer sets a level of reimbursement or a formula for determining that level.

Coverage determinations by private and public insurers can proceed slowly, their outcomes are uncertain and can vary even within a single program owing in part to the fact that many determinations are made regionally, locally or on a case-by-case basis, rather than nationally. This is even so for Medicare, the federal health insurance program for the aged and disabled and single largest third-party payor.

New technologies can receive a special temporary reimbursement code (a New Technology Ambulatory Procedure Code, or APC) provided by Medicare that allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology, or CPT code. We received notice that we have been awarded an APC code effective April 1, 2005 for usage of our system in providing the service, "dynamic infrared blood perfusion imaging." Our BioScanIR(R) test, like many new medical technologies, does not have sufficient data to determine exactly what APC is appropriate for this service. For this reason, the Center for Medicare and Medicaid Services (CMS) established "New Technology APCs" in 2002. Assignment to a New Technology APC is temporary and last only until enough data is collected to move the service to an established APC. Although there is not preordained period of time, typically this occurs within 36 months of the original assignment. A critical element of our efforts over the next two years must be to build a history of claims submissions using the APC for the use of our system in order to demonstrate the viability of the technology and pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR(R) system has been assigned APC Code 1502 and HCPCS Code C9723. The service will be reimbursed at $75.00 per scan plus a $15.00 co-pay effective April 1, 2005.

MANUFACTURING

As we commercialize, we intend to outsource the manufacturing and assembly of the BioScanIR(R) system to a viable FDA compliant third party manufacturer. We will continue to provide the manufacturing specifications for all of these components to the intended manufacturer. Incoming components are tested and assembled, and the final units are retested, before being shipped to customers. We believe that our manufacturing environment is compliant with FDA GMP and ISO 9001. The BioScanIR(R) is UL-certified.

EMPLOYEES


As of January 26, 2007, we had a total of 7 full-time employees, and 3 additional outside consultants (part-time). Together, approximately 5 of these individuals are engaged in technology, research and product development, and 5 in management and finance. We have never experienced a work stoppage and believe our employee relations are very good.


                             DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 125 Wilbur Place, Suite 120, Bohemia, New York, in approximately 6,550 square feet of space occupied under a lease with a monthly rental rate of approximately $5,000 that expires in November 2009. In addition, the Company leases office space in Mahwah, New Jersey under a 6 month lease which will expire on May 30, 2007 at a monthly rental rate of approximately $2,900.

                                LEGAL PROCEEDINGS

In September 1998, we entered into a license agreement with Lockheed Martin Corporation, pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. We believed that these technologies would enhance the sensitivity of the technology we licensed from CalTech. We have not utilized the EQWIP technology licensed from Lockheed.

In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised us that it believes that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed by us pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified us that, in its view, we were in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. We have responded to Lockheed that, among other reasons, no sums are due to Lockheed by us, the license agreement by its terms has become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although we believed that we have no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed could have determined to pursue its claims through litigation, creating the possibility that we could have incurred substantial costs and expenses, including legal and other professional fees, in connection with such litigation. On January 30, 2006, we entered into a settlement agreement and mutual release ("Settlement Agreement") with Lockheed. The Settlement Agreement terminates the Exclusive License Agreement concerning Enhanced Quantum Well Infrared Photodetector technology that we entered into with Lockheed on September 29, 1998 ("License Agreement") and Definitive Contract No. 6249801 concerning the fabrication of Focal Plan Arrays that we entered into with Lockheed on June 24, 1998 (the "Definitive Contract"). Under the terms of the Settlement Agreement we agreed to pay a one-time, fully paid up license fee of $225,000 to Lockheed and we also agreed to issue 500,000 warrants to Lockheed, with each such warrant entitling Lockheed to purchase from us, at any time prior to December 28, 2015, one share of our common stock for $0.65 per share. In consideration for this settlement payment, Lockheed has agreed to release us and terminate all prior agreements and understandings between us and Lockheed, including but not limited to any and all claims which relate to, arise from, or are in any manner connected to: (i) the License Agreement; (ii) the Definitive Contract; or (iii) any claimed license fees or other monetary consideration, whether accrued or not. In addition, we agreed to cease using any of the EQWIP technology that was the subject of the patents referenced in the License Agreement. We do not believe that the agreement to not use EQWIP technology will have a significant impact our business.

On March 8, 2003, our former Chief Financial Officer filed a declaratory judgment action against us in the U.S. District Court for the District of New Jersey. The complaint alleges that while serving as both a director and Chief Financial Officer, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

On July 23, 2004, the Court granted, in part, our motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justifiable dispute existed with respect to 36,966 options which expired on April 1, 2004. We moved to dismiss the deferred salary claim based on an arbitration provision in the plaintiff's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

On February 15, 2005, we moved for partial summary judgment on Plaintiff's deferred salary claim. By Order dated March 23, 2005, the court denied our motion, but allowed us to renew our motion at the close of discovery. The Court did find that it is unlikely that Plaintiff could recover any deferred compensation prior to April 1, 1999. The parties have completed discovery and a final pretrial conference was held on August 17, 2005. On June 5, 2006 we entered into a Settlement and Release Agreement ("Agreement") with our former Chief Financial Officer. The Agreement disposes of and resolves all disputes, claims, issues and differences between us. The former CFO will receive the sum of $220,000 as a full and final settlement of the Action. ("Settlement Amount"). The Settlement Amount shall be paid as follows: (a) $30,000 was paid to counsel for the former CFO within five business days of the execution of this Agreement to be held in escrow until the filing of the dismissal. (b) the sum of $70,000 was paid to counsel for the former CFO on November 16, 2006 after the execution of the October 31, 2006 Security Purchase Agreement for the financing of $2,000,000 of gross proceeds, and (c) the additional sum of $120,000 shall be paid to the former CFO in twelve (12) monthly installments of $10,000, to be paid on the fifteenth (15th) of each month beginning January 15, 2007.

The former CFO will receive the sum of $220,000 as a full and final settlement of the Action. ("Settlement Amount"). The Settlement Amount shall be paid as follows: (a) $30,000 was paid to counsel for the former CFO within five business days of the execution of this Agreement to be held in escrow until the filing of the dismissal. (b) the sum of $70,000 was paid to counsel for the former CFO on November 16, 2006 after the execution of the October 31, 2006 Security Purchase Agreement for the financing of $2,000,000 of gross proceeds, and (c) the additional sum of $120,000 shall be paid to the former CFO in twelve (12) monthly installments of $10,000, to be paid on the fifteenth (15th) of each month beginning January 15, 2007.

On December 22, 2004, our former President and Chief Executive Officer Mark A. Fauci, who was terminated from employment on December 13, 2004, filed for arbitration under his employment agreement with the American Arbitration Association alleging that his termination was without cause as defined in the agreement, and demanding monies allegedly due and owing under the agreement, claimed to be in excess of $1.0 million but not exceeding $5.0 million. Mr. Fauci is a director and significant stockholder of our company.


On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, we announced that we entered into a consulting agreement with Mr. Fauci. Mr. Fauci remains a member of our board of directors. The agreement, which terminates Mr. Fauci's previous employment agreement with us, provides that Mr. Fauci will perform consulting services for us for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three-year payout schedule of our obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments will commenced on October 1, 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter. In 2005, we paid $240,000 to Mr. Fauci of which $200,000 was for one year consulting as per agreement and $40,000 for the deferred accrued salary. As of January 26, 2007 we paid Mr. Fauci in aggregate $330,000 as part of his consulting agreement. We owe Mr. Fauci $70,000 for the second year of this agreement. As of January 26, 2007, we have paid Mr. Fauci in aggregate $100,000 as part of the payout schedule for his deferred officer's salary and currently owe him $525,000.


Except as set forth above we are not a party to any other pending or threatened legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES


The following table sets forth information about our executive officers, key employees and directors as of January 26, 2007, several of whom joined us following the closing of the recapitalization transaction in December 2003 and several of whom previously served as executive officers or directors of privately-held OmniCorder.



Name                            Age   Position
-----------------------------   ---   --------------------------------------------------
Denis A. O'Connor               54    Director and President and Chief Executive Officer
Kevin J. Healy                  45    General Counsel
Robert P. Ellis                 55    Senior Vice President, Business Development
David Wright                    44    Vice President - Operations
Marek Pawlowski, Ph.D.          57    Vice President - Product Development
Celia I. Schiffner              51    Controller
Mark A. Fauci                   46    Director
Joseph T. Casey                 74    Director
Michael A. Davis, M.D., D.Sc.   63    Director
Jed Schutz                      46    Director
William J. Wagner               55    Director
James Wavle                     64    Director


The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors, followed by our key employees, are as follows:

Denis A. O'Connor - President and Chief Executive Officer and Director. Mr. O'Connor joined us on March 23, 2005 as President and Chief Executive Officer and as a member of our Board of Directors and Executive Committee of the Board of Directors. Mr. O'Connor recently resigned from DOBI Medical International, Inc., a publicly-traded company focused on breast imaging technology, where he was responsible for the commercial leadership of the business. He had joined DOBI Medical in December 2003 as Senior Vice President - Sales and Marketing. On February 28, 2005, Mr. O'Connor tendered his resignation as DOBI Medical's Senior Vice President, Sales, Marketing and Service, effective March 11, 2005. Mr. O'Connor has held senior management positions at Philips Medical Systems, Sony Medical Systems and Lockheed Martin Medical Systems. From March 1997 to June 2000, Mr. O'Connor was President and Chief Executive Officer of Life Imaging Systems, Inc. From July 2000 to May 2003, Mr. O'Connor was Chairman and Chief Executive Officer of Advanced Imaging Technologies, Inc., a medical imaging company. Mr. O'Connor received an M.B.A. from New York University's Stern School of Business and a B.S. in Computer Science and Business Administration from the City College of New York. He is also a graduate of Columbia University School of Radiological Technology, from which he received his certification in Radiologic Technology.

Kevin J. Healy - General Counsel. Mr. Healy joined our company in June 2005 as General Counsel. Mr. Healy had been Corporate Counsel to Vishay Intertechnology's General Semiconductor Division since November 2001. From November 1997 to November 2001 he was with General Semiconductor, Inc., where he served as Assistant General Counsel handling all corporate legal matters. Mr. Healy holds a Master of Business Administration from Dowling College School of Business, a Juris Doctor from St. John's University School of Law and a B.A. degree from University at Albany. Mr. Healy is admitted to the New Jersey Bar, the District of Columbia Bar, and the United States District Court, District of New Jersey.

Robert P. Ellis - Senior Vice President - Business Development. Mr. Ellis joined our company in January 2006. Prior to joining Advanced BioPhotonics Inc., since March 2005, Mr. Ellis had been Vice President of Marketing, Sales and Service of DOBI Medical International, Inc., a publicly traded company specializing in breast imaging technology. From January 2004 to July 2005 he was the Director of Business Development at DOBI Medical. From December 2001 to January 2004 he served as General Manager of Business Development at Sony Electronics supporting Medical, Education, and Security Business Application Systems. From 1996 to 2001 he served as the General Manager of Sales and Marketing for the Sony Medical Systems Group.

David Wright - Vice President of Operations. Mr. Wright joined our company in May 2006. From May 2004 to May 2006, he had been Director of Service for DOBI Medical International, Inc., a publicly traded company specializing in breast imaging technology. From August, 2000 to April, 2004 he served various roles at Swissray America, including Director of Service, Director of IT and Director of Technical Operations. Previously, over the last 20 years, Mr. Wright has held positions in medical imaging operations with such companies as Toshiba Medical Systems and Fonar Corporation. Mr. Wright Received a Bachelors of Science in Electrical Engineering from New York Institute of Technology.

Marek Pawlowski, Ph.D. - Vice President - Product Development. Dr. Pawlowski has worked with our company since November 2002. He became our Vice President -- Product Development on December 19, 2003. Dr. Pawlowski has 20 years of medical device development experience. Dr. Pawlowski's responsibilities include the commercialization of technology through market launch. He has held senior product development or research and development positions at Viatronix, Inc. (April 2001 to July 2002); RTS Wireless/Aether Systems, Inc. (March 2000 to April 2001); Veeco Instruments, Inc. (August 1998 to March 2000); Neuromedical Systems, Inc. (December 1995 to August 1998); and Medical Systems Corp. (August 1991 to November 1995). From July to November 2002, Dr. Pawlowski was an independent consultant. Dr. Pawlowski holds a Ph.D. in Technical Sciences, Warsaw University of Technology, Warsaw, Poland, and completed postgraduate work in statistics, linear algebra, digital filters and signal processing.

Celia I. Schiffner - Controller. Ms. Schiffner joined our company in April 2004 as the Controller. Ms. Schiffner has over 20 years of accounting experience in technology, retail and not-for-profit. Most recently, from January 2001 to March 2004, Ms. Schiffner served as C.F.O. and Treasurer of VillageWorld.com where she helped her former employer complete a reverse merger. For more than three years prior to holding that position, she was the Controller of Montauk Rug and Carpet Corporation. Ms. Schiffner holds a B.A. degree in Accounting from St Joseph's College.

Mark A. Fauci - Director. Mr. Fauci is our founder and has, since privately-held OmniCorder's incorporation in 1997, served as a director. He served as our President and Chief Executive Officer since privately-held OmniCorder's incorporation until December 2004. Mr. Fauci signed a two year consulting agreement with our company. Prior to 1997, Mr. Fauci served in a variety of roles at Reuters Health Information Services, a Reuters-owned, start-up company based in New York. Among his roles at Reuters, Mr. Fauci headed New Business Development, and was responsible for building strategic relationships in the United States and Europe, developing strategic technical business plans and exploring commercial applications of technology developed in private and government research laboratories. Before joining Reuters, Mr. Fauci served as President of E.C.A., Inc., a consulting firm specializing in the field of computer-aided design and digital-imaging systems. In the seven prior years, he was an engineer at Standard Microsystems Corporation and General Instruments. His work at these companies included research, development and the manufacture of application specific integrated circuits utilizing the same manufacturing processes now employed in the manufacturing of state-of-the-art infrared imaging sensors. Mr. Fauci received a B.S. degree in Science from the State University of New York at Stony Brook and an M.B.A. degree from Dowling College.

Jed Schutz - Director. Mr. Schutz had been a director of privately-held OmniCorder since December 2002, and became a member of our Board of Directors on December 19, 2003. Mr. Schutz is a member of the Executive Committee of the Board of Directors. For more than the past five years, Mr. Schutz has been a private investor and advisor to emerging technology companies, as well as a real estate developer. He is the Chairman of the Board of Campusfood.com, Inc., a company in the online food ordering business. He also currently serves as a director of Greenshoe, Inc., an alternative electronic payments company. He served as a director from 1993 to 1999, and for one year as Chairman of the Board, of FRM Nexus, a publicly-held company engaged primarily in medical financing. Mr. Schutz received a B.S. degree in biology from Duke University and a post-graduate Certificate in Business from New York University.

Joseph T. Casey - Director. Mr. Casey became a member of our Board of Directors in January 2004. Mr. Casey retired as Vice Chairman and Chief Financial Officer of Litton Industries, Inc., an aerospace and defense company, in March 1994, and had held various positions at Litton Industries beginning in October 1963. Mr. Casey served as Vice Chairman, Chief Financial Officer and Director of Western Atlas Inc., a global supplier of oilfield information services and industrial automation systems with annual revenues of more than $2.5 billion, from March 1994 until August 1996. He was a director of Pressure Systems, Inc. from October 1997 through September 2004, a director and member of the Audit and Compliance Committee of UNOVA, Inc. from September 1998 through May 2005, and a director of Baker Hughes Incorporated from 1996 through 2003. Mr. Casey has been a member of the Board of Trustees of Claremont McKenna College since 1988 and of the Don Bosco Technical Institute since 1972. He has also been a member of the Board of Overseers of the Center for Russia and Asia of the Rand Corporation since 1997. Mr. Casey received a B.S. degree from Fordham University and is a licensed certified public accountant in New York and New Jersey.

Michael A. Davis, M.D., D.Sc. - Director. Dr. Davis has been a member of our Board of Directors since December 14, 2004. From 1995 until December 2004, Dr. Davis served as a Director of E-Z-EM, Inc., a leader in the design, manufacture and marketing of contrast media for gastrointestinal tract radiology, and has been its Medical Director since 1994 and was its Technical Director from 1997 to 2000. Since December 2004, Dr. Davis has been a Director Emeritus of E-Z-EM, Inc. Dr. Davis was a Visiting Professor of Radiology at Harvard Medical School and Visiting Scientist in Radiology at Massachusetts General Hospital in 2002 and 2003. He has also served as Senior Vice President and Chief Medical Officer of MedEView, Inc., a radiology informatics company, from 2002 to 2003. He was Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research, University of Massachusetts Medical Center, from 1980 to 2002. During 1999, he also served as the President and Chief Executive Officer of Amerimmune Pharmaceuticals, Inc. and its wholly-owned subsidiary, Amerimmune, Inc., which were involved in pharmaceutical research, and served as a director there from 1999 to 2003. Dr. Davis is also a director of MacroChem Corp., a publicly-traded specialty pharmaceutical company.

William J. Wagner - Director. Mr. Wagner became a member of our Board of Directors in January 2004. Mr. Wagner is a member of the Executive Committee of the Board of Directors. Mr. Wagner has been a Managing Director of Dauk/Wagner Investments, LLC, a private investment firm focused primarily on early-stage companies, since 1994. Prior to then, Mr. Wagner was a Managing Director and Co-Head of the Mergers & Acquisitions Group at Smith Barney from 1980 to 1993. Mr. Wagner received an M.B.A. degree from Wharton Graduate School of Business and a B.S. degree from the University of Pennsylvania.

James Wavle - Director. Mr. Wavle became a member of our Board of Directors in June 2006. Mr. Wavle has more than thirty-five years of experience in the health care field, serving in senior management positions since 1974. He has operational experience in both a large pharmaceutical company and a major biotechnology firm. Since 2004, Mr. Wavle has been a member of the Board of Directors of Polymerix Corporation, a privately-held, development stage medical device and specialty pharmaceutical company utilizing therapeutic polymer technology. From 1997 to 2003, he served as Chairman, President & CEO of Therics, Inc., ("Therics") a high-technology healthcare company. In addition, from 2001 to 2003, he served as President of Molecumetics, Ltd., a drug discovery company. He also served as President of Tredegar Biotech ("Tredegar") from 2000 to 2003. At that time, Molecumetics, Ltd. was a subsidiary of Tredegar, as was Therics, which became a Tredegar subsidiary in 1999. From 1987 until his retirement in 1992, Mr. Wavle served as President and later as CEO of Centocor, Inc., where he guided the corporation's transition from a diagnostics firm into a multinational biopharmaceutical company with manufacturing and sales organizations in the United States and Europe. From 1981 to 1987, he served as President of Parke-Davis, the pharmaceutical unit of Warner-Lambert Company, where he was responsible for manufacturing, marketing and sales, as well as worldwide pharmaceutical research. Earlier, he was Senior Vice President & General Counsel of Warner-Lambert Company. Mr. Wavle holds a B.A. from Adelphi University, a J.D. from Georgetown University, and an L.L.M. in International Law from New York University.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. A majority of our directors are considered "independent" under the SEC's new independence standards. Officers are elected annually by the board of directors and serve at the discretion of the board.

COMMITTEES OF THE BOARD

Audit Committee. The Board has an Audit Committee comprised of two non-employee directors, Messrs. Wagner and Casey (Chairman). Each member of the Audit Committee is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The Board of Directors has determined that each of Messrs. Wagner and Casey qualifies as an "audit committee financial expert." The Audit Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Audit Committee has such powers as may be assigned to it by the Board from time to time. The Audit Committee is currently charged with, among other things:

o recommending to the Board of Directors the engagement or discharge of our independent public accountants, including pre-approving all audit and non-audit related services;

o the appointment, compensation, retention and oversight of the work of the independent auditor engaged by us for the purpose of preparing or issuing an audit report or performing other audit review or attest services for us;

o establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

o     approving the scope of the financial audit;

o     requiring the rotation of the lead audit partner;

o     consulting regarding the completeness of our financial statements;

o     reviewing changes in accounting principles;

o reviewing the audit plan and results of the auditing engagement with our independent auditors and with our officers;

o reviewing with our officers, the scope and nature and adequacy of our internal accounting and other internal controls over financial reporting and disclosure controls and procedures;

o     reviewing the adequacy of the Audit Committee Charter at least annually;

o     meeting with our internal auditor on a regular basis;

o performing an internal evaluation of the Audit Committee on an annual basis; and

o reporting to the Board of Directors on the Audit Committee's activities, conclusions and recommendations.


The Audit Committee conducted eleven formal meeting and conferred on an informal basis on numerous occasions in 2006.


Compensation Committee. The Board has a Compensation Committee which is comprised of one non-employee director, Mr. Jed Schutz. As a member of the Compensation Committee, Mr Schutz is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The composition of this committee will be reviewed at the next Board of Directors meeting. The Compensation Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Compensation Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

o approving and evaluating the compensation of directors and executive officers;

o establishing strategies and compensation policies and programs for employees to provide incentives for delivery of value to our stockholders;

o establishing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with our business and the interests of our stockholders;

o together with management, surveying the amount and types of executive compensation paid by comparable companies, and engaging consultants as necessary to assist them;

o periodically reviewing corporate goals and objectives relevant to executive compensation and making recommendations to the Board for changes;

o assisting management in evaluating each executive officer's performance in light of corporate goals and objectives, and recommending to the Board (for approval by the independent directors) the executive officers' compensation levels based on this evaluation;

o overseeing our stock option plan or other stock-based plans with respect to our executive officers and employee Board members, who are subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended;

o reviewing the overall performance of our employee benefit plans and making recommendations to the Board regarding incentive-compensation plans and equity-based plans;

o together with the Nominations and Governance Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;

o ensuring that our compensation policies meet or exceed all legal and regulatory requirements and any other requirements imposed on us by the Board; and

o producing an annual report on executive compensation for inclusion in our proxy statement.

In general, the Compensation Committee formulates and recommends compensation policies for Board approval, oversees and implements these Board-approved policies, and keeps the Board apprised of its activities on a regular basis. In addition, the Compensation Committee together with the Nominations and Governance Committee, develops criteria to assist the Board's assessment of the Chief Executive Officer's leadership of our company.

Nominations and Governance Committee. The Board has a Nominations and Governance Committee which is comprised of two non-employee directors. Dr. Michael Davis (Chairman) and Mr. Joseph Casey. Each member of the Nominations and Governance Committee is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The Nominations and Governance Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Nominations and Governance Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

o identifying individuals qualified to become Board members and recommending that the Board select a group of director nominees for each next annual meeting of our stockholders;

o ensuring that the Audit, Compensation and Nominations and Governance Committees of the Board shall have the benefit of qualified and experienced "independent" directors;

o developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to us, and reviewing and reassessing the adequacy of such guidelines annually and recommending to the Board any changes deemed appropriate;

o periodically reviewing the charters of all Board committees and recommending to the committees and Board any changes deemed appropriate;

o     developing policies on the size and composition of the Board;

o conducting annual evaluations of the performance of the Board, committees of the Board and individual directors;

o     reviewing conflicts of interest and the independence status of directors;

o together with the Compensation Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;

o reviewing the structure of our senior staffing and management succession plans with the Chief Executive Officer;

o together with the Compensation Committee, developing criteria to assist the Board's assessment of the Chief Executive Officer's leadership of our company; and

o     generally advising the Board (as a whole) on corporate governance matters.


The Corporate Nominations and Governance Committee did not conduct any formal meetings in 2006 but met and conferred on an informal basis on numerous occasions during the year.


The Nominations and Governance Committee is responsible for evaluating potential candidates to serve on our Board of Directors, and for selecting nominees to be presented for election to the Board at our Annual Meeting of Stockholders. In evaluating potential director candidates, the Nominations and Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board at that point in time. Among the factors considered by the Nominations and Governance Committee in considering a potential nominee are the following:

o     the nominee's independence;

o the nominee's relevant professional skills and depth of business experience;

o     the nominee's character, judgment and personal and professional integrity;

o     the nominee's ability to read and understand financial statements;

o the nominee's willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the Board;

o the nominee's qualifications for membership on certain committees of the Board;

o     any potential conflicts of interest involving the nominee; and

o     the make up and diversity of our existing Board.

In identifying potential candidates for the Board, the Committee relies on recommendations from a number of possible sources, including current directors. The Nominations and Governance Committee may also retain outside consultants or search firms to help in identifying potential candidates for membership on the Board.

Executive Committee. We had established an executive committee of the board of directors, which consists of Michael A. Davis, M.D., D.Sc., (Chairman), Denis A. O'Connor, Anthony A. Lombardo, Jed Schutz and William J. Wagner. The purpose of the executive committee was to concentrate on strategic initiatives and opportunities to maximize the commercial prospects of our functional medical imaging technology in drug discovery, cancer therapy monitoring, surgery, and screening and diagnostics.

The Executive Committee met and conferred, both on a formal and informal basis, on approximately a weekly basis since it was formed in 2005. By unanimous consent of the Board of Directors on December 13, 2005, the Executive Committee was disbanded effective December 31, 2005 in keeping with our long term strategic plan to reorganize and restructure our Board.

In 2005, the Chairman of the Executive Committee of the Board of Directors earned $95,000 paid to Synergy Consulting Group (an entity which the Chairman controls) for his service to us. Effective December 31, 2005, the Executive Committee was disbanded in keeping with the long term strategic plan to reorganize and restructure our Board.

INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS

No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

LEGAL PROCEEDINGS

As of the date of this prospectus, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

CODE OF ETHICS

We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934. This Code of Ethics applies to our chief executive officer and our senior financial officers.

                             EXECUTIVE COMPENSATION

The following table sets forth the cash compensation (including cash bonuses) paid or accrued and equity awards granted by us for years ended December 31, 2006 and 2005 to our Chief Executive Officer and our most highly compensated officers other than the Chief Executive Officer at December 31, 2006.

                           SUMMARY COMPENSATION TABLE


                                                                                               Change in
                                                                                                Pension
                                                                                               Value and
                                                                                  Non-Equity  Non-Qualified
                                                                                   Incentive     Deferred         All
                                                               Stock     Option      Plan      Compensation      Other
                                              Salary   Bonus   Awards    Awards   Compensation   Earnings     Compensation   Total
Name and Principal Position             Year  ($) (9)     ($)      ($)   ($)(10)       ($)           ($)            ($)        ($)
--------------------------------------  ----  -------  ------  ------  ---------  ------------ -------------  ------------ ---------
Denis O'Connor
President and Chief Executive           2005  171,000  55,000      --         --            --            --            --   226,000
Officer (1)                             2006  246,996  28,000      --         --            --            --            --   274,996

Robert Ellis
Senior Vice President,                  2005       --      --      --         --            --            --            --        --
Business Development(2)                 2006  171,634      --      --     60,109            --            --            --   231,743

Marek Pawlowski, Ph.D
Vice President - Product                2005  112,600      --      --         --            --            --            --   112,600
Development(3)                          2006  148,750      --      --         --            --            --            --   148,750

Kevin Healy                             2005   93,462      --      --         --            --            --            --    93,462
General Counsel(4)                      2006  193,846      --      --         --            --            --            --   193,846

Celia Schiffner                         2005   90,231      --      --         --            --            --            --    90,331
Controller (5)                          2006  121,577      --      --         --            --            --            --   121,577

Mihai Dimancescu
Vice President - Medical                2005  149,000      --      --         --            --            --            --   149,000
Affairs (6)                             2006   23,192      --      --         --            --            --            --    23,192

Loring D. Andersen                      2005    83000      --      --         --            --            --            --    83,000
Vice President - Market Development(7)  2006       --      --      --         --            --            --            --        --

Anne Marie Fields
Vice President - Corporate              2005    53500      --      --         --            --            --            --    53,500
Communications & Business Strategy (8)  2006       --      --      --         --            --            --            --        --

----------
(1) Mr. O'Connor joined our company on March 23, 2005. In 2006, all employees were asked to defer part of their salaries. The 2006 salary includes $225,000 that was paid and $21,996 that was accrued. Mr. O'Connor's other compensation is the executive 2004 bonus ($55,000) the company agreed to pay in as per his employment agreement. On March 14, 2006 the Board of Directors approved a performance bonus of $28,000 in accordance with Mr. O'Connor's employment agreement. The payment will be deferred until such time the CEO in his sole discretion, determines the Company's financial situation supports such payment.

(2) Robert Ellis joined our Company January 9, 2006. In 2006, all employees were asked to defer part of their salaries. The 2006 salary includes $159,519 that was paid and $12,115 that was accrued. Mr. Ellis was granted 667,000 stock options during 2006. These awards had a fair value of $137,402 on the date of grant.

(3) In 2006, all employees were asked to defer part of their salaries. The 2006 salary includes $137,981 that was paid and $10,769 that was accrued.

(4) Mr. Healy joined our company on June 20, 2005. In 2006, all employees were asked to defer part of their salaries. The 2006 salary includes $180,000 that was paid and $13,846 that was accrued.

(5) In 2006, all employees were asked to defer part of their salaries. The 2006 salary includes $110,808 that was paid and $10,769 that was accrued.

(6) Dr. Dimancescu ceased being an employee of our company effective May 2, 2006.

(7) Mr. Andersen ceased being an employee of our company effective September 9, 2005.

(8) Ms. Fields ceased being an employee of our company effective June 30, 2005.


(9) Due to the financial condition of the Company, employees were asked to defer up to 55% of their bi-weekly salary beginning September 4, 2006 through October 31, 2006. After the Company signed the October 31, 2006 Securities Purchase Agreement, all employees were restored to their full salaries except for Denis O'Connor, who continues to defer approx $2,100 per month. The deferred salaries remain an obligation of the Company and have been accrued and will be paid to the employees when (1) the employee leaves the Company, (2) the Company enters a new financing agreement of $2 million or greater or (3) the Company winds-up operations.

(10) Compensation cost recognized in financial statements associated with stock option awards. For the Company's valuation assumptions, see Note 6 in the accompanying interim financial statements.


        OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table sets forth information with respect to outstanding equity awards at December 31, 2006 granted under our 1998 Stock Option Plan and 2005 Incentive Plan to the named executive officers.

---------------------------------------------------------------------------------- ------------------------------------------------
                                      Option Awards                                               Stock Awards
---------------------------------------------------------------------------------- ------------------------------------------------
Name               Number        Number         Equity        Option    Option      Number     Market     Equity       Equity
                   of            of             Incentive     Exercise  Expiration  of Shares  Value of   Incentive    Incentive
                   Securities    Securities     Plan          Price     Date        or Units   Shares or  Plan Awards: Plan Awards:
                   Underlying    Underlying     Awards:       ($)                   of Stock   Units of   Number       Market
                   Unexercised   Unexercised    Number                              That Have  Stock      of           or Payout
                   Options       Options        of                                  Not        That Have  Unearned     Value
                   (#)           (#)            Securities                          Vested     Not        Shares,      of
                   Exercisable   Unexercisable  Underlying                              (#)    Vested     Units or     Unearned
                                                Unexercised                                     ($)       Other Rights Shares,
                                                Unearned                                                  That Have    Units or
                                                Options                                                   Not          Other
                                                (#)                                                       Vested       Rights
                                                                                                          (#)          That Have
                                                                                                                       Not
                                                                                                                       Vested
                                                                                                                         ($)
----------------- ------------  -------------- ------------- ---------- ----------- ---------- ---------- ------------ ------------
Denis O'Connor         852,000             --          --         1.00   3/23/2015          --         --           --        --

President and
Chief Executive        825,000             --          --         1.00   6/7/2015           --         --           --        --
Officer (1)          1,000,000             --          --         0.30   10/26/2015         --         --           --        --

Robert Ellis
Senior Vice
President,
Business
Development(2)         166,750        500,250          --         0.30   3/14/2011          --         --           --        --

Marek Pawlowski,
Ph.D                    87,281             --          --         0.97   11/18/2007         --         --           --        --

Vice President -
Product                  8,728             --          --         0.97   12/12/2008         --         --           --        --
                                                                                                                              --
Development             10,000             --          --         1.00   2/14/2010          --         --           --        --

Kevin Healy            200,000             --          --         0.66   6/27/2010          --         --           --        --
General Counsel(3)          --                                                              --         --           --        --

Celia Schiffner          9,375             --          --         4.00   4/29/2009          --         --           --        --

Controller              10,000             --          --         1.00   2/14/2010          --         --           --        --

Mihai Dimancescu
Vice President -
Medical
Affairs (4)                 --             --          --           --           --         --         --           --        --

Loring D. Andersen
Vice President -
Market
Development (5)             --             --          --           --           --         --         --           --        --

Anne Marie Fields        5,134             --          --         0.97   10/31/2007         --         --           --        --

Vice President -
Corporate                5,134             --          --         0.97   11/30/2007         --         --           --        --

Communications
& Business               5,134             --          --         0.97   12/31/2007         --         --           --        --

Strategy (6)             5,134             --          --         0.97   1/31/2008          --         --           --        --

                         5,134             --          --         0.97   2/28/2008          --         --           --        --

                         5,134             --          --         0.97   3/31/2008          --         --           --        --

                         5,134             --          --         0.97   4/30/2008          --         --           --        --

                         5,134             --          --         0.97   5/31/2008          --         --           --        --

                         5,134             --          --         0.97   6/30/2008          --         --           --        --

                         5,134             --          --         0.97   7/31/2008          --         --           --        --

                         5,134             --          --         0.97   8/1/2008           --         --           --        --

                         5,134             --          --         0.97   9/1/2008           --         --           --        --

                         5,134             --          --         0.97   10/1/2008          --         --           --        --

                         5,134             --          --         0.97   11/1/2008          --         --           --        --

                         5,134             --          --         0.97   12/1/2008          --         --           --        --

----------
(1) Mr. O'Connor joined our company on March 23, 2005. Options totaling 852,000 were granted from our 1998 Stock Option Plan and 1,825,000 were granted from our 2005 Incentive Plan.

(2) Robert Ellis joined our Company January 9, 2006. Options were granted from our 2005 Incentive Plan.

(3) Mr. Healy joined our company on June 20, 2005. Options were granted from our 2005 Incentive Plan.

(4) Dr. Dimancescu ceased being an employee of our company effective May 2, 2006. Options were granted from our 1998 Stock Option Plan.

(5) Mr. Andersen ceased being an employee of our company effective September 9, 2005. Options were granted from our 1998 Stock Option Plan.

(6) Ms. Fields ceased being an employee of our company effective June 30, 2005. Options were granted from our 1998 Stock Option Plan.

Director Compensation

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year end December 31, 2006. All option awards were granted from our 2005 Incentive Plan.


                                                                          Change in Pension
                                                                              Value and
                      Fees Earned                            Non-Equity    Nonqualified
                       or Paid in     Stock      Option    Incentive Plan    Deferred          All Other
                          Cash        Awards     Awards     Compensation   Compensation      Compensation    Total
Name                       ($)        ($)         ($)           ($)          Earnings            ($)         ($)
--------------------- ----------- ---------- ----------- ----------------- ---------------- -------------- ---------
 Jed Schutz                    --        --       41,940               --              --              --     41,940

 Anthony Lombardo              --        --       41,940               --              --              --     41,940

 Marc Fauci  (1)               --        --       41,940               --              --         179,996    221,936

 Joseph Casey                  --        --       41,940               --              --              --     41,940

  Michael Davis  (2)           --        --       41,940               --              --          20,000     61,940

 William Wagner                --        --       48,930               --              --              --     48,930

 James Wavle                   --        --       21,996               --              --              --     21,996


----------
(1) On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, we entered into a consulting agreement with Mr. Fauci. The agreement, which terminates Mr. Fauci's previous employment agreement with us, provides that Mr. Fauci will perform consulting services for us for a retroactive two-year period in e xchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. The agreement also provides for three-year payout schedule of our obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. In 2006, we paid Mr. Fauci $119,996 for the consulting agreement and $60,000 for his deferred accrued salary.

(2) Dr. Michael Davis was paid $20,000 to Synergy Consulting Group (an entity which the director controls) for his medical advisory service to our Company.

EMPLOYMENT AGREEMENT

We entered into an employment agreement with Denis A. O'Connor, with a two-year term commencing March 23, 2005. Under the terms of the employment agreement, Mr. O'Connor will devote all of his business time and efforts to our business and will report directly to our Board of Directors. We have agreed to nominate Mr. O'Connor for election to the board of directors for a full term at the 2005 annual meeting of stockholders.

The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. We also agreed to issue to Mr. O'Connor, upon commencement of employment, options to purchase an aggregate of 852,000 shares of our common stock at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. We further agreed to issue an option to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share issued under the 2005 Incentive Compensation Plan which was approved by our stockholders at our 2005 annual meeting on June 7, 2005, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. Finally, based upon the attainment of specified performance goals determined by the Compensation Committee and Mr. O'Connor, we agreed to pay Mr. O'Connor (1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of our common stock at an exercise price of the market price of our common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a ten-year period from the date of grant. On March 14, 2006 the Board of Directors approved a performance bonus of $28,000 in accordance with Mr. O'Connor's employment agreement. The payment will be deferred until such time the CEO in his sole discretion, determines the Company's financial situation supports such payment.

The employment agreement permits us to terminate Mr. O'Connor's employment upon his death or disability (defined as 90 consecutive days of incapacity during any 365-consecutive day period), or upon his conviction of a felony crime, acts of dishonesty or moral turpitude constituting fraud or embezzlement or upon his material breach of his obligations to us. In the event we terminate Mr. O'Connor's employment without cause or he leaves us for good reason, or if we engage in a transaction constituting a "change of control" (as defined in the agreement) he will be entitled to compensation from us equal to his salary for the balance of the remaining term of his employment agreement plus a lump sum payment equal to 90% of such salary for the balance of the remaining term.

The employment agreement also contains covenants (a) restricting Mr. O'Connor from engaging in any activities which are competitive with our business during the term of his employment agreement and for one year thereafter, (b) prohibiting him from disclosure of confidential information regarding us at any time, and (c) confirming that all intellectual property developed by him and relating to our business is our sole and exclusive property.

Our employment agreement with Mark A. Fauci, one of our directors, was terminated in March 2005, at which point Mr. Fauci entered into a two-year consulting agreement with us.

1998 STOCK OPTION PLAN

In connection with the recapitalization transaction, our board of directors adopted and assumed privately-held OmniCorder's 1998 Stock Option Plan, which was previously adopted by privately-held OmniCorder's board of directors in April 1998. The following is a summary of the material terms of the 1998 Stock Option Plan.


The purpose of the 1998 Stock Option Plan is to enable us to attract, retain and motivate key employees, directors and, on occasion, consultants, through the grant of stock options. Options granted under the 1998 Stock Option Plan may be either incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, or non-qualified stock options. We have reserved 4,435,500 shares of common stock for issuance under the 1998 Stock Option Plan. At January 26, 2007 options to purchase 3,428,380 shares of common stock were outstanding. These options have exercise prices ranging from $0.55 to $4.00 per share. Effective June 7, 2005, no further options can be granted from the 1998 stock option plan.


The 1998 Stock Option Plan is administered by the compensation committee of the board of directors, or by the board of directors as a whole. The board of directors has the power to determine the terms of any stock options granted under the 1998 Stock Option Plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise. Stock options granted under the 1998 Stock Option Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the 1998 Stock Option Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. The term of all incentive stock options under the 1998 Stock Option Plan may not exceed ten years, or five years in the case of 10% owners. The specific terms of each stock option grant must be approved by the compensation committee or the board of directors and are reflected in a written stock option agreement.

2005 INCENTIVE COMPENSATION PLAN

BACKGROUND AND PURPOSE

On March 7, 2005, our board of directors adopted and approved a new 2005 Incentive Compensation Plan, which we refer to as the 2005 Plan. Our stockholders approved the 2005 Plan on June 7, 2005 at our 2005 annual meeting of stockholders. On June 26, 2006 our stockholders approved to amend the 2005 Plan to increase the number of grants available under the Plan from 5,000,000 to 10,000,000.


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The purpose of the 2005 Plan is to provide a means for our company and its subsidiaries and other designated affiliates, which we refer to as Related Entities, to attract key personnel to provide services to our company and the Related Entities, as well as, to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of our company and its Related Entities and promoting the mutuality of interests between participants and our stockholders. A further purpose of the 2005 Plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of our company and its Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

The terms of the 2005 Plan provide for grants of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property.

As of September 30, 2005, 2,213,000 awards have been granted under the 2005 Plan, of which 330,000 were restricted stock grants and 1,883,000 were stock option grants. Of the 2,213,000 awards, 825,000 were granted to our new CEO pursuant to the terms of his employment agreement, 200,000 were issued to an employee, 33,000 were granted to management advisory consultants and 1,155,000 were granted to outside directors for their service to the Company in 2004 and 2005.


On January 9, 2006, we hired Robert P. Ellis as the Company's Senior Vice President, Business Development. On March 14, 2006, the Board of Directors granted Mr. Ellis 667,000 stock options to purchase 667,000 shares of our common stock at an exercise price of $0.30 per share. The 667,000 stock options vest over a three year period with 25% vesting immediately and the balance vesting equally over each remaining year. In aggregate, the fair value of the stock options issued to Mr. Ellis was $137,402 on the date of the grant and will be recorded as a compensation charge ratably as the options vest in accordance with SFAS 123(R). On March 14, 2006, we granted 30,000 stock options to purchase 30,000 shares of our common stock from our 2005 Incentive Plan to each of our outside Board of Directors in lieu of cash payment for their participation, attendance at meetings and service to us for the first nine months of 2006. These 10-year stock options vest immediately and have an exercise price of $0.24 per share. Each outside director was also granted 150,000 stock options to purchase shares of common stock from our 2005 Incentive Plan for their service to us in 2006. The 10-year stock options vest immediately and have an exercise price of $0.24 per share. Our audit committee chairperson will receive 30,000 stock options to purchase 30,000 shares of our common stock at an exercise price of $0.24 per share from our 2005 Incentive Plan. In aggregate the 1,110,000 options granted to the outside members of the Board of Directors had a fair value of $258,630 on the date of the grant. On September 18, 2006, the Company granted 160,555 stock options to purchase 160,555 shares of its common stock to an individual who was appointed to the Board of Directors at the June 26, 2006 annual meeting. Of the 160,555 stock options granted, there were 150,000 stock options for his service to the Company in 2006 and 10,555 stock options in lieu of cash payment for his participation, attendance at meetings and service to the Company from June 26, 2006 to September 30, 2006. The 10-year stock options vest immediately and have an exercise price of $0.28 per share. The fair value of the options on the date of grant was $21,996. The fair value of the options have been recorded as a compensation charge on the dates of the grants in accordance with SFAS 123(R). As of January 26, 2007, 4,850,555 awards have been granted under the 2005 Plan, of which 330,000 were restricted stock grants and 4,520,555 were stock option grants at exercise prices ranging from $.24 to $3.75 per share.



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Stockholder approval of the 2005 Plan was required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, which we refer to as the Code, as described below, (ii) for the 2005 Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and (iii) to comply with the incentive stock options rules under Section 422 of the Code.

The following is a summary of certain principal features of the 2005 Plan. This summary is qualified in its entirety by reference to the complete text of the 2005 Plan. Stockholders are urged to read the actual text of the 2005 Plan in its entirety which is included as an exhibit to the registration statement of which this prospectus is a part.

SHARES AVAILABLE FOR AWARDS; ANNUAL PER PERSON LIMITATIONS

Initially, the total number of shares of our common stock that may be subject to the granting of awards under the 2005 Plan were equal to 5,000,000 shares, plus the number of shares with respect to which awards previously granted thereunder are forfeited, expire, terminate without being exercised or are settled with property other than shares, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements. On October 28, 2005 the Board of Directors of the Company approved to amend the 2005 Plan to increase the total number of awards allowable to 10,000,000 shares. Our Stockholders approved the amendment on June 26, 2006.

Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2005 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

In addition, the 2005 Plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of our common stock, deferred shares of our common stock, shares as a bonus or in lieu of other company obligations, and other stock based awards granted to any one participant may not exceed 250,000 for each type of such award, subject to adjustment in certain circumstances. Such an adjustment was made in the case of the award to Denis A. O'Connor, our President and Chief Executive Officer. The maximum amount that may be earned by any one participant as a performance award in respect of a performance period of one year is $5,000,000, and in respect of a performance period greater than one year is $5,000,000 multiplied by the number of full years in the performance period.

A committee of our Board of Directors, which we refer to as the Committee, is to administer the 2005 Plan. See "Administration." The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of our company common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our company common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

ELIGIBILITY

The persons eligible to receive awards under the 2005 Plan are the officers, directors, employees and independent contractors of our company and our Related Entities. An employee on leave of absence may be considered as still in our employ or in the employ of a Related Entity for purposes of eligibility for participation in the 2005 Plan.

ADMINISTRATION

Our Board of Directors shall select the Committee that will administer the 2005 Plan. All Committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act, "outside directors" for purposes of Section 162(m) of the Code, and independent as defined by NASDAQ or any other national securities exchange on which any securities of our company may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, our Board of Directors may exercise any power or authority granted to the Committee. Subject to the terms of the 2005 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our company common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Plan and make all other determinations that may be necessary or advisable for the administration of the 2005 Plan.


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STOCK OPTIONS AND SARS

The Committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of our company common stock on the date of exercise (or the "change in control price," as defined in the 2005 Plan, following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of our company common stock on the date of grant. For purposes of the 2005 Plan, the term "fair market value" means the fair market value of our company common stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee or our Board of Directors, the fair market value of our company common stock as of any given date shall be the closing sales price per share of our company common stock as reported on the principal stock exchange or market on which our company common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the Committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months (or that the Committee otherwise determines will not result in a financial accounting charge to our company), outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. SARs granted under the 2005 Plan may include "limited SARs" exercisable for a stated period of time following a change in control of our company or upon the occurrence of some other event specified by the Committee, as discussed below.

RESTRICTED AND DEFERRED STOCK

The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our company common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder of our company, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares of our company common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

DIVIDEND EQUIVALENTS

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our company common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our company common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our company common stock, awards or otherwise as specified by the Committee.


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BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS

The Committee is authorized to grant shares of our company common stock as a bonus free of restrictions, or to grant shares of our company common stock or other awards in lieu of our company obligations to pay cash under the 2005 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

OTHER STOCK BASED AWARDS

The Committee is authorized to grant awards under the 2005 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our company common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our company common stock, purchase rights for shares of our company common stock, awards with value and payment contingent upon performance of our company or any other factors designated by the Committee, and awards valued by reference to the book value of shares of our company common stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such awards.

PERFORMANCE AWARDS

The right of a participant to exercise or receive a grant or settlement of an award, and the timing, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee. In addition, the 2005 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our company common stock or other awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as "performance based compensation" not subject to the limitation on tax deductibility by our company under Code Section 162(m). For purposes of
Section 162(m), the term "covered employee" means our chief executive officer and each other person whose compensation is required to be disclosed in our company's filings with the SEC by reason of that person being among the four highest compensated officers of our company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee, not our Board of Directors.

Subject to the requirements of the 2005 Plan, the Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for our company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of our company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for performance awards to "covered employees" that are intended to qualify under Section 162(m):
(1) earnings per share; (2) revenues or margin; (3) cash flow; (4) operating margin; (5) return on net assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) direct contribution; (11) net income, (12) pretax earnings; (13) earnings before interest, taxes, depreciation and amortization; (14) earnings after interest expense and before extraordinary or special items; (15) operating income; (16) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our company; (17) working capital; (18) management of fixed costs or variable costs; (19) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (20) total shareholder return; (21) debt reduction; and (22) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges,
(ii) an event either not directly related to the operations of our company or not within the reasonable control of our company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.


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In granting performance awards, the Committee may establish unfunded award
"pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2005 Plan (including, for example, total shareholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a performance period, the Committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

After the end of each performance period, the Committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2005 Plan. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

OTHER TERMS OF AWARDS

Awards may be settled in the form of cash, shares of our company common stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of our company common stock or other property in trusts or make other arrangements to provide for payment of our company's obligations under the 2005 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our company common stock or other property to be distributed will be withheld (or previously acquired shares of our company common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2005 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b 3 of the Exchange Act.

Awards under the 2005 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in exchange for other awards under the 2005 Plan awards or under other company plans, or other rights to payment from our company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

ACCELERATION OF VESTING; CHANGE IN CONTROL

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a "change in control" of our company, as defined in the 2005 Plan (including the cash settlement of SARs and "limited SARs" which may be exercisable in the event of a change in control). In addition, the Committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any "change in control." Upon the occurrence of a change in control, if so provided in the award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of our company, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control.


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AMENDMENT AND TERMINATION

Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2005 Plan or the Committee's authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our company common stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2005 Plan which might increase the cost of the 2005 Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the 2005 Plan will terminate at such time as no shares of our company common stock remain available for issuance under the 2005 Plan and our company has no further rights or obligations with respect to outstanding awards under the 2005 Plan.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

The 2005 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options. On exercise of a nonqualified stock option granted under the 2005 Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of our company or a Related Entity, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of our company's stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered.

The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

Our company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options. The 2005 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.


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If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

Our company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, our company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

Stock Awards. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2005 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2005 Plan the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

STOCK APPRECIATION RIGHTS

Our company may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2005 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to our company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, our company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents. Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. Our company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 409A. Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to "nonqualified deferred compensation plans," including new rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer's financial health. These new rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these new rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the awards to be granted under this 2005 Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, discounted stock options, deferred stock and SARs that are not payable in shares of our company stock. It is our company's intention that any award agreement that will govern awards subject to Section 409A will comply with these new rules.

Section 162 Limitations. The Omnibus Budget Reconciliation Act of 1993 added
Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Our Company intends that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of our company to ensure that options under the 2005 Plan will qualify as "performance based compensation" that is fully deductible by our company under Section 162(m).

                      EQUITY COMPENSATION PLAN INFORMATION


The following table provides information as of January 26, 2007 regarding shares outstanding and available for issuance under our then-existing equity compensation plans. It reflects the amendment to our 1998 Stock Option Plan, which was approved by our stockholders at a special meeting of stockholders held on February 26, 2004 and the 2005 Incentive Compensation Plan approved by our stockholders at our annual meeting on June 7, 2005.


                                                                                          Number of securities
                                                                                         remaining available for
                                                                                         future issuance under
                                     Number of securities to      Weighted-average     equity compensation plans
                                     be issued upon exercise     exercise price of       (excluding securities
                                     of outstanding options,    outstanding options,    reflected in the second
Plan Category                        warrants and rights        warrants and rights            column)
----------------------------------   -----------------------    --------------------   --------------------------
Equity Compensation plans approved
by security holders                         7,943,935                $0.74                     5,149,445

Equity Compensation plans not
approved by security holders                       --                   --                            --

Total                                       7,943,935                $0.74                     5,149,445


The new 2005 Incentive Compensation Plan that reserves 5,000,000 shares of common stock for issuance upon the granting of awards under the 2005 Plan. Award grants under the 2005 Plan may be either stock options, stock appreciation rights, restricted shares of stock, deferred shares of stock, shares granted as a bonus or in lieu of another award, dividend equivalent, and other stock based award or performance award. On October 28, 2005, the board of directors approved a proposed resolution to amend the 2005 Plan and increase the number of shares from 5,000,000 to 10,000,000. The amendment to the 2005 Incentive Plan was approved by stockholders at our annual meeting on June 26, 2006. As of December 31, 2005, options to purchase 2,883,000 shares of common stock were outstanding under the 2005 Plan, at a weighted-average exercise price of $0.74 per share and options to purchase 3,841,490 shares of common stock were outstanding under the 1998 Plan, at a weighted-average exercise price of $1.04 per share. As of January 26, 2007, options to purchase 4,520,555 shares of common stock were outstanding under the 2005 Plan, and options to purchase 3,423,380 shares of common stock were outstanding under the 1998 Plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


In March 1997, we entered into an option agreement with Michael Anbar, Ph.D., Professor in the Department of Physiology and Biophysics, School of Medicine, and Chairman of Biomedical Sciences, at the State University of New York at Buffalo (now retired), pursuant to which we could acquire the exclusive worldwide right to commercialize the technology relating to a patent owned by Dr. Anbar, subject to specified research funding requirements being met. This option agreement was amended and supplemented by the amendments thereto dated July 23, 1997 and September 13, 1997, and the letter agreement dated March 19, 1998. These agreements comprise of the license agreement. We are required to pay Dr. Anbar a royalty of $300 for each commercial BioScanIR(R) system installed at a client site. The Anbar license does not expire other than as a result of a breach of the license by us. As of January 26, 2007, Dr. Anbar has not received any compensation under this agreement. The Anbar patent expires in January 2015.


In February 2001, Dr Anbar sent us a Notice of Termination concerning the license agreement. In April 2001, we brought an action to enjoin Dr. Anbar and his agents from terminating, attempting to terminate, or otherwise interfering with the exclusive license granted under the license agreement. Dr. Anbar counterclaimed that we breached the license agreement by defaulting on our obligations. On October 3, 2001 we entered into a Settlement Agreement with Dr. Anbar pursuant to which the parties agreed to settle and dispose of the action, the answer and the counterclaims, without the admission of liability on either side. In addition, the parties agreed that the license agreement, as described above, would remain in full force and effect and that Dr. Anbar would withdraw his notice of termination of the license agreement. On February 17, 2005, we and Dr. Anbar amended the settlement agreement to provide for our grant of 250,000 shares of our common stock. In addition, Dr. Anbar agreed to assign all of his right, title and interest in the patent "Acquisition of Mental Stress Monitoring Technology Patent" (United States Paten 5,771,261).

Effective February 1, 2005, we entered into a two-year consulting agreement with Dr. Anbar. The agreement provides for the payment of $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first 12 month period as well as a grant of 250,000 additional restricted shares. The agreement may be extended at either party's option for an additional two year term. As part of this agreement, we acquired a patent on complementary technology developed and held by Dr. Anbar, who will work closely with senior management, to provide support and assistance in order to advance our commercialization strategy, expand our clinical applications and enhance new product development efforts. We obtained from Dr. Anbar U.S. Patent 5,771,261 which comprises methods and apparatus for assessment of the effects of mental stress involving the measurement of periodic changes in skin perfusion. Using a remotely mounted infrared camera, dynamic area telethermometry (DAT) measures the autonomic nervous activity by monitoring and quantitatively analyzing the modulation of cutaneous perfusion. Our strategy initially is to utilize our patents which relate to perfusion in medical pathology. At a later date, we might look to utilize the patent that we obtained from Dr. Anbar, which relates to psychological evaluation through the assessment of changes in perfusion. As of January 26, 2007 we have paid Dr. Anbar $22,400 and granted 262,000 shares of restricted stock under this agreement.


Gordon A. Lenz, one of our directors, is the Chairman and Chief Executive Officer of New York State Business Group, Inc./Conference Associates, Inc., which has provided insurance brokerage services to us during the past two fiscal years. Insurance premiums paid to carriers dealt with by Mr. Lenz's company totaled $241,000 in 2005 and $239,000 in 2004. We do not pay Mr. Lenz's company. Mr. Lenz resigned from our board effective December 31, 2005.

Investors in our December 2004 private placement included three members of our board of directors. Joseph Casey, as co-trustee for the Casey Living Trust, and Jed Schutz each invested $250,000 and received 250,000 shares of series A convertible preferred stock and warrants to purchase 75,000 shares of common stock. George Benedict invested $100,000 and received 100,000 shares of series A convertible preferred stock and warrants to purchase 30,000 shares of common stock. Mr. Benedict resigned from our board effective December 31, 2005. In October 2005, each investor in the December 2004 private placement, as anti dilution protection, received additional five year warrants to purchase the Company's common stock at an exercise price of $0.75 per share which if unexercised will expire on August 9, 2010. Mr. Schutz and Mr. Casey each received 250,000 additional warrants. Mr. Benedict received 100,000 additional warrants.

Investors in our August 2005 rights offering included three members of our board of directors, Jed Schutz, Joseph T. Casey and Michael Davis and a former director George Benedict. Mr. Schutz and Mr. Benedict each purchased 100,000 shares of series B convertible preferred stock for a purchase price of $50,000, and issued warrants to purchase 50,000 shares of common stock. Mr. Casey purchased 150,000 shares of series B convertible preferred stock for a purchase price of $75,000, and was issued warrants to purchase 75,000 shares of common stock. Dr. Davis purchased 10,000 shares of series B convertible preferred stock for a purchase price of $5,000, and was issued warrants to purchase 5,000 shares of common stock.

On January 3, 2006, we issued shares of our series A and series B convertible preferred stock as dividends in-kind to the holders of our series A and B convertible preferred stock. Dividends were payable to holders of record as they appear in the stockholder records of our company at the close of business on the applicable record date, which was December 15, 2005. Joseph Casey, as co-trustee for the Casey Living Trust, and Jed Schutz each received 48,616 shares of series A convertible preferred stock as dividends. Our former director, George Benedict received 19,447 shares of series A convertible preferred stock as dividends. Joseph Casey, as co-trustee for the Casey Living Trust was issued 8,869 shares of series B preferred stock as dividends. Jed Schutz and George Benedict each received 5,913 shares and Michael Davis received 591 shares of series B preferred stock as dividends.

Our Chairman of the Board, Hon. Joseph F. Lisa, who beneficially owns 144,284 shares of our common stock currently serves as counsel in the intellectual property department of the New York office of Greenberg Traurig, LLP, an international law firm. In the years ended December 31, 2005 and 2004, Greenberg Traurig LLP billed the Company approximately $677,200 and $570,300, respectively for legal services rendered. Effective December 31, 2005, Joseph Lisa voluntarily resigned from his position from our Board of Directors.

Under a Guaranty and Pledge Agreement entered into on November 14, 2005, Mr. Denis A. O'Connor, our President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to Offshore, Qualified, Partners, and Millennium, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of our common stock issued in our name, and (ii) to grant to AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations. (See Note 8 to the accompanying interim financial statements). Our CEO does not own any shares of our common stock, only stock options. Accordingly, we, the investors and our CEO agreed that we would pledge 2,677,000 shares of common stock, issued in the name of our company and delivered to the investors to be held in escrow together with a duly executed power of attorney in favor of the investors. These pledged shares underlie 852,000 stock options issued to our CEO under the 1998 Stock Option Plan and 1,825,000 options granted under the 2005 Incentive Compensation Plan, which are currently exercisable. Until such time as we pay the notes in full, or that the investors have converted the full principal amount of the notes, plus any accrued and unpaid interest, the investors will return the pledge shares to us for cancellation.


On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, we announced that we entered into a consulting agreement with Mr. Fauci. Mr. Fauci remains a member of our board of directors. The agreement, which terminates Mr. Fauci's previous employment agreement with us, provides that Mr. Fauci will perform consulting services for us for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three-year payout schedule of our obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments commenced in early October 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter. As of January 26, 2007, we paid $430,000 to Mr. Fauci of which $330,000 was for consulting as per agreement and $100,000 for the deferred accrued salary.


During 2005, Dr. Michael Davis, the Chairperson of the Executive Committee of our Board of Directors was compensated $95,000 for his service in this role to us. By unanimous consent of the Board of Directors on December 13, 2005, the Executive Committee was disbanded effective December 31, 2005 in keeping with the long term strategic plan to reorganize and restructure our Board. In January 2006, we offered Dr. Davis a consulting contract whereby he will provide medical and scientific expertise to us. Dr, Davis will be compensated $5,000 per month for his consulting services. This agreement was amended in May 2006. Dr. Davis' compensation was reduced to $2,500 per month during June, July and August 2006.

We believe that these transactions were advantageous to us and were on terms no less favorable to us than could have been obtained from unaffiliated third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following tables sets forth, as of January 26, 2007, the number of and percent of the Company's common stock beneficially owned by:


o     all directors and nominees, naming them,

o     our executive officers,

o     our directors and executive officers as a group, without naming them, and

o persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.


A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from January 26, 2007 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of January 26, 2007 have been exercised and converted.



         NAME AND ADDRESS OF           AMOUNT BENEFICIALLY   PERCENT OF
          BENEFICIAL OWNER                   OWNED (1)        CLASS (1)
------------------------------------   -------------------   ----------
            Mark A. Fauci
            Common Stock                   9,029,883(2)         26.4%

             Jed Schutz
            Common Stock                   3,351,443(3)          8.2%
         Series A Preferred                1,914,441(3)          5.7%
         Series B Preferred                  373,310(3)          1.1%

       Marek Pawlowski, Ph.D
            Common Stock                     106,009(8)            *

         Celia I. Schiffner
            Common Stock                      19,375(8)            *

         Loring D. Andersen
            Common Stock                       0(13)               *

          Mihai Dimancescu
            Common Stock                       0(13)               *

           Kevin J. Healy
            Common Stock                     200,000(10)           *

    Michael A. Davis, M.D., D.Sc
            Common Stock                     385,000(4)          1.1%
         Series B Preferred                   37,330(4)            *

          George Benedict
            Common Stock                   1,487,344(11)         4.2%
         Series A Preferred                  765,779(11)         2.3%
         Series B Preferred                  373,310(11)        *1.1%

          Joseph T. Casey
            Common Stock                   1,500,080(5)          4.1%
         Series A Preferred                1,914,441(5)          5.7%
         Series B Preferred                  559,962(5)          1.7%

         Anthony A. Lombardo
            Common Stock                     426,744(6)          1.3%

          William J. Wagner
            Common Stock                     602,948(7)          1.8%

           Denis O'Connor
            Common Stock                   2,677,000(9)          7.4%

          Ann Marie Fields
            Common Stock                      77,013(14)           *

            Robert Ellis
            Common Stock                     333,500(10)           *

            James Wavle
            Common Stock                     160,555(10)           *

            David Wright
            Common Stock                          --               *

       Columbia Ventures Corp.
            Common Stock                     691,990(12)         1.8%
         Series A Preferred                3,828,894(12)        11.3%
         Series B Preferred                  313,873(12)        *1.0%

All executive officers and directors
        as a group (10 persons)

            Common Stock                  18,199,043(15)         7.9%
         Series A Preferred                3,828,883(15)        10.8%
         Series B Preferred                  970,601(15)         2.7%
                                          ----------            ----
               Total:                     23,165,277(15)        51.2%


----------
*     Less than one percent.


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


(1) In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, shares beneficially owned at any date include shares issuable upon the exercise of stock options, warrants, rights or conversion privileges within 60 days of that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding that are subject to stock options, warrants, rights or conversion privileges exercisable by that person within 60 days of January 26, 2007 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.


(2) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes stock options to purchase 250,000 shares of our common stock granted under the 1998 Stock Option Plan pursuant to Mr. Fauci's employment agreement and 210,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan.


(3) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes: (i) 1,401,840 shares of our common stock issuable upon exercise of outstanding warrants; (ii) 152,816 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 285,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 1,914,441 shares of our common stock issuable upon the conversion of shares of series A preferred stock and
      (iv) 373,310 shares of our common stock issuable upon the conversion of shares of series B preferred stock. The shares of common stock and warrants beneficially owned by Mr. Schutz are held jointly with his spouse.

(4) Based on the information known to us. Includes: (i) 50,000 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 300,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (ii) 37,330 shares of our common stock issuable upon the conversion of shares of series B preferred stock; and (iii) 5,000 shares of our common stock issuable upon exercise of an outstanding warrant.

(5) Held by The Casey Living Trust, of which Mr. Casey and his spouse are co-trustees. Includes (i) 472,735 shares of our common stock issuable upon exercise of outstanding warrants, which is currently exercisable; (ii) 30,000 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 240,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 1,914,441 shares of our common stock issuable upon the conversion of shares of series A preferred stock; and (iv) 559,962 shares of our common stock issuable upon the conversion of shares of series B preferred stock.


(6) Includes 111,744 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 285,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(7) Held by Dauk/Wagner Investments, LLC, of which Mr. Wagner is a managing director. Includes 157,948 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 315,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(8) Representing shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan.

(9) Includes 852,000 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 1,825,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(10) Representing shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan which are currently exercisable.


(11) Includes (i) 385,368 shares of our common stock issuable upon exercise of outstanding warrants; (ii) 137,818 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan which are currently exercisable; (iii) 765,779 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement; and (iv) 373,310 shares of our common stock issuable upon the conversion of shares of series B preferred stock purchased in our August 2005 Rights Offering.

(12) Shares are held in the name Columbia Ventures Corp. of which Kenneth J. Peterson as CEO has voting power and investment control over the shares owned by this entity. Includes (i) 3,828,894 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement; (ii) 313,873 shares of our common stock issuable upon the conversion of shares of series B preferred stock purchased in our August 2005 Rights Offering; (iii) 691,990 shares of our common stock issuable upon exercise of outstanding warrants.


(13) Mr. Anderson ceased being an employee of our company September 9, 2005. Dr. Dimancescu ceased being an employee of our company May 2, 2006. These options granted under the 1998 Option plan went unexercised and were forfeited 90 days after separation.

(14) AnnMarie Fields ceased being an employee June 20, 2005. The shares represent options granted from our 1998 Option Plan to Ms. Fields when she served as consultant on our Management Advisory Board.


(15) Includes shares held in aggregate of current officers and directors of (i) 10,999,015 shares of our common stock; (ii) 3,828,883 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement;(iii) 970,601 shares of our common stock issuable upon the conversion of shares of series B preferred stock purchased in our August 2005 Rights Offering; (iv) 1,618,148 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 3,702,305 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan; (v) 1,879,575 shares of our common stock issuable upon exercise of outstanding warrants.


                            DESCRIPTION OF SECURITIES


Our authorized capital stock consists of 210,000,000 shares of stock, of which 200,000,000 shares are designated common stock, par value $.001 per share, and 10,000,000 shares are designated preferred stock, par value $.01 per share. Of the preferred stock, 3,000,000 shares have been designated as series A preferred stock and 7,000,000 shares have been designated as series B preferred stock. As of January 26, 2007, there were 33,767,972 shares of common stock issued and 31,090,972 shares outstanding, 2,134,811 shares of series A preferred stock and 1,690,584 shares of series B preferred stock issued and outstanding. Further, as of January 26, 2007, we have the following shares of our common stock underlying outstanding securities: (i) 7,943,935 shares underlying options issued pursuant to our 1998 and 2005 stock option plans, (ii)49,172,719 shares underlying stock purchase warrants, and we filed a definitive information statement on Schedule 14C with the Securities and Exchange Commission on December 23, 2005 pursuant to which a majority of our stockholders have approved by written consent an amendment to our certificate of incorporation to increase our authorized common stock from 50,000,000 shares to 200,000,000 shares. We filed an amendment to our certificate of incorporation to increase our authorized common shares with the State of Delaware on February 1, 2006. In our definitive proxy statement which we filed with the SEC on May 23, 2006, we requested stockholder approval for the increased number of authorized shares of common stock from 50,000,000 to 200,000,000. On June 26, 2006, at our annual shareholder meeting, the shareholders approved the increase of authorized shares, voting 26,003,145 out of a possible 37,783,568 shares to vote in favor of the amendment.

In January 2006, we inadvertently issued an additional 183,628 series A preferred shares and an additional 16,701 series B preferred shares in lieu of cash dividends than the holders were entitled to receive. On December 12, 2006, the Board of Directors voted to allow the stockholders to retain the additional shares of preferred stock that were issued as dividends. On December 12, 2006 the Board of Directors approved the payment of dividends in the series A and series B preferred stock to the holders of record of like stock as of December 15, 2006. On January 2, 2007 holders of series A preferred stock were issued 283,388 shares of series A preferred stock and holders of series B preferred stock were issued 357,152 shares of series B preferred stock as dividends. The dividend record date was December 15, 2006. The 10-day volume-weighted average price of our common stock was $0.047.


The following summary of the material provisions of our common stock, series A preferred stock, series B preferred stock, warrants, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws and the forms of warrants included as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

The holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by the stockholders. Our common stock is not entitled to preemptive rights and is not subject to redemption (including sinking fund provisions) or conversion. Upon our liquidation, dissolution or winding-up, the assets (if any) legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of all classes or series of our preferred stock. All outstanding shares of our common stock are validly issued, fully-paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to the preferential rights of all classes or series of preferred stock that we may issue in the future.

PREFERRED STOCK

Our board of directors has the authority to issue 10,000,000 shares of preferred stock in one or more series and to determine all of the rights, preferences, privileges and restrictions of the preferred stock. In December 2004, our Board of Directors designated 6,000,000 preferred shares as series A preferred stock. We did not issue all of the shares of series A preferred stock, and in June 2005, our board of directors reduced the number of shares of series A preferred stock subject to such designation to 3,000,000 shares and in June 2005, our board of directors designated 7,000,000 preferred shares as series B preferred stock. If we issue any preferred stock, it may have the effect of delaying or preventing a change in control without further action by our stockholders and may adversely affect the voting, dividend and other rights of the holders of our common stock. In addition, as discussed below, the issuance of preferred stock with voting and/or conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

SERIES A PREFERRED STOCK

Conversion. Holders of series A preferred stock will be entitled at any time to convert their shares of series A preferred stock into common stock without any further payment therefor. The series A preferred stock will automatically convert into common stock as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, or 240% of the conversion price of the series A preferred stock. Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series A preferred stock converted into 2 shares of common stock. Anti-dilution provision was triggered on January 3, 2006, after the close of the second tranche and again on May 10, 2006 and July 25, 2006 after the close of the advances of the 3rd tranche of the Securities Purchase Agreement, the conversion price of the series A preferred stock was further reduced to $0.34. On September 12, 2006, the Company entered into a new Securities Purchase Agreement with the purchasers which further triggered anti-dilution. On September 12, 2006, after the sale of $275,000 of securities, on October 4, 2006, after the sale of $250,000, on October 31, 2006, after the sales of $1,000,000 of securities and on November 6, 2006 after the sale of $250,000 of securities under the Securities Purchase Agreements, the conversion price of the series A preferred stock was reduced further to $0.33, $.31, $0.21 and $0.18 per share, respectively. The original investment price of $1.00 per share for the series A preferred stock is then divided by the $0.18 per share and result in the conversion of 1 share of series A preferred stock into 5.56 shares of common stock. A "trading day" shall be any day on which the principal market for our common stock is open for trading, notwithstanding the volume of trading.

Anti-dilution Provisions. In the event of any issuances of shares of common stock or stock options, warrants or securities convertible or exercisable into common stock within two years after the final closing of our December 2004 private placement of series A preferred stock at a price per share of common stock less than the 10-day volume-weighted average price of our common stock on the American Stock Exchange, Nasdaq SmallCap Market or OTC Bulletin Board, the conversion price of the series A preferred stock will be adjusted to a lower price per share computed on the basis of a "weighted average formula.". For purposes of calculating the "weighted average formula," trading days in which there are no trades still count as trading days in the calculation period, with the price on such day being the previous trading day's closing price. The conversion price of all the shares of series A preferred stock issued will also be subject to adjustment in connection with any subdivision, stock split, combination of shares, recapitalization or the issuance of common stock or securities convertible or exercisable into common stock as a dividend in-kind (other than as a dividend on the series A preferred stock). Employee stock options, warrants for commercial banks and equipment lessors, strategic alliances and acquisitions approved by our board of directors are excluded from this provision. After we completed the subscription rights offering in August 2005 the price at which the series A preferred stock was converted into common stock was reduced to $.50 per share from $1.10 per share, which was the price at which the series B preferred stock was purchased in the rights offering. On November 14, 2005, on September 12, 2006 and on October 31, 2006 we entered Securities Purchase Agreements. Upon issuance of the notes in the Securities Purchase Agreements anti dilution was triggered reducing the conversion price of the series A preferred stock. The conversion price was adjusted based on a calculation set forth in the anti-dilution clause in the certificate of designation of the series A preferred stock. The price was determined by multiplying: (i) the conversion price in effect immediately prior thereto; by
(ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company's common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities). At January 26, 2007, every 1 share of series A preferred stock held can be converted into 5.56 shares of common stock for a total of 11,869,549 shares of common stock.


Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of series A preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount per share equal to the conversion price of the series A preferred stock, plus any accrued but unpaid dividends.

Dividends. Holders of series A preferred stock will be entitled to receive an annual cumulative dividend at the end of each calendar year calculated at a rate of 4% per year of the issue price of any outstanding share of series A preferred stock. At our option, this dividend may be paid in either cash or in additional shares of series A preferred stock. The first dividend was paid on January 3, 2006 in additional shares of series A preferred stock. The aggregate number of shares issued as dividends was 301,423. We inadvertently issued an additional 183,628 series A preferred dividend shares in lieu of cash dividends than the holders were entitled to receive. On December 12, 2006, the Board of Directors voted to allow the stockholders to retain the additional shares of preferred stock that were issued as dividends. On December 12, 2006 the Board of Directors approved the payment of dividends in the Series A preferred stock to the holders of record as of December 15, 2006. On January 2, 2007 holders of series A preferred stock were issued 283,388 shares of series A preferred stock as dividends. The dividend record date was December 15, 2006.

The amount of the initial dividend, and any other dividend payable on the series A preferred stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. With respect to any given year, no dividends (other than a dividend payable solely in our common stock), shall be paid upon, or declared and set apart for, any junior securities if our board of directors has failed to declare and pay in full a cash dividend to the holders of our series A preferred stock with respect to such year in the amount described above. If dividends on the series A preferred stock have not been paid or set apart in full, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment prior to the payment of any dividend by our company (other than a dividend payable solely in common stock) with respect to any junior securities. Accumulations of dividends on our series A preferred stock will not bear interest.

Shares of series A preferred stock issued as dividends will be valued at the product of: (i) the 10-day volume-weighted average price of our common stock on the principal stock exchange on which it is traded, including the American Stock Exchange or NASDAQ SmallCap Market, or if not traded on such exchange, on the OTC Bulletin Board or, if, in the reasonable judgment of our board of directors, there exists no exchange or other market on which the common stock is traded, then as reasonably determined by the board; and (ii) the aggregate number of shares of common stock into which the aggregate number of series A preferred stock issued as dividends is then convertible. The dividends issued on January 3, 2006 had the 10-day volume-weighted average price of our common stock of $0.206. The dividends issued on January 2, 2007 had 10-day volume-weighted average price of our common stock was $0.047.

Voting Rights. Holders of series A preferred stock will have the right to one vote for each share of common stock into which the series A preferred stock then held by such holders may be converted, and will vote together with the holders of common stock as a single class, except where otherwise required by law.

Redemption. The series A preferred stock may not be redeemed by us at any time.

Restrictions on Transfer. The offer and sale of the shares of series A preferred stock issued in our December 2004 private placement was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither the shares of series A preferred stock nor the shares of common stock underlying the series A preferred stock may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions of such laws.

SERIES B PREFERRED STOCK

Ranking. The series B preferred stock will rank senior to our shares of common stock in right of payment of dividends and upon liquidation. The series B preferred stock will rank pari passu in right of payment of dividends and upon liquidation to our series A preferred stock and any other series or class of preferred stock hereafter issued by our company, except and to the extent such series or class of preferred stock are designated in our certificate of incorporation as ranking senior or junior to the series B preferred stock.

Conversion. Holders of series B preferred stock will be entitled at any time to convert their shares of series B preferred stock into common stock without any further payment therefor. The series B preferred stock will automatically convert into common stock as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20. Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series B preferred stock converted into 1 share of common stock. On January 3, 2006, after the close of the second tranche of the Securities Purchase Agreement and on May 10, 2006 and July 25, 2006 after the close of the advances of the 3rd tranche of the Securities Purchase Agreement, the conversion price of the series B preferred stock was further reduced to $0.34. On September 12, 2006, the Company entered into a new Securities Purchase Agreement with the purchasers which further triggered anti-dilution. On September 12, 2006, after the sale of $275,000 of securities, on October 4, 2006, after the sale of $250,000, on October 31, 2006, after the sales of $1,000,000 of securities and on November 6, 2006 after the sale of $250,000 of securities under the Securities Purchase Agreements, the conversion price of the series B preferred stock was reduced further to $0.33, $.31, $0.21 and $0.18 per share, respectively. The original investment price of $0.50 per share for the series B preferred stock is then divided by the $0.18 per share and result in the conversion of 1 share of series B preferred stock into 2.78 shares of common stock. A "trading day" shall be any day on which the principal market for our common stock is open for trading, notwithstanding the volume of trading.

Anti-dilution Provisions. The conversion price of all the shares of series B preferred stock issued will also be subject to adjustment in connection with any subdivision, stock split, combination of shares, recapitalization or the issuance of common stock or securities convertible or exercisable into common stock as a dividend in-kind (other than as a dividend on the series B preferred stock). Employee stock options, warrants for commercial banks and equipment lessors, strategic alliances and acquisitions approved by our board of directors are excluded from this provision.


On November 14, 2005, on September 12, 2006 and on October 31, 2006 we entered Securities Purchase Agreements. Upon issuance of the notes in the Securities Purchase Agreements anti dilution was triggered reducing the conversion price of the series B preferred stock. The conversion price was adjusted based on a calculation set forth in the anti-dilution clause in the certificate of designation of the series B preferred stock. The price was determined by multiplying: (i) the conversion price in effect immediately prior thereto; by
(ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company's common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities). At January 26, 2007, every 1 share of series B preferred stock held can be converted into 2.78 shares of common stock for a total of 4,699,824 shares of common stock.


Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of series B preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount per share equal to the conversion price of the series B preferred stock, plus any accrued but unpaid dividends.


Dividends. Holders of series B preferred stock will be entitled to receive an annual cumulative dividend at the end of each calendar year calculated at a rate of 7% per year of the issue price of any outstanding share of series B preferred stock. At our option, this dividend may be paid in either cash or in additional shares of series B preferred stock. The first dividend was paid on January 3, 2006 in additional shares of series B preferred stock. The aggregate number of shares issued as dividends was 76,467. We inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were entitled to receive. On December 12, 2006, the Board of Directors voted to allow the stockholders to retain the additional shares of preferred stock that were issued as dividends. On December 12, 2006 the Board of Directors approved the payment of dividends in the series B preferred stock to the holders of record as of December 15, 2006. On January 2, 2007 holders of series B preferred stock were issued 357,152 shares of series B preferred stock as dividends. The dividend record date was December 15, 2006.


The amount of the initial dividend, and any other dividend payable on the series B preferred stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. With respect to any given year, no dividends (other than a dividend payable solely in our common stock), shall be paid upon, or declared and set apart for, any junior securities if our board of directors has failed to declare and pay in full a cash dividend to the holders of our series B preferred stock with respect to such year in the amount described above. If dividends on the series B preferred stock have not been paid or set apart in full, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment prior to the payment of any dividend by our company (other than a dividend payable solely in common stock) with respect to any junior securities. Accumulations of dividends on our series B preferred stock will not bear interest.

Shares of series B preferred stock issued as dividends will be valued at the product of: (i) the 10-day volume-weighted average price of our common stock on the principal stock exchange on which it is traded, including the American Stock Exchange or NASDAQ SmallCap Market, or if not traded on such exchange, on the OTC Bulletin Board or, if, in the reasonable judgment of our board of directors, there exists no exchange or other market on which the common stock is traded, then as reasonably determined by the board; and (ii) the aggregate number of shares of common stock into which the aggregate number of series B preferred stock issued as dividends is then convertible. The dividends issued on January 3, 2006 had the 10-day volume-weighted average price of our common stock of $0.206. The dividends issued on January 2, 2007 had 10-day volume-weighted average price of our common stock was $0.047.

Voting Rights. Holders of series B preferred stock will have the right to one vote for each share of common stock into which the series B preferred stock then held by such holders may be converted, and will vote together with the holders of common stock as a single class, except where otherwise required by law.

Redemption. The series B preferred stock may not be redeemed by us at any time.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock, series A preferred stock and series B preferred stock is Corporate Stock Transfer, Inc. Corporate Stock Transfer's address is 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

MARKET INFORMATION

Our common stock is quoted on the OTC Bulletin Board under the symbol "ABPH.OB." The market for our common stock is characterized generally by low volume and broad price and volume volatility.

     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser; o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; o purchases by a broker-dealer as principal and resale by the broker-dealer for its account; o an exchange distribution in accordance with the rules of the applicable exchange; o privately-negotiated transactions; o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; o a combination of any such methods of sale; and o any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                                          Total
                     Total Shares of   Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   Percentage
                      Issuable Upon      Stock,     Common Stock   Beneficial   Percentage of    Ownership    of Common
                      Conversion of     Assuming     Included in    Ownership    Common Stock    After the   Stock Owned
                          Notes*          Full       Prospectus    Before the    Owned Before    Offering       After
        Name            Conversion         (1)        Offering*    Offering**        (4)           (4)         Offering
------------------   ---------------   ----------   ------------   ----------   -------------   ----------   -----------
AJW Offshore, Ltd.     205,475,051        9.59%     Up to           1,685,022       4.99%           --            --
(2)                                                 3,240,000(3)
                                                    shares of
                                                    common stock

AJW Qualified          116,683,086        5.79%     Up to           1,685,022       4.99%           --            --
Partners, LLC (2)                                   1,956,000(3)
                                                    shares of
                                                    common stock

AJW Partners, LLC       40,284,317        2.11%     Up to             714,000       2.11%           --            --
(2)                                                 714,000(3)
                                                    shares of
                                                    common stock

New Millennium           4,918,751        0.27%     Up to              90,000       0.27%           --            --
Capital Partners                                    90,000(3)
II, LLC (2)                                         shares of
                                                    common stock


----------

* This column represents an estimated number based on a conversion price as of a recent date of January 26, 2007 of $0.015 divided into the principal amount. However, pursuant to the amendment to the Registration Rights Agreement dated as of September 5, 2006, the selling stockholders agreed that we would register an aggregate of up to 30% of our outstanding shares of common stock underlying the secured convertible notes. Include shares underlying the secured convertible notes and warrants we issued to the selling stockholders in the November 14, 2005, September 12, 2006 and October 31, 2006 Securities Purchase Agreement.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation. In addition, this column includes the shares underlying the secured convertible notes and warrants issued to the selling stockholders on September 12, 2006 and October 31, 2006, up to the 4.99% limitation, which we are not registering in this prospectus.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


(1) Includes a portion of the shares issuable upon conversion of the secured convertible notes, based on current market prices. However, pursuant to the amendment to the Registration Rights Agreement dated as of September 5, 2006, the selling stockholders agreed that we would register an aggregate of up to 30% of our outstanding shares of common stock underlying the secured convertible notes. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on January 26, 2007, the secured convertible notes would have had a conversion price of $0.015. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with
      Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.


(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.


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

(3) Includes shares of common stock issuable upon conversion of a portion of the secured convertible notes.

(4)   Assumes that all securities registered will be sold.

TERMS OF SECURED CONVERTIBLE NOTES AND THE WARRANTS

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on November 14, 2005 for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to buy 4,000,000 shares of our common stock. On September 5, 2006, we entered into an amendment to the securities purchase agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock.

The investors provided us with the funds (gross proceeds) as follows:

o     $1,000,000 was disbursed on November 15, 2005;

o     $1,000,000 was disbursed on January 4, 2006;

o     $600,000 was disbursed on May 10, 2006; and

o     $500,000 was disbursed on July 25, 2006.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. Although the holders of our notes have the right to require that some, none or all future interest accrued under the notes be paid in the form of shares of our common stock, we have not registered, and the selling stockholders do not propose to sell, any shares of our common stock in this prospectus that the selling stockholders would acquire upon conversion of amounts due to them resulting from future accruals of interest. At our option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.


We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.40 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include 200% of the common stock underlying the secured convertible notes, and the warrants. However, pursuant to the amendment to the Registration Rights Agreement dated as of September 5, 2006, the selling stockholders and we agreed that we would register an aggregate of up to 30% of our outstanding shares of common stock underlying the secured convertible notes. In addition, under the amendment, we are no longer obligated to register the shares of our common stock underlying the warrants. If the registration statement is not declared effective within 120 days from the date of closing, we are required to pay liquidated damages to the Purchasers in the amount of 2% per month on the then outstanding principal amount of the secured convertible notes. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

o     Any breach of, or default under, the Warrants.

An event of default under the secured convertible notes occurs if we:

o     Fail to pay the principal or interest when due;

o     Do not issue shares of common stock upon receipt of a conversion notice;

o Fail to file a registration statement within 45 days after November 14, 2005 or fail to have the registration statement effective by within 120 days after November 14, 2005;

o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;

o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

o Failure to timely file with the Securities and Exchange Commission all '34 Act Reports.

o     Failure to maintain effectiveness of the registration statement.


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

Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

o Taking possession of all of our assets, including, but not limited to, our inventory, receivables, equipment, contract rights and other general intangibles, as well as our intellectual property; and

o Operating our business using the collateral as set forth above with the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, for cash or on credit.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Under a Guaranty and Pledge Agreement, Mr. Denis A. O'Connor, our President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to Offshore, Qualified, Partners, and Millennium, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of our common stock issued in our name, and
(ii) to grant to AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations. Our CEO does not own any shares of our common stock, only stock options. Accordingly, we, the investors and our CEO agreed that we would pledge 2,677,000 shares of common stock, issued in the name of our company and delivered to the investors to be held in escrow together with a duly executed power of attorney in favor of the investors. These pledged shares underlie 852,000 stock options issued to our CEO under the 1998 Stock Option Plan and 1,825,000 options granted under the 2005 Incentive Compensation Plan, which are currently exercisable. Until such time as we pay the notes in full, or that the investors have converted the full principal amount of the notes, plus any accrued and unpaid interest, the investors will return the pledge shares to us for cancellation.


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

Pursuant to an amended Finder's Fee Agreement, between Axiom Capital Management, Inc. and us, Axiom will earn a finders fee of $201,500 in cash of which $65,000 was paid on each of November 16, 2005 and January 6, 2006 and $39,000 was paid on May 12, 2006, and $32,500 was paid on August 1, 2006.. In addition, Axiom received 378,445 five year warrants on November 14, 2005, 395,310 warrants on January 4, 2006, 173,580 warrants on May 10, 2006 and 133,776 warrants on July 25, 2006 to purchase an aggregate of 1,081,111 shares of our common stock at an exercise price of $0.65 per share. The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche. The initial market price was $0.211, $0.202, $0.277 and $0.299 for the 1st tranche, 2nd tranche and the 1st and final advance of the third tranche, respectively.

A complete copy of the Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our Form SB-2 registration statement relating to this prospectus.



The Securities Purchase Agreement as described above, triggered the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock if the conversion price, 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion, is less than the 30 day volume-weighted average price of the common stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. The conversion price of the Series A and Series B preferred stock shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company's common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities). Using this calculation, the series A and series B preferred stock conversion price was reduced. The reduction in conversion price increases the number of shares the preferred stock will convert into. The original investment price of $1.00 per share for the series A preferred stock is then divided by the $0.18 per share and result in the conversion of 1 share of series A preferred stock into 5.56 shares of common stock. The original investment price of $0.50 per share for the series B preferred stock is then divided by the $0.18 per share and result in the conversion of 1 share of series B preferred stock into 2.78 shares of common stock. As of January 26, 2007, the triggering of the aforementioned anti dilution provisions of our series A and series B preferred stock will result in issuing an aggregate of 11,869,549 and 4,699,824 shares of common stock upon conversion, respectively.


SAMPLE CONVERSION CALCULATION


The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $3,100,000 of secured convertible notes on January 26, 2007, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion price of $0.015, the number of shares issuable upon conversion would be:

$3,100,000/$0.015 = 206,666,667 shares



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


The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes (excluding the shares underlying the secured convertible notes issued pursuant to our September 2006 and October 2006 Securities Purchase Agreements which we are not registering in this prospectus), based on market prices 25%, 50% and 75% below the average of the three lowest intraday prices during the 20 trading days preceding January 26, 2007 of $0.025.



% Below Market   Price Per Share   Discount of 40%   Number of Shares Issuable*
--------------   ---------------   ---------------   --------------------------
      25%              $.0188          $.0113              275,555,556
      50%              $.0125          $.0075              413,333,333
      75%              $.0063          $.0038              826,666,667


SEPTEMBER 2006 SECURITIES PURCHASE AGREEMENT (NOT BEING REGISTERED IN THIS PROSPECTUS)

On September 12, 2006, we entered into a Securities Purchase Agreement with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millennium Capital Partners, II, LLC ("Millennium") for the sale of (i) $775,000 in secured convertible notes and
(ii) warrants to purchase 20,000,000 shares of the Company's common stock. Partners, Offshore, Qualified and Millennium are collectively referred to as the "Purchasers".

The Purchasers are obligated to provide the Company with the funds as follows:

      o     $275,000 was disbursed on September 12, 2006;

      o     $250,000 was disbursed on October 4, 2006 and

      o     $250,000 was disbursed on November 6, 2006.

The proceeds of the offering will be used support our commercialization activities for its BioScanIR(R) System and for working capital.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.3125 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the Initial Market Price which is $0.30, we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers, which will include the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, we are required to pay liquidated damages to the Purchasers. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.


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

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The Purchasers have granted us a waiver pursuant to which the Purchasers have agreed that the issuance of the notes and the warrants pursuant to our September 12, 2006 Securities Purchase Agreement, any subsequent issuance of common stock upon the conversion or exercise thereof, has not, and will not, trigger the anti-dilution provisions as set forth in the notes and warrants which we issued to the Purchasers pursuant to our November 14, 2005 Securities Purchase Agreement.

In connection with the closing on September 12, 2006 of the first tranche of $275,000 of convertible notes and warrants for 20,000,000 shares of common stock, the Company reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The fair value of the conversion option on the date of issuance of the notes was $207,456. The fair value of the warrants on the date of issuance was $3,662,522. Since the fair value of the conversion option and warrant exceeded the face value of the convertible notes, the Company recorded a $3,594,978 charge which is included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options for the quarter ended September 30, 2006. The convertible note was recorded at the residual value of $0. On October 4, 2006 in the 2nd tranche of $250,000 of convertible notes, the fair value of the conversion option on the date of issuance of the notes was $402,174. Since the fair value of the conversion option exceeded the face value of the convertible notes, the Company recorded a $152,174 charge which will be included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options in the fourth quarter 2006. The convertible note was recorded at the residual value of $0. On November 6, 2006 in the 3rd tranche of $250,000 of convertible notes, the fair value of the conversion option on the date of issuance of the notes was $290,541. Since the fair value of the conversion option exceeded the face value of the convertible notes, the Company recorded a $40,541 charge which will be included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options in the fourth quarter 2006. The convertible note was recorded at the residual value of $0. The resultant debt discount recorded on the secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method with a charge to interest expense.

OCTOBER 2006 SECURITIES PURCHASE AGREEMENT (NOT BEING REGISTERED IN THIS PROSPECTUS)

On October 31, 2006, the Company entered into a new Securities Purchase Agreement with the Purchasers for the sale of (i) $2,000,000 in secured convertible notes; and (ii) warrants to purchase 40,000,000 shares of the Company's common stock.

The Purchasers are obligated to provide the Company with the funds as follows:

      o     $1,000,000 was disbursed on October 31, 2006;


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

      o $1,000,000 will be disbursed 2 days after the declaration of effectiveness of the Registration Statement to be filed pursuant to the Registration Rights Agreement dated November 14, 2005

The proceeds of the offering will be used support the Company's commercialization activities for its BioScanIR(R) System and for working capital.

The secured convertible notes bear interest at 8%, unless the Company's common stock is greater than $0.10 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due shall bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company's option, in any month where the current stock price is below the Initial Market Price, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The term "Initial Market Price" means the volume weighted average price of the Common Stock for the five trading days immediately preceding the closing which was $0.069.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of the Company's assets and intellectual property. The Company is required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers, which will include the common stock underlying the secured convertible notes, and the warrants. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares or cash, at the Company's election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.08 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for the Company's shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company's principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

In connection with the closing on October 31, 2006 of the first tranche of $1,000,000 of convertible notes and warrants for 20,000,000 shares of common stock, the Company reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The fair value of the conversion option on the date of issuance of the notes was $750,000. The fair value of the warrants on the date of issuance was $1,320,000. Since the fair value of the conversion option and warrant exceeded the face value of the convertible notes, the Company recorded a $1,070,000 charge which will be included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options in the fourth quarter 2006. The convertible note was recorded at the residual value of $0. The debt discount recorded on our secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method. In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option is valued at its intrinsic value because of the 40% discount to current market prices of our common stock and the detachable warrants are valued using the Black Scholes valuation model. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. These additions or charges have no cash effect over the life of the instrument.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Purchasers were accredited Purchasers and/or qualified institutional buyers, the Purchasers had access to information about the company and their investment, the Purchasers took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

The Purchasers have granted us a waiver pursuant to which the Purchasers have agreed that the issuance of the notes and the warrants pursuant to our October 31, 2006 Securities Purchase Agreement, any subsequent issuance of common stock upon the conversion or exercise thereof, has not, and will not, trigger the anti-dilution provisions as set forth in the notes and warrants which we issued to the Purchasers pursuant to our November 14, 2005 and September 12, 2006 Securities Purchase Agreements.


The Securities Purchase Agreements as described above, upon conversion of notes, will trigger the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. As of January 26, 2007, the triggering of the aforementioned anti dilution provisions of our series A and series B preferred stock will result in issuing an aggregate of 11,869,549 and 4,699,824 shares of common stock upon conversion, respectively.


                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

The financial statements for each of the two years in the period ended December 31, 2005 and 2004 and for the period from February 7, 1997 (Inception) to December 31, 2005, included in this prospectus have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, as stated in their report, appearing in this prospectus and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Advanced BioPhotonics, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

        ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                        (A Development Stage Enterprise)

Report of Independent Registered Public Accounting Firm                      F-1

ANNUAL FINANCIAL STATEMENTS
Balance Sheets as of December 31, 2005                                       F-2
Statements of Operations for the years ended
  December 31, 2005 and 2004                                                 F-3
Statements of Stockholders' Deficit for the years ended
  December 31, 2005 and 2004                                                 F-4
Statements of Cash Flows for the years ended
  December 31, 2005 and 2004                                                 F-8
Notes to Annual Financial Statements                                F-10 to F-24

QUARTERLY FINANCIAL STATEMENTS (UNAUDITED)
Condensed Balance Sheet - March 31, 2006 and December 31, 2005           F-25-25
Condensed Statements of Operations - For the Quarters Ended
  March 31, 2006 and 2005 and For the Period from February
  7, 1997 Inception) to March 31, 2006                                      F-26
Condensed Statements of Stockholders Equity - For the Period
  From January 1, 2006 through March 31, 2006                               F-27
Condensed Statement of Cash Flows - For the Quarters Ended
  March 31, 2006 and 2005 and For the Period from February
  7, 1997 Inception) to March 31, 2006                                 F-28-F-29
Notes to Quarterly Financial Statements                             F-30 to F-40

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Stockholders Advanced BioPhotonics Inc. (F/K/A OmniCorder Technologies, Inc.)

We have audited the accompanying balance sheets of Advanced BioPhotonics Inc. (F/K/A OmniCorder Technologies, Inc.) (the "Company") (A Development Stage Enterprise) as of December 31, 2005 and 2004 and the related statements of operations, stockholders' equity (deficiency), and cash flows for the years ended December 31, 2005 and 2004, and for the period from February 7, 1997 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced BioPhotonics Inc. (F/K/A OmniCorder Technologies, Inc.) (A Development Stage Enterprise) as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, and for the period from February 7, 1997 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a deficit accumulated during the development stage of $22,317,969, and cash flows used in operating activities of $13,755,707 during the development stage, which commenced on February 7, 1997 through December 31, 2005. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /S/ MARCUM & KLIEGMAN LLP
                                        -------------------------
                                        MELVILLE, NEW YORK
                                        MARCH 20, 2006

                           Advanced BioPhotonics Inc.
                      (F/K/A OmniCorder Technologies, Inc.)

                        (A Development Stage Enterprise)

                                 BALANCE SHEETS

                                            December 31,   December 31,
                                                2005           2004
                                            ------------   ------------
CURRENT ASSETS
Cash and cash equivalents                    $  868,363     $3,403,712
Prepaid expenses and other current assets       207,589        226,519
                                             ----------     ----------
    Total Current Assets                      1,075,952      3,630,231
Property and equipment, net                     176,827        284,850
Other assets:
  Equipment deposits                            257,983         97,245
  Deferred financing costs, net                 220,962         37,000
  Security deposits                               9,662         17,700
                                             ----------     ----------
    TOTAL ASSETS                             $1,741,386     $4,067,026
                                             ==========     ==========

The accompanying notes are an integral part of these financial statements.

                           Advanced BioPhotonics Inc.
                      (F/K/A OmniCorder Technologies, Inc.)

                        (A Development Stage Enterprise)

                                 BALANCE SHEETS

              LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) / EQUITY


                                                        December 31,   December 31,
                                                            2005           2004
                                                        ------------   ------------
CURRENT LIABILITIES
    Notes payable                                       $    152,512   $    165,883
    Accounts payable and accrued expenses                    445,991        280,656
    Professional fees payable                                242,171        159,062
    License agreement payable                                323,000             --
    Deferred officers salaries                               504,632        431,555
    Dividends payable                                         77,729             --
                                                        ------------   ------------
      Total Current Liabilities                            1,746,035      1,037,156
                                                        ------------   ------------
  Convertible debentures(net of debt discount
    $758,171)                                                241,829             --
  Detachable warrants                                        878,708             --
  Non employee stock options                                 104,483             --
  Conversion option on convertible debentures                891,892             --
  Conversion option liability on series A convertible
    preferred stock                                          602,387             --
  Conversion option liability on series B convertible
    preferred stock                                          251,293             --
   Deferred officers salaries, non current                   435,000        555,000
                                                        ------------   ------------
      Total Long term Liabilities                          3,405,592        555,000
                                                        ------------   ------------
      Total Liabilities                                    5,151,627      1,592,156
                                                        ------------   ------------
COMMITMENTS AND CONTINGENCIES
  STOCKHOLDERS' (DEFICIENCY) / EQUITY
    Series A Convertible preferred stock, $.01
      par value, 3,000,000 shares authorized;
      1,550,000 shares issued and outstanding,
      respectively, liquidation preference
      $1,550,000                                              15,500         15,500
    Series B Convertible preferred stock, $.01 par
      value, 7,000,000 shares authorized;
      1,293,202 and 0 shares issued and
      outstanding, respectively, liquidation
      preference $640,776                                     12,932             --
    Common stock, $.001 par value; 200,000,000
      shares authorized; 33,072,772 issued and
      30,395,772 outstanding and 29,695,889 shares
      issued and outstanding, respectively                    33,073         29,695
    Additional paid-in capital                            18,897,622     17,842,765
    Deferred compensation                                    (48,722)            --
    Deficit accumulated during the development stage     (22,317,969)   (15,413,090)
  Treasury stock, at cost, 2,677,000 and 0 shares
    issued, respectively                                      (2,677)            --
                                                        ------------   ------------
      Total Stockholders' (Deficiency) / Equity           (3,410,241)     2,474,870
                                                        ------------   ------------
        TOTAL LIABILITIES AND
           STOCKHOLDERS' (DEFICIENCY) / EQUITY          $  1,741,386   $  4,067,026
                                                        ============   ============


The accompanying notes are an integral part of these financial statements.

                           ADVANCED BIOPHOTONICS INC.
                      (F/K/A OmniCorder Technologies, Inc.)

                        (A Development Stage Enterprise)

                            STATEMENTS OF OPERATIONS


                                                                                     Cumulative For
                                                                                     the Period From
                                                                                    February 7, 1997
                                                          For the Years Ended         (inception)
                                                              December 31,          through December
                                                       --------------------------           31,
                                                           2005           2004            2005
                                                       -----------    -----------   ----------------
  DEVELOPMENT REVENUES                                 $        --    $    69,800     $     69,800
  DEVELOPMENT COSTS                                             --         20,000           20,000
                                                       -----------    -----------     ------------
          GROSS PROFIT                                          --         49,800           49,800
                                                       -----------    -----------     ------------
OPERATING EXPENSES
  Research and development                               1,898,015      1,413,194        8,719,223
  Selling, general and administrative                    3,538,032      3,288,844        9,677,140
  Related party legal expense                                   --             --          544,881
  Write-off of public offering costs                            --             --          501,992
                                                       -----------    -----------     ------------
    TOTAL OPERATING EXPENSES                             5,436,047      4,702,038       19,441,236
    OPERATING LOSS                                      (5,436,047)    (4,652,238)     (19,393,436)
  Change in fair value of non employee stock
  options, warrants and conversion options                 323,189             --          323,189
  Interest and other  expenses (income), net                22,257        (17,089)       1,019,837
                                                       -----------    -----------     ------------
    NET LOSS                                            (5,781,493)    (4,635,149)     (20,736,462)

  Series A Convertible Preferred Stock beneficial
    conversion feature                                     703,128        458,121        1,161,249
  Series B Convertible Preferred Stock beneficial
    conversion feature                                     420,258             --          420,258
  Deemed dividend on issuance of additional Series A
    onvertible Preferred Stock Warrants   C                449,500             --          449,500
  Accumulated Dividends on Series A Convertible
    Preferred Stock                                         64,583             --           64,583
  Accumulated Dividends on Series B Convertible
    Preferred Stock                                         17,614             --           17,614
                                                       -----------    -----------     ------------
  NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS-BASIC
    AND DILUTED                                        $(7,436,576)   $(5,093,270)    $(22,849,666)
                                                       ===========    ===========     ============
  Basic and diluted net loss per share                 $     (0.25)   $     (0.17)
                                                       ===========    ===========
  Weighted average number of shares outstanding         30,107,408     29,584,357
                                                       ===========    ===========


The accompanying notes are an integral part of these financial statements.

         ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.

                        (A Development Stage Enterprise)

            CONDENSED STATEMENT OF STOCKHOLDERS' (DEFICIENCY)/EQUITY

For the period from February 7, 1997 (inception) through December 31, 2005

                                                                             Series A          Series B
                                                       Common Stock       Preferred Stock   Preferred Stock
                                                  ---------------------   ---------------   ---------------
                                                    Shares      Amount    Shares   Amount   Shares   Amount
                                                  ----------   --------   ------   ------   ------   ------
Issuance of common stock to founders              10,301,259   $ 10,301     --       $--      --      $--
Sale of common stock at $.55 per share,
  net of expenses of $35,164                         361,437        361     --        --      --       --
Issuance of common stock warrants to
  related party for legal services                        --         --     --        --      --       --
Sale of common stock warrants to related party            --         --     --        --      --       --
    Net loss                                              --         --     --        --      --       --
                                                  ----------   --------    ---       ---     ---      ---
Balance at December 31, 1997                      10,662,696     10,662     --        --      --       --
                                                  ----------   --------    ---       ---     ---      ---
Issuance of common stock to founders               2,710,858      2,711     --        --      --       --
Sale of common stock at $.55 per share,
  net of expenses of $62,900                         885,539        886     --        --      --       --
Issuance of common stock for research
  and development                                    271,086        271     --        --      --       --
Issuance of common stock warrants to
related party for legal services                          --         --     --        --      --       --
Cash received from sale of common stock warrant           --         --     --        --      --       --
Issuance of common stock warrants in
connection with sale of bridge notes                      --         --     --        --      --       --
    Net loss                                              --         --     --        --      --       --
                                                  ----------   --------    ---       ---     ---      ---
Balance at December 31, 1998                      14,530,179     14,530     --        --      --       --
                                                  ----------   --------    ---       ---     ---      ---
Conversion of bridge notes into common stock       1,433,015      1,433     --        --      --       --
Issuance of common stock for research
  and development                                    135,543        136     --        --      --       --
Sale of common stock at $1.14 per share              945,282        945     --        --      --       --
    Net loss                                              --         --     --        --      --       --
                                                  ----------   --------    ---       ---     ---      ---
Balance at December 31, 1999                      17,044,019   $ 17,044     --        --      --       --
                                                  ----------   --------    ---       ---     ---      ---


                                                                                                Deficit
                                                                                              Accumulated
                                                                    Deferred     During the      Stock
                                                   Additional     Stock Based   Development  Subscription
                                                 Paid-in-Capital  Compensation     Stage       Receivable
                                                 ---------------  ------------  -----------  ------------
Issuance of common stock to founders               $    6,419          --       $        --    $(15,070)
Sale of common stock at $.55 per share,
  net of expenses of $35,164                          164,469          --                --          --
Issuance of common stock warrants to
  related party for legal services                     75,000          --                --          --
Sale of common stock warrants to related party         40,000          --                --     (30,000)
    Net loss                                               --          --          (168,516)         --
                                                   ----------          --       -----------    --------
Balance at December 31, 1997                          285,888          --          (168,516)    (45,070)
                                                   ----------          --       -----------    --------
Issuance of common stock to founders                    1,689          --                --          --
Sale of common stock at $.55 per share,
  net of expenses of $62,900                          426,209          --                --          --
Issuance of common stock for research
  and development                                     149,729          --                --          --
Issuance of common stock warrants to
related party for legal services                       20,000          --                --          --
Cash received from sale of common stock warrant            --          --                --      30,000
Issuance of common stock warrants in
connection with sale of bridge notes                  329,625          --                --          --
    Net loss                                               --          --        (1,594,054)         --
                                                   ----------          --       -----------    --------
Balance at December 31, 1998                        1,213,140          --        (1,762,570)    (15,070)
                                                   ----------          --       -----------    --------
Conversion of bridge notes into common stock          789,192          --                --          --
Issuance of common stock for research
  and development                                      74,864          --                --          --
Sale of common stock at $1.14 per share             1,073,055          --                --          --
    Net loss                                               --          --        (1,547,973)         --
                                                   ----------         ---       -----------    --------
Balance at December 31, 1999                       $3,150,251          --       $(3,310,543)   $(15,070)
                                                  -----------         ---       -----------    --------

                                                   Treasury Stock
                                                  ---------------
                                                  Shares   Amount      Total
                                                  ------   ------   -----------
Issuance of common stock to founders                --      $--     $     1,650
Sale of common stock at $.55 per share,
  net of expenses of $35,164                        --       --         164,830
Issuance of common stock warrants to
  related party for legal services                  --       --          75,000
Sale of common stock warrants to related party      --       --          10,000
    Net loss                                        --       --        (168,516)
                                                   ---      ---     -----------
Balance at December 31, 1997                        --       --          82,964
                                                   ---      ---     -----------
Issuance of common stock to founders                --       --           4,400
Sale of common stock at $.55 per share,
  net of expenses of $62,900                        --       --         427,095
Issuance of common stock for research
  and development                                   --       --         150,000
Issuance of common stock warrants to
related party for legal services                    --       --          20,000
Cash received from sale of common stock warrant     --       --          30,000
Issuance of common stock warrants in
connection with sale of bridge notes                --       --         329,625
    Net loss                                        --       --      (1,594,054)
                                                   ---      ---     -----------
Balance at December 31, 1998                        --       --        (549,970)
                                                   ---      ---     -----------
Conversion of bridge notes into common stock        --       --         790,625
Issuance of common stock for research
  and development                                   --       --          75,000
Sale of common stock at $1.14 per share             --       --       1,074,000
    Net loss                                        --       --      (1,547,973)
                                                   ---      ---     -----------
Balance at December 31, 1999                        --       --     $ (158,318)
                                                   ---      ---     -----------

The accompanying notes are an integral part of these financial statements.

                           ADVANCED BIOPHOTONICS INC.
                      (F/K/A OmniCorder Technologies, Inc.)

                        (A Development Stage Enterprise)

                 STATEMENT OF STOCKHOLDERS' (DEFICIENCY) EQUITY
      For the Period February 7, 1997 (Inception) Through December 31, 2005
                                   (continued)


                                                                                             Series A
                                                                  Common Stock           Preferred Stock
                                                            -----------------------   ----------------------
                                                             Shares        Amount      Shares       Amount
                                                            ----------   ----------   ---------   ----------
Issuance of common stock for research
  and development                                              135,543   $      136          --     $    --
Issuance of common stock for
  services rendered                                              8,810            9          --          --
Sale of common stock at $1.14 and $1.38 per
  share for 691,269 and 924,156 shares, respectively         1,615,425        1,615          --          --
Issuance of stock options and warrants
  for services rendered                                             --           --          --          --
Net loss                                                            --           --          --          --
                                                            ----------   ----------   ---------     -------
Balance at December 31, 2000                                18,803,797       18,804          --          --
                                                            ----------   ----------   ---------     -------
Issuance of common stock for
  services rendered                                             12,322           12          --          --
Sale of common stock at $2.44 per share                        164,294          164          --          --
Issuance of stock options and warrants for
  services rendered                                                 --           --          --          --
Net loss                                                            --           --          --          --
                                                            ----------   ----------   ---------     -------
Balance at December 31, 2001                                18,980,413       18,980          --          --
                                                            ----------   ----------   ---------     -------
Issuance of common stock in
  accordance with anti-dilution provisions                     164,294          164          --          --
Sale of common stock at $1.22 and $.97 per
  share for 102,684 and 385,065 shares, respectively           487,749          488          --          --
Issuance of stock options and warrants
  for services rendered                                             --           --          --          --
Net loss                                                            --           --          --          --
                                                            ----------   ----------   ---------     -------
Balance at December 31, 2002                                19,632,456       19,632          --          --
                                                            ----------   ----------   ---------     -------
Elimination of subscription receivable                              --           --          --          --
Sale of common stock at $.97 per share                       1,317,849        1,318          --          --
Issuance of stock options and warrants
  for services rendered                                             --           --          --          --
Issuance of common stock in accordance with
  antidilution provisions                                      107,821          108          --          --
Exercise of warrants                                           480,274          480          --          --
Issuance of common shares to shareholders of
  company acquired in reverse acquisition                    1,133,600        1,134          --          --
Net assets acquired in reverse acquistion
Sale of common stock for cash at $1.375 per share, net       5,486,027        5,486          --          --
Conversion of Bridge Loan at $1.375 per share                  200,000          200          --          --
Issuance of common stock for offering services               1,212,073        1,212          --          --
Net loss                                                            --           --          --          --
                                                            ----------   ----------   ---------     -------
Balance at December 31, 2003                                29,570,100   $   29,570          --          --
                                                            ----------   ----------   ---------     -------
Issuance of stock options and warrants
 for services rendered                                              --           --          --          --
Issuance of stock granted for services
  rendered                                                      15,000           15          --          --
  Sale of preferred stock at $1.00 per share                        --           --   1,550,000      15,500
    Seriers A Convertible Preferred Stock
      beneficial conversion feature                                 --           --          --          --
Costs incurred asssociated with sale of stock and
  reverse acquisition                                               --           --          --          --
Costs incurred asssociated with sale of Series A
  preferred stock                                                   --           --          --          --
 Exercise of options                                            76,101           76          --          --
 Exercise of options (cashless)                                 27,388           27          --          --
Adjustment of Sale of common stock for cash                      7,300            7          --          --
  at $1.375 per share, net (Unaudited)
Net Loss
                                                            ----------   ----------   ---------     -------
Balance at December 31, 2004                                29,695,889   $   29,695   1,550,000     $15,500
                                                            ==========   ==========   =========     =======
  Exercise of options                                            5,218            6          --          --
  Issuance of common stock for
    services rendered                                          580,000          580          --          --
  Issuance of stock options for services rendered                   --           --          --          --
  Issuance of warrants for services rendered                        --           --          --          --
Amortization of deferred stock compensation                         --           --          --          --
  Sale of Series B preferred stock at $0.50 per share               --           --          --          --
    Seriers B Convertible Preferred Stock
      beneficial conversion feature                                 --           --          --          --
    Seriers A Convertible Preferred Stock
      beneficial conversion feature                                 --           --          --          --
Costs incurred asssociated with sale of Series B
  preferred stock                                                   --           --          --          --
    Conversion of Seriers B Convertible Preferred Stock
      to common stock                                          114,665          115          --          --
   Issuance of collateral shares in Company's name           2,677,000        2,677          --          --
  Series A Convertible Preferred Stock dividends declared           --           --          --          --
  Series B Convertible Preferred Stock dividends declared           --           --          --          --
Reclassification of conversion option liabilty - series             --           --          --          --
A convertible preferred stock
Reclassification of conversion option liabilty - series             --           --          --          --
B convertible preferred stock
Reclassification of non-employee                                    --           --          --          --
stock options liabilty
Reclassification of detachable warrants liability                   --           --          --          --
Reacquisition of warrants held by Trilogy                           --           --          --          --
Issuance of additional warrants to holders of                       --           --          --          --
  series A convertible preferred stock
  Deemed Dividend associated with issuance of
  additional warrants to holders of series A
  convertible preferred stock                                       --           --          --          --
Net Loss                                                            --           --          --          --
                                                            ----------   ----------   ---------     -------
Balance at December 31, 2005                                33,072,772   $   33,073   1,550,000     $15,500
                                                            ==========   ==========   =========     =======

                                                                   Series B
                                                                Preferred Stock                         Deferred
                                                            ----------------------      Additional      Stock Based
                                                              Shares      Amount     Paid-in-Capital   Compensation
                                                            ---------   ----------    --------------   ------------
Issuance of common stock for research
  and development                                                  --     $    --      $     74,864      $      --
Issuance of common stock for
  services rendered                                                --          --            10,001             --
Sale of common stock at $1.14 and $1.38 per
  share for 691,269 and 924,156 shares, respectively               --          --         2,058,786             --
Issuance of stock options and warrants
  for services rendered                                            --          --            51,357             --
Net loss                                                           --          --                --             --
                                                            ---------     -------      ------------      ---------
Balance at December 31, 2000                                       --          --         5,345,259             --
                                                            ---------     -------      ------------      ---------
Issuance of common stock for
  services rendered                                                --          --            29,988             --
Sale of common stock at $2.44 per share                            --          --           399,836             --
Issuance of stock options and warrants for
  services rendered                                                --          --            21,012             --
Net loss                                                           --          --                --             --
                                                            ---------     -------      ------------      ---------
Balance at December 31, 2001                                       --          --         5,796,095             --
                                                            ---------     -------      ------------      ---------
Issuance of common stock in
  accordance with anti-dilution provisions                         --          --              (164)            --
Sale of common stock at $1.22 and $.97 per
  share for 102,684 and 385,065 shares, respectively               --          --           499,512             --
Issuance of stock options and warrants
  for services rendered                                            --          --           595,188             --
Net loss                                                           --          --                --             --
                                                            ---------     -------      ------------      ---------
Balance at December 31, 2002                                       --          --         6,890,631             --
                                                            ---------     -------      ------------      ---------
Elimination of subscription receivable                             --          --           (15,070)            --
Sale of common stock at $.97 per share                             --          --         1,282,084             --
Issuance of stock options and warrants
 for services rendered                                             --          --           691,377             --
Issuance of common stock in accordance with
  antidilution provisions                                          --          --              (108)            --
Exercise of warrants                                               --          --              (480)            --
Issuance of common shares to shareholders of                       --          --            (1,134)            --
company acquired in reverse acquisition
Net assets acquired in reverse acquistion                                                    20,584             --
Sale of common stock for cash at $1.375 per share, net             --          --         6,702,924             --
Conversion of Bridge Loan at $1.375 per share                      --          --           274,800             --
Issuance of common stock for offering services                     --          --            (1,212)            --
Net loss                                                           --          --                --             --
                                                            ---------     -------      ------------      ---------
Balance at December 31, 2003                                       --          --      $ 15,844,396             --
                                                            ---------     -------      ------------      ---------
Issuance of stock options and warrants
  for services rendered                                            --          --            53,156
Issuance of stock granted for services
  rendered                                                         --          --            43,485
  Sale of preferred stock at $1.00 per share                       --          --         1,534,500
    Seriers A Convertible Preferred Stock
      beneficial conversion feature                                --          --           458,121
Costs incurred asssociated with sale of stock and
  reverse acquisition                                              --          --          (101,711)
Costs incurred asssociated with sale of Series A
  preferred stock                                                  --          --           (31,072)
  Exercise of options                                              --          --            41,924
  Exercise of options (cashless)                                   --          --               (27)
Adjustment of Sale of common stock for cash                        --          --                (7)
  at $1.375 per share, net (Unaudited)
Net Loss
                                                                   --          --                --             --
                                                            ---------     -------      ------------      ---------
Balance at December 31, 2004                                       --     $    --      $ 17,842,765             --
                                                            =========     =======      ============      =========
  Exercise of options                                              --          --             2,875             --
  Issuance of common stock for
    services rendered                                              --          --           409,920             --
 Issuance of stock options for services rendered                   --          --           133,818       (133,818)
 Issuance of warrants for services rendered                        --          --           600,000             --
Amortization of deferred stock compensation                        --          --                --         85,096
  Sale of Series B preferred stock at $0.50 per share       1,407,867      14,079           689,854             --
    Seriers B Convertible Preferred Stock
      beneficial conversion feature                                --          --           420,258             --
    Seriers A Convertible Preferred Stock
      beneficial conversion feature                                --          --           703,128             --
Costs incurred asssociated with sale of Series B
  preferred stock                                                  --          --          (212,245)            --
    Conversion of Seriers B Convertible Preferred Stock
      to common stock                                        (114,665)     (1,147)            1,032             --
    Issuance of collateral shares in Company's name                --          --                --             --
  Series A Convertible Preferred Stock dividends declared          --          --           (62,000)            --
  Series B Convertible Preferred Stock dividends declared          --          --           (15,729)            --
Reclassification of conversion option liabilty - series
  A convertible preferred stock                                    --          --          (586,182)            --
Reclassification of conversion option liabilty - series
  B convertible preferred stock                                    --          --          (244,533)            --
Reclassification of non-employee
  stock options liabilty                                           --          --          (104,927)            --
Reclassification of detachable warrants liability                  --          --          (636,412)            --
Reacquisition of warrants held by Trilogy                          --          --           (44,000)            --
Issuance of additional warrants to holders of                      --          --           449,500             --
  series A convertible preferred stock
  Deemed Dividend associated with issuance of
  additional warrants to holders of series A
  convertible preferred stock                                      --          --          (449,500)            --
Net Loss                                                           --          --                --             --
                                                            ---------     -------      ------------      ---------
Balance at December 31, 2005                                1,293,202     $12,932      $ 18,897,622      $ (48,722)
                                                            =========     =======      ============      =========

                                                              Deficit
                                                            Accumulated
                                                             During the       Stock
                                                             Development   Subscription
                                                                Stage       Receivable
                                                            ------------   ------------
Issuance of common stock for research
  and development                                           $         --     $     --
Issuance of common stock for
  services rendered                                                   --           --
Sale of common stock at $1.14 and $1.38 per
  share for 691,269 and 924,156 shares, respectively                  --           --
Issuance of stock options and warrants
  for services rendered                                               --           --
Net loss                                                      (1,446,203)          --
                                                            ------------     --------
Balance at December 31, 2000                                  (4,756,746)     (15,070)
                                                            ------------     --------
Issuance of common stock for
  services rendered                                                   --           --
Sale of common stock at $2.44 per share                               --           --
Issuance of stock options and warrants for
  services rendered                                                   --           --
Net loss                                                      (1,675,158)          --
                                                            ------------     --------
Balance at December 31, 2001                                  (6,431,904)     (15,070)
                                                            ------------     --------
Issuance of common stock in
  accordance with anti-dilution provisions                            --           --
Sale of common stock at $1.22 and $.97 per
  share for 102,684 and 385,065 shares, respectively                  --           --
Issuance of stock options and warrants
  for services rendered                                               --           --
Net loss                                                      (1,511,997)          --
                                                            ------------     --------
Balance at December 31, 2002                                  (7,943,901)     (15,070)
                                                            ------------     --------
Elimination of subscription receivable                                --       15,070
Sale of common stock at $.97 per share                                --           --
Issuance of stock options and warrants
  for services rendered                                               --           --
Issuance of common stock in accordance with
  antidilution provisions                                             --           --
Exercise of warrants                                                  --           --
Issuance of common shares to shareholders of                          --           --
company acquired in reverse acquisition
Net assets acquired in reverse acquistion                             --           --
Sale of common stock for cash at $1.375 per share, net                --           --
Conversion of Bridge Loan at $1.375 per share                         --           --
Issuance of common stock for offering services                        --           --
Net loss                                                      (2,375,919)          --
                                                            ------------     --------
Balance at December 31, 2003                                $(10,319,820)    $     --
                                                            ------------     --------
Issuance of stock options and warrants
  for services rendered
Issuance of stock granted for services
  rendered
  Sale of preferred stock at $1.00 per share
    Seriers A Convertible Preferred Stock
      beneficial conversion feature                             (458,121)
Costs incurred asssociated with sale of stock and
  reverse acquisition
Costs incurred asssociated with sale of
  Series A preferred stock Exercise of
  options Exercise of options (cashless)
Adjustment of Sale of common stock for
  cash at $1.375 per share, net (Unaudited)
Net Loss                                                      (4,635,149)
                                                                      --           --
                                                            ------------     --------
Balance at December 31, 2004                                $(15,413,090)    $     --
                                                            ============     ========
  Exercise of options                                                 --           --
  Issuance of common stock for
    services rendered                                                 --           --
  Issuance of stock options for services rendered                     --           --
  Issuance of warrants for services rendered                          --           --
Amortization of deferred stock compensation                           --           --
  Sale of Series B preferred stock at $0.50 per share                 --           --
    Seriers B Convertible Preferred Stock
      beneficial conversion feature                             (420,258)          --
    Seriers A Convertible Preferred Stock
      beneficial conversion feature                             (703,128)          --
Costs incurred asssociated with sale of Series B
  preferred stock                                                     --           --
    Conversion of Seriers B Convertible Preferred Stock
      to common stock                                                 --           --
    Issuance of collateral shares in Company's name                   --           --
  Series A Convertible Preferred Stock dividends declared             --           --
  Series B Convertible Preferred Stock dividends declared             --           --
Reclassification of conversion option liabilty - series               --           --
  A convertible preferred stock
Reclassification of conversion option liabilty - series               --           --
  B convertible preferred stock
Reclassification of non-employee                                      --           --
  stock options liabilty
Reclassification of detachable warrants liability                     --           --
Reacquisition of warrants held by Trilogy                             --           --
Issuance of additional warrants to holders of                         --           --
  series A convertible preferred stock
  Deemed Dividend associated with issuance of                         --           --
  additional warrants to holders of series A
  convertible preferred stock
Net Loss                                                      (5,781,493)          --
                                                            ------------     --------
Balance at December 31, 2005                                $(22,317,969)    $     --
                                                            ============     ========

                                                                Treasury Stock
                                                             -------------------
                                                               Shares     Amount      Total
                                                             ----------   ------   -----------
Issuance of common stock for research
  and development                                                    --      $--   $    75,000
Issuance of common stock for
  services rendered                                                  --       --        10,010
Sale of common stock at $1.14 and $1.38 per
  share for 691,269 and 924,156 shares, respectively                 --       --     2,060,401
Issuance of stock options and warrants
  for services rendered                                              --       --        51,357
Net loss                                                             --       --    (1,446,203)
                                                             ----------    -----   -----------
Balance at December 31, 2000                                         --       --       592,247
                                                             ----------    -----   -----------
Issuance of common stock for
  services rendered                                                  --       --        30,000
Sale of common stock at $2.44 per share                              --       --       400,000
Issuance of stock options and warrants for
  services rendered                                                  --       --        21,012
                                                                                   -----------
Net loss                                                             --       --    (1,675,158)
                                                             ----------    -----   -----------
Balance at December 31, 2001                                         --       --      (631,899)
                                                             ----------    -----   -----------
Issuance of common stock in
  accordance with anti-dilution provisions                           --       --            --
Sale of common stock at $1.22 and $.97 per
  share for 102,684 and 385,065 shares, respectively                 --       --       500,000
Issuance of stock options and warrants
  for services rendered                                              --       --       595,188
Net loss                                                             --       --    (1,511,997)
                                                             ----------    -----   -----------
Balance at December 31, 2002                                         --       --    (1,048,708)
                                                             ----------    -----   -----------
Elimination of subscription receivable                               --       --            --
Sale of common stock at $.97 per share                               --       --     1,283,402
Issuance of stock options and warrants
  for services rendered                                              --       --       691,377
Issuance of common stock in accordance with
  antidilution provisions                                            --       --            --
Exercise of warrants                                                 --       --            --
Issuance of common shares to shareholders of                         --       --            --
  company acquired in reverse acquisition
Net assets acquired in reverse acquistion                                               20,584
Sale of common stock for cash at $1.375 per share, net               --       --     6,708,410
Conversion of Bridge Loan at $1.375 per share                        --       --       275,000
Issuance of common stock for offering services                       --       --            --
Net loss                                                             --       --    (2,375,919)
                                                             ----------    -----   -----------
Balance at December 31, 2003                                         --       --   $ 5,554,146
                                                             ----------    -----   -----------
Issuance of stock options and warrants
  for services rendered                                              --       --        53,156
Issuance of stock granted for services
  rendered                                                           --       --        43,500
  Sale of preferred stock at $1.00 per share                         --       --     1,550,000
    Seriers A Convertible Preferred Stock
      beneficial conversion feature                                  --       --            --
Costs incurred asssociated with sale of stock and
    reverse acquisition                                              --       --      (101,711)
Costs incurred asssociated with sale of Series A
  preferred stock                                                    --       --       (31,072)
  Exercise of options                                                --       --        42,000
  Exercise of options (cashless)                                     --       --            --
Adjustment of Sale of common stock for cash                          --       --
  at $1.375 per share, net (Unaudited)
Net Loss                                                                            (4,635,149)
                                                                     --       --            --
                                                             ----------    -----   -----------
Balance at December 31, 2004                                         --       --   $ 2,474,870
                                                             ==========    =====   ===========
  Exercise of options                                                --       --         2,881
  Issuance of common stock for                                                             --
    services rendered                                                --       --       410,500
  Issuance of stock options for services rendered                    --       --            --
  Issuance of warrants for services rendered                         --       --       600,000
Amortization of deferred stock compensation                          --       --        85,096
  Sale of Series B preferred stock at $0.50 per share                --       --       703,933
    Seriers B Convertible Preferred Stock
      beneficial conversion feature                                  --       --            --
    Seriers A Convertible Preferred Stock
      beneficial conversion feature                                  --       --            --
Costs incurred asssociated with sale of Series B                                            --
  preferred stock                                                    --       --      (212,245)
    Conversion of Seriers B Convertible Preferred Stock
      to common stock                                                --       --            --
    Issuance of collateral shares in Company's name          (2,677,000)  (2,677)           --
  Series A Convertible Preferred Stock dividends declared            --       --       (62,000)
  Series B Convertible Preferred Stock dividends declared            --       --       (15,729)
Reclassification of conversion option liabilty - series
  A convertible preferred stock                                      --       --      (586,182)
Reclassification of conversion option liabilty - series
  B convertible preferred stock                                      --       --      (244,533)
Reclassification of non-employee
  stock options liabilty                                             --       --      (104,927)
Reclassification of detachable warrants liability                    --       --      (636,412)
Reacquisition of warrants held by Trilogy                            --       --       (44,000)
Issuance of additional warrants to holders of                        --       --       449,500
  series A convertible preferred stock
  Deemed Dividend associated with issuance of                        --       --      (449,500)
  additional warrants to holders of series A
  convertible preferred stock
Net Loss                                                             --       --    (5,781,493)
                                                                                   -----------
Balance at December 31, 2005                                 (2,677,000)  (2,677)  $(3,410,241)
                                                             ==========   ======   ===========

The accompanying notes are an integral part of these financial statements.

                           ADVANCED BIOPHOTONICS INC.
                      (F/K/A OmniCorder Technologies, Inc.)

                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS

                                                                                           Cumulative
                                                                                         For the Period
                                                             For the Years Ended      from February 7, 1997
                                                                 December 31,          (inception) through
                                                          -------------------------        December 31,
                                                              2005          2004              2005
                                                          -----------   -----------   ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                  $(5,781,493)  $(4,635,149)      $(20,736,462)
                                                          -----------   -----------       ------------
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization                             133,338       144,846            896,536
    Loss on disposal of net assets                                 --            --             20,584
    Unrealized loss from foreign currency
      transactions                                                 --            --             19,271
    Warrants issued to related party for legal
      services                                                     --            --             95,000
    Issuances of warrants and stock options for
      services rendered                                       685,096        96,656          2,180,696
    Issuance of common stock for research and
      development                                             410,500            --            710,500
    Amortization of original issue discount                        --            --            329,625
    Amortization of deferred financing costs                    9,607            --            197,732
    Amortization of debt discount on convertible
      debebtures                                               14,779            --             14,779
      Write off of deferred offering costs                     37,000            --             37,000
    Change in fair value of non-employee stock
    options, warrants and conversion options                  323,189            --            323,189
    Changes in operating assets and liabilities:
    Prepaid expenses and other current assets                 169,617       183,638            155,092
    Other assets                                                8,038      (148,407)          (143,907)
    Accounts payable and accrued expenses                     527,445       (75,745)         1,205,026
    Deferred officers salaries                                (46,923)        6,923            939,632
                                                          -----------   -----------       ------------
      NET CASH USED IN OPERATING ACTIVITIES                (3,509,807)   (4,427,238)       (13,755,707)
                                                          -----------   -----------       ------------
CASH FLOWS USED IN INVESTING ACTIVITIES
     Purchases of property and equipment                     (165,163)     (179,348)        (1,234,105)
                                                          -----------   -----------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from (costs of) issuance of common stock                --      (101,711)        12,522,477
  Net proceeds from issuance of Series A preferred
    stock                                                          --     1,518,928          1,518,928
  Net proceeds from issuance of Series B preferred
    stock                                                     491,688            --            491,688

The accompanying notes are an integral part of these financial statements.

                           ADVANCED BIOPHOTONICS INC.
                      (F/K/A OmniCorder Technologies, Inc.)

                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS

                                                                                         Cumulative
                                                                                       For the Period
                                                           For the Years Ended      from February 7, 1997
                                                               December 31,          (inception) through
                                                        -------------------------         December 31,
                                                           2005           2004              2005
                                                        -----------   -----------   ---------------------
    Proceeds from issuance of warrants                           --            --             40,000
    Proceeds from options exercised                           2,880        42,000             44,880
    Issuance of bridge note payable                              --            --          1,025,000
    Payment of deferred financing costs                     (65,000)           --           (212,500)
    Proceeds from convertible debenture, net                895,000            --            895,000
    Repayment of notes payable                             (184,947)     (265,173)          (467,298)
                                                        -----------   -----------        -----------
        NET CASH PROVIDED BY FINANCING ACTIVITIES         1,139,621     1,194,044         15,858,175
                                                        -----------   -----------        -----------
        NET (DECREASE) INCREASE IN CASH                  (2,535,349)   (3,412,542)           868,363
CASH AND CASH EQUIVALENTS -Beginning                      3,403,712     6,816,254                 --
                                                        -----------   -----------        -----------
    CASH AND CASH EQUIVALENTS - Ending                  $   868,363   $ 3,403,712        $   868,363
                                                        ===========   ===========        ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
    Cash paid during the periods for:
          Interest                                      $     5,457   $     7,277        $   969,495
          Income Taxes                                           --            --              4,509
    Non cash investing and financing activities:
        Conversion of bridge notes                               --            --          1,065,625
        Conversion of accounts payable to notes
            payable                                              --            --            237,861
        Insurance premiums financed using a note            171,576       191,104            545,411
    Cashless exercise of stock options resulting  the
        issuance of 27,399 shares of common stock                --            27                 27
      Issuance of collateral shares in Company's name         2,677            --              2,677
    Beneficial conversion charge attributable to
        Series A preferred stock                            703,128       458,121          1,161,249
    Beneficial conversion charge attributable
    to Series B preferred stock                             420,258            --            420,258
Deemed dividend onissuance of warrants to series A
preferred stockholders                                      449,500            --            449,500
Dividends accrued on preferred stock                         77,729            --             77,729
Recovery of Trilogy warrants                                 44,000            --             44,000
Conversion option liability on the convertible
debenture                                                   612,903            --            612,903

   The accompanying notes are an integral part of these financial statements.

                           ADVANCED BIOPHOTONICS INC.
                      (F/K/A OmniCorder Technologies, Inc.)

                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS

                                                                                     Cumulative
                                                                                   For the Period
                                                          For the Years Ended   from February 7, 1997
                                                              December 31,       (inception) through
                                                          -------------------       December 31,
                                                            2005      2004              2005
                                                          -------   ---------   ---------------------
Reclassification of conversion option liability on
convertible preferred stock                               830,715      --              830,715
Reclassification of non-employee stock option             104,927      --              104,927
Detachable warrants liability - convertible debenture     160,047      --              160,047
Reclassification of  detachable warrants                  636,412      --              636,412
Detachable warrants  issued as deferred financing costs    60,570      --               60,570

   The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION AND BUSINESS

Advanced BioPhotonics Inc. formerly known as OmniCorder Technologies Inc. (the "Company") was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease through its lead product, the BioScanIR(R) System ("System").

In December 1999, the Company received FDA Section 510(k) market clearance, which permits marketing, throughout the United States, of the BioScanIR(R) System, an adjunctive method to detect breast cancer and other diseases affecting the perfusion of blood in tissue and organs. In August 2003, the Company received CE mark clearance to market its BioScanIR(R) System throughout the European Union. The Company believes that it will generate revenues from the sale of licenses, user fees and sale of the medical device to commercial, institutional and clinical customers to use its technology for plastic and reconstructive surgery, cancer therapy treatment monitoring, neurosurgery, cancer detection and cardiac surgery applications throughout the United States and Europe. However, there is no assurance that the Company will be able to generate any revenues.

In April 2005, the Company received notice that it had been awarded a New Technology Ambulatory Procedure Code (APC) for usage of its system in providing the service "dynamic infrared blood perfusion imaging." The APC provided by Medicare allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology (CPT) code. A critical element of the Company's efforts over the next three years must be to build a history of claims submissions using the APC for the use of its system in order to demonstrate the viability of the technology and pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR(R) system has been assigned APC Code 1502 and HCPCS Code C9723.

On June 7, 2005, the Company changed its corporate name from OmniCorder Technologies, Inc. to Advanced BioPhotonics Inc. The corporate name change was approved by its stockholders at the 2005 annual meeting of stockholders.

RECAPITALIZATION TRANSACTION

On December 19, 2003, the Company completed a transaction with Promos, Inc. ("Promos") in which Promos acquired all the assets and assumed all the liabilities of the Company, in consideration for the issuance of a majority of Promos' shares of common stock (the "Recapitalization"). The transaction was completed pursuant to an Agreement of Purchase and Sale, dated as of December 19, 2003. On December 29, 2003, the Company subsequently merged into a newly formed Delaware corporation under the original name of the accounting acquirer, OmniCorder Technologies, Inc. Subsequent to the Recapitalization, the original shareholders of the Company owned 95% of the outstanding shares of the Company and the original Promos shareholders owned 5% before the impact of the concurrent private placement. Concurrent with the Recapitalization, all of the net assets of Promos, Inc. were sold to its former President for no monetary consideration and her indemnification to the Company against any potential liabilities from the historical Promos operations. After the sale of all of the net assets, Promos, in substance, became a public shell. For accounting purposes, the Company is deemed to be the acquirer in the transaction and has been accounted for as a recapitalization. Consequently the assets and liabilities and the historical operations reflected in the financial statements are those of the Company and are recorded at the historical cost basis of the Company.

Since the transaction is in substance a recapitalization of the Company and not a business combination, pro forma information is not presented. Such pro forma statements of operations would be substantially identical to the historical statements of operations of the Company, which are presented in the accompanying statements of operations.


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Following the completion of the Recapitalization, the December 19, 2003 private offering (Note 8), related stock purchase and payment of equity-based transaction fees, the shareholders of the Company owned 21,538,400 shares, or 72.8% of the outstanding shares of Promos' common stock. The Company filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a) (1) (C), liquidated the shares of Promos' common stock it received in the Recapitalization to its stockholders in proportion to their respective interests in OmniCorder Technologies, Inc. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

As more fully described in Note 8, all share and per share amounts have been retroactively restated in all periods for the effect of the Recapitalization.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company's primary activities since inception have been securing technology licenses, the research and development of its technology and the commercial development of its BioScanIR(R) System including negotiating strategic alliances, securing production component purchase agreements including customized infrared cameras and related components, and securing FDA clearance, UL and CE approval and raising capital.

MANAGEMENT'S LIQUIDITY PLANS

The Company has a deficit accumulated during the development stage, which commenced on February 7, 1997 through December 31, 2005 of $22,317,969 and cash flows used in operating activities during the development stage of $13,755,707. The accumulated loss resulted principally from costs incurred in developing its business plan, acquiring licenses for its technology, research and development, general and administrative expenses, establishing sales channels and fund raising activities. As more fully described in Note 8, the Company received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of its common stock and warrants. The Company could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised.

On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its Series A convertible preferred stock (initially convertible into 1,409,091 shares of common stock) and issued, for no additional consideration, to the investors in the private placement, five year warrants to purchase 465,000 shares of its common stock at an exercise price of $1.10 per share which expire December 14, 2009. The Company received gross proceeds of $1,550,000 in the private placement. The Company allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with Emerging Issues Task Force (EITF) Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments", a non-cash charge of $1,161,249 was recorded to deficit accumulated during the development stage, which is the difference between the relative fair value of the series A preferred stock and the fair market value of our common stock issuable pursuant to the conversion terms on the date of issuance. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering the warrant exercise price was reduced to $0.50 per share. On November 14, 2005, the sale of $1,000,000 of securities under the Securities Purchase Agreement described below and in Note 7, triggered anti dilution provisions which reduced the conversion price of the series A convertible preferred stock from $0.50 to $0.44 per share. On January 3, 2006, after the sale of an additional $1,000,000 of securities under the Securities Purchase Agreement, the conversion price of the series A preferred stock was reduced further to $0.39 per share and are convertible into 4,739,643 shares of common stock. The conversion price was adjusted based on a calculation set forth in the anti-dilution clause in the certificate of designation of the series A preferred stock. On October 28, 2005, as anti-dilution protection to each investor in the December 2004 Private Placement, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock with an exercise price of $0.75 per share which will expire on August 9, 2010. The Company recorded a deemed dividend charge of $449,500 for the fair value of those warrants during the fourth quarter of 2005. The Company could receive an additional $1,395,000 if all of the warrants issued to the Series A stockholders are exercised though there is no assurance these warrants will be exercised. Holders of the Series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. On January 3, 2006, the Company issued 301,423 shares of series A convertible preferred stocks as in-kind dividends to the holders of series A preferred stock on the dividend record date of December 15, 2005. The Company inadvertently issued an additional 183,628 series A preferred dividend shares in lieu of cash dividends than the holders were required to receive. The Company intends to send a notice letter to the holders requesting the shareholders return the certificates and thereafter the Company will issue an aggregate of 117,795 series A preferred dividend shares.


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

On August 10, 2005, the Company consummated a subscription rights offering to existing stockholders of the Company. The Company distributed to holders of its common stock transferable subscription rights to purchase shares of its newly-created series B convertible preferred stock. The Company issued the subscription rights at the current rate of one right for approximately 4.33 shares of its common stock held on the record date of July 1, 2005, which represents the ratio of subscription rights to total common shares outstanding of 30,281,107 on the record date. Each subscription right represented the right to purchase one share of newly-created series B preferred stock.

The shares of series B convertible preferred stock are convertible into shares of common stock on a one-for-one basis (i) at any time at the option of the holder, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share. Stockholders that purchased shares of our series B preferred stock in the rights offering will be issued, for no additional consideration, five-year warrants to purchase that number of shares of the Company's common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the offering. The warrants have an exercise price of $0.75 per share. At the closing of the subscription rights offering on August 10, 2005, the Company received gross proceeds of $703,933, issued 1,407,867 shares of series B convertible preferred stock and 703,934 five-year warrants to purchase 703,934 shares of common stock. Holders of the series B convertible preferred stock are entitled to receive a cumulative dividend of 7% per annum, payable either in cash or, at the Company's option, additional shares of series B convertible preferred stock. In accordance with EITF 00-27 the Company recorded a non-cash charge of approximately $420,000 during the third quarter of 2005 associated with the sale of our series B convertible preferred stock. As a result of anti-dilution provisions relating to the series B convertible preferred stock that were triggered by the November 14, 2005 sale of $1,000,000 of securities under the Securities Purchase Agreement described below and in Note 7, the shares of the series B convertible preferred stock have an conversion price of $0.44 per share. On January 3, 2006, after the sale of an additional $1,000,000 of securities under the Securities Purchase Agreement, the conversion price of the series B preferred stock was further reduced to $0.39 per share and are convertible into 1,753,176 shares of common stock, The conversion price was adjusted based on a calculation set forth in the anti-dilution clause in the certificate of designation of the series B preferred stock. As of December 31, 2005, 114,665 shares of series B convertible stock were converted into 114,665 shares of the Company's common stock. On January 3, 2006, the Company issued 76,467 shares of series B convertible preferred stock as in-kind dividends in to the holders of series B preferred stock on the dividend record date of December 15, 2005. The Company inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were required to receive. The Company intends to send a notice letter to the holders requesting the shareholders return the certificates and thereafter the Company will issue an aggregate of 59,766 series B preferred dividend shares. The Company could receive an additional $527,950 if all of the warrants issued in the subscription rights offering are exercised. There can be no assurance as to how many warrants will be exercised. The Company has incurred legal and accounting fees in connection with the rights offering totaling approximately $212,000, as of December 31, 2005.

On July 25, 2005, the Company signed a non-exclusive finder's fee agreement with Trilogy Capital Partners, Inc. ("Trilogy"). Trilogy agreed to act as finder to seek financing and other strategic relationships for the Company. Under this agreement, if the Company received any financing from a qualified introduction during the fee agreement period, the Company would be required to pay Trilogy a cash finder's fee equal to 10% of the gross proceeds of the financing. The fee period commenced the date of the agreement and was to terminate one year following the termination of Trilogy as finder. Either Trilogy or the Company could terminate the agreement at any time. There are no assurances that Trilogy will be able to locate suitable investors or that the Company will close a transaction with investors introduced by Trilogy.


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

On September 14, 2005, the Company finalized a Letter of Engagement with Trilogy pursuant to which Trilogy agreed to implement a marketing program, and, to the extent the Company requested to assist it in business development and strategic advisory and investor relations services. The Letter of Engagement had an initial term of 12 months and was terminable by the Company or Trilogy at any time thereafter upon 30 days' prior written notice. For their services Trilogy was to be paid $12,500 per month and was issued 2,400,000 warrants to purchase shares of the Company's common stock (see Note 8). Each warrant represents the right to purchase one share of the Company's common stock for $0.50 per share at any time through the third year of issuance. The warrants had an estimated fair value of $600,000 on the date of issuance and were recorded in general and administrative expense during the quarter ended September 30, 2005. The Company agreed to support the marketing program set up by Trilogy with a budget of not less than $200,000. On October 31, 2005, Trilogy notified the Company that it has resigned the engagement.


On November 17, 2005 the Company entered into a settlement agreement and mutual release ("Settlement Agreement") with Trilogy. The Settlement Agreement terminates the Consulting Agreement with Trilogy entered into on June 22, 2005, the Finder's Fee Agreement with Trilogy entered into on July 25, 2005 and the Letter of Engagement with Trilogy entered into on September 14, 2005. The terms of the Settlement Agreement are that the Company agreed to pay Trilogy 3% of the gross proceeds they receive from the Securities Purchase Agreement the Company entered into on November 14, 2005 with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, II, LLC ("the Purchasers") for the sale of (i) $4,000,000 in secured convertible notes and
(ii) 4,000,000 warrants.. The Company also agreed to pay Trilogy $1,664 for marketing costs and $6,250 for fees under the Letter of Engagement from the period October 14, 2005 through November 1, 2005. Trilogy agreed to return and relinquish all right, title and interest to the 2,400,000 warrants they were given and release the Company of all prior agreements and understandings between Trilogy and the Company.



The Company paid $30,000 and accrued $90,000 related to this settlement as of December 31, 2005 with $44,000 allocated to the recovery of the warrants.

On September 23, 2005 the Company signed a non-exclusive finder's fee agreement with Axiom Capital Management, Inc. ("Axiom"). Axiom will use its best efforts to introduce the Company to prospective investors with respect to an offering of issuance of any security by the Company, in private placement or series of private placements. Axiom agreed to introduce to the Company, only proposed investors that qualify as "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933. The Company agreed that for each introduced investor that completes a transaction with the Company, it shall pay to Axiom (i) an amount in cash equal to 8% of the dollar value of any securities issued by the Company which are purchased by each introduced investor; and (ii) warrants to purchase the number of shares of common stock of the Company as shall equal 8% of shares sold in that transaction to each introduced investor. The agreement will continue until (i) a final closing of a transaction (ii) terminated by either party on 30 days prior written notice to the other party or
(iii) terminated immediately on written notice by one party to the other party upon material breach of the agreement. On November 8, 2005, an addendum was added to the agreement which reduced the percentage that the Company shall pay to Axiom, to an amount in cash equal to 6.5% from 8% of the dollar value of any securities issued by the Company.

On November 14, 2005, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock. See Note 7, Securities Purchase Agreement.

As of March 21, 2006, the Purchasers have provided the Company $2,000,000 of the $4,000,000 in two tranches. The final payment of $2,000,000 will be disbursed within two days of the effectiveness of a registration statement.


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

The proceeds of the offering are being used to support the Company's commercialization activities for its BioScanIR(R) System and for working capital.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company's option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The debt discount recorded on our secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method.

The full principal amount of the secured convertible notes is due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of its assets and intellectual property. The Company was required to file a registration statement covering two times the number of shares issuable upon conversion of the debentures and exercise of the warrants with the Securities and Exchange Commission. A Registration Statement was filed on December 22, 2005 and an amendment on February 13, 2006 but has not yet been declared effective. If the registration statement is not declared effective within 120 days from November 14, 2005 or if the Company fails to maintain effectiveness of the registration statement, then the Company will be required to pay liquidated damages to the Purchasers in the amount of 2% per month on the then outstanding principal amount of the convertible debentures in shares or cash. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, it will be required to pay liquidated damages in shares or cash, at its election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. There can be no assurance to how many, if any, of these warrants will be exercised.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

Under a Guaranty and Pledge Agreement, the Company's President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Purchasers, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of the Company's common stock issued in its name, and (ii) to grant to the Purchasers, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.


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The Company claims an exemption from the registration requirements of the
Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Purchasers were accredited Purchasers and/or qualified institutional buyers, the Purchasers had access to information about The Company and their investment, the Purchasers took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Pursuant to the amended Finder's Fee Agreement, between Axiom and the Company, Axiom will earn a finders fee of $260,000 in cash of which $65,000 was paid on November 16, 2005 and $65,000 was paid on January 6, 2006, and $130,000 will be paid when the registration statement is declared effective. In addition, Axiom has and will receive five year warrants to purchase shares of the Company's common stock at an exercise price of $0.65 per share, of which 378,445 were granted on November 14, 2005 and 395,310 were granted on January 6, 2006 (see
Note 8). The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche. The initial market price was $0.211 and $0.202 for the 1st tranche and 2nd tranche, respectively.

The Securities Purchase Agreement as described above, upon conversion of notes, will trigger the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. See
Note 8.

On March 7, 2005, the Company's board of directors unanimously agreed to extend the original stock lock-up agreements entered into in September 2004 and set to expire on March 17, 2005, until December 31, 2005. Under this agreement, all board members extended their commitment not to publicly sell any of their shares through the end of 2005. This agreement was not extended in 2006.

As of December 31, 2005, the Company had cash balances and working capital deficit of $868,363 and $670,083, respectively and total stockholders' deficit of $3,410,241. At March 21, 2006, the Company has approximately $600,000 in cash balances (unaudited).

Management estimates that it will require additional cash resources during 2006, based upon its current operating plan and condition. The Company is currently investigating additional financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable. The success of the Company depends upon many factors, including securing market acceptance for its products, obtaining adequate additional financing on acceptable terms, and its ability to roll out the BioScanIR(R) system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company's ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

The BioScanIR(R) System has received FDA Section 510(k) clearance, permitting its sale in the U.S., and CE mark approval permitting its sale in Europe. The Company's approved labeling permits it to market the BioScanIR(R) system for use in imaging a large variety of diseases - such as cancer and vascular disease - that affect the movement of blood (known as blood perfusion), in tissue and organs.

The Company continues to further improve its system for target end-market applications based upon pilot site feedback. Current systems production is driven by its need for units for pilot site and internal development activities. Such units are non-revenue generating at this time, but could be sold, leased, or converted to revenue generating sites at some time in the future. The Company will build and deploy these units to the extent that they advance its product development and validation efforts and its drive to commercialization. On November 1, 2004, the Company delivered the new cancer therapy monitoring configuration of our BioScanIR(R) System to the Cleveland Clinic's Department of Hematology/Oncology for test and evaluation in detecting the effects of cancer treatments in patients undergoing neoadjuvant breast cancer therapy; clinical trials began in the second quarter of 2005. In the first quarter of 2006, the Company entered into a pilot site agreement with Yale University School of Medicine ("Yale"). Yale will begin to conduct clinical trials using the Company's BioScanIR(R) System, together with its proprietary DIRI(R) dynamic infrared imaging software platform in a reconstructive surgery application. Under the clinical trial protocol, Yale will use the Company's BioScanIR(R) System and DIRI(R) software to collect and interpret data relating to locating the perforator vessels in vivo, then monitoring the healing process of the transplanted flaps. The clinical trial at Yale will build upon earlier work done at the University of Geneva in reconstructive surgery. As of December 31, 2005, the Company had three fully functional prototype or commercial units installed in various U.S. and European medical institutions for testing and evaluation.


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The Company has committed to purchase infrared camera components from AEG
Infrarot-Module GmbH for approximately (euro) 478,000, or $564,000 as of December 31, 2005. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from the California Institute of Technology ("Caltech") for biomedical applications.

USE OF ESTIMATES

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical estimates include management's judgments associated with deferred income tax valuation allowance, valuation of derivative liabilities and the capitalization and depreciation of long-term assets. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

The Company maintains cash and cash equivalents with major financial institutions. Cash is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 at each institution. At times, such amounts may exceed the FDIC limits. At December 31, 2005 the uninsured cash balance at one bank was approximately $768,000.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated, using the straight-line method, over the estimated useful lives of the related assets, generally five to seven years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gain or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized.

SOFTWARE DEVELOPMENT COSTS

Software development costs have been charged to operations as incurred since technological feasibility for the Company's computer software is generally based upon achievement of a detail program design, free of high risk development issues and the completion of research and development on the product hardware in which it is to be used. These costs are included in research and development in the accompanying financial statements.


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CONVERTIBLE DEBENTURES AND DERIVATIVE LIABILITIES

In November 2005 the Company entered into a Securities Purchase Agreement for convertible notes and warrants. (See Note 7). The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The convertible notes are recorded at their residual value. The resultant discount is accreted up to the maturity date of the convertible notes using the effective interest rate method.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. Because the convertible notes are convertible into an indeterminate number of shares the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments, such as convertible preferred stock, warrants and non employee stock options. As a result of this and anti-dilution features triggered in certain of these instruments the Company reclassified these instruments from equity to a liability based on their fair values on November 14, 2005 (See Notes 8 & 9).

In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option embedded in the convertible notes is valued at its intrinsic value as the conversion price is fixed at a 40% discount to current market prices on conversion dates. The conversion options embedded in the preferred stock, detachable warrants and non-employee stock options are valued using the Black Scholes valuation model. The key assumptions used in the Black Scholes valuation calculations at December 31, 2005 were actual period close common stock price of $0.21, applicable volatility rates which ranges from 133.01% to 136.11% and the period close risk free interest rate for the instruments expected remaining life which ranges from 4.35% to 4.54%.. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. There is no cash effect to these additions or charges over the life of these instruments. For the year ended December 31, 2005 the Company recorded a $323,189 charge as a result of the change in fair value of these derivative instruments.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred.

REVENUE RECOGNITION

The Company recognizes revenues and costs and expenses generally utilizing the accrual method of accounting. The Company is presently in the development stage and will adopt revenue recognition accounting policies that are reflective of its business model at the time the Company begins to generate each type of revenue. For specific discussion of these activities, see the "Summary of Significant Accounting Policies-Basis of Presentation." Based upon its circumstances at the time, the Company will apply the appropriate methods that comply with accounting principles generally accepted in the United States as they relate to its business practices, as follows:

1. Sale - The Company may sell Systems to medical, diagnostic or any other end user. These contracts may be for single or multiple units. The Company intends to recognize revenue associated with single or multiple unit contracts upon shipment and acceptance of each specific unit by the end-user. The Company may provide an initial warranty period of one year as part of their sales arrangements. The Company will establish a liability for estimated warranty costs as appropriate and record actual warranty expenses against this liability as incurred. The Company may offer an extended warranty and maintenance arrangement to its customers after the expiration of the initial warranty period. This arrangement would be sold pursuant to a contract distinctly separate from the original sales arrangement. These extended warranty and maintenance fees would be recognized ratably over the life of the extended warranty and maintenance contracts.

2. Licensing - The Company may enter into licensing agreements for its technology as part of sublicensing or distribution agreements with third parties. The Company also intends to enter into licensing agreements that provide third parties with exclusive or semi-exclusive rights to some portion of its intellectual property in certain well defined fields of use. License revenues are expected to be recognized ratably over the life of the license.


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3. Development contracts - The Company may engage in research and development contracts or other specialized arrangements with specific customers. While each project may vary, it is planned that each would have milestones in the development or delivery process for which stipulated amounts of the contract value would be earned. The Company intends to recognize revenues as milestones are achieved and upon substantial evidence of acceptance by the customer.

Systems available for sale, either newly constructed or which may have been previously rented to customers, would be maintained in inventory at cost determined on a first-in, first out method, or at depreciated cost (if previously rented); in all cases at the lower of cost or market.

PATENTS

Patent costs have been charged to operations as incurred as their realizability was uncertain. These costs are included in research and development in the accompanying financial statements.

EMPLOYEE BENEFIT PLANS

The Company provides medical insurance coverage to eligible employees through a third party provider. Employees pay a percentage of the associated premium. Also, available to eligible employees at their cost, through a third party provider, are dental and long term disability insurance. In fiscal 2005 the Company established a 401-K plan through a third party provider for its employees. At this time, the Company does not contribute any money to the plan. The Company has a Stock Based Compensation Plans as described in Note 9.

INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

FOREIGN CURRENCY TRANSACTIONS

The Company entered into exclusive agreement with a Germany manufacturer to manufacture the BioScanIR(R) System, payable in Euro dollars. The translation from Euro dollars to U.S. dollars is performed for the balance sheet accounts using current exchange rates in effect at the balance sheet date and for operations accounts using the actual rate at the time of the transaction. The Company did not incur transaction losses for the years ended December 31, 2005 and 2004 but had $19,271 resulting from foreign currency transactions included in interest and other expenses for the period from February 7, 1997 (inception) to December 31, 2005 in the accompanying financial statements.

LOSS PER COMMON SHARE

Loss per share ("EPS") is computed based on weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company. The shares issuable upon the exercise of stock options, warrants, conversion of the convertible debenture and conversion of the series A and series B convertible preferred stock are excluded from the calculation of net loss per share as their effect would be antidilutive. Securities that could be potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive for the periods presented consist of the following:

Total potential common shares as of December 31, 2005:

Warrants to purchase common stock             5,547,776
Options to purchase common stock              6,724,490
Series A convertible preferred stock          3,522,727
Series B convertible preferred stock          1,469,548
Conversion of convertible debenture:
(1st Tranche)                                 9,090,909
                                             ----------
                                             26,355,450
                                             ==========

Additional issuances as of March 21, 2006
Warrants to purchase common stock             1,895,310
Options to purchase common stock              1,777,000
Additional convertible Preferred Stock
as in kind dividends: Series A
convertible preferred stock                     771,643
Series B.convertible preferred stock             97,878
Additional shares of convertible preferred
convertible stock due to anti dilution:
Series A convertible preferred stock            445,273
Series B convertible preferred stock            185,750
Conversion of convertible debenture:
(2nd Tranche)                                 8,333,333

                                             ----------
                                             39,861,673

STOCK-BASED COMPENSATION

In December 2004, the Financial Accounting Standards Board ("FASB") revised SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. For small business issuers, the provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period of the first fiscal year beginning after December 15, 2005, with early adoption encouraged.

After evaluation, on October 26, 2005, the Company's Compensation Committee of the Board of Directors approved accelerating the vesting of approximately 2.9 million stock options outstanding under the Company's stock plans and granted 1,000,000 options to our President which vest immediately. The options have a range of exercise prices of $0.30 to $4.40. The acceleration and immediate vesting affects grants to the Company's President of approximately 2.7 million options having a weighted average exercise price of $0.74. The closing price of the Company's common stock on October 25, 2005, the last trading day before approval of acceleration, was $0.30. The purpose of the accelerated vesting was to enable the Company to avoid recognizing future compensation expense associated with these options upon adoption of SFAS No. 123R, "Share-Based Payment." The aggregate pre-tax expense that, absent the accelerated and immediate vesting, would have been reflected in the Company's consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $1.6 million (approximately $900,000 of which relates to options held by the President of the Company).

SFAS No. 123R will require the Company to expense stock options based on grant date fair value in its financial statements. In fiscal 2005, $18,000 compensation expense has been recognized for options granted to an employee. that had an exercise price less than the market value of the underlying common stock on the date of grant..The effect on net loss and net loss per share had the Company applied the fair value recognition using the Black-Scholes option pricing model is presented in the following proforma table:

                                                                         For the Years Ended December 31,
                                                                         --------------------------------
                                                                                2005           2004
                                                                            ------------   ------------
Net loss attributable to common stockholders - basic and diluted            $ (7,436,576)  $(5,093,270)
Add:
      Stock based employee compensation expense included in net income            18,000            --
Deduct:
    Total stock-based employee compensation expense determined under
    fair value-based method for all awards                                    (2,912,157)     (342,877)
                                                                            ------------   -----------
Pro forma net loss attributable to common stockholders                      $(10,330,733)  $(5,436,147)
                                                                            ============   ===========
Basic and diluted net loss per share as reported                            $      (0.25)  $     (0.17)
                                                                            ============   ===========
Basic and diluted pro forma net loss per share                              $      (0.34)  $     (0.18)
                                                                            ============   ===========

The fair value of the Company's options at date of grant was estimated using the Black-Scholes fair value based method with the following weighted average assumptions:

                          For the Years Ended December 31,
                          --------------------------------
                                    2005     2004
                                   -----    -----
Expected life (years)                9.6      4.3
Risk free interest rate             4.16%    3.61%
Volatility                         131.1%   147.7%
Dividends                              0%       0%

The weighted average fair value of options at the date of grant using the Black-Scholes fair value based methodology for options granted in the years ended December 31, 2005 and 2004 is estimated at $0.83 and $3.79, respectively.

The Company will adopt the provisions of SFAS No. 123R on January 1, 2006. The adoption of SFAS No. 123R may have a material impact on the Company's financial position or results of operations in future periods upon issuance of new awards. (See Note 14).

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), which is effective for the Company on December 31, 2005. FIN 47 clarifies that the phrase "conditional asset retirement obligation," as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations" (FAS 143), refers to a legal obligation to perform an asset retirement activity for which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the company. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FAS 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The Company does not expect that adoption of FIN 47 will have a significant effect on its financial position or results of operations.

In May 2005, FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. It also requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. The statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 will have a material effect on its condensed financial position or results of operations.

In June 2005, the EITF reached consensus on Issue No. 05-2, "The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" Issue 00-19 is used to evaluate whether embedded derivatives should be bifurcated under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Specifically, Statement 133 provides guidance as to when an issuer is required to bifurcate a conversion option that is embedded in convertible debt. The adoption of the Issue may have an impact on the Company's financial position and its results of operations in future periods upon issuance of new and currently outstanding convertible securities.

In June 2005, EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material impact on the Company's financial position or results of operations.

In September 2005, the FASB ratified EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues.", which addresses whether a modification to a conversion option that changes its fair value effects the recognition of interest expense for the associated dept instrument after the modification, and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature", which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is treated recorded in the shareholder's equity for book purposes, but as a liability for income tax purposes) and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, Accounting for Income Taxes. The adoption of the Issues may have a material effect on our financial position or results of operations in future periods.

In February 2006, the FASB issued SFAS No. 155 "Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140" ("SFAS 155"). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. The Company is currently assessing the impact that the adoption of SFAS 155 will have on its financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("SFAS 156"), which amends SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 permits the choice of the amortization method or the fair value measurement method, with changes in fair value recorded in income, for the subsequent measurement for each class of separately recognized servicing assets and servicing liabilities. The statement is effective for years beginning after September 15, 2006, with earlier adoption permitted. The Company is currently evaluating the effect that adopting this statement will have on the Company's financial position and results of operations.


In October 2005, the FASB issued FSP FAS 123(R)-2, "Practical Accommodation to the Application of Grant Date as Defined in FASB Statement No. 123(R)", which provides clarification of the concept of mutual understanding between employer and employee with respect to the grant date of a share-based payment award. This FSP provides that a mutual understanding of the key terms and conditions of an award shall be presumed to exist on the date the award is approved by management if the recipient does not have the ability to negotiate the key terms and conditions of the award and those key terms and conditions will be communicated to the individual recipient within a relatively short time period after the date of approval. This guidance was applicable upon the initial adoption of SFAS 123(R). The adoption of this pronouncement did not have an impact on the Company's consolidated financial position, results of operations, or cash flows.


FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments is a reasonable estimate of fair value.

RECLASSIFICATIONS

Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements. These reclassifications have no effect on previously reported income.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                     December   December 31,
                                       2005         2004
                                     --------   ------------
Research and development equipment   $800,831     $876,563
Office equipment                       73,905       67,603
Furniture and fixtures                 26,804       26,804
Leasehold Improvements                 21,075       17,465
                                     --------     --------
                                      922,615      988,435

Less: accumulated depreciation and
  Amortization                        745,788      703,585
                                     --------     --------
                                     $176,827     $284,850
                                     ========     ========

Depreciation and amortization expenses charged to operations for the years ended December 31, 2005 and 2004 and for the period February 7, 1997 (inception) to December 31, 2004 was $133,338, $144,846 and $896,537, respectively.

NOTE 4 - NOTES PAYABLE

The Company financed its annual insurance premiums over a nine-month period with one financing Company. The notes payable balances at December 31, 2005 and 2004 were $152,512 and $165,883, respectively. The balance as of December 31, 2005 is due in monthly installments approximating $19,000 including interest at the rate of 7.95 % per annum through August 2006.

NOTE 5 - INCOME TAXES

The tax effect of temporary differences and carryforwards that give rise to significant portions of the deferred assets are as follows:

                                    December 31,    December 31,
                                         2005           2004
                                    ------------    ------------
Deferred tax assets(liabilities):
Net operating loss carryforward      $ 7,793,000     $ 5,412,000
Property and equipment                    (6,000)         (1,000)
Accrued expenses                         412,000         443,000
Convertible debentures                   (12,000)             --
    Valuation allowance               (8,187,000)     (5,854,000)
                                     -----------     -----------
      Net Deferred Tax Asset         $        --     $        --
                                     ===========     ===========

The expiration dates for the net operating loss carry forward are as follows:

2019   $ 2,746,000
2020     1,467,000
2021     1,688,000
2022     1,260,000
2023     1,607,000
2024     4,868,000
2025     5,847,000
       -----------
       $19,483,000
       -----------

The Company has recorded a full valuation allowance against its deferred tax assets since management believes that based upon current available objective evidence it is more likely than not that the deferred tax asset will not be realized. The Company's effective tax rate differs from the federal statutory rate as a result of the change in the valuation allowance.

A reconciliation between the effective rate for income taxes and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before provision for income taxes and cumulative effect for a change in accounting principle as follows:

                                                            For the Years Ended
                                                                 December 31,
                                                            -------------------
                                                                2005   2004
                                                                ----   ----
Tax provision at statutory rate                                  (34%)  (34%)
Non deductible expenses                                           (0%)   (1%)
Other                                                              0%     1%
Change in valuation allowance for net deferred tax assets         34%    34%
                                                                 ---    ---
                                                                   0%     0%
                                                                 ===    ===

The change in the valuation allowance for deferred tax assets are summarized as follows:

                      Years Ended December 31,
                      ------------------------
                         2005          2004
                      ----------   -----------
Beginning Balance     $5,854,000    $4,258,000
Change in Allowance    2,333,000     1,596,000
                      ----------    ----------
Ending Balance        $8,187,000    $5,854,000
                      ----------    ----------

As of December 31, 2005 and 2004, the Company has net operating loss carryforwards of $19,483,000 and $13,636,000, respectively, available to offset future taxable income. These carryforwards will expire at various dates through 2025. Internal Revenue Code Section 382 rules limit the utilization of net operating losses upon a change of control of a company. The Company has not performed an evaluation whether a change of control has taken place and as such, utilization of its net operating losses may be subject to substantial limitation in future periods.

NOTE 6 - DEFERRED OFFICERS SALARIES

Deferred officers' salaries, current and non-current, represent payroll amounts deferred by the former Chief Executive Officer ("CEO") and former Chief Financial Officer ("CFO"), which aggregated $939,632 and $986,555 at December 31, 2005 and, 2004, respectively. (See Note 11, Litigation).

NOTE 7 - SECURITIES PURCHASE AGREEMENT

On November 14, 2005, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock.

The Purchasers are obligated to provide us with the funds as follows:

o     $1,000,000 - which was disbursed on November 15, 2005;

o     $1,000,000 - which was disbursed on January 4, 2006; and

o $2,000,000 - which will be disbursed within two days of the effectiveness of the registration statement.

The secured convertible notes bear interest at 8%, unless the Company's common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. As such these notes are convertible into an indeterminate number of shares of the Company's common stock. At the Company's option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month

In addition the Company entered into a Registration Rights Agreement whereby it was required to file a registration statement with the SEC within the 45 days of the November 14, 2005. The Company is required to use its best efforts to have the registration statement declared effective within 120 days of November 14, 2005. The Registration Rights Agreement required that the number of shares of common stock included in the registration statement was equal to 200% of the common stock underlying the sum of the number of shares that were then issuable upon conversion of the notes and the number of shares that were then issuable upon exercise of the warrants. The Company filed a original registration statement on December 22, 2005 and an amended registration statement on February 13, 2006. The registration statement has not yet been declared effective.

Pursuant to the Registration Rights Agreement, the Company will be subject to liquidation damages of two percent per month of the then outstanding principal amount of the secured convertible notes in the following instances:

1. If the registration statement is not declared effective within 120 days from November 14, 2005

2. If the Company fails to timely file all reports with the SEC pursuant to the Securities Exchange Act of 1934

3. If the Company fails to maintain effectiveness of the registration statement after it has been declared effective.

4. If the Company's common stock is not listed for quotation on the Nasdaq National Market, Nasdaq SmallCap Market, New York Stock Exchange, American Stock Exchange once listed there or ceases to be traded on the Over-the-Counter Bulletin Board or equivalent replacement exchange

The full principal amount of the secured convertible notes is due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of its assets and intellectual property.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The warrants shares carry the same registration rights as the shares underlying the convertible notes. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below the average of the last price on the five days preceding the issuance with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the Purchasers' position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of the Company's common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Under a Guaranty and Pledge Agreement, the Company's President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Purchasers, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of the Company's common stock issued in its own name, and (ii) to grant to the Purchasers, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

In connection with the closing on November 14, 2005 of the first tranche of $1,000,000 of convertible notes and warrants for 1,000,000 shares of common stock, the Company reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The fair value of the conversion option on the date of issuance of the notes was $612,903. The fair value of the warrants on the date of issuance was $160,048. As such the convertible notes were recorded on the date of issuance at the residual value of $227,049. The resultant debt discount recorded on the secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method with a charge to interest expense.

In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option is valued at its intrinsic value because of the 40% discount to current market prices of the Company's common stock and the detachable warrants are valued using the Black Scholes valuation model. Actual period close common stock price ($0.21), applicable volatility rates (133.04%), remaining contractual life (0.97-6.67 years) and the period close risk free interest rate for the instruments expected remaining life (4.35% - 4.39%) are the key assumptions used in the valuation calculation. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. These additions or charges have no cash effect over the life of the instrument. The change in the fair value of the conversion option and warrants for the year ended December 31, 2005 was $284,941.

NOTE 8 - STOCKHOLDERS' EQUITY

Initial Capitalization and Founders' shares

In February 1997 and March 1998, the Company issued to its founders 10,301,259 and 2,710,858 shares of common stock, respectively, for an aggregate of $6,050 including technology rights (valued at $4,400) transferred to the Company.

STOCK SPLITS AND RECAPITALIZATION

In August 1998, the Company's board of directors approved a 2.2 for 1 stock split on its common stock and in June 2001, the Company's board of directors approved a 3 for 1 stock split on its common stock. On December 19, 2003, the Company completed the recapitalization transaction with Promos, Inc. This resulted in the issuance of 2.054 shares of Promos, Inc. (subsequently renamed OmniCorder Technologies, Inc.) for each outstanding share of the original OmniCorder, and the corresponding adjustment of the number of options and warrants and their exercise prices. All share information in the accompanying financial statements have been retroactively restated to reflect such stock splits and the Recapitalization.

PRIVATE PLACEMENTS

In October 1997, the Company commenced a private placement of shares of common stock at a price of $.55 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five year term to purchase 76,810 shares of common stock on August 31, 1998, at an exercise price of $.55 per share, which expired on August 31, 2003. The Company issued 1,246,976 shares of its common stock at $.55 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

In April 1999, the Company issued 945,282 shares of common stock at a price of $1.14 per share for aggregate proceeds of $1,074,000. The Company's former chief financial officer purchased 184,831 of these shares.

In 2000, the Company issued 1,615,425 shares of common stock to various investors for aggregate proceeds of $2,060,401.

In 2001, the Company issued 164,294 shares of common stock to various investors for aggregate proceeds of $400,000.

In 2002, the Company issued 487,749 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 164,294 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company issued to these stockholders an additional 107,822 shares of common stock based on the anti-dilution provisions of the subscription agreements.

In 2003, the Company issued 1,317,849 shares of common stock to various investors for aggregate proceeds of $1,238,402 at $.97 per share. Concurrent with the closing of the recapitalization transaction on December 19, 2003, the Company completed a private offering of 5,686,027 (including the issuance of 200,000 common shares upon the conversion of the $275,000 Bridge Promissory
Note) shares common stock at a price of $1.375 per share, with gross proceeds of $7,820,405. Promos also issued warrants to three investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Prior to the completion of the recapitalization transaction, Promos redeemed and cancelled 1,135,300 shares of its outstanding common stock from seven existing stockholders for a total cash consideration of $10. At the time of the completion of the recapitalization transaction, private offering, related stock purchase and payment of equity-based transaction fees, OmniCorder had 29,570,100 outstanding shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

In connection with the private offering and recapitalization transaction, the Company incurred cash transaction expenses which reduced the proceeds as follows: (i) placement agent fees associated with the private offering of approximately $289,000, which included reimbursement expenses were paid on closing; (ii) investor and financial relations services fees associated with the recapitalization transaction of approximately $135,000 and (iii) legal fees and reimbursement expenses associated with the recapitalization transaction of approximately $223,000.

As part of the transaction, the Company purchased and distributed to its shareholders as part of the recapitalization transaction purchase of 7,764,700 shares of Promos common stock for a consideration of $180,000 from a former director of Promos. This payment has been reflected as a reduction of the proceeds of the December 19, 2003 private placement. In the transaction, 13,773,700 shares held by Promos shareholders were redeemed and distributed to shareholders of the Company, and an aggregate of 1,135,300 shares of Promos common stock from seven unaffiliated and existing stockholders were cancelled.

In addition, the Company issued 1,212,073 of its common stock to the placement agent and its financial advisors in connection with the private offering and recapitalization transaction.

SERIES A CONVERTIBLE PREFERRED STOCK

On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock and warrants to purchase 465,000 shares of its common stock at $1.10 per share. The Company received gross proceeds of $1,550,000. The Company allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," ("EITF 00-27") the Company recorded a non-cash charge of $1,161,249 to deficit accumulated during the development stage in fiscal 2004. The non-cash charge measures the difference between the relative fair value of the series A convertible preferred stock and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. Holders of the series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering consummated on August 10, 2005, the conversion price of its series A convertible preferred stock was reduced to $0.50 per share and the exercise of the warrants was reduced to $0.50 per share. As a result of the reduction in the series A convertible preferred stocks conversion price, the Company recorded a non-cash charge of approximately $703,000 during the third quarter of 2005 in accordance with EITF 00-27. On October 28, 2005, as anti-dilution protection, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock to the December 2004 private placement investors. The warrants have an exercise price of $0.75 per share and will expire August 9, 2010. The Company recorded a deemed dividend charge of $449,500 for the fair value of those warrants during the fourth quarter of 2005. As a result of the November 14, 2005 Securities Purchase Agreement the series A preferred stock conversion price was reduced to $0.44 per share pursuant to the anti-dilution clause of the certificate of designation. On January 3, 2006, after the close of the second tranche of the Securities Purchase Agreement, the conversion price of the series A preferred stock was further reduced to $0.39 per share. The conversion price of the Series A preferred stock was adjusted based on a calculation as set forth in the certificate of designation. The price was determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction,
(A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company's common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities). Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series A preferred stock converted into 2 shares of common stock. After the 2nd tranche of the Securities Purchase agreement, the reduction in conversion price results in 1 share of series A preferred stock converting into 2.56 shares of common stock.

The Company reviewed the provisions of SFAS 133 to determine if derivative accounting was required for the embedded conversion option in the series A preferred stock and whether that conversion option should be bifurcated from the preferred stock instrument. The Company analyzed the embedded conversion option following the guidance of EITF 00-19 to determine if the conversion option should be recorded as equity or a liability at the date of issuance of the preferred stock pursuant to the scope exception of paragraph 11(a) of SFAS 133. The Company concluded that the embedded conversion option met all the requirements under EITF 00-19 on the date of issuance to be recorded as an equity instrument.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. (See Note 7) Because of this the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments. In addition the series A convertible preferred stock anti dilution provisions will be triggered upon conversions of the November 14, 2005 convertible debentures should their conversion price be less than the existing conversion price of the series A convertible preferred stock. As such the November 14, 2005 sale of convertible debentures caused the series A convertible preferred stock to be convertible into an indeterminate number of shares. Additionally, since the preferred stock does not embody a claim to a residual interest in the Company, it was determined to be more akin to a debt instrument as defined in SFAS133. As such, the Company determined that the conversion option should be bifurcated from the preferred stock instrument. Under the guidance of EITF 00-19, share settlement of the series A convertible preferred stock could no longer considered to be within the control of the Company. The Company reclassified the embedded conversion option in the series A convertible preferred stock from equity to a liability based on the fair value of the conversion option on November 14, 2005 of $586,182. The Company will re-measure the fair value of the embedded conversion option at each reporting date with changes in fair value recorded in its statement of operations for the period which was $16,204 for the year ended December 31, 2005. The fair value of the series A conversion option was $602,386 at December 31, 2005. The Company used the Black Scholes Valuation model to determine the fair value of the conversion option. The significant assumptions used include the actual period closing price of the Company's common stock ($0.21), applicable volatility rates (133.04%), remaining contractual life (5 years) and the period close risk free interest rate for the instruments remaining contractual life (4.35%).

PROPRIETARY RIGHTS OFFERING

On August 10, 2005 the Company consummated a subscription rights offering to existing stockholders of the Company, for which the Company received gross proceeds of $703,934, issued 1,407,867 shares of series B convertible preferred stock convertible originally on a one-to-one basis of the Company's common stock and five year warrants to purchase 703,934 shares of common stock. In accordance with EITF 00-27 the Company recorded a non-cash charge of approximately $420,000 during the third quarter of 2005 associated with the sale of our series B convertible preferred stock. The charge measures the difference between the relative fair value of the series B convertible preferred stock and the fair market value of the shares of our common stock issuable pursuant to the conversion terms on the date of issuance. As a result of the November 14, 2005 Securities Purchase Agreement the series B preferred stock conversion price was reduced from $0.50 per share to $0.44 per share pursuant to the anti-dilution clause of the certificate of designation. On January 3, 2006, after the close of the second tranche of the Securities Purchase Agreement, the conversion price of the series B preferred stock was further reduced to $0.39 per share. The conversion price of the Series B preferred stock was adjusted based on a calculation as set forth in the certificate of designation. The price was determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company's common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities). Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series B preferred stock converted into 1 share of common stock. After the 2nd tranche of the Securities Purchase agreement, the reduction in conversion price results in 1 share of series B preferred stock converting into 1.28 shares of common stock.

The Company reviewed the provisions of SFAS 133 to determine if derivative accounting was required for the embedded conversion option in the series A preferred stock and whether that conversion option should be bifurcated from the preferred stock instrument. The Company analyzed the embedded conversion option following the guidance of EITF 00-19 to determine if the conversion option should be recorded as equity or a liability at the date of issuance of the preferred stock pursuant to the scope exception of paragraph 11(a) of SFAS 133. The Company concluded that the embedded conversion option met all the requirements under EITF 00-19 on the date of issuance to be recorded as an equity instrument.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertivle debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. (See Note 7). Because of this the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments. In addition the series B convertible preferred stock anti dilution provisions will be triggered upon conversions of the November 14, 2005 convertible debentures should their conversion price be less than the existing conversion price of the series B convertible preferred stock. As such the November 14, 2005 sale of convertible debentures caused the series B convertible preferred stock to be convertible into an indeterminate number of shares. Additionally, since the preferred stock does not embody a claim to a residual interest in the Company, it was determined to be more akin to a debt instrument as defined in SFAS133. As such, the Company determined that the conversion option should be bifurcated from the preferred stock instrument. Under the guidance of EITF 00-19, share settlement of the series B convertible preferred stock could no longer considered to be within the control of the Company. The Company reclassified the embedded conversion option in the series B convertible preferred stock from equity to a liability based on the fair value of the conversion option on November 14, 2005 of $244,533. The Company will re-measure the fair value of the embedded conversion option at each reporting date with changes in fair value recorded in its statement of operations for the period was $6,760 for the year ended December 31, 2005. The fair value of the series B conversion option was $251,293 at December 31, 2005. The Company used the Black Scholes Valuation model to determine the fair value of the conversion option. The Company used the Black Scholes Valuation model to determine the fair value of the conversion option. The significant assumptions used include the actual period closing price of the Company's common stock ($0.21), applicable volatility rates (133.04%), remaining contractual life (5 years) and the period close risk free interest rate for the instruments remaining contractual life (4.35%).

WARRANTS

In 1997, the Company received $40,000 from the sale of stock warrants to a former director of the Company who is a partner at the Company's former law firm. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised on a cashless basis and the Company issued 142,304 shares of common stock.

In 1997, the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company's former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (as to $337,500 worth of such securities) and through February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which $75,000 and $20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 337,970 shares of common stock.

In 2004, the Company issued warrants in connection with the December 14, 2004 private placement transaction. The warrants entitled the participants of the private placement to purchase up to 465,000 shares of common stock at an exercise price of $1.10 per share. The exercise price was adjusted to $0.50 per share on August 10, 2005 as a result of the consummation of the subscription rights offering. These warrants will expire if unexercised on December 14, 2009. As noted above in October 2005, the investors in the December 2004 private placement received an additional 1,550,000 warrants to purchase the Company's common stock with an exercise price of $0.75, which expire on August 9, 2010.

On August 10, 2005, the Company's subscription rights offering of newly-created series B convertible preferred stock closed. Stockholders that purchased shares of the Company's series B preferred stock in the rights offering were issued, for no additional consideration, five-year warrants to purchase that number of shares of the Company's common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the offering. The warrants have an exercise price of $0.75 per share. The Company issued warrants to purchase 703,934 shares of common stock and could receive an additional $527,950 if all of the warrants issued in the subscription rights offering are exercised. There is no assurance as to how many warrants will be exercised.

On September 14, 2005, the Company issued warrants to purchase 2,400,000 shares of the Company's common stock in connection with the Letter of Engagement with Trilogy. Each warrant represents the right to purchase one share of the Company's common stock for $0.50 per share at any time through the third year of issuance. The estimated fair value of the warrants was determined to be $600,000, which was charged to general and administrative expense in September 2005. On October 31, 2005, Trilogy notified the Company that it has resigned the engagement, and the parties have finalized the terms of such resignation. On November 17, 2005 the Company entered into a settlement agreement and mutual release ("Settlement Agreement") with Trilogy. The Settlement Agreement terminates the Consulting Agreement with Trilogy entered into on June 22, 2005, the Finder's Fee Agreement with Trilogy entered into on July 25, 2005 and the Letter of Engagement with Trilogy entered into on September 14, 2005. Under the terms of the Settlement Agreement, Trilogy agreed to return and relinquish all right, title and interest to the 2,400,000 warrants they were given and release the Company of all prior agreements and understandings between Trilogy and the Company. (See Note 2 "Management Liquidity Plans")

On November 14, 2005, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock. The warrants are issued pro rata upon each investment tranche. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. On November 15, 2005 the Purchasers received 1,000,000 warrants and January 16, 2006 the purchasers received 1,000,000 warrants. Another 2,000,000 warrants will be issued to the Purchasers when the registration statement is declared effective.

Pursuant to an amended Finder's Fee Agreement, between Axiom and the Company, Axiom received five year warrants to purchase 378,445 and 395,310 shares of our common stock at an exercise price of $0.65 per share on November 14, 2005 and January 6, 2006, respectively. The warrants are exercisable for a period of five years from date of issuance. The number of warrants issued was computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants are issued pro rata upon each investment tranche. The initial market price was $0.211 and $0.202 for the first tranche and second tranche, respectively. Axiom will receive additional warrants when the registration statement is declared effective.

The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. Because of this the Company would not have sufficient authorized shares to settle exercises of the warrants issued to the Purchasers or Axiom on the date of issuance. In addition underlying shares of the Purchasers warrants were subject to the liquidating damages provisions of the Registration Rights Agreement. If the registration statement that was filed by the Company is not declared effective within 120 days from November 14, 2005 or fails to maintain effectiveness of the registration statement then the Company will be required to pay liquidated damages to the Purchasers in the amount of 2% per month on the outstanding principal amount of the convertible debentures in shares or cash. In accordance with the provisions of EITF 00-19 both the Purchasers and Axiom warrants were recorded as liabilities at their fair values on the date of issuance of $160,048 and $60,569, respectively. (See Note 7)

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase agreement are convertible into an indeterminate number of shares. Because of this the Company might not have sufficient authorized shares in the future to settle exercises of its other issued warrants. Under the guidance of EITF 00-19, share settlement of the Company's other issued warrants could no longer considered to be within the their control. The Company reclassified these other warrants to a liability based on the fair value of the conversion option on November 14, 2005 of $636,412.

The Company will re-measure the fair value of the warrants at each reporting date with changes in fair value recorded in its statement of operations for the period which was $21,679 for the year ended December 31, 2005. The fair value of the Company's warrants was $649,886 at December 31, 2005. The Company used the Black Scholes Valuation model to determine the fair value of the warrants. The significant assumptions used include the actual period closing price of the Company's common stock, applicable volatility rates and the period close risk free interest rate for the instruments remaining contractual life.

As of December 31, 2005 and 2004, the Company had warrants outstanding to purchase an aggregate of 5,547,776 and 1,915,397 common shares respectively.

BRIDGE FINANCING

On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Bridge Notes") to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after the payment of offering costs of $147,500. The Company issued warrants to purchase 1,540,260 shares of common stock at an exercise price of $.97 per share. Included in the Bridge Financing is $150,000 of Bridge Notes and 308,052 warrants with related parties. The Company allocated $329,625 of the gross proceeds to the Bridge Warrants based on estimated fair value, which resulted in $329,625 of original issue discount and a corresponding amount of additional paid-in capital.

In March 1999, the Company exercised its option to convert the Bridge Notes and accrued interest into common stock at a conversion price of $.55 per share. The Company issued 1,443,015 shares of its common stock in conjunction with the conversion. As a result of the Bridge Notes conversion, the amount of convertible warrants was reduced by half to 770,130 shares of warrants to purchase common stock. These warrants expired unexercised on August 31, 2003.

On November 20, 2003, the Company entered into a one-year Bridge Promissory Note in the amount of $275,000 bearing interest at 1%. By its terms, this note was automatically converted into 200,000 common shares of the Company at $1.375 per share as part of the December 19, 2003 private placement.

NOTE 9 - STOCK OPTION PLAN AND WARRANTS

In 1998, the Company adopted a stock option plan, as amended on February 26, 2004, under which it may grant qualified and nonqualified options to purchase up to 4,435,500 shares of common stock to employees and consultants. Qualified options are exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options is five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and are exercisable for no less than 110% of fair value on the date of grant for such holders.

For the year ended December 31, 2005, under the 1998 stock option plan, the Company awarded stock options to purchase 1,422,500 shares of common stock, of which 143,000 were to employees, 852,000 were to the Company's President and CEO, 365,000 were to members of the Board of Directors and 62,500 shares were to consultants. At December 31, 2005, options to purchase 3,841,493 shares of common stock were outstanding. These options have exercise prices ranging from $0.55 to $4.00 per share. Effective June 7, 2005, no further options can be granted from the 1998 stock option plan.

On March 7, 2005, the board of directors of the Company adopted and approved the 2005 Incentive Compensation Plan (the "2005 Plan"), which was approved by the stockholders on June 7, 2005 at the annual meeting of stockholders.

The terms of the 2005 Plan provide for the issuance of up to 5,000,000 awards of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property.

As of December 31, 2005, 3,213,000 awards have been granted under the 2005 Plan, of which 330,000 were restricted stock grants and 2,883,000 were stock option grants. Of the 3,213,000 awards, 1,825,000 were granted to our new CEO pursuant to the terms of his employment agreement, 200,000 were issued to an employee, 33,000 were granted to management advisory consultants and 1,155,000 were granted to outside directors for their service to the Company in 2004 and 2005.

On October 26, 2005, the Company's Compensation Committee of the Board of Directors approved accelerating the vesting of approximately 2.9 million stock options held by employees and members of the Board of Directors which were outstanding under the Company's stock plans and granted 1,000,000 options to our President which vest immediately and are exercisable at $0.30 per share. The options have a range of exercise prices of $0.30 to $4.00. The acceleration and immediate vesting affects grants to the Company's President of approximately 2.7 million options having a weighted average exercise price of $0.74. The closing price of the Company's common stock on October 25, 2005, the last trading day before approval of acceleration, was $0.30. The purpose of the accelerated vesting was to enable the Company to avoid recognizing future compensation expense associated with these options upon adoption of FASB Statement No. 123R, "Share-Based Payment." The aggregate pre-tax expense that, absent the accelerated and immediate vesting, would have been reflected in the Company's consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $1.6 million (approximately $900,000 of which relates to options held by the President of the Company).

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase agreement are convertible into an indeterminate number of shares. (See Note 7). Because of this the Company might not have sufficient authorized shares in the future to settle exercises of its non employee issued stock options. Under the guidance of EITF 00-19, share settlement of the Company's non employee issued stock options could no longer considered to be within the their control. The Company reclassified these non employee stock options to a liability based on the fair value of the stock options on November 14, 2005 of $104,927. The Company will re-measure the fair value of the non employee stock options at each reporting date with changes in fair value recorded in its statement of operations for the period which was $444 for the year ended December 31, 2005. The fair value of the Company's non employee stock options was $104,483 at December 31, 2005. The Company used the Black Scholes Valuation model to determine the fair value. The significant assumptions used include the actual period closing price of the Company's common stock, applicable volatility rates and the period close risk free interest rate for the instruments remaining contractual life.

A summary of activity under the stock option plans is as follows:

                                   December 31, 2005     December 31, 2004
                                 --------------------   --------------------
                                             Weighted               Weighted
                                              Average                Average
                                             Exercise               Exercise
                                   Shares      Price      Shares      Price
                                 ---------   --------   ---------   --------
Outstanding, beginning of year   3,039,875     $ .73    2,781,899    $ .96
Options granted                  4,305,500       .83      565,983     2.66
Options exercised                   (5,218)      .55     (113,067)     .74
Options forfeited                 (615,667)     2.24     (194,940)    1.34
                                 ---------     -----    ---------    -----
Outstanding, end of year         6,724,490     $ .94    3,039,875    $ .73
                                 =========     =====    =========    =====
Exercisable, end of year         6,671,240     $1.06    2,739,306    $ .84
                                 =========     =====    =========    =====


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

The following table summarizes stock option information as of December 31, 2005:

                                Options Outstanding
           Number Outstanding     Weighted Average      Options Number
Exercise      at Remaining          Contractual         Exercisable At
 Prices     December 31, 2005           Life          December 31, 2005
--------   ------------------   -------------------   -----------------
 $  .30         1,000,000               9.82              1,000,000
 $  .55           162,659               2.27                162,659
 $  .66           200,000               4.49                200,000
 $  .92            13,500               4.49                 13,500
 $  .97         1,429,375               2.32              1,429,375
 $ 1.00         3,002,000               9.02              3,002,000
 $1.135           264,925               4.67                264,925
 $1.136           221,796                .25                221,796
 $ 1.20            13,500               4.49                 13,500
 $1.375           250,000               7.75                250,000
 $1.378             1,818                                     1,818
                                         .96
 $ 1.38               727                .96                    727
 $ 2.43            93,440               1.11                 93,440
 $ 3.75             6,000               4.49                  6,000
 $ 4.00            64,750               4.31                 64,750
                ---------               ----              ---------
 Total          6,724,490               2.99              6,724,490
                =========               ====              =========

A summary of stock warrant activity is as follows:

                                              December 31,               December 31,
                                                  2005                       2004
                                                Weighted                   Weighted
                                                 Average                    Average
                                                Exercise                   Exercise
                                   Shares        Price         Shares        Price
                                 ----------   ------------   ---------   ------------
Outstanding, beginning of year    1,915,397       $1.06      1,450,397       $1.05
Warrants granted                  6,032,379         .63        465,000        1.10
Warrants exercised                       --          --             --          --
Warrants forfeited               (2,400,000)        .50             --          --
Warrants expired                         --          --             --          --
                                 ----------       -----      ---------       -----
Outstanding, end of year          5,547,776        0.78      1,915,397        1.06
                                 ==========       =====      =========       =====
Exercisable, end of year          5,547,776       $0.78      1,915,397       $1.06
                                 ==========       =====      =========       =====

The following table summarizes warrants information as of December 31, 2005:

                                Warrants Outstanding
                            ---------------------------
               Number       Weighted Average   Weighted   Warrants Number
           Outstanding at      Remaining        Average    Exercisable at
Exercise    December 31,      Contractual      Exercise     December 31,
 Prices         2005             Life            Price         2005
--------   --------------   ----------------   --------   ---------------
 $ 0.50         465,000           3.96          $ 0.50         465,000
 $ 0.65       1,378,445           4.87          $ 0.65       1,378,445
 $ 0.75       2,253,934           4.61          $ 0.75       2,253,934
 $ 0.97       1,232,208           6.67          $ 0.97       1,232,208
 $ 1.50         218,189           0.97          $ 1.50         218,189
              ---------           ----          ------       ---------
              5,547,776           4.93          $ 0.78       5,547,776
              =========           ====          ======       =========


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

During the year ended December 31, 2002, the Company issued warrants to purchase 1,026,840 shares of common stock at $.97 per share to a consultant for services rendered, of which 400,000 were earned in 2002, and the remainder in 2003. The Company recorded a charge to operations of approximately $473,000 for the fair value of the warrants earned in 2002. For the year ended December 31, 2003, the Company issued additional warrants to purchase 205,368 shares of common stock at $.97 per share to another consultant for services rendered, all of which were earned in 2003. The Company recorded a charge to operations of approximately $236,000 for the fair value of the warrants earned in 2003. As of December 31, 2004, these warrants are fully vested and are exercisable through September 1, 2012.

The Company issued warrants to purchase 218,189 shares of its common stock to lead investors in its December 19, 2003 Private Placement (Note 8). These warrants were immediately exercisable at $1.50 per share through December 19, 2006.

The Company issued warrants to purchase 465,000 shares of its common stock to investors in its December 14, 2004 Private Placement (Note 7). These warrants were immediately exercisable at $1.10 per share through December 14, 2009. In August 2005, the exercise price of the warrants was reduced to $0.50 per share after the consummation of the rights offering pursuant to anti dilution provision. In October 2005, the investors in the December 2004 private placement received an additional 1,550,000 warrants to purchase the Company's common stock with an exercise price of $0.75, which expire on August 9, 2010.

The Company issued warrants to purchase 703,934 shares of its common stock to investors in its Proprietary Rights Offering August 10, 2005 (Note 8). These warrants were immediately exercisable at $0.75 per share through August 9, 2010.

The Company issued warrants to purchase 1,000,000 shares of its common stock to the Purchasers in the Securities Purchase Agreement on November 15, 2005 (Note
8). The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

The Company issued warrants to purchase 378,445 shares of its common stock to Axiom pursuant to an amended Finder's Fee Agreement on November 15, 2005 (Note
8). The warrants are exercisable into common stock at an exercise price of $0.65 per share for a period of five years from date of issuance. The number of warrants issued was computed by dividing the total dollar investment by the initial market price of (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. The initial market price was $0.211.

After the Company entered the Securities Purchase Agreement, and in following the guidance of EITF 00-19, the Company classified its warrants issued, as a liability recorded at fair value on November 14, 2005. (See Note 8 "Warrants").

NOTE 10 - LICENSE AGREEMENTS

TECHNOLOGY LICENSE AGREEMENT

In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders, Dr. Michael
A. Anbar. The Company recorded the issuance of these shares at the historical cost ($4,400) of the technology transferred from Dr. Anbar. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997 with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company was contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a 12-month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company also was obligated to pay this shareholder a royalty of $300 for each device installed at a client's site based only on installations at which the Company derives revenues from the licensed technology. Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum consulting fee of $12,000 for the first 12-month period, as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for an additional two-year term.

CALTECH LICENSE AGREEMENT

In September 1997, the Company entered into an option agreement with Caltech, which grants the Company the right to enter into an exclusive license to exploit Caltech's infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. The Company issued Caltech 542,172 shares of its common stock in connection with the license agreement. The license may be cancelled at Caltech's option if it has not received minimum license fees of $10,000 in any one-year period commencing June 30, 1999. The license continues in effect for as long as the patent rights remain effective, which will be from 2018 to 2020, depending on the relevant patent.

While in effect, the agreement requires that the Company pay 50% of all attorneys' fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.

THE LOCKHEED MARTIN LICENSE AGREEMENT

In September 1998, the Company entered into a license agreement with Lockheed Martin Corporation ("Lockheed"), pursuant to which the Company initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, the Company licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. At the time the Company entered into the license agreement with Lockheed, it believed that these technologies would enhance the sensitivity of the technology it licensed from CalTech.

In order to maintain the exclusivity of the license, the Company was required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive and Lockheed provided a source of manufactured EQWIP detectors, the Company agreed to pay Lockheed certain minimum royalties. The Company also agreed to pay Lockheed royalties on revenues the Company derived from utilization of the EQWIP technology. To date, no manufacturer has produced EQWIPs and the Company has not utilized the EQWIP technology licensed from Lockheed and, therefore, believed that the license was no longer exclusive and that no minimum or other royalties were due to Lockheed.

In October 2004, Lockheed requested that the Company pay minimum royalties and other amounts aggregating $2,500,000. (Note 11, Commitments and Contingencies, Litigation).

On January 30, 2006, the Company paid Lockheed $225,000 and issued 500,000 ten year warrants at an exercise price of $0.65 and a fair value of $94,500, as part of a settlement agreement and mutual release which terminates the exclusive license and definitive contract and releases the Company from any and all claims, demands and obligations. (Note 11, Litigation). The Company does not believe that the termination of the license granted under the agreement with Lockheed will have a significant impact on its business. The Company has accrued $323,000 as of December 31, 2005 in connection with this settlement.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH ("AIM") in the amount of 478,000 Euros or $564,040 (at the current exchange rates) as of December 31, 2005. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from Caltech for biomedical applications.

OPERATING LEASE COMMITMENTS

The Company leases facilities in Bohemia, New York for approximately 6,550 square feet of space which expires November 30, 2009.

Future annual minimum lease payments under noncancelable operating leases and arrangements as of December 31, 2005 are as follows:

For the Year Ending
    December 31,       Amount
-------------------   --------
        2006            60,500
        2007            62,800
        2008            65,100
        2009            61,800
                      --------
       Total          $250,200
                      ========

Rent expense charged to operations for the years ended December 31, 2005 and December 31, 2004 and for period February 7, 1997 (inception) to December 31, 2005 amounted to $66,364, $60,590 and $248,613, respectively.

LITIGATION

In September 1998, the Company entered into a license agreement with Lockheed, pursuant to which the Company was initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The Company believed that these technologies would enhance the sensitivity of the technology it licensed from CalTech. The Company has not utilized the EQWIP technology licensed from Lockheed.

In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised the Company that it believed that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified the Company that, in its view, the Company was in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. The Company responded to Lockheed that, among other reasons, no sums are due to Lockheed from the Company, the license agreement by its terms had become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although the Company believed that it has no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed believed that royalties were due and had demanded payment. The Company had conducted exploratory discussions with Lockheed regarding terms for a potential settlement of this matter in order to avoid these potential substantial litigation costs and other professional fees.

On January 30, 2006, the Company paid Lockheed $225,000 and issued 500,000 ten year warrants at an exercise price of $0.65 and fair value of $94,500 as part of a settlement agreement and mutual release which terminates the exclusive license and definitive contract and releases the Company from any and all claims, demands and obligations. The Company does not believe that the loss the license with Lockheed will have a significant impact on us. The Company accrued $323,000 in connection with this settlement at December 31, 2005.

On March 8, 2003, the Company's former Chief Financial Officer ("CFO") filed a declaratory judgment action against the Company in the US District Court for the District of New Jersey. The complaint alleges that while serving as both a director and CFO, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

On July 23, 2004, the Court granted, in part, the Company's motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justiciable dispute existed with respect to 36,966 options which expired on April 1, 2004. The Company moved to dismiss the deferred salary claim based on an arbitration provision in the CFO's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

On February 15, 2005, the Company moved for partial summary judgment on the CFO's deferred salary claim. By Order dated March 23, 2005, the Court denied the Company's motion, but allowed the Company to renew its motion at the close of discovery. The Court did find that it is unlikely that the CFO could recover any deferred compensation prior to April 1, 1999. The parties have recently completed discovery and a final pretrial conference was held on August 17, 2005. The Company is in negotiation with the former CFO to reach a settlement agreement.

While the ultimate outcome of this matter cannot presently be determined with certainty, according to the Company's counsel, Greenberg Traurig, LLP, the remaining claims are without merit, and the Company intends to vigorously defend the claims in this lawsuit. The Company believes that its provision for such in the accompanying financial statements is adequate at December 31, 2005.

The Company is not a party to any other pending or threatened legal proceedings.

EMPLOYMENT AND CONSULTING AGREEMENTS

On March 4, 2005, the Company announced the appointment of Denis A. O'Connor as its new President and CEO, effective March 23, 2005. Mr. O'Connor was also appointed to the Company's Board of Directors on March 7, 2005. The Company has entered into an employment agreement with Mr. O'Connor, with a two-year term expiring in March 2007, with an option to renew for one additional year. The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. The Company also agreed to issue to Mr. O'Connor, upon commencement of employment, stock options to purchase an aggregate of 852,000 shares of the Company's common stock of the Company at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company also issued options to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share from the 2005 Incentive Plan, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company is also obligated to pay Mr. O'Connor the balance of his prior employment contract bonus of $55,000 if unpaid as a result of his change of employment. The Company paid the $55,000 bonus to Mr. O'Connor in two equal installments, April 2005 and January 2006. Finally, based upon the attainment of specified performance goals determined by our Compensation Committee and Mr. O'Connor, the Company agreed to pay Mr. O'Connor
(1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of the Company's common stock at an exercise price equal to the market price of the Company's common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a ten-year period from the date of grant.

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and CEO, the Company announced that it entered into a Consulting Agreement with Mark A. Fauci. Mr. Fauci remains a member of the Board of Directors. The agreement, which terminates Mr. Fauci's previous employment agreement with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of shareholders to continue as a Board member. The agreement also provides for a three-year payout schedule of the Company's obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments commenced on October 1, 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Michael A. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for additional two-year terms.

The following table summarizes the aggregate commitments under employment and related agreement obligations at December 31, 2005:

                                 Aggregate
                                Commitment
                                ----------
Year ending December 31, 2006      575,000
Year ending December 31, 2007      291,500
Year ending December 31, 2008      195,000
                                ----------
  Totals                        $1,061,500
                                ==========

NOTE 12 - RELATED PARTY TRANSACTIONS

Among the purchasers of the Company's series A convertible preferred stock were Jed Schutz, George Benedict and Joseph T. Casey, each of whom is a director of the Company. Mr. Schutz purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. Mr. Benedict purchased 100,000 shares of series A convertible preferred stock for a purchase price of $100,000, and was issued warrants to purchase 30,000 shares of common stock. Mr. Casey purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. The purchase price of the shares was determined with reference to the then current market price of the Company's common stock. In October 2005, each investor in the December 2004 private placement, as anti dilution protection, received additional five year warrants to purchase the Company's common stock at an exercise price of $0.75 per share which if unexercised will expire on August 9, 2010. Mr. Schutz and Mr. Casey each received 250,000 additional warrants. Mr. Benedict received 100,000 additional warrants. Effective December 31, 2005, George Benedict voluntarily resigned from his position from the Company's Board of Directors.

Among the purchasers of the Company's series B convertible preferred stock were Jed Schutz, Joseph T. Casey and Dr. Michael Davis, each of whom is a director of the Company. Mr. Schutz purchased 100,000 shares of series B convertible preferred stock for a purchase price of $50,000, and issued warrants to purchase 50,000 shares of common stock. Mr. Casey purchased 150,000 shares of series B convertible preferred stock for a purchase price of $75,000, and was issued warrants to purchase 75,000 shares of common stock. Dr. Davis purchased 10,000 shares of series B convertible preferred stock for a purchase price of $5,000, and was issued warrants to purchase 5,000 shares of common stock.

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, the Company entered into a consulting agreement with Mark A. Fauci, a member of our board of directors. The agreement, which terminates Mr. Fauci's previous employment with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three-year payout schedule of the obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments commenced on October 1, 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

The Company purchases all of its insurance policies with the exception of employee health insurance, from a company in which a member of its Board of Directors is the Chairman. Insurance premiums paid in fiscal 2005 and 2004 approximated $241,000 and $239,000, respectively. Effective December 31, 2005, this board member, voluntarily resigned from his position from the Company's Board of Directors.

The Company's Chairman of the Board, Hon. Joseph F. Lisa, currently serves as counsel in the intellectual property department of the New York office of Greenberg Traurig, LLP, an international law firm. In the year ended December 31, 2005 and 2004, Greenberg Traurig LLP billed the Company approximately $677,200 and $570,300, respectively for legal services rendered. Effective December 31, 2005, Joseph Lisa voluntarily resigned from his position from the Company's Board of Directors.

Under a Guaranty and Pledge Agreement entered into on November 14, 2005, the Company's President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Purchasers, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of the Company's common stock issued in the Company's name, and (ii) to grant to, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

During 2005, Dr. Michael Davis, the Chairperson of the Executive Committee of the Board of Directors was compensated $95,000 for his service in this role to the Company. By unanimous consent of the Board of Directors on December 13, 2005, the Executive Committee was disbanded effective December 31, 2005 in keeping with the long term strategic plan to reorganize and restructure our Board. The Company offered Dr. Davis a new consulting contract in January 2006, whereby he will provide medical and scientific expertise for the Company. The terms of the contract have not yet been finalized.

NOTE 13 - PUBLIC OFFERING COSTS

The Company discontinued its efforts to pursue an initial public offering in April 1999. The Company expensed $501,992 of costs incurred in connection with its proposed initial public offering in the year ended December 31, 1998.

NOTE 14 - SUBSEQUENT EVENTS

On January 3, 2006, the Company issued shares of its series A and series B convertible preferred stock as dividends in-kind to the holders of its series A and B convertible preferred stock. Dividends were payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable record date, which was December 15, 2005.

Holders of our series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable annually in cash or, at the Company's option, in additional shares of series A preferred stock (computed on the basis of the 10-day volume-weighted average price of its common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). Holders of series A preferred stock were issued 301,423 shares of series A preferred stock convertible The Company inadvertently issued an additional 183,628 series A preferred dividend shares in lieu of cash dividends than the holders were required to receive. The Company intends to send a notice letter to the holders requesting the shareholders return the certificates and thereafter the Company will issue an aggregate of 117,795 series A preferred dividend shares. The 10 day volume-weighted average price of our common stock was $0.206.

Holders of our series B preferred stock are entitled to receive a cumulative dividend of 7% per year, payable annually in cash or, at the Company's option, in additional shares of series B preferred stock (computed on the basis of the 10-day volume-weighted average price of its common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). The holders of series B preferred stock were issued of 76,467 shares of series B preferred stock. The Company inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were required to receive. The Company intends to send a notice letter to the holders requesting the shareholders return the certificates and thereafter the Company will issue an aggregate of 59,766 series B preferred dividend shares. The 10 day volume-weighted average price of our common stock was $0.206.

On January 4, 2006, the Company received $1 million in gross proceeds that was payable upon our filing of a registration statement with the Securities and Exchange Commission ("SEC") in connection with the Company's November 14, 2005, Securities Purchase Agreement with the Purchasers which registers shares of our common stock underlying (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of the Company's common stock. In connection with this second closing, the Company issued an aggregate of $1,000,000 principal amount secured convertible promissory notes and warrants to purchase 1,000,000 shares of common stock. Upon receipt of proceeds in the 2nd tranche of the Securities Purchase Agreement, the Company paid Axiom $65,000 and issued 395,310 five year warrants a to puchase shares of the Company's common stock at an exercise price of $0.65.

On January 9, 2006, Company hired Robert P. Ellis as the Company's Senior Vice President, Business Development. On March 14, 2006, the Board of Directors granted Mr. Ellis 667,000 stock options to purchase 667,000 shares of the Company's common stock at an exercise price of $0.30 per share. The 667,000 stock options vest over a three year period with 25% vesting immediately and the balance vesting equally over each remaining year. In aggregate, the fair value of the stock options issued to Mr. Ellis was $137,402 on the date of the grant and will be recorded as a compensation charge ratably as the options vest in accordance with SFAS 123(R).

On January 30, 2006, Company entered into a settlement agreement and mutual release ("Settlement Agreement") with Lockheed. The Settlement Agreement terminates the Exclusive License Agreement concerning Enhanced Quantum Well Infrared Photodetector technology the Company and Lockheed entered into on September 29, 1998 ("License Agreement") and Definitive Contract No. 6249801 concerning the fabrication of Focal Plan Arrays that the Company and Lockheed entered into on June 24, 1998 (the "Definitive Contract"). Under the terms of the Settlement Agreement the Company agreed to pay a one-time, fully paid up license fee of $225,000 to Lockheed and the Company also agreed to issue 500,000 warrants to Lockheed, with each such warrant entitling Lockheed to purchase from the Company, at any time prior to the expiration date (as defined below), one share of the Company's common stock for $0.65 per share; such warrants shall expire on December 28, 2015 ("Expiration Date"). In consideration for this settlement payment, Lockheed has agreed to release the Company and terminate all prior agreements and understandings between Lockheed and the Company, including but not limited to any and all claims which relate to, arise from, or are in any manner connected to: (i) the License Agreement; (ii) the Definitive Contract; or
(iii) any claimed license fees or other monetary consideration, whether accrued or not. In addition, the Company agreed to cease using any of the EQWIP technology that was the subject of the patents referenced in the License Agreement. The Company does not believe that the loss the license granted under the agreement with Lockheed will have a significant impact on it. The fair value of the warrants issued in the settlement was $94,500 on the date of the grant.

On February 13, 2006, the Company entered into a letter of agreement (the "Agreement") with The Investor Relations Group, Inc. ("IRG"). Under the Agreement IRG will provide investor relations services for the Company. In consideration for its services, the Company will pay IRG $10,000 per month. In addition, the Company delivered 325,000 restricted shares of its common stock to IRG with a fair value of $61,750 on the date of the grant. These shares will be restricted for a period of two years from the date of execution of the Agreement.

On February 13, 2006, the Company issued 12,000 shares of its restricted stock to Dr. Michael Anbar as part of the February 2005 two-year consulting agreement with the fair value of $2,280 on the date of grant. The stock is compensation for Dr. Anbar's work with senior management, to provide support and assistance in order to advance our commercialization strategy, expand our clinical applications and enhance new product development efforts.

On March 14, 2006 the Company granted 30,000 stock options to purchase 30,000 shares of its common stock from its 2005 Incentive Plan to each of its outside Board of Directors in lieu of cash payment for their participation, attendance at meetings and service to the Company for the first nine months of 2006. These 10 year stock options vest immediately and have an exercise price of $0.24 per share. Each outside director was also granted 150,000 stock options to purchase shares of common stock from the Company's 2005 Incentive Plan for their service to the Company in 2006. The 10 year stock options vest immediately and have an exercise price of $0.24 per share. The Company's audit committee chairperson will receive 30,000 stock options to purchase 30,000 shares of its common stock at an exercise price of $0.24 per share from the Company's 2005 Incentive Plan. In aggregate the 1,110,000 options granted to the outside members of the Board of Directors had a fair value of $258,630 on the date of the grant. The fair value of the options will be recorded as a compensation charge in the first quarter of 2006 in accordance with SFAS 123(R).

                           Advanced BioPhotonics Inc.
                        (A Development Stage Enterprise)

                            CONDENSED BALANCE SHEETS

                                              September 30,   December 31,
                                                  2006            2005
                                              -------------   ------------
                                               (Unaudited)
CURRENT ASSETS
  Cash and cash equivalents                     $  186,560     $  868,363
  Prepaid expenses and other current assets         26,667        207,589
                                                ----------     ----------
      Total Current Assets                         213,227      1,075,952
  Property and equipment, net                      199,529        176,827
  Other assets:
    Equipment deposits                             232,977        257,983
    Deferred financing costs, net                  577,106        220,962
    Security deposits                               15,062          9,662
                                                ----------     ----------
      TOTAL ASSETS                              $1,237,901     $1,741,386
                                                ==========     ==========

The accompanying notes are an integral part of these condensed financial statements.

                           Advanced BioPhotonics Inc.
                        (A Development Stage Enterprise)
                            CONDENSED BALANCE SHEETS

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

                                                                September    December 31,
                                                                30, 2006         2005
                                                              ------------   ------------
                                                               (Unaudited)
CURRENT LIABILITIES
  Notes payable                                               $         --   $    152,512
  Accounts payable and accrued expenses                            482,924        426,326
  Accrued professional fees                                        273,348        242,171
  Accrued license fees                                                  --        323,000
  Accrued registration rights penalties                            241,200             --
  Accrued interest payable                                         171,913         19,665
  Accrued employees' salaries                                       90,923
  Deferred former officers' salaries                               460,000        504,632
  Dividends payable                                                     --         77,729
                                                              ------------   ------------
    Total Current Liabilities                                    1,720,308      1,746,035
                                                              ------------   ------------
  Convertible debentures(net of debt discount $2,904,036
    and $758,171, respectively)                                    470,964        241,829
  Detachable warrants                                            3,899,581        878,708
  Non employee stock options                                        54,833        104,483
  Conversion option on convertible debentures                    4,230,632        891,892
  Conversion option on series A convertible preferred stock        379,784        602,387
  Conversion option on series B convertible preferred stock        150,796        251,293
  Deferred former officers salaries, non current                   255,000        435,000
                                                              ------------   ------------
    Total Long Term Liabilities                                  9,441,590      3,405,592
                                                              ------------   ------------
    Total Liabilities                                           11,161,898      5,151,627
                                                              ------------   ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIENCY
  Series A Convertible preferred stock, $.01 par value,
    3,000,000 shares authorized; 1,851,423 and 1,550,000
    shares issued and outstanding, respectively,
    liquidation preference $1,851,423 and $1,550,000,
    respectively                                                    18,514         15,500
  Series B Convertible preferred stock, $.01 par value,
    7,000,000 shares authorized; 1,333,432 and 1,293,202
    shares issued and outstanding, respectively,
    liquidation preference $666,716 and $640,776,
    respectively                                                    13,335         12,932
  Common stock, $.001 par value; 200,000,000 shares
    authorized; 33,460,141 issued and 30,783,141
    outstanding in 2006 and 33,072,772 shares issued and
    30,395,772 outstanding in 2005 respectively                     33,460         33,073
  Additional paid-in capital                                    19,270,818     18,848,900
  Deficit accumulated during the development stage             (29,257,447)   (22,317,969)
  Treasury stock, at cost, 2,677,000 and  shares issued             (2,677)        (2,677)
                                                              ------------   ------------
    Total Stockholders' Deficiency                              (9,923,997)    (3,410,241)
                                                              ------------   ------------
      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY          $  1,237,901   $  1,741,386
                                                              ============   ============

The accompanying notes are an integral part of these condensed financial statements.

                           Advanced BioPhotonics Inc.
                        (A Development Stage Enterprise)

                       CONDENSED STATEMENTS OF OPERATIONS

                                                                                                                      Cumulative
                                                                                                                    For the Period
                                                                                                                   From February 7,
                                                           For the Nine Months Ended     For the Quarter Ended     1997 (inception)
                                                                 September 30,               September 30,              through
                                                           -------------------------   -------------------------     September 30,
                                                              2006          2005           2006          2005            2006
                                                           -----------   -----------   -----------   -----------   ----------------
                                                           (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)      (Unaudited)
  Development revenues                                     $        --   $        --   $        --   $        --     $     69,800
  Development costs                                                 --            --            --            --           20,000
                                                           -----------   -----------   -----------   -----------     ------------
    GROSS PROFIT                                                    --            --            --            --           49,800
                                                           -----------   -----------   -----------   -----------     ------------
OPERATING EXPENSES
  Research and development                                 $   984,832     1,315,746       342,916       303,661        9,704,055
  Selling, general and administrative                        2,041,010     3,248,780       578,937     1,526,704       11,718,150
  Related party legal expense                                       --            --            --            --          544,881
  Write-off of public offering costs                                --            --            --            --          501,992
                                                           -----------   -----------   -----------   -----------     ------------
    TOTAL OPERATING
    EXPENSES                                                 3,025,842     4,564,526       921,853     1,830,365       22,469,078
                                                           -----------   -----------   -----------   -----------     ------------
    OPERATING LOSS                                          (3,025,842)   (4,564,526)     (921,853)   (1,830,365)     (22,419,278)
    Change in fair value of non employee stock options,
      warrants and conversion options                        3,396,148            --    (2,531,966)           --        3,719,337
    Registration rights penalties                              241,200            --       131,867            --          241,200
     Interest and other (income) expenses, net                 276,288        (5,628)      133,372        (2,573)       1,296,125
                                                           -----------   -----------   -----------   -----------     ------------
    NET (LOSS) / INCOME                                     (6,939,478)   (4,558,898)    1,344,874    (1,827,792)     (27,675,940)
    Series A Convertible Preferred Stock beneficial
      conversion feature                                            --       703,128            --       703,128        1,161,249
    Series B Convertible Preferred Stock beneficial
      conversion feature                                            --       420,258            --       420,258          420,258
    Deemed dividend on issuance of additional Series A
      Convertible Preferred Stock Warrants                          --            --            --            --          449,500
    Accumulated Dividends on Series A Convertible
      Preferred Stock                                           46,500        49,083        15,500        15,500          111,083
    Accumulated Dividends on Series B Convertible
      Preferred Stock                                           32,044        13,228        10,681        13,228           49,658
                                                           -----------   -----------   -----------   -----------     ------------
    NET (LOSS)/INCOME ATTRIBUTABLE TO COMMON STOCK
      HOLDERS- BASIC AND DILUTED                           $(7,018,022)  $(5,744,595)  $ 1,318,693   $(2,979,906)    $(29,867,688)
                                                           ===========   ===========   ===========   ===========     ============
    Basic net (loss) / income per share                    $     (0.23)  $     (0.19)  $      0.04   $     (0.10)
                                                           ===========   ===========   ===========   ===========
    Weighted average number of shares
      outstanding - basic                                   30,697,588    30,014,494    30,783,141    30,293,607
                                                           ===========   ===========   ===========   ===========
     Diluted net (loss) / income per share                 $     (0.23)  $     (0.19)  $      0.02   $     (0.10)
                                                           ===========   ===========   ===========   ===========
     Weighted average number of shares
      outstanding - diluted                                 30,697,588    30,014,494    85,954,981    30,293,607
                                                           ===========   ===========   ===========   ===========

            See accomanying notes to condensed financial statements.

                           Advanced BioPhotonics Inc.
                        (A Development Stage Enterprise)
                 CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIENCY
         For the period from January 1, 2006 through September 30, 2006

                                                                                                           Series A
                                                           Common Stock           Treasury Stock       Preferred Stock
                                                       --------------------   ---------------------  --------------------
                                                         Shares      Amount     Shares      Amount     Shares     Amount
                                                       ----------   -------   ----------   --------  ---------   --------
Balance at January 1, 2006                             33,072,772   $33,073   (2,677,000)   ($2,677) 1,550,000   $ 15,500
  Issuance of series A Convertible
    Preferred Stock to settle accrued dividends                 -         -            -          -    301,423      3,014
  Issuance of series B Convertible
    Preferred Stock to settle accrued dividends                 -         -            -          -          -          -
  Issuance of stock options for services rendered
  Expense of employee stock options under FAS123(R)             -         -            -          -          -          -
  Issuance of common stock for
    services rendered                                     337,000       337            -          -          -          -
  Conversion of Series B Convertible Preferred Stock
     to common stock                                       50,369        50            -          -          -          -
  Reclass conversion option- Series B convertible
    preferred stock to equity                                   -         -            -          -          -          -
  Net Loss
                                                                -         -            -          -          -          -
                                                       ----------   -------   ----------   --------  ---------   --------
Balance at September 30, 2006 (Unaudited)              33,460,141   $33,460   (2,677,000)  $ (2,677) 1,851,423   $ 18,514
                                                       ==========   =======   ==========   ========  =========   ========

                                                                                              Deficit
                                                            Series B                        Accumulated
                                                         Preferred Stock      Additional    During the
                                                       -------------------     Paid-in-     Development
                                                         Shares     Amount     Capital         Stage         Total
                                                       ---------   -------   -----------   ------------   -----------
Balance at January 1, 2006                             1,293,202   $12,932   $18,848,900   ($22,317,969)  ($3,410,241)
  Issuance of series A Convertible
    Preferred Stock to settle accrued dividends                -         -        (3,014)             -             -
  Issuance of series B Convertible
    Preferred Stock to settle accrued dividends           76,467       765          (765)             -             -
  Issuance of stock options for services rendered                                      -              -             -
  Expense of employee stock options under FAS123(R)            -         -       352,534              -       352,534
  Issuance of common stock for
    services rendered                                          -         -        63,693              -        64,030
  Conversion of Series B Convertible Preferred Stock
     to common stock                                     (36,237)     (362)          312              -             -
  Reclass conversion option- Series B convertible
    preferred stock to equity                                  -         -         9,158              -         9,158
  Net Loss
                                                               -         -             -     (6,939,478)   (6,939,478)
                                                       ---------   -------   -----------   ------------   -----------
Balance at September 30, 2006 (Unaudited)              1,333,432   $13,335    19,270,818    (29,257,447)   (9,923,997)
                                                       =========   =======   ===========   ============   ===========

    The accompanying notes are an integral part of these financial statements

                           Advanced BioPhotonics Inc.
                        (A Development Stage Enterprise)
                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                         Cumulative For the
                                                            For the Nine Months Ended       Period From
                                                                    September 30,         February 7, 1997
                                                            -------------------------   (inception) through
                                                               2006           2005       September 30, 2006
                                                            -----------   -----------   -------------------
                                                            (Unaudited)   (Unaudited)      (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                    $(6,939,478)  $(4,558,898)     $(27,675,940)
                                                            -----------   -----------      ------------
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization                                63,007        84,149           959,543
    Loss on disposal of net assets                                   --            --            20,584
    Unrealized loss from foreign currency transactions               --            --            19,271
    Warrants issued to related party for legal services              --            --            95,000
    Issuances of warrants and stock options for services
      rendered                                                  447,034       879,038         2,627,730
    Issuance of common stock  as compensation                    64,030       410,500           774,530
    Amortization of original issue discount                          --            --           329,625
    Amortization of deferred financing costs                    132,456            --           330,188
    Amortization of debt discount on convertible
      debentures                                                138,335            --           153,114
    Write off of deferred offering costs                             --        37,000            37,000
    Change in fair value of non-employee stock options,
      warrants and conversion options                         3,396,148            --         3,719,337
    Changes in operating assets and liabilities:
    Prepaid expenses and other current assets                   180,920       182,640           336,012
    Other assets                                                 (5,400)        8,038          (149,307)
    Accounts payable and accrued expenses                         7,947       430,734         1,212,973
    Accrued registration rights penalties                       241,200            --           241,200
    Deferred officers salaries                                 (224,632)       (6,923)          715,000
                                                            -----------   -----------      ------------
      NET CASH USED IN OPERATING ACTIVITIES                  (2,498,433)   (2,533,722)      (16,254,140)
                                                            -----------   -----------      ------------
CASH FLOWS USED IN INVESTING ACTIVITIES
  Purchase of property and equipment                            (60,704)     (165,162)       (1,294,809)
                                                            -----------   -----------      ------------

                           Advanced BioPhotonics Inc.
                        (A Development Stage Enterprise)
                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                         Cumulative For the
                                                            For the Nine Months Ended       Period From
                                                                    September 30,         February 7, 1997
                                                            -------------------------   (inception) through
                                                               2006           2005       September 30, 2006
                                                            -----------   -----------   -------------------
                                                            (Unaudited)   (Unaudited)      (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from  issuance of common stock                            --            --        12,522,477
  Net proceeds from issuance of Series A preferred stock             --            --         1,518,928
  Net proceeds from issuance of Series B preferred stock             --       391,688           491,688
  Proceeds from issuance of warrants                                 --            --            40,000
  Proceeds from options exercised                                    --         2,880            44,880
  Issuance of bridge note payable                                    --            --         1,025,000
  Payment of deferred financing costs                          (260,154)           --          (472,654)
  Proceeds from convertible debenture, net                    2,290,000            --         3,185,000
  Repayment of notes payable                                   (152,512)     (165,883)         (619,810)
                                                            -----------   -----------      ------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES               1,877,334       228,685        17,735,509
                                                            -----------   -----------      ------------
      NET (DECREASE) INCREASE IN CASH                          (681,803)   (2,470,199)          186,560
CASH AND CASH EQUIVALENTS -Beginning                            868,363     3,403,712                --
                                                            -----------   -----------      ------------
  CASH AND CASH EQUIVALENTS - Ending                        $   186,560   $   933,513      $    186,560
                                                            ===========   ===========      ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the periods for:
    Interest                                                $     6,501   $     4,210      $    975,996
    Income Taxes                                            $        --   $     4,509      $      4,509
  Non cash investing and financing activities:
    Conversion of bridge notes                              $        --   $        --      $  1,065,625
    Conversion of accounts payable to notes payable         $        --   $        --      $    237,861
    Insurance premiums financed using a note                $        --   $        --      $    545,411
  Cashless exercise of stock options resulting the
    issuance of 27,399 shares of common stock               $        --   $        --      $         27
  Issuance of collateral shares in Company's name           $        --   $        --      $      2,677
  Beneficial conversion charge attributable to Series A
    preferred stock                                         $        --   $   703,128      $  1,161,249
  Beneficial conversion charge attributable to Series B
    preferred stock                                         $        --   $   420,258      $    420,258
  Deemed dividend on issuance of warrants to series A
    preferred stockholders                                  $        --   $        --      $    449,500

                           Advanced BioPhotonics Inc.
                        (A Development Stage Enterprise)
                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                         Cumulative For the
                                                            For the Nine Months Ended       Period From
                                                                    September 30,         February 7, 1997
                                                            -------------------------   (inception) through
                                                               2006           2005       September 30, 2006
                                                            -----------   -----------   -------------------
                                                            (Unaudited)   (Unaudited)      (Unaudited)
  Payment of accrued dividends on preferred stock           $        --   $        --      $     77,729
  Recovery of Trilogy warrants                              $        --   $        --      $     44,000
  Conversion option liability on the convertible
    debenture                                               $ 2,046,265   $        --      $  2,659,168
  Reclassification of conversion option liability on
    convertible preferred stock                             $    (9,258)  $        --      $    821,457
  Reclassification of non-employee stock option             $        --   $        --      $    104,927
  Detachable warrants liability - convertible debenture     $ 4,051,733   $        --      $  4,211,780
  Reclassification of  detachable warrants                  $        --   $        --      $    636,412
  Detachable warrants  issued as deferred financing costs   $   143,447   $        --      $    204,017

    The accompanying notes are an integral part of these condensed financial statements.

NOTE 1 - Organization and Business

Advanced BioPhotonics Inc. formerly known as OmniCorder Technologies Inc. (the "Company") was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease through its lead product, the BioScanIR(R) System ("System").

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-QSB pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005. Management acknowledges its responsibility for the preparation of the accompanying interim financial statements, which reflect all adjustments (consisting of normal recurring accruals) considered necessary, in the opinion of management, for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results of operations for the entire year.

NOTE 2 - Summary of Significant Accounting Policies

Accounting Policies

The accounting policies followed by the Company are set forth in Notes 1 and 2 to the Company's financial statements as filed in its Annual Report on Form 10-KSB for the year ended December 31, 2005. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company's primary activities since inception have been securing technology licenses, the research and development of its technology and the commercial development of its BioScanIR(R) System including negotiating strategic alliances, securing production component purchase agreements including customized infrared cameras and related components, and securing FDA clearance, UL and CE approval and raising capital.

Management's Liquidity Plans

The Company has a deficit accumulated during the development stage, which commenced on February 7, 1997 through September 30, 2006 of $29,257,447 and cash flows used in operating activities during the development stage of $16,254,140. The accumulated loss resulted principally from costs incurred in developing its business plan, acquiring licenses for its technology, research and development, general and administrative expenses, establishing sales channels and fund raising activities. As more fully described in Note 5, the Company received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of its common stock and warrants. The Company could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised.

On December 14, 2004, the Company received gross proceeds of $1,550,000 in a completed a private placement of 1,550,000 shares of its Series A convertible preferred stock. (See Note 5 Series A Convertible Preferred Stock) The Company issued, for no additional consideration, to the investors in the private placement, five year warrants to purchase 465,000 shares of its common stock at an exercise price of $1.10 per share which expire December 14, 2009. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering, the warrant exercise price was reduced to $0.50 per share. Holders of the Series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. On October 28, 2005, as anti-dilution protection to each investor in the December 2004 Private Placement, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock with an exercise price of $0.75 per share which will expire on August 9, 2010. The Company could receive an additional $1,395,000 if all of the warrants issued to the investors in the December 2004 private placement are exercised. There can be no assurance as to how many warrants will be exercised.

On August 10, 2005, the Company consummated a subscription rights offering to existing stockholders of the Company. (See Note 5, Proprietary Rights Offering) The Company distributed to holders of its common stock transferable subscription rights to purchase shares of its newly-created series B convertible preferred stock. At the closing of the subscription rights offering on August 10, 2005, the Company received gross proceeds of $703,933, issued 1,407,867 shares of series B convertible preferred stock and 703,934 five-year warrants to purchase 703,934 shares of common stock. Holders of the series B convertible preferred stock are entitled to receive a cumulative dividend of 7% per annum, payable either in cash or, at the Company's option, additional shares of series B convertible preferred stock. The warrants have an exercise price of $0.75 per share and will expire August 10, 2010. The Company could receive an additional $527,950 if all of the warrants issued in the subscription rights offering are exercised. There can be no assurance as to how many warrants will be exercised.

On September 23, 2005, the Company signed a non-exclusive finder's fee agreement with Axiom Capital Management, Inc. ("Axiom"). Axiom will use its best efforts to introduce the Company to prospective investors with respect to an offering of issuance of any security by the Company, in private placement or series of private placements. Axiom agreed to introduce to the Company only proposed investors that qualify as "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933. The Company agreed that for each introduced investor that completes a transaction with the Company, it shall pay to Axiom (i) an amount in cash equal to 8% of the dollar value of any securities issued by the Company which are purchased by each introduced investor; and (ii) warrants to purchase the number of shares of common stock of the Company as shall equal 8% of shares sold in that transaction to each introduced investor. The agreement will continue until (i) a final closing of a transaction (ii) terminated by either party on 30 days prior written notice to the other party or
(iii) terminated immediately on written notice by one party to the other party upon material breach of the agreement. On November 8, 2005, an addendum was added to the agreement which reduced the percentage that the Company shall pay to Axiom, to an amount in cash equal to 6.5% from 8% of the dollar value of any securities issued by the Company.

On November 14, 2005, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, II, LLC ("the Purchasers") for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock. See Note 4, Securities Purchase Agreement. On September 5, 2006, the Company entered into an amendment to the Securities Purchase Agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock. At September 30, 2006, the Purchasers have provided the $3,100,000 in proceeds to the Company.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. Interest is to be paid quarterly. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. At the Company's option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The full principal amount of the secured convertible notes is due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of its assets and intellectual property. The Company was required to file a registration statement covering two times the number of shares issuable upon conversion of the debentures and exercise of the warrants with the Securities and Exchange Commission. A Registration Statement was filed on December 22, 2005 and amendments on February 13, 2006, April 7, 2006, June 5, 2006 and June 30, 2006. The registration statement has not been declared effective by the Securities and Exchange Commission. On August 17, 2006, the Company withdrew the Registration Statement. The Company filed a new registration statement on September 13, 2006 in accordance with the September 5, 2006 amended Securities Purchase Agreement. Because the registration statement was not declared effective within 120 days from November 14, 2005, the Company has accrued liquidated damages to the Purchasers in the amount of 2% per month on the outstanding principal amount of the convertible debentures in shares of common stock or cash. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, it will be required to pay liquidated damages in shares or cash, at its election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest. As of September 30, 2006, the Company has accrued approximately $241,000 in liquidated damages.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. On November 15, 2005, the Purchasers received 1,000,000 warrants, on January 4, 2006 the Purchasers received 1,000,000 warrants, on May 10, 2006 the Purchasers received 600,000 warrants and on July 25, 2006 the Purchasers received 500,000 warrants. There can be no assurance to how many, if any, of these warrants will be exercised. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Pursuant to the amended Finder's Fee Agreement, between Axiom and the Company, Axiom will earn a finders fee of $201,500 in cash of which $65,000 was paid on November 16, 2005, $65,000 was paid on January 6, 2006, $39,000 was paid on May 12, 2006 and $32,500 was paid on August 1, 2006. In addition, Axiom has received five year warrants to purchase shares of the Company's common stock at an exercise price of $0.65 per share, of which 378,445 were granted on November 14, 2005, 395,310 were granted on January 6, 2006, 173,580 were granted on May 10, 2006 and 133,776 were granted on July 25, 2006. (See Note 5). The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche. The initial market price was $0.211, $0.202, $0.277 and $0.299 for the 1st tranche, 2nd tranche, 1st advance and the final advance of the 3rd tranche, respectively.

On September 12, 2006, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $775,000 in secured convertible notes and (ii) warrants to purchase 20,000,000 shares of the Company's common stock.

The Purchasers provided the Company with the funds as follows:

      o     $275,000 was disbursed on September 12, 2006;

      o     $250,000 was disbursed on October 4, 2006 and

      o     $250,000 was disbursed on November 6, 2006.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.3125 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company's option, in any month where the current stock price is below the Initial Market Price, which is $0.30, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The full principal amount of the secured convertible notes is due upon a default under the terms of the secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of the Company's assets and intellectual property. The Company is required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers,, which will include the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of filing, the Company is required to pay liquidated damages to the Purchasers. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares of common stock or cash, at it's election, an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for the Company shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company's principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Pursuant to the amended Finder's Fee Agreement, between Axiom and the Company, Axiom will earn a finders fee of $50,375 in cash of which $17,875 was paid on September 18, 2006, $16,250 was paid on October 19, 2006 and $16,250 will be paid in November 2006. In addition, Axiom has received five year warrants to purchase shares of the Company's common stock at an exercise price of $0.65 per share, of which 108,216 were granted on September 12, 2006, 138,319 were granted on October 4, 2006 and 293,931 were granted on November 6, 2006. (See Note 5). The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants were issued pro rata upon each investment tranche. The initial market price was $0.203, $0.145 and $0.68 for the 1st tranche, 2nd tranche, and the final tranche, respectively.

On October 31, 2006, the Company entered into a new Securities Purchase Agreement with the Purchasers for the sale of (i) $2,000,000 in secured convertible notes; and (ii) warrants to purchase 40,000,000 shares of the Company's common stock. See Note 10, Subsequent Events.

The proceeds of the offering will be used support our commercialization activities for its BioScanIR(R) System and for working capital.

As of September 30, 2006, the Company had cash balances and working capital deficit of $186,560 and $1,507,081, respectively, and total stockholders' deficiency of $9,923,997. At November 6, 2006, the Company had approximately $1,368,000 in cash balances.

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately $546,000 (430,500 euros) as of September 30, 2006. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from the California Institute of Technology ("Caltech") for biomedical applications.


Management estimates that it will require additional cash resources in 2007, based upon its current operating plans and condition. The Company anticipates that its cash requirements to fund these activities as well as other operating or investing cash requirements over the next 12 months will be greater than the current cash on hand and the additional $1 million we anticipate receiving from the Purchasers under the October 2006 Securities Purchase Agreement after the declaration of effectiveness of this Registration Statement filed pursuant to the Registration Rights Agreement dated November 14, 2005 (see Note 10). If the Company is not successful in getting this Registration Statement declared effective and do not receive the $1 million from the Purchasers in the next month, it may be forced to reduce and/or curtail our production and operations in one month. Further, if the Company is unable to obtain additional sufficient funds during the next 4 months in excess of the additional $1 million noted above, we will reduce the size of our organization and may be forced to reduce and/or curtail our production and operations, all of which could have a material adverse impact on our business prospects. The success of the Company depends upon many factors, including securing market acceptance for its products, obtaining adequate additional financing on acceptable terms, and its ability to roll out the BioScanIR(R) system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company's ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.


Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical estimates include management's judgments associated with deferred income tax valuation allowance, valuation of derivative liabilities and the capitalization and depreciation of long-term assets. Actual results could differ from those estimates.

Convertible Debentures and Derivative Liabilities

In November 2005 and September 2006, the Company entered into Securities Purchase Agreements for convertible notes and warrants. (See Note 4). The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The convertible notes are recorded at their residual value. The resultant discount is accreted up to the maturity date of the convertible notes using the effective interest rate method.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. Because the convertible notes are convertible into an indeterminate number of shares the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments, such as convertible preferred stock, warrants and non employee stock options. As a result of this and anti-dilution features triggered in certain of these instruments the Company reclassified these instruments from equity to a liability based on their fair values on November 14, 2005 (See Notes 4 &5).

In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option embedded in the convertible notes is valued at its intrinsic value as the conversion price is fixed at a 40% discount to current market prices on conversion dates. The conversion options embedded in the preferred stock, detachable warrants and non-employee stock options are valued using the Black Scholes valuation model. Actual period close common stock prices, applicable volatility rates, remaining contractual life and the period close risk free interest rate for the instruments expected remaining life are the key assumptions used in the Black Scholes valuation calculation. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. There is no cash effect to these additions or charges over the life of these instruments. For the three and nine months ended September 30, 2006, the Company recorded a $2,531,966 gain and $3,396,148 charge as a result of the change in fair value of these derivative instruments as follows:

                                                             Three Months         Nine Months
                                                                 Ended               Ended
                                                          September 30, 2006   September 30, 2006
                                                          ------------------   ------------------
Conversion option on convertible debenture (see Note 4)      $    91,167          $ 5,180,594
Conversion option on Series A convertible preferred
  stock (see Note 5)                                            (473,055)            (357,640)
Conversion option on Series B convertible preferred
  stock (see Note 5)                                            (211,969)            (108,380)
Detachable warrants (see Note 5)                              (1,848,547)          (1,268,806)
Non employee stock options (see Note 6)                          (89,562)             (49,620)
                                                             -----------          -----------
Total                                                        $(2,531,966)         $ 3,396,148
                                                             ===========          ===========

Revenue Recognition

The Company recognizes revenues and costs and expenses generally utilizing the accrual method of accounting. The Company is presently in the development stage and will adopt revenue recognition accounting policies that are reflective of its business model at that time and that will comply with accounting principles generally accepted in the United States as they relate to its business practices. For full disclosure of the Company's revenue recognition policies, refer to the Notes to Financial Statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2005.

Loss Per Common Share

Loss per share ("EPS") is computed based on weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company. The shares issuable upon the exercise of stock options, warrants, conversion of the convertible debenture and conversion of the series A and series B convertible preferred stock are excluded from the calculation of net loss per share if their effect would be antidilutive. Securities that could be potentially dilute basic EPS in the future that were not included in the computation of diluted EPS for the nine months ended September 30, 2006 because to do so would have been antidilutive for the periods presented consist of the following:

Total potential common shares as of September 30, 2006:

Warrants to purchase common stock      28,958,658
Options to purchase common stock        8,023,360
Series A convertible preferred stock    5,609,812
Series B convertible preferred stock    2,026,817
Convertible debenture:                 47,535,211
                                       ----------
                                       92,153,858
                                       ==========

Total potential common shares as of November 6, 2006:

Warrants to purchase common stock       50,542,301
Options to purchase common stock         8,023,360
Series A convertible preferred stock    10,293,912
Series B convertible preferred stock     3,706,941
Convertible debenture:                 131,756,757
                                       -----------
                                       204,323,271
                                       ===========

Stock-Based Compensation

Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 (Revised 2004), "Share-Based Payment", ("SFAS 123 (R)"), using the modified-prospective-transition method. As a result, the Company's net loss before taxes for the nine months and three months ended September 30, 2006 was $332,149 ($0.01 per share) and $30,582 ($0.00 per share) lower respectively, than if it had continued to account for share-based compensation under the Accounting Principles Board ("APB") opinion No. 25. "Accounting for Stock Issued to Employees" ("APB 25"). As of September 30, 2006 there was $114,215 of total unrecognized compensation related to stock options granted which is expected to be recognized over an approximate 2.50 year period.

Prior to January 1, 2006, the Company's stock-based employee compensation plans were accounted for under the recognition and measurement provisions of APB No. 25, and related Interpretations, as permitted by Financial Accounting Standards Board ("FASB") Statement No. 123, "Accounting for Stock-Based Compensation, ("SFAS No. 123"). Except for one employee whose stock option grant had intrinsic value, the Company did not recognize stock-based compensation cost in its statement of operations for periods prior to January 1, 2006 as all other options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. However, compensation expense was recognized under APB 25 for certain options granted to non-employees of the Company based upon the intrinsic value (the difference between the exercise price on the date of grant and the deemed fair value of the common stock.

For the period ending September 30, 2005, as permitted under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition an Disclosure", which was amended SFAS No. 123, the Company elected to continue to follow intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by APB No. 25, and related interpretations including FASB Interpretation No.44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No.25. No stock-based employee compensation cost is reflected in operations, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and net loss per share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

                                              Nine months   Three Months
                                                 Ended        Ended
                                               30-Sep-05     30-Sep-05
                                              -----------   ------------
Net operating loss as reported                ($4,558,898)   ($1,827,792)
                                              -----------    -----------
  Net loss attributable to common
    shareholders - basic and diluted          ($5,744,595)   ($2,979,906)
  Add:
  Stock bases employee compensation expense
    included in net loss                            3,000          1,500
  Deduct:
  Total stock-based employee compensation
    expense determined under fair value
    based method for all awards                  (841,148)      (229,199)
                                              -----------    -----------
  Pro forma net loss                          ($6,582,743)   ($3,207,605)
                                              ===========    ===========
  Basic and diluted net loss per share as
    reported                                       ($0.19)        ($0.10)
                                              ===========    ===========
  Basic and diluted pro forma net                  ($0.22)        ($0.11)
                                              ===========    ===========
    loss per share

For the nine months ended September 30, 2005 the fair value of the Company's common stock options was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) expected volatility of 126.14%-135.80%, (2) risk-free interest rates of 3.66%-4.18% and (3) expected lives of 5 - 10 years.

On January 9, 2006, the Company hired a Senior Vice President of Business Development. On March 14, 2006, the Board of Directors granted him 667,000 stock options to purchase 667,000 shares of the Company's common stock at an exercise price of $0.30 per share. The 667,000 stock options vest over a three-year period with 25% vesting immediately and the balance vesting equally over each remaining year. In aggregate, the fair value of the stock options issued was $137,402 on the date of the grant and will be recorded as a compensation charge ratably as the options vest in accordance with SFAS 123R.

On March 14, 2006, the Company granted 30,000 stock options to purchase 30,000 shares of its common stock from its 2005 Incentive Plan to each of its outside Board of Directors in lieu of cash payment for their participation, attendance at meetings and service to the Company for the first nine months of 2006. These 10-year stock options vest immediately and have an exercise price of $0.24 per share. Each outside director was also granted 150,000 stock options to purchase shares of common stock from the Company's 2005 Incentive Plan for their service to the Company in 2006. The 10-year stock options vest immediately and have an exercise price of $0.24 per share. The Company's audit committee chairperson received 30,000 stock options to purchase 30,000 shares of its common stock at an exercise price of $0.24 per share from the Company's 2005 Incentive Plan. In aggregate, the 1,110,000 options granted to the outside members of the Board of Directors had a fair value of $258,630 on the date of the grant. The fair value of the options was recorded as a compensation charge in the first quarter of 2006 in accordance with SFAS 123R.

On September 18, 2006, the Company granted 160,555 stock options to purchase 160,555 shares of its common stock from its 2005 Incentive Plan to a new appointee to the Board of Directors at the June 26, 2006 annual meeting. Of the 160,555 stock options granted, there were 150,000 stock options for his service to the Company in 2006 and 10,555 stock options in lieu of cash payment for his participation, attendance at meetings and service to the Company from June 26, 2006 to September 30, 2006. The 10 year stock options vest immediately and have an exercise price of $0.28 per share. The fair value of the grant was $21,996 and was recorded as a compensation charge in the quarter ended September 30, 2006 in accordance with SFAS 123R.

For the nine months ended September 30, 2006, the fair value of the Company's common stock options was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) expected volatility of 131.13% - 131.47%, (2) risk-free interest rates of 4.68%-4.79% and (3) expected lives of 5 - 10 years.

A summary of option activity under the plans for the nine months ended September 30, 2006 is as follows:

                                              Weighted
                                               Average   Aggregate
                                              Exercise   Intrinsic
                                    Shares      Price      Value
                                  ---------   --------   ---------
Outstanding, January 1, 2006      6,724,490     $0.94
Options granted                   1,937,555      0.26
Options forfeited                  (638,685)    $1.18
Outstanding, September 30, 2006   8,023,360     $0.76       $--
                                  =========
Exercisable, September 30, 2006   7,488,673     $0.79       $--
                                  =========

A summary of the status of the Company's nonvested shares as of September 30, 2006, and changes during the nine months ended September 30, 2006:

                                             Weighted-
                                              Average
                                            Grant Date
      Nonvested Shares            Shares    Fair Value
-----------------------------   ---------   ----------
Nonvested, January 1, 2006         53,250     $ 1.36
Granted                         1,937,555     $ 0.26
Vested                          1,456,118     $ .027
Forfeited                              --         --
Nonvested, September 30, 2006     534,687     $ 0.36

The total fair value of shares vested during the nine months ended September 30, 2006 was $352,535.

The following table summarizes stock option information as of September 30, 2006:

                 Options        Weighted Average         Options
Exercise      Outstanding,         Remaining          Exercisable
 Prices    September 30, 2006   Contractual life   September 30, 2006
--------   ------------------   ----------------   ------------------
$ 0.24         1,110,000             9.46             1,110,000
$ 0.28           160,555             9.98               160,555
$ 0.30           667,000             4.45               166,750
$ 0.30         1,000,000             9.08             1,000,000
$ 0.55           162,659             1.52               162,659
$ 0.66           200,000             3.74               200,000
$ 0.92            13,500             3.74                13,500
$ 0.97         1,385,689             1.57             1,385,689
$ 1.00         2,659,500             8.31             2,628,250
$1.135           264,925             4.92               264,925
$ 1.20            13,500             3.74                13,500
$1.375           250,000             7.01               250,000
$1.378             1,818             0.21                 1,818
$ 1.38               727             0.21                   727
$ 2.43            90,362             0.36                90,362
$ 3.75             6,000             3.74                 6,000
$ 4.00            37,125              4.3                33,938
               ---------             ----             ---------
               8,023,360             4.03             7,488,673
               =========             ====             =========

Reclassifications

In the current quarter we have reclassified certain components of our stockholders' equity section to reflect the elimination of deferred compensation arising from unvested share-based compensation pursuant to the requirements of Staff Accounting Bulletin No. 107, regarding Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment." This deferred compensation was previously recorded as an increase to additional paid-in capital with a corresponding reduction to stockholders' equity for such deferred compensation. This reclassification has no effect on net income or total stockholders' equity as previously reported. The Company will record an increase to additional paid-in capital as the share-based payments vest.

Impact of Recently Issued Accounting Standards

In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), which is effective for the Company on December 31, 2005. FIN 47 clarifies that the phrase "conditional asset retirement obligation," as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations" ("FAS 143"), refers to a legal obligation to perform an asset retirement activity for which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the company. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FAS 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The Company does not expect that adoption of FIN 47 will have a significant effect on its financial position or results of operations.

In May 2005, FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. It also requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. The statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 did not have a material effect on its condensed financial position or results of operations.

In June 2005, the EITF reached consensus on Issue No. 05-2, "The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" Issue 00-19 is used to evaluate whether embedded derivatives should be bifurcated under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Specifically, Statement 133 provides guidance as to when an issuer is required to bifurcate a conversion option that is embedded in convertible debt. The adoption of the Issue may have an impact on the Company's financial position and its results of operations in future periods upon issuance of new and currently outstanding convertible securities.

In September 2005, the FASB ratified EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues.", which addresses whether a modification to a conversion option that changes its fair value effects the recognition of interest expense for the associated dept instrument after the modification, and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature", which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is treated recorded in the shareholder's equity for book purposes, but as a liability for income tax purposes) and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, Accounting for Income Taxes. The adoption of the Issues may have a material effect on our financial position or results of operations in future periods.

In February 2006, the FASB issued SFAS No. 155 "Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140" ("SFAS 155"). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. The Company is currently assessing the impact that the adoption of SFAS 155 will have on its financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("SFAS 156"), which amends SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 permits the choice of the amortization method or the fair value measurement method, with changes in fair value recorded in income, for the subsequent measurement for each class of separately recognized servicing assets and servicing liabilities. The statement is effective for years beginning after September 15, 2006, with earlier adoption permitted. The Company is currently evaluating the effect that adopting this statement will have on the Company's financial position and results of operations.

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company is assessing the impact of this Interpretation on its financial statements, but does not expect it to have a material effect.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It codifies the definitions of fair value included in other authoritative literature; clarifies and, in some cases, expands on the guidance for implementing fair value measurements; and increases the level of disclosure required for fair value measurements. Although SFAS 157 applies to (and amends) the provisions of existing authoritative literature, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company will evaluate the impact of adopting SFAS 157 but does not expect that it will have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In September 2006, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 ("SAB 108") which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 becomes effective in the first fiscal year ending after November 15, 2006. Adoption of SAB 108 is not expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.


In October 2005, the FASB issued FSP FAS 123(R)-2, "Practical Accommodation to the Application of Grant Date as Defined in FASB Statement No. 123(R)", which provides clarification of the concept of mutual understanding between employer and employee with respect to the grant date of a share-based payment award. This FSP provides that a mutual understanding of the key terms and conditions of an award shall be presumed to exist on the date the award is approved by management if the recipient does not have the ability to negotiate the key terms and conditions of the award and those key terms and conditions will be communicated to the individual recipient within a relatively short time period after the date of approval. This guidance was applicable upon the initial adoption of SFAS 123(R). The adoption of this pronouncement did not have an impact on the Company's consolidated financial position, results of operations, or cash flows.


Fair Value of Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments is a reasonable estimate of fair value.

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NOTE 3 - Deferred Former Officers Salaries

Deferred former officers' salaries, current and non-current, represent payroll amounts deferred by the former Chief Executive Officer and former Chief Financial Officer, which aggregated $715,000 and $939,632 at September 30, 2006 and December 31, 2005, respectively. (See Note 8, Litigation).

NOTE 4 - Securities Purchase Agreement

On November 14, 2005, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of the Company's common stock. As of July 25, 2006, the Purchasers have provided us $3,100,000 of the $4,000,000. On September 5, 2006, the Company entered into an amendment to the Securities Purchase Agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock.

The secured convertible notes bear interest at 8%, unless the Company's common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. Interest is to be paid quarterly. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. Accrued interest as of September 30, 2006 totaled $171,913. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. As such these notes are convertible into an indeterminate number of shares of the Company's common stock. At the Company's option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month

In addition the Company, entered into a Registration Rights Agreement whereby it was required to file a registration statement with the SEC within the 45 days of the November 14, 2005. The Company is required to use its best efforts to have the registration statement declared effective within 120 days of November 14, 2005. The Registration Rights Agreement required that the number of shares of common stock included in the registration statement was equal to 200% of the common stock underlying the sum of the number of shares issuable upon conversion of the notes and the number of shares issuable upon exercise of the warrants. The Company filed a registration statement on December 22, 2005 and an amended registration statement on February 13, 2006, April 7, 2006, June 5, 2006 and June 30, 2006. The registration statement was withdrawn on August 17, 2006. We filed a new registration statement for the amended Securities Purchase Agreement on September 13, 2006 in which, pursuant to the amendment to the Registration Rights Agreement dated as of September 5, 2006, the selling stockholders and the Company agreed that it would register an aggregate of up to 30% of its outstanding shares of common stock underlying the secured convertible notes. The Company intends to file an amended registration statement to reduce the number of shares to 6,000,000.

Pursuant to the Registration Rights Agreement, the Company will be subject to liquidation damages of two percent per month of the then outstanding principal amount of the secured convertible notes in the following instances:

1. If the registration statement is not declared effective within 120 days from November 14, 2005.

2. If the Company fails to timely file all reports with the SEC pursuant to the Securities Exchange Act of 1934.

3. If the Company fails to maintain effectiveness of the registration statement after it has been declared effective.

4. If the Company's common stock is not listed for quotation on the Nasdaq National Market, Nasdaq SmallCap Market, New York Stock Exchange, American Stock Exchange once listed there or ceases to be traded on the Over-the-Counter Bulletin Board or equivalent replacement exchange.

Since the registration statement has not been declared effective and has exceeded the 120 day time requirement, the Company has accrued approximately $241,000 in liquidated damages as of September 30, 2006.

The full principal amount of the secured convertible notes is due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of its assets and intellectual property.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The warrants shares carry the same registration rights as the shares underlying the convertible notes. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below the average of the last price on the five days preceding the issuance with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the Purchasers' position.


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The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of the Company's common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Under a Guaranty and Pledge Agreement, the Company's President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Purchasers, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of the Company's common stock issued in its own name, and (ii) to grant to the Purchasers, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

In connection with the closing on November 14, 2005 of the first tranche of $1,000,000 of convertible notes and warrants for 1,000,000 shares of common stock, the Company reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The fair value of the conversion option on the date of issuance of the notes was $612,903. The fair value of the warrants on the date of issuance was $160,048. As such the convertible notes were recorded on the date of issuance at the residual value of $227,049. On January 4, 2006 in the 2nd tranche of $1,000,000 of convertible notes and warrants for 1,000,000 shares of common stock, the fair value of the conversion option on the date of issuance of the notes was $851,852 and the fair value of the warrants on the date of issuance was $157,000. Since the fair value of the conversion option and warrant exceeded the face value of the convertible notes, the Company recorded a $8,852 charge which is included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options. The convertible note was recorded at the residual value of $0. On May 10, 2006, in the advance of the 3rd tranche of $600,000 of convertible notes and warrants for 600,000 shares of common stock, the fair value of the conversion option on the date of issuance of the note was $400,000 and the fair value of the warrants on the date of issuance was $109,200. As such the convertible notes were recorded on the date of issuance at the residual value of $90,800. On July 25, 2006 in the final advance of the 3rd tranche of $500,000 of convertible notes and warrants for 500,000 shares of common stock, the fair value of the conversion option on the date of issuance of the notes was $586,957 and the fair value of the warrants on the date of issuance was $122,897. Since the fair value of the conversion option and warrant exceeded the face value of the convertible notes, the Company recorded a $209,854 charge which will be included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options during the quarter ended September 30, 2006. The convertible note will be recorded at the residual value of $0. The resultant debt discount recorded on the secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method with a charge to interest expense.

On September 12, 2006, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $775,000 in secured convertible notes and (ii) warrants to purchase 20,000,000 shares of the Company's common stock.

The Purchasers are obligated to provide the Company with the funds as follows:

      o     $275,000 was disbursed on September 12, 2006;

      o     $250,000 was disbursed on October 4, 2006 and

      o     $250,000 was disbursed on November 6, 2006.

The secured convertible notes bear interest at 8%, unless the Company's common stock is greater than $0.3125 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company's option, in any month where the current stock price is below the Initial Market Price which is $0.30, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of the Company's assets and intellectual property. The Company is required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers, which will include the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of filing, the Company is required to pay liquidated damages to the Purchasers. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares of common stock or cash, at the Company's election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.


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The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for the Company's shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company's principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

In connection with the closing on September 12, 2006 of the first tranche of $275,000 of convertible notes and warrants for 20,000,000 shares of common stock, the Company reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The fair value of the conversion option on the date of issuance of the notes was $207,456. The fair value of the warrants on the date of issuance was $3,662,522. Since the fair value of the conversion option and warrant exceeded the face value of the convertible notes, the Company recorded a $3,594,978 charge which is included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options. The convertible note was recorded at the residual value of $0. On October 4, 2006 in the 2nd tranche of $250,000 of convertible notes, the fair value of the conversion option on the date of issuance of the notes was $402,174. Since the fair value of the conversion option exceeded the face value of the convertible notes, the Company recorded a $152,174 charge which will be included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options in the fourth quarter 2006. The convertible note was recorded at the residual value of $0. The resultant debt discount recorded on the secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method with a charge to interest expense.

On October 31, 2006, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $2,000,000 in secured convertible notes; and (ii) warrants to purchase 40,000,000 shares of the Company's common stock. See Note 10, Subsequent Events.

The proceeds of these offerings are used to support the Company's commercialization activities for its BioScanIR(R) System and for working capital.

In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option is valued at its intrinsic value because of the 40% discount to current market prices of the Company's common stock and the detachable warrants are valued using the Black Scholes valuation model. Actual period close common stock price ($0.16), applicable volatility rates (131.65%), remaining contractual life (4.1 yrs.- 7.0 years) and the period close risk free interest rate for the instruments expected remaining life (4.59% - 4.60%) are the key assumptions used in the valuation calculation. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. These additions or charges have no cash effect over the life of the instrument. The change in the fair value of the conversion option for the three and nine months ended September 30, 2006 was a charge of $5,180,594and $91,167, respectively.

NOTE 5 - Stockholders' Equity

Initial Capitalization and Founders' shares

In February 1997 and March 1998, the Company issued to its founders 10,301,259 and 2,710,858 shares of common stock, respectively, for an aggregate of $6,050 including technology rights (valued at $4,400) transferred to the Company.


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Stock Splits and Recapitalization

In August 1998, the Company's board of directors approved a 2.2 for 1 stock split on its common stock and in June 2001, the Company's board of directors approved a 3 for 1 stock split on its common stock. On December 19, 2003, the Company completed the recapitalization transaction with Promos, Inc. This resulted in the issuance of 2.054 shares of Promos, Inc. (subsequently renamed OmniCorder Technologies, Inc.) for each outstanding share of the original OmniCorder, and the corresponding adjustment of the number of options and warrants and their exercise prices. All share information in the accompanying financial statements have been retroactively restated to reflect such stock splits and the Recapitalization.

Private Placements

In October 1997, the Company commenced a private placement of shares of common stock at a price of $.55 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five year term to purchase 76,810 shares of common stock on August 31, 1998, at an exercise price of $.55 per share, which expired on August 31, 2003. The Company issued 1,246,976 shares of its common stock at $.55 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

In April 1999, the Company issued 945,282 shares of common stock at a price of $1.14 per share for aggregate proceeds of $1,074,000. The Company's former chief financial officer purchased 184,831 of these shares.

In 2000, the Company issued 1,615,425 shares of common stock to various investors for aggregate proceeds of $2,060,401.

In 2001, the Company issued 164,294 shares of common stock to various investors for aggregate proceeds of $400,000.

In 2002, the Company issued 487,749 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 164,294 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company issued to these stockholders an additional 107,822 shares of common stock based on the anti-dilution provisions of the subscription agreements.

In 2003, the Company issued 1,317,849 shares of common stock to various investors for aggregate proceeds of $1,238,402 at $.97 per share. Concurrent with the closing of the recapitalization transaction on December 19, 2003, the Company completed a private offering of 5,686,027 (including the issuance of 200,000 common shares upon the conversion of the $275,000 Bridge Promissory
Note) shares common stock at a price of $1.375 per share, with gross proceeds of $7,820,405. Promos also issued warrants to three investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Prior to the completion of the recapitalization transaction, Promos redeemed and cancelled 1,135,300 shares of its outstanding common stock from seven existing stockholders for a total cash consideration of $10. At the time of the completion of the recapitalization transaction, private offering, related stock purchase and payment of equity-based transaction fees, OmniCorder had 29,570,100 outstanding shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

In connection with the private offering and recapitalization transaction, the Company incurred cash transaction expenses which reduced the proceeds as follows: (i) placement agent fees associated with the private offering of approximately $289,000, including reimbursement expenses which were paid on closing; (ii) investor and financial relations services fees associated with the recapitalization transaction of approximately $135,000 and (iii) legal fees and reimbursement expenses associated with the recapitalization transaction of approximately $223,000.

As part of the transaction, the Company purchased and distributed to its shareholders as part of the recapitalization transaction purchase of 7,764,700 shares of Promos common stock for a consideration of $180,000 from a former director of Promos. This payment has been reflected as a reduction of the proceeds of the December 19, 2003 private placement. In the transaction, 13,773,700 shares held by Promos shareholders were redeemed and distributed to shareholders of the Company, and an aggregate of 1,135,300 shares of Promos common stock from seven unaffiliated and existing stockholders were cancelled.

In addition, the Company issued 1,212,073 of its common stock to the placement agent and its financial advisors in connection with the private offering and recapitalization transaction.

Series A Convertible Preferred Stock

On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock and warrants to purchase 465,000 shares of its common stock at $1.10 per share. The Company received gross proceeds of $1,550,000. The Company allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," ("EITF 00-27") the Company recorded a non-cash charge of $1,161,249 to deficit accumulated during the development stage in fiscal 2004. The non-cash charge measures the difference between the relative fair value of the series A convertible preferred stock and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. Holders of the series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering consummated on August 10, 2005, the conversion price of its series A convertible preferred stock was reduced to $0.50 per share and the exercise price of the warrants was reduced to $0.50 per share. As a result of the reduction in the series A convertible preferred stocks conversion price, the Company recorded a non-cash charge of approximately $703,000 during the third quarter of 2005 in accordance with EITF 00-27. On October 28, 2005, as anti-dilution protection, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock to the December 2004 private placement investors. The warrants have an exercise price of $0.75 per share and will expire August 9, 2010. The Company recorded a deemed dividend charge of $449,500 for the fair value of those warrants during the fourth quarter of 2005. As a result of the issuance of the secured convertible notes and warrants under the November 14, 2005 Securities Purchase Agreement, the series A preferred stock conversion price was reduced to $0.44 per share pursuant to the anti-dilution clause of the certificate of designation. Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series A preferred stock converted into 2 shares of common stock. Anti-dilution provision was triggered again on January 3, 2006, after the sale of an additional $1,000,000 of securities and on May 10, 2006 after the sale of $600,000 of securities under the Securities Purchase Agreement, the conversion price of the series A preferred stock was reduced further to $0.36 per share. The original investment price of $1.00 per share for the series A preferred stock is then divided by the $0.36 per share and result in the conversion of every 1 share of series A preferred stock held can be converted into 2.78 shares of common stock for a total of 5,146,956 shares of common stock. On July 25, 2006, after the sale of $500,000 of securities under the Securities Purchase Agreement, the conversion price of the series A preferred stock was reduced further to $0.34 per share. The original investment price of $1.00 per share for the series A preferred stock is then divided by the $0.34 per share and result in the conversion of every 1 share of series A preferred stock held can be converted into 2.94 shares of common stock for a total of 5,443,184 shares of common stock. On September 12, 2006, the Company entered into a new Securities Purchase Agreement with the purchasers which further triggered anti-dilution. On September 12, 2006, after the sale of $275,000 of securities, on October 4, 2006, after the sale of $250,000, on October 31, 2006, after the sales of $1,000,000 of securities and on November 6, 2006 after the sale of $250,000 of securities under the Securities Purchase Agreements, the conversion price of the series A preferred stock was reduced further to $0.33, $.31, $0.21 and $0.18 per share, respectively. The original investment price of $1.00 per share for the series A preferred stock is divided by the $0.18 per share and result in the conversion of every 1 share of series A preferred stock held can be converted into 5.56 shares of common stock for a total of 10,293,912shares of common stock. The conversion price of the Series A preferred stock was adjusted based on a calculation as set forth in the certificate of designation. The price was determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company's common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities).


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Holders of our series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable annually in cash or, at the Company's option, in additional shares of series A preferred stock (computed on the basis of the 10-day volume-weighted average price of its common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). Holders of series A preferred stock were issued 301,423 shares of series A preferred stock convertible The Company inadvertently issued an additional 183,869 series A preferred dividend shares in lieu of cash dividends than the holders were required to receive. The Company intends to send a notice letter to the holders requesting the shareholders return the certificates and thereafter the Company will issue an aggregate of 117,554 series A preferred dividend shares. The 10-day volume-weighted average price of our common stock was $0.206.

The Company reviewed the provisions of SFAS 133 to determine if derivative accounting was required for the embedded conversion option in the series A preferred stock and whether that conversion option should be bifurcated from the preferred stock instrument. The Company analyzed the embedded conversion option following the guidance of EITF 00-19 to determine if the conversion option should be recorded as equity or a liability at the date of issuance of the preferred stock pursuant to the scope exception of paragraph 11(a) of SFAS 133. The Company concluded that the embedded conversion option met all the requirements under EITF 00-19 on the date of issuance to be recorded as an equity instrument.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. (See Note 4) Because of this, the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments. In addition, the series A convertible preferred stock anti dilution provisions will be triggered upon conversions of the November 14, 2005 convertible debentures should their conversion price be less than the existing conversion price of the series A convertible preferred stock. As such, the November 14, 2005 sale of convertible debentures caused the series A convertible preferred stock to be convertible into an indeterminate number of shares. Additionally, since the preferred stock does not embody a claim to a residual interest in the Company, it was determined to be more akin to a debt instrument as defined in SFAS133. As such, the Company determined that the conversion option should be bifurcated from the preferred stock instrument. Under the guidance of EITF 00-19, share settlement of the series A convertible preferred stock could no longer be considered to be within the control of the Company. The Company reclassified the embedded conversion option in the series A convertible preferred stock from equity to a liability based on the fair value of the conversion option on November 14, 2005 of $586,182. In January 2006, the Company recorded the embedded conversion option in the dividend shares as a derivative liability at fair value of $135,037. Excess of fair value over the dividend payable of $60,600 was recorded as a charge of $74,437 in the statement of operation in change of fair value of non-employee stock options, warrants and conversion options. The Company re-measured the fair value of the embedded conversion option and recorded a gain of $473,055 and $357,640 for the change in fair value for the three and nine months ended September 30, 2006, respectively, in its statement of operations. The fair value of the Series A conversion option was $379,784 and $602,387 at September 30, 2006 and December 31, 2005 respectively. The Company used the Black Scholes Valuation model to determine the fair value of the conversion option. The significant assumptions used include the actual period closing price of the Company's common stock ($0.16), applicable volatility rates (143.65%), remaining contractual life (1.21 years) and the period close risk free interest rate for the instruments remaining contractual life (4.91%).


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

Proprietary Rights Offering

On August 10, 2005 the Company consummated a subscription rights offering to existing stockholders of the Company, for which the Company received gross proceeds of $703,934, issued 1,407,867 shares of series B convertible preferred stock convertible originally on a one-to-one basis into shares of the Company's common stock and five year warrants to purchase 703,934 shares of common stock. In accordance with EITF 00-27, the Company recorded a non-cash charge of approximately $420,000 during the third quarter of 2005 associated with the sale of our series B convertible preferred stock. The charge measures the difference between the relative fair value of the series B convertible preferred stock and the fair market value of the shares of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. As a result of the issuance of the secured convertible notes and warrants under the November 14, 2005 Securities Purchase Agreement, the series B preferred stock conversion price was reduced from $0.50 per share to $0.44 per share pursuant to the anti-dilution clause of the certificate of designation. Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series B preferred stock converted into 1 share of common stock. Anti-dilution provision was triggered again on January 3, 2006, after the sale of an additional $1,000,000 of securities and on May 10, 2006 after the sale of $600,000 of securities under the Securities Purchase Agreement, the conversion price of the series B preferred stock was reduced further to $0.36 per share. The original investment price of $0.50 per share for the series B preferred stock is then divided by the $0.36 per share and result in the conversion of 1 share of series B preferred stock into 1.39 shares of common stock for a total of 1,853,470 shares of common stock as of June 30, 2006. On July 25, 2006, after the sale of $500,000 of securities under the Securities Purchase Agreement, the conversion price of the series B preferred stock was reduced further to $0.34 per share. The original investment price of $0.50 per share for the series B preferred stock is then divided by the $0.34 per share and result in the conversion of every 1 share of series B preferred stock held can be converted into 1.47 shares of common stock for a total of 1,960,145 shares of common stock. On September 12, 2006, the Company entered into a new Securities Purchase Agreement with the purchasers which further triggered anti-dilution. On September 12, 2006, after the sale of $275,000 of securities, on October 4, 2006, after the sale of $250,000, on October 31, 2006, after the sales of $1,000,000 of securities and on November
6, 2006 after the sale of $250,000 of securities under the Securities Purchase Agreements,, the conversion price of the series B preferred stock was reduced further to $0.33, $.31, $0.21 and $0.18 per share, respectively. The original investment price of $0.50 per share for the series B preferred stock is then divided by the $0.18 per share and result in the conversion of every 1 share of series B preferred stock held can be converted into 2.78 shares of common stock for a total of 3,706,941 shares of common stock. The conversion price of the Series B preferred stock was adjusted based on a calculation as set forth in the certificate of designation. The price was determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company's common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities).

Holders of our series B preferred stock are entitled to receive a cumulative dividend of 7% per year, payable annually in cash or, at the Company's option, in additional shares of series B preferred stock (computed on the basis of the 10-day volume-weighted average price of its common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). The holders of series B preferred stock were issued of 76,467 shares of series B preferred stock. The Company inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were required to receive. The Company intends to send a notice letter to the holders requesting the shareholders return the certificates and thereafter the Company will issue an aggregate of 59,766 series B preferred dividend shares. The 10-day volume-weighted average price of our common stock was $0.206.

The Company reviewed the provisions of SFAS 133 to determine if derivative accounting was required for the embedded conversion option in the series B preferred stock and whether that conversion option should be bifurcated from the preferred stock instrument. The Company analyzed the embedded conversion option following the guidance of EITF 00-19 to determine if the conversion option should be recorded as equity or a liability at the date of issuance of the preferred stock pursuant to the scope exception of paragraph 11(a) of SFAS 133. The Company concluded that the embedded conversion option met all the requirements under EITF 00-19 on the date of issuance to be recorded as an equity instrument.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. (See Note 4) Because of this, the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments. In addition, the series B convertible preferred stock anti dilution provisions will be triggered upon conversions of the November 14, 2005 convertible debentures should their conversion price be less than the existing conversion price of the series B convertible preferred stock. As such, the November 14, 2005 sale of convertible debentures caused the series B convertible preferred stock to be convertible into an indeterminate number of shares. Additionally, since the preferred stock does not embody a claim to a residual interest in the Company, it was determined to be more akin to a debt instrument as defined in SFAS133. As such, the Company determined that the conversion option should be bifurcated from the preferred stock instrument. Under the guidance of EITF 00-19, share settlement of the series B convertible preferred stock could no longer be considered to be within the control of the Company. The Company reclassified the embedded conversion option in the series B convertible preferred stock from equity to a liability based on the fair value of the conversion option on November 14, 2005 of $244,533. The Company re-measured the fair value of the embedded conversion option and recorded a gain of $211,969 and $108,380 for the change in fair value for the three and nine months ended September 30, 2006, respectively, in its statement of operations. The fair value of the Series B conversion option is $150,796 and $251,293 at September 30, 2006 and December 31, 2005, respectively. The Company used the Black Scholes Valuation model to determine the fair value of the conversion option. The significant assumptions used include the actual period closing price of the Company's common stock ($0.16), applicable volatility rates (122.65%), remaining contractual life (1.86 years) and the period close risk free interest rate for the instruments remaining contractual life (4.71%).

In January 2006, the Company recorded the embedded conversion option in the dividend shares as a derivative liability at fair value of $17,129. In June 2006, 36,237 series B preferred shares were converted into 50,369 shares of common stock. Under the guidance of EITF 00-19, the Company re-measured the conversion option of these shares and reclassified the conversion liability of $9,158 to equity.

Warrants

In 1997, the Company received $40,000 from the sale of stock warrants to a former director of the Company who is a partner at the Company's former law firm. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised on a cashless basis and the Company issued 142,304 shares of common stock.

In 1997, the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company's former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (as to $337,500 worth of such securities) and through February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which $75,000 and $20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 337,970 shares of common stock.

In 2004, the Company issued warrants in connection with the December 14, 2004 private placement transaction. The warrants entitled the participants of the private placement to purchase up to 465,000 shares of common stock at an exercise price of $1.10 per share. The exercise price was adjusted to $0.50 per share on August 10, 2005 as a result of the consummation of the subscription rights offering. These warrants will expire if unexercised on December 14, 2009. As noted above in October 2005, the investors in the December 2004 private placement received an additional 1,550,000 warrants to purchase the Company's common stock with an exercise price of $0.75, which expire on August 10, 2010. On August 10, 2005, the Company's subscription rights offering of newly-created series B convertible preferred stock closed. Stockholders that purchased shares of the Company's series B preferred stock in the rights offering were issued, for no additional consideration, five-year warrants to purchase that number of shares of the Company's common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the offering. The warrants have an exercise price of $0.75 per share. The Company issued warrants to purchase 703,934 shares of common stock which expire on August 10, 2010.

On July 25, 2005, the Company signed a non-exclusive finder's fee agreement with Trilogy Capital Partners, Inc. ("Trilogy"). Trilogy agreed to act as finder to seek financing and other strategic relationships for the Company. Under this agreement, if the Company received any financing from a qualified introduction during the fee agreement period, the Company would be required to pay Trilogy a cash finder's fee equal to 10% of the gross proceeds of the financing. The fee period commenced the date of the agreement and was to terminate one year following the termination of Trilogy as finder. Either Trilogy or the Company could terminate the agreement at any time. There are no assurances that Trilogy will be able to locate suitable investors or that the Company will close a transaction with investors introduced by Trilogy.

On September 14, 2005, the Company finalized a Letter of Engagement with Trilogy pursuant to which Trilogy agreed to implement a marketing program, and, to the extent the Company requested, to assist it in business development and strategic advisory and investor relations services. The Letter of Engagement had an initial term of 12 months and was terminable by the Company or Trilogy at any time thereafter upon 30 days' prior written notice. For their services Trilogy was to be paid $12,500 per month and was issued 2,400,000 warrants to purchase shares of the Company's common stock (see Note 7). Each warrant represents the right to purchase one share of the Company's common stock for $0.50 per share at any time through the third year of issuance. The warrants had an estimated fair value of $600,000 on the date of issuance and were recorded in general and administrative expense during the quarter ended September 30, 2005. The Company agreed to support the marketing program set up by Trilogy with a budget of not less than $200,000. On October 31, 2005, Trilogy notified the Company that it has resigned the engagement.

On November 17, 2005, the Company entered into a settlement agreement and mutual release ("Settlement Agreement") with Trilogy. The Settlement Agreement terminates the Consulting Agreement with Trilogy entered into on June 22, 2005, the Finder's Fee Agreement with Trilogy entered into on July 25, 2005 and the Letter of Engagement with Trilogy entered into on September 14, 2005. The terms of the Settlement Agreement are that the Company agreed to pay Trilogy 3% of the gross proceeds they receive from the Securities Purchase Agreement the Company entered into on November 14, 2005 with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) 4,000,000 warrants. The Company also agreed to pay Trilogy $1,664 for marketing costs and $6,250 for fees under the Letter of Engagement from the period October 14, 2005 through November 1, 2005. Trilogy agreed to return and relinquish all rights, title and interest to the 2,400,000 warrants they were given and release the Company of all prior agreements and understandings between Trilogy and the Company. The Company paid $78,000 related to this settlement as of September 30, 2006 with $42,000 allocated to the recovery of warrants.

On November 14, 2005, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock.

The warrants are issued pro rata upon each investment tranche. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. On November 15, 2005, the Purchasers received 1,000,000 warrants, on January 4, 2006 the Purchasers received 1,000,000 warrants, on May 10, 2006 the Purchasers received 600,000 warrants and on July 25, 2005 the Purchasers received 500,000 warrants. On September 5, 2006, the Company entered into an amendment to the Securities Purchase Agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock. At September 30, 2006 the Purchasers have provided the $3,100,000 to the Company.

Pursuant to an amended Finder's Fee Agreement, between Axiom and the Company, Axiom received five year warrants to purchase 378,445, 395,310, 173,580 and 133,776 shares of our common stock at an exercise price of $0.65 per share on November 14, 2005, January 4, 2006, May 10, 2006 and July 25, 2006,
respectively. The warrants are exercisable for a period of five years from date of issuance. The number of warrants issued was computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants are issued pro rata upon each investment tranche. The initial market price was $0.211, $0.202, $0.277 and $0.299 for the first tranche, second tranche, and the first and final advance of the third tranche, respectively.

On September 12, 2006, the Company entered into a new Securities Purchase Agreement with the Purchasers for the sale of (i) $775,000 in secured convertible notes and (ii) warrants to purchase 20,000,000 shares of the Company's common stock.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company's principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Pursuant to the amended Finder's Fee Agreement, between Axiom and the Company, Axiom will earn a finders fee of $50,375 in cash of which $17,875 was paid on September 18, 2006, $16,250 was paid on October 19, 2006 and $16,250 will be paid in November 2006. In addition, Axiom has received five year warrants to purchase shares of the Company's common stock at an exercise price of $0.65 per share, of which 108,216 were granted on September 12, 2006, 138,319 were granted on October 4, 2006 and 293,931 were granted on November 6, 2006. (see Note 4). The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants were issued pro rata upon each investment tranche. The initial market price was $0.203, $0.145 and $0.68 for the 1st tranche, 2nd tranche, and the final tranche, respectively.


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

The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. Because of this, the Company would not have sufficient authorized shares to settle exercises of the warrants issued to the Purchasers or Axiom on the date of issuance. In addition, underlying shares of the Purchasers warrants were subject to the liquidating damages provisions of the Registration Rights Agreement. If the registration statement that was filed by the Company is not declared effective within 120 days from November 14, 2005 or fails to maintain effectiveness of the registration statement then the Company will be required to pay liquidated damages to the Purchasers in the amount of 2% per month on the outstanding principal amount of the convertible debentures in shares or cash. In accordance with the provisions of EITF 00-19 both the Purchasers and Axiom warrants were recorded as liabilities at their fair values on the date of issuance of $160,048 and $60,569, respectively. In January 2006, the warrants issued to both the Purchasers and Axiom in connection with the 2nd tranche was recorded as liabilities at their fair values on the date of issuance of $157,000 and $62,064, respectively. On May 10, 2006, the warrants issued to both the Purchasers and Axiom in connection with the advance of the 3rd tranche was recorded as liabilities at their fair values on the date of issuance of $109,200 and $31,592, respectively. On July 25, 2006, the warrants issued to both the Purchasers and Axiom in connection with the final advance of the 3rd tranche was recorded as liabilities at their fair values on the date of issuance of $122,879 and $32,909, respectively. In connection with the September 12, 2006 Securities Purchase Agreement the warrants issued to both the Purchasers and Axiom in connection with the 1st tranche were recorded as liabilities at their fair values on the date of issuance of $3,662,522 and $16,882, respectively. On October 4, 2006 and November 6, 2006, the warrants issued Axiom in connection with the 2nd and 3rd tranche were recorded as liabilities at their fair values on the date of issuance of $19,226 and $17,636, respectively. (See Note 4)

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase agreement are convertible into an indeterminate number of shares. Because of this, the Company might not have sufficient authorized shares in the future to settle exercises of its other issued warrants. Under the guidance of EITF 00-19, share settlement of the Company's other issued warrants could no longer be considered within their control. The Company reclassified these other warrants to a liability based on the fair value on November 14, 2005 of $636,412. The Company will re-measure the fair value of the warrants at the end of each reporting period and record the change in fair value in its statement of operations.

On January 30, 2006, Company entered into a settlement agreement and mutual release ("Settlement Agreement") with Lockheed Martin ("Lockheed"). (See Note 7
- Litigation) Under the terms of the Settlement Agreement, the Company agreed to issue 500,000 warrants to Lockheed, with each such warrant entitling Lockheed to purchase from the Company, at any time prior to December 28, 2015, one share of the Company's common stock at $0.65 per share. Because of the convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement (See Note 4), the Company might not have sufficient authorized shares in the future to settle exercises of these issued warrants. Under the guidance of EITF 00-19, the Company classified these warrants as liability based on their fair value of $94,500 on the date of grant.

The Company re-measured the fair value of all its issued warrants at September 30, 2006. The change in fair value for the nine and three months ended September 30, 2006 were gains of $1,848,547 and $1,268,806, respectively. The change of fair value is reported in the Company's statement of operations. The fair value of the warrants was $3,899,581 and $878,708 at September 30, 2006 and December 31, 2005, respectively. The Company used the Black Scholes Valuation model to determine the fair value of the warrants. The significant assumptions used include the actual period closing price of the Company's common stock ($0.16), remaining contractual life (from 0.20 - 9.20 years), applicable volatility rates (129.06% - 137.01%) and the period close risk free interest rate for the instruments remaining contractual life (4.59% - 4.64%).

A summary of warrant activity for the nine months ended September 30, 2006 is as follows:

                                               Weighted
                                                Average
                                               Exercise
                                    Shares       Price
                                  ----------   --------
Outstanding, January 1, 2006      5,547,776      $0.78
Warrants granted                  23,410,882      0.35
                                  ----------     -----
Outstanding, September 30, 2006   28,958,658      0.42
                                  ==========     =====
Exercisable, September 30, 2006   28,958,658     $0.42
                                  ==========     =====


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

The following table summarizes warrants information as of September 30, 2006:

                              Weighted                  Warrants
               Number         Average     Weighted       Number
           Outstanding at    Remaining     Average   Exercisable at
Exercise    September 30,   Contractual   Exercise    September 30,
Prices          2006            Life        Price         2006
--------   --------------   -----------   --------   --------------
0.3          20,000,000         6.96         0.3       20,000,000
0.5           1,550,000         3.86         0.5        1,550,000
0.65          1,378,445         4.12        0.65        1,378,445
0.65          3,410,882          5.2        0.65        3,410,882
0.75            465,000         3.21        0.75          465,000
0.75            703,934         3.86        0.75          703,934
0.97          1,232,208         5.93        0.97        1,232,208
1.5             218,189         0.22         1.5          218,189
             ----------         ----        ----       ----------
             28,958,658         4.93        0.42       28,958,658
             ==========         ====        ====       ==========

Bridge Financing

On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Bridge Notes") to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after the payment of offering costs of $147,500. The Company issued warrants to purchase 1,540,260 shares of common stock at an exercise price of $.97 per share. Included in the Bridge Financing is $150,000 of Bridge Notes and 308,052 warrants with related parties. The Company allocated $329,625 of the gross proceeds to the Bridge Warrants based on estimated fair value, which resulted in $329,625 of original issue discount and a corresponding amount of additional paid-in capital.

In March 1999, the Company exercised its option to convert the Bridge Notes and accrued interest into common stock at a conversion price of $.55 per share. The Company issued 1,443,015 shares of its common stock in conjunction with the conversion. As a result of the Bridge Notes conversion, the amount of convertible warrants was reduced by half to 770,130 shares of warrants to purchase common stock. These warrants expired unexercised on August 31, 2003.

On November 20, 2003, the Company entered into a one-year Bridge Promissory Note in the amount of $275,000 bearing interest at 1%. By its terms, this note was automatically converted into 200,000 common shares of the Company at $1.375 per share as part of the December 19, 2003 private placement.

NOTE 6 - Stock Option Plans

In 1998, the Company adopted a stock option plan, as amended on February 26, 2004, under which it may grant qualified and nonqualified options to purchase up to 4,435,500 shares of common stock to employees and consultants. Qualified options are exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options is five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and are exercisable for no less than 110% of fair value on the date of grant for such holders.

At September 30, 2006 and December 31, 2005, options to purchase 3,502,805 and 3,841,493 shares of common stock were outstanding, respectively. These options have exercise prices ranging from $0.55 to $4.00 per share. Effective June 7, 2005, no further options can be granted from the 1998 stock option plan.

On March 7, 2005, the board of directors of the Company adopted and approved the 2005 Incentive Compensation Plan (the "2005 Plan"), which was approved by the stockholders on June 7, 2005 at the annual meeting of stockholders.

The terms of the 2005 Plan provide for the issuance of up to 5,000,000 awards of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property. On June 26, 2006, our stockholders approved to amend the 2005 Plan to increase the number of grants available under the Plan from 5,000,000 to 10,000,000.


As of September 30, 2006, 4,850,555 awards have been granted under the 2005 Plan, of which 330,000 were restricted stock grants and 4,520,555 were stock option grants. As of December 31, 2005, 3,213,000 awards have been granted under the 2005 Plan, of which 330,000 were restricted stock grants and 2,883,000 were stock options. On March 14, 2006, the Company granted 30,000 stock options to purchase 30,000 shares of its common stock from its 2005 Incentive Plan to each of its outside Board of Directors in lieu of cash payment for their participation, attendance at meetings and service to the Company for the first nine months of 2006. These 10-year stock options vest immediately and have an exercise price of $0.24 per share. Each outside director was also granted 150,000 stock options to purchase shares of common stock from the Company's 2005 Incentive Plan for their service to the Company in 2006. The 10-year stock options vest immediately and have an exercise price of $0.24 per share. The Company's audit committee chairperson will receive 30,000 stock options to purchase 30,000 shares of its common stock at an exercise price of $0.24 per share from the Company's 2005 Incentive Plan. In aggregate, the 1,110,000 options granted to the outside members of the Board of Directors had a fair value of $258,630 on the date of the grant. On the same date, the Board of Directors granted the Company's Senior Vice President 667,000 stock options to purchase 667,000 shares of the Company's common stock at an exercise price of $0.30 per share. The 667,000 stock options vest over a three-year period with 25% vesting immediately and the balance vesting equally over each remaining year. In aggregate, the fair value of the stock options issued to the Company's Senior Vice President was $137,402 on the date of the grant. On September 18, 2006, the Company granted 160,555 stock options to purchase 160,555 shares of its common stock to an individual who was appointed to the Board of Directors at the June 26, 2006 annual meeting. Of the 160,555 stock options granted, there were 150,000 stock options for his service to the Company in 2006 and 10,555 stock options in lieu of cash payment for his participation, attendance at meetings and service to the Company from June 26, 2006 to September 30, 2006. The 10-year stock options vest immediately and have an exercise price of $0.28 per share. The fair value of the options on the date of grant was $21,996. The fair value of the option grants have been recorded as a compensation charge in accordance with SFAS 123(R). The Company used the Black Scholes Valuation model to determine fair value. For the 2006 grants, the significant assumptions used include the closing price of the Company's common stock on the date of grant ($0.16 - $0.24), applicable volatility rates (131.12% - 131.47%), expected life (3.5 - 5.0 years) and the period close risk free interest rate for the instruments expected life (4.680%-4.79%).




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EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. (See Note 4). Because of this, the Company might not have sufficient authorized shares in the future to settle exercises of its non-employee issued stock options. Under the guidance of EITF 00-19, share settlement of the Company's non employee issued stock options could no longer considered to be within the their control. The Company reclassified these non-employee stock options to a liability based on the fair value of the stock options on November 14, 2005 of $104,927. The Company re-measured the fair value of the non-employee stock options. For the three months and the nine months ended September 30, 2006, a gain of $89,562 and $49,620, respectively, was recorded as a change in fair value in its statement of operations. The fair value of the Company's non-employee stock options was $54,833 and $104,483 at September 30, 2006 and December 31, 2005, respectively. The Company used the Black Scholes Valuation model to determine the fair value. The significant assumptions used include the actual period closing price of the Company's common stock ($0.16), applicable volatility rates (121.33% - 145.69%), remaining contractual life (0.17 -3.92 years) and the period close risk free interest rate for the instruments remaining contractual life (4.60%-4.910%).

NOTE 7 - License Agreements

Technology License Agreement

In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders, Dr. Michael
A. Anbar. The Company recorded the issuance of these shares at the historical cost ($4,400) of the technology transferred from Dr. Anbar. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997, with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company was contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a 12-month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company also was obligated to pay this shareholder a royalty of $300 for each device installed at a client's site based only on installations at which the Company derives revenues from the licensed technology. Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum consulting fee of $12,000 for the first 12-month period, as well as a grant of 250,000 additional restricted shares. On February 13, 2006, in accordance with the 2005 amended settlement agreement, the Company issued 12,000 restricted shares of its common stock to Dr. Anbar. The fair value of the stock was $2,280 on the date of grant. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for an additional two-year term.

Caltech License Agreement

In September 1997, the Company entered into an option agreement with Caltech, which grants the Company the right to enter into an exclusive license to exploit Caltech's infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. The Company issued Caltech 542,172 shares of its common stock in connection with the license agreement. The license may be cancelled at Caltech's option if it has not received minimum license fees of $10,000 in any one-year period commencing June 30, 1999. The license continues in effect for as long as the patent rights remain effective, which will be from 2018 to 2020, depending on the relevant patent.

While in effect, the agreement requires that the Company pay 50% of all attorneys' fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.


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

The Lockheed Martin License Agreement

In September 1998, the Company entered into a license agreement with Lockheed pursuant to which the Company initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, the Company licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. At the time the Company entered into the license agreement with Lockheed, it believed that these technologies would enhance the sensitivity of the technology it licensed from CalTech. In order to maintain the exclusivity of the license, the Company was required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive and Lockheed provided a source of manufactured EQWIP detectors, the Company agreed to pay Lockheed certain minimum royalties. The Company also agreed to pay Lockheed royalties on revenues the Company derived from utilization of the EQWIP technology.

In October 2004, Lockheed requested that the Company pay minimum royalties and other amounts aggregating $2,500,000. (Note 8, Commitments and Contingencies, Litigation).

On January 30, 2006, the Company paid Lockheed $225,000 and issued 500,000 ten year warrants at an exercise price of $0.65 and a fair value of $94,500, as part of a settlement agreement and mutual release which terminates the exclusive license and definitive contract and releases the Company from any and all claims, demands and obligations. (Note 8, Litigation). The Company does not believe that the termination of the license granted under the agreement with Lockheed will have a significant impact on its business. In accordance with the provisions of EITF 00-19, the warrants were recorded as a liability at fair value on the date of grant. The Company will re-measure the fair value at the end of each recording period and record the change in fair value in its statement of operation.

NOTE 8 - Commitments and Contingencies

Purchase Commitments

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH ("AIM") in the amount of 430,500 Euros or $546,000 (at the current exchange rate) as of September 30, 2006. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from Caltech for biomedical applications.

Operating Lease Commitments

The Company leases facilities in Bohemia, New York for approximately 6,550 square feet of space, which lease expires November 30, 2009. In addition, the Company leases office space in Mahwah, New Jersey under a 6 month lease which will expire on May 30, 2007 at a monthly rental rate of approximately $2,900.

Future annual minimum lease payments under non-cancelable operating leases and arrangements as of September 30, 2006 are as follows:

                                         Amount
                                        --------
Three months Ending December 31, 2006   $ 23,700
Year Ending December 31, 2007             77,300
Year Ending December 31, 2008             65,100
Year Ending December 31, 2009             61,800
                                        --------
  Total                                 $227,900
                                        ========

Rent expenses charged to operations were $58,413 and $48,413 for the nine months ended September 30, 2006 and September 30, 2005, respectively. Rent expense charged to operations for the three months ended September 30, 2006 and September 30, 2005 and for period February 7, 1997 (inception) to September 30, 2006 amounted to $16,689, $15,666, and $307,027, respectively.

Litigation

In September 1998, the Company entered into a license agreement with Lockheed, pursuant to which the Company was initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The Company believed that these technologies would enhance the sensitivity of the technology it licensed from CalTech. The Company has not utilized the EQWIP technology licensed from Lockheed. In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised the Company that it believed that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified the Company that, in its view, the Company was in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. The Company responded to Lockheed that, among other reasons, no sums are due to Lockheed from the Company, the license agreement by its terms had become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although the Company believed that it had no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed believed that royalties were due and had demanded payment. The Company had conducted exploratory discussions with Lockheed regarding terms for a potential settlement of this matter in order to avoid these potential substantial litigation costs and other professional fees.


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

On January 30, 2006, Company entered into a settlement agreement and mutual release ("Settlement Agreement") with Lockheed. The Settlement Agreement terminates the Exclusive License Agreement concerning EQWIP technology the Company and Lockheed entered into on September 29, 1998 ("License Agreement") and Definitive Contract No. 6249801 concerning the fabrication of Focal Plan Arrays that the Company and Lockheed entered into on June 24, 1998 (the "Definitive Contract"). Under the terms of the Settlement Agreement the Company agreed to pay a one-time, fully paid up license fee of $225,000 to Lockheed and the Company also agreed to issue 500,000 warrants to Lockheed, with each such warrant entitling Lockheed to purchase from the Company, at any time prior to December 28, 2015, one share of the Company's common stock for $0.65 per share. In consideration for this settlement payment, Lockheed has agreed to release the Company and terminate all prior agreements and understandings between Lockheed and the Company, including but not limited to any and all claims which relate to, arise from, or are in any manner connected to: (i) the License Agreement;
(ii) the Definitive Contract; or (iii) any claimed license fees or other monetary consideration, whether accrued or not. In addition, the Company agreed to cease using any of the EQWIP technology that was the subject of the patents referenced in the License Agreement. The Company does not believe that the loss of the license granted under the agreement with Lockheed will have a significant impact on it. The fair value of the warrants issued in the settlement was $94,500 on the date of the grant.

On March 8, 2003, the Company's former Chief Financial Officer ("CFO") filed a declaratory judgment action against the Company in the US District Court for the District of New Jersey. The complaint alleges that while serving as both a director and CFO, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

On July 23, 2004, the Court granted, in part, the Company's motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justiciable dispute existed with respect to 36,966 options which expired on April 1, 2004. The Company moved to dismiss the deferred salary claim based on an arbitration provision in the CFO's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

On February 15, 2005, the Company moved for partial summary judgment on the CFO's deferred salary claim. By Order dated March 23, 2005, the Court denied the Company's motion, but allowed the Company to renew its motion at the close of discovery. The Court did find that it is unlikely that the CFO could recover any deferred compensation prior to April 1, 1999. The parties completed discovery and a final pretrial conference was held on August 17, 2005. On June 5, 2006 we entered into a Settlement and Release Agreement ("Agreement") with our former Chief Financial Officer. The Agreement disposes of and resolves all disputes, claims, issues and differences between us.

The former CFO will receive the sum of $220,000 as a full and final settlement of the Action. ("Settlement Amount"). The Settlement Amount shall be paid as follows: (a) $30,000 was paid to counsel for the former CFO within five business days of the execution of this Agreement to be held in escrow until the filing of the dismissal. (b) the sum of $70,000 was paid to counsel for the former CFO on November 16, 2006 after the execution of the October 31, 2006 Security Purchase Agreement for the financing of $2,000,000 of gross proceeds, and (c) the additional sum of $120,000 shall be paid to the former CFO in twelve (12) monthly installments of $10,000, to be paid on the fifteenth (15th) of each month beginning January 15, 2007.

The Company is not a party to any other pending or threatened legal proceedings.

Employment and Consulting Agreements

On February 13, 2006, the Company entered into a letter of agreement with The Investor Relations Group, Inc. ("IRG"). Under the Agreement, on a month-to-month basis, IRG will provide investor relations services for the Company. In consideration for its services, the Company will pay IRG $10,000 per month. In addition, the Company delivered 325,000 restricted shares of the Company's common stock to IRG. These shares will be restricted for a period of two years from the date of execution of the Agreement. The restricted shares had a fair value of $61,750 on the date of grant. The Company recorded the expense of the restricted stock at its fair value in its statement of operation.

On March 4, 2005, the Company announced the appointment of Denis A. O'Connor as its new President and CEO, effective March 23, 2005. Mr. O'Connor was also appointed to the Company's Board of Directors on March 7, 2005. The Company has entered into an employment agreement with Mr. O'Connor, with a two-year term expiring in March 2007, with an option to renew for one additional year. The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. The Company also agreed to issue to Mr. O'Connor, upon commencement of employment, stock options to purchase an aggregate of 852,000 shares of the Company's common stock of the Company at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company also issued options to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share from the 2005 Incentive Plan, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company is also obligated to pay Mr. O'Connor the balance of his prior employment contract bonus of $55,000 if unpaid as a result of his change of employment. The Company paid the $55,000 bonus to Mr. O'Connor in two equal installments, April 2005 and January 2006. Finally, based upon the attainment of specified performance goals determined by our Compensation Committee and Mr. O'Connor, the Company agreed to pay Mr. O'Connor
(1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of the Company's common stock at an exercise price equal to the market price of the Company's common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a ten-year period from the date of grant. On March 14, 2006 the Board of Directors approved a performance bonus of $28,000 in accordance with Mr. O'Connor's employment agreement. The payment will be deferred until such time the CEO in his sole discretion, determines the Company's financial situation supports such payment.


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

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and CEO, the Company announced that it entered into a Consulting Agreement with Mark A. Fauci. Mr. Fauci remains a member of the Board of Directors. The agreement, which terminates Mr. Fauci's previous employment agreement with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of shareholders to continue as a Board member. The agreement also provides for a three-year payout schedule of the Company's obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments commenced on October 1, 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Michael A. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. On February 13, 2006 in accordance with the 2005 amended settlement agreement, the Company issued 12,000 restricted shares of its common stock to Dr. Anbar. The fair value of the stock was $2,280 on the date of grant. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for additional two-year terms.

The following table summarizes the aggregate commitments under employment and related agreement obligations as of September 30, 2006:

                                        Aggregate
                                       Commitment
                                       ----------
Three months ending December 31,2006    $246,300
    Year ending December 31, 2007        291,500
    Year ending December 31, 2008        195,000
                                        --------
               Totals                   $732,800
                                        ========

NOTE 9 - Related Party Transactions

Among the purchasers of the Company's series A convertible preferred stock were Jed Schutz and Joseph T. Casey, each of whom is a director of the Company. Mr. Schutz purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. Mr. Casey purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. A former director, George Benedict invested $100,000 and received 100,000 shares of series A convertible preferred stock and warrants to purchase 30,000 shares of common stock at an exercise price of $0.50. Mr. Benedict resigned from the Company's board effective December 31, 2005. The purchase price of the shares was determined with reference to the then current market price of the Company's common stock. In October 2005, each investor in the December 2004 private placement, as anti dilution protection, received additional five year warrants to purchase the Company's common stock at an exercise price of $0.75 per share which if unexercised will expire on August 9, 2010. Mr. Schutz and Mr. Casey each received 250,000 additional warrants. Mr. Benedict received 100,000 additional warrants.

Among the purchasers of the Company's series B convertible preferred stock were Jed Schutz, Joseph T. Casey, Dr. Michael Davis, each of whom is a director of the Company and former director George Benedict. Mr. Schutz and Mr. Benedict each purchased 100,000 shares of series B convertible preferred stock for a purchase price of $50,000, and issued warrants to purchase 50,000 shares of common stock. Mr. Casey purchased 150,000 shares of series B convertible preferred stock for a purchase price of $75,000, and was issued warrants to purchase 75,000 shares of common stock. Dr. Davis purchased 10,000 shares of series B convertible preferred stock for a purchase price of $5,000, and was issued warrants to purchase 5,000 shares of common stock.

On January 3, 2006, the Company issued shares of our series A and series B convertible preferred stock as dividends in-kind to the holders of its series A and B convertible preferred stock. Dividends were payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable record date, which was December 15, 2005. Joseph Casey, as co-trustee for the Casey Living Trust, and Jed Schutz each received 48,616 shares of series A convertible preferred stock as dividends. The Company's former director, George Benedict received 19,447 shares of series A convertible preferred stock as dividends. Joseph Casey, as co-trustee for the Casey Living Trust was issued 8,869 shares of series B preferred stock as dividends. Jed Schutz and George Benedict each received 5,913 shares and Michael Davis received 591 shares of series B preferred stock as dividends.


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

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, the Company entered into a consulting agreement with Mark A. Fauci, a member of the board of directors. The agreement, which terminates Mr. Fauci's previous employment with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three-year payout schedule of the obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments commenced on October 1, 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

Under a Guaranty and Pledge Agreement entered into on November 14, 2005, the Company's President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Purchasers, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of the Company's common stock issued in the Company's name, and
(ii) to grant to, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

During 2005, Dr. Michael Davis, the Chairperson of the Executive Committee of the Board of Directors was compensated $95,000 for his service in this role to the Company. By unanimous consent of the Board of Directors on December 13, 2005, the Executive Committee was disbanded effective December 31, 2005 in keeping with the long term strategic plan to reorganize and restructure our Board. The Company offered Dr. Davis a new consulting contract in January 2006, whereby he will provide medical and scientific expertise for the Company. Dr, Davis will be compensated $5,000 per month for his consulting services. This agreement was amended in May 2006. Dr. Davis' compensation will be reduced to $2,500 per month.

NOTE 10 - Subsequent Events

On October 31, 2006, the Company entered into a new Securities Purchase Agreement with the Purchasers for the sale of (i) $2,000,000 in secured convertible notes; and (ii) warrants to purchase 40,000,000 shares of the Company's common stock.

The Purchasers are obligated to provide the Company with the funds as follows:

      o     $1,000,000 was disbursed on October 31, 2006;

      o $1,000,000 will be disbursed 2 days after the declaration of effectiveness of the Registration Statement to be filed pursuant to the Registration Rights Agreement dated November 14, 2005

The proceeds of the offering will be used support the Company's commercialization activities for its BioScanIR(R) System and for working capital.

The secured convertible notes bear interest at 8%, unless the Company's common stock is greater than $0.10 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due shall bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company's option, in any month where the current stock price is below the Initial Market Price, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The term "Initial Market Price" means the volume weighted average price of the Common Stock for the five trading days immediately preceding the closing which was $0.069.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of the Company's assets and intellectual property. The Company is required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers, which will include the common stock underlying the secured convertible notes, and the warrants. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares or cash, at the Company's election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.08 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.


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

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for the Company's shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company's principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.


Pursuant to November 8, 2005 the amended Finder's Fee Agreement, between Axiom and the Company, Axiom will earn a finders fee of $130,000 in cash in which $65,000 is accrued to be paid for the 1st tranche and $65,000 will be accrued after the 2nd tranche of $1,000,000 is received. In addition, Axiom will receive five year warrants to purchase shares of the Company's common stock at an exercise price of $0.65 per share, of which 1,151,393 will be granted after December 29, 2006, and approximately 1,151,393 will be granted after the 2nd tranche is received. The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants were issued pro rata upon each investment tranche. The initial market price was $0.069 for the 1st tranche.



On November 15, 2006, the Company received a Notice of Conversion from the Purchasers and issued an aggregate of 307,831 shares of free-trading common stock pursuant to the requirements of Rule 144, as promulgated under the Securities Act of 1933, as amended, which represents 1% of the Company's outstanding common stock. This is a partial conversion of the $3,100,000 notes the Company has issued to the Purchasers under the November 2005 Securities Purchase Agreement. The conversion price was $.036 per share for a total of $11,082.


In January 2006, the Company inadvertently issued an additional 183,628 series A preferred dividend shares in lieu of cash dividends than the holders were entitled to receive. On December 12, 2006, the Board of Directors approved to allow the stockholders to retain the additional dividend shares that were issued. On December 12, 2006, the Board of Directors approved the payment of dividends in series A preferred stock to the holders of record as of December 15, 2006. On January 2, 2007 holders of series A preferred stock were issued 283,388 shares of series A preferred stock as dividends in-kind. The 10-day volume-weighted average price of our common stock was $0.047. In January 2006, the Company inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were entitled to receive. On December 12, 2006, the Board of Directors approved to allow the stockholders to retain the additional dividend shares that were issued. On December 12, 2006, the Board of Directors approved the payment of dividends in series B preferred stock to the holders of record as of December 15, 2006. On January 2, 2007 holders of series B preferred stock were issued 357,157 shares of series B preferred stock as dividends in-kind. The 10-day volume-weighted average price of our common stock was $0.047.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                             UP TO 6,000,000 SHARES

                                     OF OUR

                                 OF COMMON STOCK

                                TABLE OF CONTENTS




                                       Page
                                       ----
Cautionary Note Regarding
  Forward-Looking Statements             ii
Prospectus Summary                        1
Risk Factors                              3
Use of Proceeds                           9   ADVANCED BIOPHOTONICS INC.
Market For Common Equity And
  Related Stockholder Matters             9
Management's Discussion And
  Analysis and Results of Operations     10
Business                                 22
Description of Property                  30
Legal Proceedings                        30
Management                               32
Executive Compensation                   37
Certain Relationships And
  Related Transactions                   46        ________________
Security Ownership Of Certain
  Beneficial Owners And Management       47          PROSPECTUS
Description of Securities                49        ________________
Indemnification for Securities
  Act Liabilities                        52
Plan of Distribution                     52
Selling Stockholders                     54
Legal Matters                            58
Experts                                  58
Changes In And Disagreements With
  Accountants On Accounting And
  Financial Disclosure                   58
Available Information                    59
Index To Financial Statements            60      February 8, 2007


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


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

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                      $        19.26*
Accounting fees and expenses                   80,000.00**
Legal fees and expenses                        50,000.00**
Miscellaneous                                     980.74**
                                          --------------
                        TOTAL             $   131,000.00**
                                          ==============



* Previously paid
**Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.



Following is a summary of unregistered securities issued during the period January 2006 through February 2007.



On October 31, 2006, the Company entered into a new Securities Purchase Agreement with the Purchasers for the sale of (i) $2,000,000 in secured convertible notes; and (ii) warrants to purchase 40,000,000 shares of the Company's common stock.

The secured convertible notes bear interest at 8%, unless the Company's common stock is greater than $0.10 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due shall bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company's option, in any month where the current stock price is below the Initial Market Price, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The term "Initial Market Price" means the volume weighted average price of the Common Stock for the five trading days immediately preceding the closing which was $0.069.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.08 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

On September 18, 2006, the Company granted 160,555 stock options to purchase 160,555 shares of its common stock to an individual who was appointed to the Board of Directors at the June 26, 2006 annual meeting. Of the 160,555 stock options granted, there were 150,000 stock options for his service to the Company in 2006 and 10,555 stock options in lieu of cash payment for his participation, attendance at meetings and service to the Company from June 26, 2006 to September 30, 2006. The 10-year stock options vest immediately and have an exercise price of $0.28 per share.

On September 12, 2006, we entered into a Securities Purchase Agreement with four accredited investors for the sale of (i) $775,000 in secured convertible notes and (ii) warrants to purchase 20,000,000 shares of our common stock.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.3125 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the investors' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the Initial Market Price which is $0.30, we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In addition, the exercise price of the warrants (and the conversion price of the secured convertible notes) will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the selling stockholder's position.

In June 2006, a holder of our series B preferred stock converted an aggregate of 36,237 preferred shares into an aggregate of 50,369 shares of our common stock.


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

On March 14, 2006 we granted 30,000 stock options to purchase 30,000 shares of our common stock from our 2005 Incentive Plan to each of our outside Board of Directors in lieu of cash payment for their participation, attendance at meetings and service to us for the first nine months of 2006. These 10 year stock options vest immediately and have an exercise price of $0.24 per share. Each outside director was also granted 150,000 stock options to purchase shares of common stock from our 2005 Incentive Plan for their service to us in 2006. The 10-year stock options vest immediately and have an exercise price of $0.24 per share. Our audit committee chairperson will receive 30,000 stock options to purchase 30,000 shares of our common stock at an exercise price of $0.24 per share from our 2005 Incentive Plan. In aggregate the 1,110,000 options granted to the outside members of the Board of Directors had a fair value of $258,630 on the date of the grant. The fair value of the options will be recorded as a compensation charge in the first quarter of 2006 in accordance with SFAS 123(R).

On February 13, 2006, we entered into a letter of agreement with The Investor Relations Group, Inc. Under the Agreement IRG will provide investor relations services for us. In consideration for its services, we will pay IRG $10,000 per month. In addition, we delivered 325,000 restricted shares of our common stock to IRG with a fair value of $61,750 on the date of the grant. These shares will be restricted for a period of two years from the date of execution of the Agreement.

On February 13, 2006, we issued 12,000 shares of our restricted stock to Dr. Michael Anbar as part of the February 2005 two-year consulting agreement with the fair value of $2,280 on the date of grant. The stock is compensation for Dr. Anbar's work with senior management, to provide support and assistance in order to advance our commercialization strategy, expand our clinical applications and enhance new product development efforts.

On January 30, 2006, we entered into a settlement agreement and mutual release with Lockheed. The Settlement Agreement terminates the Exclusive License Agreement concerning Enhanced Quantum Well Infrared Photodetector technology us and Lockheed entered into on September 29, 1998 and Definitive Contract No. 6249801 concerning the fabrication of Focal Plan Arrays that we and Lockheed entered into on June 24, 1998. Under the terms of the Settlement Agreement we agreed to pay a one-time, fully paid up license fee of $225,000 to Lockheed and we also agreed to issue 500,000 warrants to Lockheed, with each such warrant entitling Lockheed to purchase from us, at any time prior to the expiration date, one share of our common stock for $0.65 per share; such warrants shall expire on December 28, 2015. In consideration for this settlement payment, Lockheed has agreed to release us and terminate all prior agreements and understandings between Lockheed and us, including but not limited to any and all claims which relate to, arise from, or are in any manner connected to: (i) the License Agreement; (ii) the Definitive Contract; or (iii) any claimed license fees or other monetary consideration, whether accrued or not. In addition, we agreed to cease using any of the EQWIP technology that was the subject of the patents referenced in the License Agreement. We do not believe that the loss the license granted under the agreement with Lockheed will have a significant impact on us. The fair value of the warrants issued in the settlement was $94,500 on the date of the grant.

On January 9, 2006, we hired Robert P. Ellis as our Senior Vice President, Business Development. On March 14, 2006, the Board of Directors granted Mr. Ellis 667,000 stock options to purchase 667,000 shares of our common stock at an exercise price of $0.30 per share. The 667,000 stock options vest over a three year period with 25% vesting immediately and the balance vesting equally over each remaining year. In aggregate, the fair value of the stock options issued to Mr. Ellis was $137,402 on the date of the grant and will be recorded as a compensation charge ratably as the options vest in accordance with SFAS 123(R).

On January 3, 2006, we issued shares of its series A and series B convertible preferred stock as dividends in-kind to the holders of its series A and B convertible preferred stock. Dividends were payable to holders of record as they appear in the stockholder records of our company at the close of business on the applicable record date, which was December 15, 2005.


Holders of our series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable annually in cash or, at our option, in additional shares of series A preferred stock (computed on the basis of the 10-day volume-weighted average price of our common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). On January 3, 2006 holders of series A preferred stock were issued 301,423 shares of series A preferred stock convertible as dividends. The 10 day volume-weighted average price of our common stock was $0.206. On January 2, 2007 holders of series A preferred stock were issued 283,388 shares of series A preferred stock convertible as dividends. The dividend record date was December 15, 2006.The 10 day volume-weighted average price of our common stock was $0.047.

Holders of our series B preferred stock are entitled to receive a cumulative dividend of 7% per year, payable annually in cash or, at our option, in additional shares of series B preferred stock (computed on the basis of the 10-day volume-weighted average price of our common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). On January 3, 2006 holders of series B preferred stock were issued of 76,467 shares of series B preferred stock as dividends. The 10 day volume-weighted average price of our common stock was $0.206. On January 2, 2007 holders of series A preferred stock were issued 283,388 shares of series A preferred stock convertible as dividends. The dividend record date was December 15, 2006.The 10 day volume-weighted average price of our common stock was $0.047.



To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on November 14, 2005 for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to buy 4,000,000 shares of our common stock. On September 5, 2006, we entered into an amendment to the securities purchase agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock. The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.


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

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.


Pursuant to the November 8, 2005 amended Finder's Fee Agreement, between Axiom Capital Management, Inc. and us, Axiom will earn a finders fee on the November 14, 2005 Securities Purchase Agreement of $260,000. The finders fee was reduced to $201,500 in accordance to the September 5, 2006 amendment to the securities purchase agreement. The amounts of $65,000 was paid on each of November 16, 2005 and January 6, 2006 $39,000 was paid on May 12, 2006, and $32,500 was paid on August 1, 2006. In addition, Axiom has received five year warrants to purchase shares of our common stock at an exercise price of $0.65 per share, 378,445 of which were granted on November 14, 2005, 395,310 of which were granted on January 4, 2006, 173,580 were granted May 10, 2006 and 133,775 were granted on July 25, 2006. The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price of (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche. The initial market price was $0.211, $0.202, $0.277, $0.299 for the 1st tranche, 2 tranche and 1st and final advance of 3rd tranche, respectively.


The September 12, 2006 and October 31, 2006 Securities Purchase Agreements as described above, triggered the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock if the conversion price, 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion, is less than the 30 day volume-weighted average price of the common stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. The conversion price of the Series A and Series B preferred stock shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company's common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities). As of January 26, 2007 our Series A and Series B preferred stock which will result in issuing an aggregate of 11,869,549 and 4,699,824 shares of our common stock, respectively, upon conversion.




On October 28, 2005, as anti-dilution protection to each investor in the December 2004 Private Placement, we issued additional five year warrants to purchase 1,550,000 shares of our common stock with an exercise price of $0.75 per share which will expire on August 9, 2010. We recorded a charge in the form of a deemed dividend of approximately $449,500 for the fair value of those warrants during the fourth quarter of 2005.


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

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Advanced BioPhotonics Inc. or executive officers of Advanced BioPhotonics Inc., and transfer was restricted by Advanced BioPhotonics Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.

Exhibit No.   Description
-----------   ------------------------------------------------------------------

2.1 Agreement of Purchase and Sale, dated as of December 19, 2003, between Promos, Inc. and OmniCorder Technologies, Inc.(1)

3.1           Amended and Restated Articles of Incorporation.(1)

3.2           Articles of Amendment to Amended and Restated Articles of
              Incorporation(2)

3.3           By-laws.(3)

3.4 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.(4)

3.5 Amended Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.(7)

3.6 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock.(7)

4.1 Form of Warrant Certificate to Purchase Common Stock issued with the Series B Convertible Preferred Stock.(7)

4.2           Form of Warrant to Purchase Common Stock.(4)

4.3           Form of Subscription Rights Certificate.(6)

5.1           Opinion of Sichenzia Ross Friedman Ference LLP.*

10.1          Employment Agreement, dated as of December 19, 2003, between Mark
              A. Fauci and OmniCorder Technologies, Inc., as assigned to Promos, Inc.(1)

10.2 Indemnification Agreement, dated as of December 19, 2003, among Promos, Inc., Judith F. Harayda and Stephan R. Levy.(1)

10.3          Form of Private Placement Subscription Agreement.(1)

10.4          Registration Rights Letter.(1)

10.5          1998 Stock Option Plan, as amended.(5)

10.6 License Agreement, dated as of May 11, 1998, between California Institute of Technology and OmniCorder Technologies, Inc., with amendments.(3)

10.7 Exclusive License Agreement, dated as of September 29, 1998, between Lockheed Martin Corporation and OmniCorder Technologies, Inc.(3)

10.8 Option Agreement, dated March 19, 1997, between Michael A. Anbar and OmniCorder Technologies, Inc., with amendments.(3)

10.9 Exclusive Sale Agreement, dated February 2000, between AEG Infrarot-Module GmbH and OmniCorder Technologies, Inc.(3)

10.10 Agreement, dated August 12, 2003, between the Department of Defense and OmniCorder Technologies, Inc.(3)

10.11 Form of Subscription Agreement between OmniCorder Technologies, Inc. and the private placement subscribers.(3)

10.12         Employment Agreement, dated as of February 9, 2004, between Loring
              D. Anderson and OmniCorder Technologies, Inc.(7)

10.13         2005 Incentive Compensation Plan.(8)

10.14 Securities Purchase Agreement, dated November 14, 2005, by and among Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.(11)

10.15 Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated November 14, 2005.(9)

10.16 Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated November 14, 2005.(9)

10.17 Callable Secured Convertible Note issued to AJW Partners, LLC, dated November 14, 2005.(9)

10.18 Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated November 14, 2005.(9)

10.19 Stock Purchase Warrant issued to AJW Offshore, Ltd., dated November 14, 2005.

10.20 Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated November 14, 2005.(9)

10.21 Stock Purchase Warrant issued to AJW Partners, LLC, dated November 14, 2005.(9)


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

10.22 Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated November 14, 2005.(9)

10.23 Registration Rights Agreement, dated as of November 14, 2005, by and among Advanced BioPhotonics, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.(9)

10.24 Security Agreement, dated as of November 14, 2005, by and among Advanced BioPhotonics, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.(9)

10.25 Intellectual Property Security Agreement, dated November 14, 2005, by and among Advanced BioPhotonics, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.(9)

10.26 Guaranty and Pledge Agreement, dated November 14, 2005, by and among Advanced BioPhotonics, Inc., Denis A. O'Connor, AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.(9)

10.27 Employment Agreement dated February 28, 2005 between OmniCorder Technologies, Inc. and Denis A. O'Connor.(10)

10.28 Engagement Letter dated September 23, 2005 between Advanced BioPhotonics Inc. and Axiom Capital Management, Inc.(11)

10.29 Settlement and Mutual Release dated November 17, 2005 by and between Advanced BioPhotonics Inc. and Trilogy Capital Partners, Inc.(11)

10.30 Consulting Agreement dated as of March 1, 2005 by and between Advanced BioPhotonics Inc. and Mark Fauci.(11)

10.31 Option Agreement to Purchase Exclusive License dated March 19, 1997 by and between OmniCorder Technologies, Inc. and Dr. Michael Anbar.(11)

10.32 Amendments to Option Agreement to Purchase Exclusive License dated July 25, 1997 and September 13, 1997 by and between OmniCorder Technologies, Inc. and Dr. Michael Anbar.(11)

10.33 Amendment to Option Agreement to Purchase Exclusive License dated March 19, 1998 by and between OmniCorder Technologies, Inc. and Dr. Michael Anbar.(11)

10.34 Settlement Agreement dated as of October 3, 2001 by and between OmniCorder Technologies, Inc. and Dr. Michael Anbar.(11)

10.35 Consulting Agreement and Amendment to Settlement Agreement dated as of February 17, 2005 by and between OmniCorder Technologies, Inc. and Dr. Michael Anbar.(11)

10.36 Finder's Fee Agreement dated as of July 25, 2005 by and between Advanced BioPhotonics Inc. and Trilogy Capital Partners, Inc.(12)

10.37 Letter of Engagement dated as of September 14, 2005 by and between Advanced BioPhotonics Inc. and Trilogy Capital Partners, Inc.(12)

10.38 Consulting Agreement dated as of July 14, 2005 by and between Advanced BioPhotonics Inc. and Trilogy Capital Partners, Inc.(12)

10.39 Letter Agreement dated as of July 14, 2005 by and between Advanced BioPhotonics Inc. and Trilogy Capital Partners, Inc.(13)

10.40 Settlement Agreement and Mutual Release dated as of January 18, 2006 between the Company and Lockheed Martin Corporation.(13)

10.41 Settlement Agreement and Mutual Release by and between the Company and Kevin McQuade.(13)

10.42 Consulting Agreement dated as of January 1, 2006 by and between Advanced BioPhotonics Inc. and Dr. Michael A. Davis.(14)

10.43 Amendment to the Consulting Agreement dated as of May 10, 2006 by and between Advanced BioPhotonics Inc. and Dr. Michael A. Davis.
              (14)

10.44 Schedule 4(d) to the Securities Purchase Agreement dated as of November 14, 2005, by and among Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.(14)

10.45 Amendment No. 1 to the Securities Purchase Agreement dated as September 5, 2006 by and among Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.(15)

10.45 Amendment No. 1 to the Registration Rights Agreement dated as September 5, 2006 by and among Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.(15)


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

10.46 Securities Purchase Agreement dated as of September 12, 2006 by and between Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC(16)

10.47 Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated September 12, 2006.(16)

10.48 Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated September 12, 2006.(16)

10.49 Callable Secured Convertible Note issued to AJW Partners, LLC, dated September 12, 2006.(16)

10.50 Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated September 12, 2006.(16)

10.51 Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated September 12, 2006.(16)

10.52 Stock Purchase Warrant issued to AJW Offshore, Ltd., dated September 12, 2006.(16)

10.53 Stock Purchase Warrant issued to AJW Partners, LLC, dated September 12, 2006.(16)

10.54 Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated September 12, 2006.(16)

10.55 Registration Rights Agreement dated as of September 12, 2006 by and between Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC(16)

10.56 Security Agreement dated as of September 12, 2006 by and between Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC(16)

10.57 Security Agreement dated as of September 12, 2006 by and between Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC(16)

10.58 Intellectual Property Security Agreement dated as of September 12, 2006 by and between Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC(16)

10.59 Escrow Agreement dated as of September 12, 2006 by and between Advanced BioPhotonics, Inc., Denis O'Connor and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC(16)

10.60 Securities Purchase Agreement, dated October 31, 2006, by and among Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.(17)

10.61 Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated October 31, 2006.(17)

10.62 Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated October 31, 2006.(17)

10.63 Callable Secured Convertible Note issued to AJW Partners, LLC, dated October 31, 2006.(17)

10.64 Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated October 31, 2006.(17)

10.65 Stock Purchase Warrant issued to AJW Offshore, Ltd., dated October 31, 2006.(17)

10.66 Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated October 31, 2006.(17)

10.67 Stock Purchase Warrant issued to AJW Partners, LLC, dated October 31, 2006.(17)

10.68 Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated October 31, 2006.(17)

10.69 Registration Rights Agreement, dated as of October 31, 2006, by and among Advanced BioPhotonics, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.(17)


10.70 Addendum to the Finder's Fee Agreement dated as of November 8, 2005 by and between Advanced BioPhotonics, Inc. and Axiom Capital Management, Inc.*

10.71 Waiver Letter dated as of December 8, 2006 by and among Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital
              Partners II, LLC.*

10.72 Securities Purchase Agreement, dated September 12, 2006, by and among Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.*

10.73 Securities Purchase Agreement, dated October 31, 2006, by and among Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.*



23.1          Consent of Sichenzia Ross Friedman Ference LLP (included in
              Exhibit 5.1).*

23.2          Consent of Marcum & Kliegman LLP.*

99.1 Form of Subscription Agent Agreement between Advanced BioPhotonics Inc. and Corporate Stock Transfer, Inc.(6)


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

99.2 Form of Warrant Agreement between Advanced BioPhotonics Inc. and Corporate Stock Transfer, Inc.(6)

99.3          Form of Letter to Stockholders.(6)

99.4          Form W-9, Request for Taxpayer Identification Number and
              Certification.(6)

99.5 Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.(7)

99.6          Form of Letter to Brokers.(6)

99.7          Form of Letter to Clients.(6)

99.8          Form of Beneficial Owner Election Form.(6)

99.9          Form of Nominee Holder Certification.(6)

99.10         Form of DTC Participant Over-Subscription Form.

----------
*     Filed herewith.

(1) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated December 19, 2003 (filed on January 5, 2004).

(2) Incorporated by reference from the exhibits filed with the definitive Proxy Statement, dated May 16, 2005 (filed on May 16, 2005).

(3) Incorporated by reference from the exhibits filed with the Annual Report on Form 10-KSB, dated December 31, 2003 (filed on April 15, 2004).

(4) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated December 14, 2004 (filed on December 20, 2004).

(5) Incorporated by reference from the exhibits filed with the definitive Information Statement on Schedule 14C, dated February 3, 2004 (filed on February 3, 2004).

(6) Incorporated by reference from the exhibits filed with the registration statement on Form SB-2 filed on June 27, 2005.

(7)   Previously filed.

(8) Incorporated by reference from the exhibits filed with OmniCorder Technologies' preliminary proxy statement (filed on May 5, 2005).

(9) Incorporated by reference from the exhibits filed with Advanced BioPhotonics Inc.'s Current Report on Form 8-K filed on November 16,
      2005).

(10) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated March 4, 2005 (filed on March 14, 2005).

(11) Incorporated by reference from the exhibits filed with the registration statement on Form SB-2/A filed on February 13, 2006.

(12) Incorporated by reference from the exhibits filed with the registration statement on Form SB-2/A filed on April 7, 2006.

(13) Incorporated by reference from the exhibits filed with the registration statement on Form SB-2/A filed on June 5, 2006.

(14) Incorporated by reference from the exhibits filed with the registration statement on Form SB-2/A filed on June 30, 2006.

(15) Incorporated by reference from the exhibits filed with the registration statement on Form SB-2 filed on September 13, 2006.

(16) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K filed on September 15, 2006.

(17) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K filed on November 3, 2006.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:


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

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


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

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on February 8, 2007


                                       ADVANCED BIOPHOTONICS INC.


                                       BY: /S/ DENIS A. O'CONNOR
                                           -------------------------------------
                                           DENIS A. O'CONNOR
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                           (PRINCIPAL EXECUTIVE OFFICER)


                                       BY: /S/ CELIA I. SCHIFFNER
                                           -------------------------------------
                                           CELIA I. SCHIFFNER
                                           CONTROLLER
                                          (PRINCIPAL FINANCIAL OFFICER)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



/S/ DENIS A. O'CONNOR          DIRECTOR AND PRESIDENT AND     February 8, 2007
-----------------------------  CHIEF EXECUTIVE OFFICER
DENIS A. O'CONNOR              (PRINCIPAL EXECUTIVE OFFICER)


/S/ CELIA I. SCHIFFNER         CONTROLLER                     February 8, 2007
-----------------------------  (PRINCIPAL FINANCIAL OFFICER)
CELIA I. SCHIFFNER


/S/ MICHAEL A. DAVIS           DIRECTOR                       February 8, 2007
-----------------------------
MICHAEL A. DAVIS, M.D., D.SC.


/S/ JED SCHUTZ                 DIRECTOR                       February 8, 2007
-----------------------------
JED SCHUTZ


/S/ JOSEPH T. CASEY            DIRECTOR                       February 8, 2007
-----------------------------
JOSEPH T. CASEY


/S/ WILLIAM J. WAGNER          DIRECTOR                       February 8, 2007
-----------------------------
WILLIAM J. WAGNER


/S/ JAMES WAVLE                DIRECTOR                       February 8, 2007
-----------------------------
JAMES WAVLE

                               DIRECTOR                       February 8, 2007
-----------------------------
MARK A. FAUCI


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